EXHIBIT 4.1

SEQUOIA RESIDENTIAL FUNDING, INC.

Depositor

WELLS FARGO BANK, N.A.

Master Servicer and Securities Administrator

and

CHRISTIANA TRUST, A DIVISION OF

WILMINGTON SAVINGS FUND SOCIETY, FSB

Trustee

POOLING AND SERVICING AGREEMENT

dated as of March 1, 2013

SEQUOIA MORTGAGE TRUST 2013-4

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ATTACHMENTS

Exhibit A	Forms of Certificates
Exhibit B	Form of Residual Certificate Transfer Affidavit (Transferee)
Exhibit C	Residual Certificate Transfer Affidavit (Transferor)
Exhibit D	Form of Custodial Agreement
Exhibit E-1	Form of Rule 144A Transfer Certificate
Exhibit E-2	Form of Purchaser’s Letter for Qualified Institutional Buyer
Exhibit F	Form of Purchaser’s Letter for Institutional Accredited Investor
Exhibit G	Form of ERISA Transfer Affidavit
Exhibit H-1	List of Purchase Agreements
Exhibit H-2	List of Servicing Agreements
Exhibit I	Additional Disclosure Notification
Exhibit J	Back-Up Certificate to Form 10-K Certificate
Exhibit K	Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit L	Additional Form 10-D Disclosure
Exhibit M	Additional Form 10-K Disclosure
Exhibit N	Additional Form 8-K Disclosure
Exhibit O	Form of Certification for NRSROs and Depositor

Schedule A	Mortgage Loan Schedule

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This POOLING AND SERVICING AGREEMENT, dated as of March 1, 2013 (the “Agreement”), by and among SEQUOIA RESIDENTIAL FUNDING, INC., a Delaware corporation, as depositor (the “Depositor”), CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB, a federal savings bank, as trustee (the “Trustee”), and WELLS FARGO BANK, N.A., a national banking association, in its dual capacities as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”).

PRELIMINARY STATEMENT

The Depositor has acquired the Mortgage Loans from the Seller and at the Closing Date is the owner of the Mortgage Loans and related property being conveyed by the Depositor to the Trustee hereunder for inclusion in the Trust Fund.  On the Closing Date, the Depositor will acquire the Certificates from the Trustee as consideration for the Depositor’s transfer to the Trust Fund of the Mortgage Loans, and the other property constituting the Trust Fund.  The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the related property constituting the Trust Fund.  All covenants and agreements made by the Seller in the Mortgage Loan Purchase and Sale Agreement, each Purchase Agreement, each Servicing Agreement and in this Agreement and by the Depositor, the Master Servicer, the Securities Administrator and the Trustee herein, with respect to the Mortgage Loans and the other property constituting the Trust Fund, are for the benefit of the Holders from time to time of the Certificates.  The Depositor, the Master Servicer, the Securities Administrator and the Trustee are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

As provided herein, the Trustee, at the direction of the Securities Administrator, shall elect that the Trust Fund be treated for federal income tax purposes as comprising two real estate mortgage investment conduits (each, a “REMIC” or, in the alternative, the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” respectively). Each Certificate, other than the Class R Certificate and the Class LT-R Certificate, is hereby designated as a regular interest in the Upper-Tier REMIC, as described herein. The Class R Certificate represents and is hereby designated as the sole class of residual interest in the Upper-Tier REMIC.

The Class LT-R Certificate evidences ownership of the sole class of residual interest in the Lower-Tier REMIC (the “LT-R Interest”). The Lower-Tier REMIC shall hold as its assets all property of the Trust Fund, other than the interests in any REMIC formed hereby. Each Lower-Tier Interest other than the LT-R Interest shall be uncertificated and is hereby designated as a regular interest in the Lower-Tier REMIC and the LT-R Interest is hereby designated as the sole Class of residual interest in the Lower-Tier REMIC.

The Upper-Tier REMIC shall hold as its assets all of the Lower-Tier Interests other than the LT-R Interest.

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The Lower-Tier REMIC Interests

The following table sets forth (or describes) the Class designation, interest rate, and initial Class Principal Amount for each Class of Lower-Tier Interests:

Lower-Tier REMIC Interest Designation	Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificate(s)
LT-A1	(1)	(2)	A-1, A-IO1, A-IO2
LT-A2	(1)	(2)	A-2, A-IO1
LT-A3	(1)	(2)	A-3, A-IO1, A-IO3
LT-A4	(1)	(2)	A-4, A-IO1
LT-B1	(1)	(2)	B-1
LT-B2	(1)	(2)	B-2
LT-B3	(1)	(2)	B-3
LT-B4	(1)	(2)	B-4
LT-B5	(1)	(2)	B-5
LT-R	(3)	(3)	N/A

(1)         The interest rate with respect to any Distribution Date (and the related Accrual Period) for this Lower-Tier Interest shall be a per annum rate equal to the Net WAC Rate for such Distribution Date.

(2)         This interest shall have an initial class principal amount equal to the aggregate Initial Class Principal Amount of its Corresponding Class(es) of Certificates (excluding any interest-only certificates).

(3)         The LT-R Interest is the sole class of residual interest in the Lower-Tier REMIC and does not have a principal amount or bear interest.

On each Distribution Date, the Available Distribution Amount distributable as interest shall be deemed to have been distributed as interest with respect to the Lower-Tier Interests based on the interest rates described above. On each Distribution Date, Interest Shortfalls shall be allocated to each Lower-Tier Interest to the same extent that such Interest Shortfalls are allocated to the related Class of Upper-Tier Interests.

On each Distribution Date, the remaining Available Distribution Amount distributable with respect to principal shall be deemed to have been distributed to the Lower-Tier Interests as follows:

(i)           first, pro rata to the LT-A1 Lower-Tier Interest, LT-A2 Lower Tier Interest, LT-A3 Lower Tier Interest and LT-A4 Lower Tier Interest in accordance with their respective Class Principal Amounts but only until such Class Principal Amounts equal the Class Principal Amount of the Class A-1 Certificates (in the case of the LT-A1 Lower-Tier Interest), the Class A-2 Certificates (in the case of the LT-A2 Lower-Tier Interest), the Class A-3 Certificates (in the case of the LT-A3 Lower-Tier Interest) and the Class A-4 Certificates (in the case of the LT-A4 Lower-Tier Interest) immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(ii)         second, to the LT-B1 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-1 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

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(iii)         third, to the LT-B2 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-2 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(iv)         fourth, to the LT-B3 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-3 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(v)         fifth, to the LT-B4 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-4 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(vi)         sixth, to the LT-B5 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-5 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02; and

(ix)         finally, to the LT-R Interest, any remaining amounts.

The Certificates and the Upper-Tier REMIC

The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount (or initial Class Notional Amount) and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates represent regular interests in the Upper-Tier REMIC; the Class R Certificate represents the sole class of residual interest in the Upper-Tier REMIC; and the Class LT-R Certificate represents the sole class of residual interest in the Lower-Tier REMIC and does not represent an interest in the Upper Tier REMIC.

Class Designation	Certificate Interest Rate	Initial Class Principal Amount or Class Notional Amount	Minimum Denominations or Percentage Interest
Class A-1	(1)	$170,408,000	$100,000
Class A-2	(2)	$170,000,000	$100,000
Class A-3	(3)	$157,795,000	$100,000
Class A-4	(4)	$42,205,000	$100,000
Class A-IO1	(5)	(6)	100%
Class A-IO2	(7)	(8)	$1,000,000
Class A-IO3	(9)	(10)	$1,000,000
Class B-1	Net WAC Rate	$10,952,000	$100,000
Class B-2	Net WAC Rate	$9,511,000	$100,000
Class B-3	Net WAC Rate	$6,340,000	$100,000
Class B-4	Net WAC Rate	$3,170,000	$100,000
Class B-5	Net WAC Rate	$6,054,465	$100,000
Class R	Net WAC Rate	(11)	100%

(1)	The Certificate Interest Rate of the Class A-1 Certificates will be an annual rate equal to the lesser of (a) 2.325% and (b) the excess, if any, of the Net WAC Rate for such Distribution Date over 0.175%.
(2)	The Certificate Interest Rate of the Class A-2 Certificates will be an annual rate equal to the lesser of (a) 2.500% and (b) the Net WAC Rate for such Distribution Date.
(3)	The Certificate Interest Rate of the Class A-3 Certificates will be an annual rate equal to the lesser of (a) 1.550% and (b) the excess, if any, of the Net WAC Rate for such Distribution Date over 1.200%.
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(4)	The Certificate Interest Rate of the Class A-4 Certificates will be an annual rate equal to the lesser of (a) 2.750% and (b) the Net WAC Rate for such Distribution Date.
(5)

The Certificate Interest Rate of the Class A-IO1 Certificates will be an annual rate equal to the excess, if any, of the Net WAC Rate over the weighted average of the Certificate Interest Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO2 and Class A-IO3 Certificates. For purposes of this calculation, the Certificate Interest Rates for the Class A-2 and Class A-4 Certificates are weighted by their Class Principal Amount, the sum of the Certificate Interest Rates of the Class A-1 and Class A-IO2 Certificates is weighted by the Class Principal Amount of the Class A-1 Certificates and the sum of the Class A-3 and Class A-IO3 Certificates is weighted by the Class Principal Amount of the Class A-3 Certificates. For purposes of compliance with the REMIC Provisions, the Class A-IO1 Certificates shall represent a specified portion of the interest payable on the LT-A1, LT-A2, LT-A3 and LT-A4 Lower-Tier Interests, such portion being equal to the interest payable on such interests at (i) the weighted average of the interest rates of such interests in excess of (ii) the weighted average of the interest rates of such interests determined by subjecting the interest rate of the LT-A1 Lower-Tier Interest to a cap of 2.50%, the interest rate of the LT-A2 Lower-Tier Interest to a cap of 2.50%, the interest rate of the LT-A3 Lower-Tier Interest to a cap of 2.75%, and the interest rate of the LT-A4 Lower-Tier Interest to a cap of 2.75%.

(6)	The Class A-IO1 Certificates are interest only Certificates and for any Distribution Date the Class Notional Amount of the Class A-IO1 Certificates is equal to the aggregate of the Class Principal Amounts of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates immediately before such Distribution Date. The initial Class Notional Amount of the Class A-IO1 Certificates is $540,408,000.
(7)	The Certificate Interest Rate of the Class A-IO2 Certificates will be an annual rate equal to 0.175%.
(8)	The Class A-IO2 Certificates are interest only Certificates and for any Distribution Date the Class Notional Amount of the Class A-IO2 Certificates is equal to the Class Principal Amount of the Class A-3 Certificates immediately before such Distribution Date. The initial Class Notional Amount of the Class A-IO2 Certificates is $170,408,000.
(9)	The Certificate Interest Rate of the Class A-IO3 Certificates will be an annual rate equal to 1.200%.
(10)	The Class A-IO3 Certificates are interest only Certificates and for any Distribution Date the Class Notional Amount of the Class A-IO3 Certificates is equal to the Class Principal Amount of the Class A-3 Certificates immediately before such Distribution Date. The initial Class Notional Amount of the Class A-IO3 Certificates is $157,795,000.
(11)	The Class R Certificate is the sole class of residual interest in the Upper-Tier REMIC and does not have a principal amount or bear interest. For the avoidance of doubt, amounts allocated to the Class LT-R Certificate pursuant to Sections 5.02(a)(xiii) and 5.02(d) shall be excluded from the Available Distribution Amount for the Upper-Tier REMIC.

As of the Cut-off Date, the Mortgage Loans had an Aggregate Stated Principal Balance of $576,435,465.08.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator and the Trustee hereby agree as follows.

ARTICLE I

DEFINITIONS

Section 1.01         Definitions.  The following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline:  As defined in Section 6.21(b)(i) hereof.

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Accepted Master Servicing Practices:  With respect to any Mortgage Loan, those mortgage master servicing practices of prudent mortgage master servicing institutions which master service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Accountant:  A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accountant’s Attestation:  As defined in Section 6.24.

Accrual Period:  With respect to any Distribution Date and for each Class of Certificates, the calendar month preceding the month in which the Distribution Date occurs.  Interest shall accrue on all Classes of Certificates and on all Lower-Tier Interests on the basis of a 360-day year consisting of twelve 30-day months.

Acknowledgements:  The Assignment of Representations and Warranties Agreements and the Assignment, Assumption and Recognition Agreements, each dated March 21, 2013, assigning rights under the Purchase Agreements and the Servicing Agreements, respectively, from the Seller to the Depositor and from the Depositor to the Trustee, for the benefit of the Certificateholders, acknowledged by the Master Servicer, and providing certain rights to the Controlling Holder.

Additional Form 10-D Disclosure:  As defined in Section 6.21(a)(i).

Additional Form 10-K Disclosure:  As defined in Section 6.21(b)(i).

Additional Servicer: Each affiliate of a Servicer that services any of the Mortgage Loans and each Person who is not an affiliate of the Depositor or a Servicer, who services 10% or more of the Mortgage Loans (measured by aggregate Stated Principal Balance of the Mortgage Loans annually at the commencement of the calendar year prior to the year in which an Item 1123 Certificate is required to be delivered). For clarification purposes, the Master Servicer and the Securities Administrator are Additional Servicers.

Advance:  The payments required to be made by the Master Servicer or the applicable Servicer (other than Cenlar FSB) or the Servicing Administrator with respect to any Distribution Date pursuant to this Agreement or the Servicing Agreements, as applicable, the amount of any such payment being equal to the aggregate of the payments of principal and interest (net of the Master Servicing Fee and the applicable Servicing Fee) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Master Servicer, the applicable Servicer (other than Cenlar FSB) or the Servicing Administrator have determined would constitute Nonrecoverable Advances if advanced.

Adverse REMIC Event:  Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

Affiliate:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

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 Aggregate Expense Rate:  The sum of the Master Servicing Fee Rate, the applicable Servicing Fee Rate and the Trustee Fee Rate.

Aggregate Stated Principal Balance:  As to any Distribution Date, the aggregate of the Stated Principal Balances for all Mortgage Loans that were outstanding as of the most recent Due Date.

Aggregate Voting Interests:  The aggregate of the Voting Interests of all the Certificates under this Agreement.

Agreement:  This Pooling and Servicing Agreement and all amendments and supplements hereto.

Applicable Credit Support Percentage:  As to any Class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of such Class and the aggregate of the Class Subordination Percentages of all other Classes (if any) of Subordinate Certificates having lower payment priorities than such Class.

Appraised Value:  With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be the lesser of:  (i) the value (or the Reconciled Market Value if more than one appraisal is received) thereof as determined by a Qualified Appraiser at the time of origination of the Mortgage Loan, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a Refinancing Mortgage Loan, such value (or the Reconciled Market Value if more than one appraisal is received) of the Mortgaged Property is based solely upon the value determined by an appraisal or appraisals made for the originator of such Refinancing Mortgage Loan at the time of origination of such Refinancing Mortgage Loan by a Qualified Appraiser.

Appraiser Independence Requirements: The Appraiser Independence Requirements effective as of October 15, 2010, as amended and in effect from time to time.

Assessment of Compliance:  As defined in Section 6.23(a).

Authenticating Agent:  Any authenticating agent appointed by the Trustee pursuant to Section 6.10 until any successor authenticating agent for the Certificates is named, and thereafter “Authenticating Agent” shall mean any such successor.  The initial Authenticating Agent shall be the Securities Administrator under this Agreement.

Authorized Officer:  Any Person who may execute an Officer’s Certificate on behalf of the Depositor or the Servicing Administrator, as applicable.

Available Distribution Amount:  With respect to any Distribution Date, the sum of the following amounts: (i) all scheduled payments of interest (net of the Servicing Fees, the Master Servicing Fee and the Trustee Fee) and principal due during the related Due Period, together with any Advances in respect thereof; (ii) Insurance Proceeds received during the related Prepayment Period; (iii) Liquidation Proceeds received during the related Prepayment Period (net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances and Servicing Advances, if any); (iv) Subsequent Recoveries received during the related Prepayment Period; (v) all Principal Prepayments, together with any accrued interest thereon, identified as having been received on the Mortgage Loans during the related Prepayment Period, plus any amounts received from the Servicers (other than Cenlar FSB), the Servicing Administrator or the Master Servicer in respect of Prepayment Interest Shortfalls on such Mortgage Loans; (vi) amounts received with respect to such Distribution Date as the Substitution Amount and the Repurchase Price in respect of a Deleted Mortgage Loan or a Mortgage Loan purchased by an Originator or the Seller as of such Distribution Date as a result of a breach of a representation or warranty; and (vii) the Clean-up Call Price paid by the Master Servicer to purchase the Mortgage Loans and terminate the Trust Fund, if applicable; minus

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(A) amounts applied to reimburse Advances and Servicing Advances previously made and other amounts as to which the Servicers (other than Cenlar FSB) and the Servicing Administrator are entitled to be reimbursed pursuant to the Servicing Agreements; (B) amounts applied to reimburse Advances and Servicing Advances previously made as to which the Master Servicer is entitled to be reimbursed pursuant to this Agreement; and (C) the sum of all related fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the Trustee Fee, the Master Servicing Fee and amounts required to be paid by the Master Servicer from the Master Servicing Fee) payable or reimbursable to the Master Servicer, the Securities Administrator and the Trustee from the Trust Fund under this Agreement and the Custodian under the Custodial Agreement, subject to an aggregate maximum amount of $300,000 annually (per year from the Closing Date to the first anniversary of the Closing Date and each subsequent anniversary year thereafter) to be paid to such parties collectively, in the order claims for payment of such amounts are received by the Securities Administrator; provided, however, that if a claim is presented for an amount that, when combined with the amount of prior claims paid during that year, would exceed $300,000, then only a portion of such claim will be paid that will make the total amount paid during that year equal to $300,000 and the excess remaining unpaid, together with any additional claims received during that year, will be deferred until the following anniversary year and if the total amount of such deferred claims exceeds $300,000 then payment in such following anniversary year (and each subsequent anniversary year as may be needed until such deferred claims are paid in full) shall be apportioned among the Master Servicer, the Securities Administrator, the Custodian and the Trustee, in proportion to the aggregate amount of deferred claims submitted by such entity as of the last day of the prior year; provided that, in no event will the aggregate amount reimbursable to the Trustee exceed $125,000 annually (per year from the Closing Date to the first anniversary of the Closing Date and each subsequent anniversary year thereafter).

Back-Up Certificate:  As defined in Section 6.21(e).

Bankruptcy:  As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code or any other similar state laws.

Bankruptcy Code:  The United States Bankruptcy Code, as amended.

Benefit Plan Opinion:  An Opinion of Counsel satisfactory to the Certificate Registrar, the Depositor and the Trustee to the effect that any proposed transfer will not (i) cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Trustee.

Book-Entry Certificates:  Beneficial interests in Certificates designated as “Book-Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a Book-Entry Termination whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be “Book-Entry Certificates.”  As of the Closing Date, the following Classes of Certificates constitute Book-Entry Certificates:  Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class B-1, Class B-2 and Class B-3.

Book-Entry Termination:  As defined in Section 3.09(c).

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Business Day:  Any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in the States of California, Delaware, Maryland, Minnesota, Missouri or New York, (iii) a day on which banking institutions in the States of California, Delaware, Maryland, Minnesota, Missouri or New York are authorized or obligated by law or executive order to be closed or (iv) a day on which the New York Stock Exchange or the Federal Reserve Bank of New York is closed.

Certificate:  Any one of the certificates signed by the Trustee and authenticated by the Securities Administrator as Authenticating Agent in substantially the forms attached hereto as Exhibit A.

Certificate Interest Rate:  With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate described in the Preliminary Statement to this Agreement.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

Certificate Principal Amount:  With respect to any Certificate (other than the Interest-Only Certificates and the Class R and Class LT-R Certificates) and any Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate, less (i) the amount of all principal distributions previously made with respect to such Certificate; (ii) the principal portion of all Realized Losses previously allocated to such Certificate; and (iii) any Certificate Writedown Amount previously allocated to such Certificate; provided, however, that on any Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any Certificate then outstanding to which a Certificate Writedown Amount or Realized Loss amount has been applied will be increased sequentially, in order of seniority, by an amount equal to the lesser of (A) the principal portion of any Certificate Writedown Amount or Realized Loss amount previously allocated to that Certificate to the extent not previously recovered and (B) the principal portion of any Subsequent Recovery allocable to such Certificate after application (for this purpose) to more senior Classes of Certificates pursuant to this Agreement; and provided further that on any Distribution Date on which the Aggregate Stated Principal Balance of the Mortgage Loans exceeds the aggregate Certificate Principal Amount, such excess (including any excess attributable to the allocation of Principal Forbearance Amounts) will be allocated to increase the Certificate Principal Amount of any Certificate then outstanding to which a Certificate Writedown Amount or Realized Loss amount has previously been allocated, sequentially in order of seniority, up to the principal amount of such Certificate Writedown Amount or Realized Loss to the extent not previously recovered. The Interest-Only Certificates and the Class R and Class LT-R Certificates are issued without Certificate Principal Amounts.

Certificate Register and Certificate Registrar:  The register maintained and the registrar appointed pursuant to Section 3.02.  The Securities Administrator will act as the initial Certificate Registrar.

Certificate Writedown Amount:  The amount by which the aggregate Certificate Principal Amount of all the Certificates (other than the Interest-Only Certificates and the Class R and Class LT-R Certificates) on any Distribution Date (after giving effect to distributions of principal and allocations of Realized Losses on that Distribution Date) exceeds the Aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

Certificateholder:  The meaning provided in the definition of “Holder.”

Certification:  As defined in the Custodial Agreement.

Civil Relief Act:  The Servicemembers Civil Relief Act, as amended, or any similar state or local law.

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Class:  Collectively, Certificates bearing the same class designation.  In the case of the Lower-Tier REMIC, the term “Class” refers to all Lower-Tier Interests having the same alphanumeric designation.

Class A Certificates:  Collectively, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2 and Class A-IO3 Certificates or individually, any one of such Class of Certificates, substantially in the form annexed as Exhibit A and evidencing ownership of regular interests in the Upper-Tier REMIC.

Class LT-R Certificate:  The Class LT-R Certificate executed by the Trustee and authenticated and delivered by the Authenticating Agent, substantially in the form annexed as Exhibit A and evidencing ownership of the LT-R Interest.

Class R Certificate:  The Class R Certificate executed by the Trustee, and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A, and evidencing the ownership of the sole residual interest in the Upper-Tier REMIC.

Class Notional Amount:  With respect to the Interest-Only Certificates, the applicable class notional amount calculated as provided in the Preliminary Statement to this Agreement.

Class Principal Amount: With respect to each Class of Certificates (other than the Interest-Only Certificates and the Class R and Class LT-R Certificates), the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination. With respect to any Lower-Tier Interest, the initial Class Principal Amount as shown or described in the table set forth in the Preliminary Statement to this Agreement for the Lower-Tier REMIC, as reduced by principal distributed with respect to such Lower-Tier Interest and Realized Losses or Certificate Writedown Amounts allocated to such Lower-Tier Interest at the date of determination.

Class Subordination Percentage:  With respect to each Class of Subordinate Certificates, for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such Class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date by the aggregate of the Class Principal Amounts of all Classes of Certificates (other than the Interest-Only Certificates and the Class R and Class LT-R Certificates) prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date.

Clean-up Call:  The optional purchase of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund on any date on which the Aggregate Stated Principal Balance is less than 10% of the Aggregate Stated Principal Balance as of the Cut-off Date, in accordance with Section 7.01(d) of this Agreement.

Clean-up Call Price:  The price paid by the Master Servicer pursuant to Section 7.01(d) of this Agreement, which is equal to the sum of (i) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon, to, but not including, the first day of the month in which the Clean-up Call Price is to be distributed and (ii) the fair market value of any REO Property; provided, however, that such purchase price may be increased as is necessary, as determined by the Depositor, to avoid disqualification of any REMIC created under this Agreement as a REMIC.

Clearing Agency:  An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.  As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant:  A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

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Closing Date:  March 21, 2013.

Code:  The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Commission:  U.S. Securities and Exchange Commission.

Controlling Holder:  At any time, the Holder of the majority of the Class Principal Amount of the Class B-5 Certificates or, if the Class Principal Amount of the Class B-5 Certificates has been reduced to zero, the holder of the majority of the Class Principal Amount of the Class B-4 Certificates. If the Class Principal Amount of the Class B-4 Certificates has been reduced to zero, then no entity will have any rights under this Agreement as a Controlling Holder. Neither the Depositor nor the Seller shall be a Controlling Holder.

Cooperative Corporation:  The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan:  Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Property:  The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

Cooperative Shares:  Shares issued by a Cooperative Corporation.

Corporate Trust Office:  With respect to the Trustee, the corporate trust office of the Trustee located at 500 Delaware Avenue, 11th Floor, Wilmington, Delaware, 19801, Attention: Corporate Trust – Sequoia Mortgage Trust 2013-4, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Securities Administrator or the principal corporate trust office of any successor Trustee.  With respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services Sequoia Mortgage Trust 2013-4.

Corresponding Class of Certificates:  With respect to each Lower-Tier Interest, the Class or Classes of Certificates appearing opposite such Lower-Tier Interest, as described in the Preliminary Statement to this Agreement.

Credit File Certification: As defined in the Custodial Agreement.

Credit File Exception Report: As defined in the Custodial Agreement.

Credit Support Depletion Date: The date on which the aggregate Class Principal Amount of the Subordinate Certificates has been reduced to zero.

Current Interest:  With respect to each Class of Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount or Class Notional Amount, as applicable, of such Class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts prior to such Distribution Date.

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Custodial Accounts:  Each Custodial Account (other than an Escrow Account) established and maintained by a Servicer pursuant to a Servicing Agreement with respect to the Mortgage Loans.

Custodial Agreement:  The Custodial Agreement, dated as of March 1, 2013, among the Depositor, the Seller, the Trustee, Wells Fargo Bank, N.A., as Custodian and Wells Fargo Bank, N.A., as Master Servicer, as amended from time to time.  A copy of the Custodial Agreement is attached hereto as Exhibit D.

Custodian:  A Person who is at any time appointed by the Trustee as a custodian of all or a portion of the Mortgage Documents, the Trustee Mortgage Files and the Trustee Credit Files and listed on the Mortgage Loan Schedule as the Custodian of such Mortgage Documents, Trustee Mortgage Files and Trustee Credit Files.  The initial Custodian is Wells Fargo Bank, N.A.

Cut-off Date:  March 1, 2013.

Debt Service Reduction:  With respect to any Mortgage Loan, a reduction in the Scheduled Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defective Mortgage Loan:  The meaning specified in Section 2.04.

Deficient Valuation:  With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificate:  A Certificate of any Class issued in definitive, fully registered, certificated form, which shall initially be the Class B-4, Class B-5, Class LT-R and Class R Certificates.

Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan in accordance with a Purchase Agreement or Servicing Agreement.

Delinquent:  Any Mortgage Loan with respect to which the Scheduled Payment due on a Due Date is not received, based on the Mortgage Bankers Association method of calculating delinquency.

Demand: As defined in Section 4.04(a).

Depositor:  Sequoia Residential Funding, Inc., a Delaware corporation having its principal place of business in California, or its successors in interest.

Determination Date:  With respect to each Distribution Date, the 16th day of the month in which such Distribution Date occurs, or, if such 16th day is not a Business Day, the next succeeding Business Day; provided, however, that with respect to a Servicer and such Servicer's Advance obligations pursuant to the related Servicing Agreement, the Determination Date is the date set forth in the related Servicing Agreement.

Disqualified Organization:  A “disqualified organization” as defined in Section 860E(e)(5) of the Code.

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Distribution Account:  The separate Eligible Account created and maintained by the Securities Administrator, on behalf of the Trustee, pursuant to Section 4.01.  Funds in the Distribution Account (exclusive of any earnings on investments made with funds deposited in the Distribution Account) shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Date:  The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in April 2013.

Distribution Date Statement:  As defined in Section 4.02.

Due Date:  With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note as indicated in the applicable Servicing Agreement, exclusive of any days of grace.

Due Period:  As to any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs, and ending on the first day of the calendar month in which such Distribution Date occurs.

Eligible Account:  Any account or accounts maintained with a federal or state chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) are rated in the highest rating category of each Rating Agency with respect to short-term unsecured debt obligations and in one of the two highest rating categories of each Rating Agency with respect to long-term unsecured debt obligations at the time any amounts are held on deposit therein. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or the Paying Agent.  If the rating of the short-term or long-term unsecured debt obligations of the depository institution or trust company that maintains the account or accounts is no longer compliant with the requirements set forth in the immediately preceding sentence, the funds on deposit therewith in connection with this transaction shall be transferred to an Eligible Account within 30 days of such downgrade.

Eligible Investments:  At any time, any one or more of the following obligations and securities:

(i)            direct obligations of, and obligations fully guaranteed by the United States of America which are backed by the full faith and credit of the United States of America;

(ii)           (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in the highest rating category by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, short-term obligations with a maturity of at least 60 days must be rated “A-1+” by S&P) and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(iii)          repurchase obligations with a term not to exceed thirty (30) days and with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

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(iv)          securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in the highest rating category by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, short-term obligations with a maturity of at least 60 days must be rated “A-1+” by S&P), in each case at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Eligible Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Eligible Investments;

(v)           commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated in the highest rating category by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, short-term obligations with a maturity of at least 60 days must be rated “A-1+” by S&P), in each case at the time of such investment; and

(vi)          any money market funds rated in one of the two highest rating categories by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, with respect to S&P, shares of a money market fund are rated “AAAm”), including any such fund managed or advised by the Trustee or any of its Affiliates;

provided, however, that no instrument or security shall be an Eligible Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

ERISA-Restricted Certificate:  The Class A-IO1, Class B-1, Class B-2 and Class B-3 Certificates that have not been the subject of an ERISA-Qualifying Underwriting, the Class B-4, Class B-5, Class R and Class LT-R Certificates and any Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO2 or Class A-IO3 Certificate (or Class A-IO1, Class B-1, Class B-2 or Class B-3 Certificate that has been underwritten) that does not satisfy the applicable rating requirement under the Underwriter’s Exemption.

Escrow Account:  As defined in Section 1.01 of each Servicing Agreement.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 6.14.

Exception Report:  As defined in the Custodial Agreement.

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Fannie Mae:  Fannie Mae or any successor thereto.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

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Fitch:  Fitch Ratings, Inc., or any successor in interest.

Form 8-K Disclosure Information:  As defined in Section 6.21(c)(i).

Freddie Mac:  Freddie Mac, or any successor thereto.

Holder or Certificateholder:  The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Trustee, the Master Servicer, the Securities Administrator or either Servicer, or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to take such action or effect such consent has been obtained, and, in determining whether the Trustee shall be protected in taking such action or in relying upon such consent, only Certificates which a Responsible Officer of the Trustee actually knows to be so owned shall be disregarded.  The Trustee, the Certificate Registrar and the Securities Administrator may request and conclusively rely on certifications by the Master Servicer, the Securities Administrator or either Servicer in determining whether any Certificates are registered to an Affiliate of the Master Servicer, the Securities Administrator or either Servicer.

HUD:  The United States Department of Housing and Urban Development, or any successor thereto.

Independent:  When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X.  When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Insurance Policy:  With respect to any Mortgage Loan, any insurance policy, including all names and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds:  Proceeds paid by any Insurance Policy (excluding proceeds required to be applied to the restoration and repair of the related Mortgaged Property or released to the Mortgagor), in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses:  Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Distribution Amount:  For each Class of Certificates on any Distribution Date, the Current Interest for such Class as reduced by such Class’s share of Net Prepayment Interest Shortfalls and Relief Act Shortfalls, which shall be allocated to each Class on a pro rata basis based on the amount of Current Interest payable to each such Class.

Interest-Only Certificates:  The Class A-IO1, Class A-IO2 and Class A-IO3 Certificates.

Interest Shortfall:  As to any Class of Certificates and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such Class on all prior Distribution Dates exceeds (ii) amounts distributed in respect of interest to such Class on prior Distribution Dates.

Item 1123 Certificate:  As defined in Section 6.22.

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KBRA:  Kroll Bond Rating Agency, Inc., or any successor in interest.

Latest Possible Maturity Date:  The Distribution Date occurring in April 2043.

Liquidated Mortgage Loan:  With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) as to which, prior to the close of business on the Business Day immediately preceding the Due Date, the applicable Servicer has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

Liquidation Proceeds:  All cash amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other net proceeds received in connection with the disposition of an REO Property.

Loan-To-Value Ratio:  With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

Lower-Tier Interest:  Any one of the interests in the Lower-Tier REMIC as described in the Preliminary Statement to this Agreement.

Lower-Tier REMIC:  As described in the Preliminary Statement to this Agreement.

LT-R Interest:  The residual interest in the Lower-Tier REMIC, as described in the Preliminary Statement to this Agreement.

Master Servicer:  Wells Fargo Bank, N.A., a national banking association organized under the laws of the United States in its capacity as Master Servicer and any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

Master Servicer Compensating Interest Payment:  As to any Distribution Date and the Master Servicer, the lesser of (1) the Master Servicing Fee for such date and (2) any Prepayment Interest Shortfalls for such date (to the extent such Prepayment Interest Shortfalls are required to be paid but are not actually paid by the Servicers (other than Cenlar FSB) or the Servicing Administrator as a Servicer Compensating Interest Payment).

Master Servicing Fee:  With respect to any Distribution Date, an amount equal to the product of one-twelfth of the Master Servicing Fee Rate and the Stated Principal Balance of each Mortgage Loan as of the first day of the related Due Period.

Master Servicing Fee Rate:  0.0146% per annum.

Master Servicing Transfer Costs:  All reasonable costs and expenses incurred by the Trustee in connection with the appointment of a successor master servicer and the transfer of master servicing from a predecessor master servicer, including, without limitation, any reasonable costs or expenses associated with the identification and engagement of a successor master servicer, the documentation of the assumption of master servicing by the successor master servicer, the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee or the successor master servicer to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or other successor master servicer to master service the Mortgage Loans properly and effectively.

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Moody’s:  Moody’s Investors Service, Inc., or any successor in interest.

Mortgage:  A mortgage, deed of trust or other instrument creating a first lien on, or first priority ownership interest in, an estate in fee simple in real property securing a Mortgage Note, together with improvements thereto.

Mortgage Documents:  With respect to each Mortgage Loan, the mortgage documents required to be delivered to the Custodian pursuant to the Custodial Agreement.

Mortgage Loan:  A Mortgage and the related Mortgage Note or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 (including any Qualified Substitute Mortgage Loan and REO Property), including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

Mortgage Loan Purchase and Sale Agreement:  The mortgage loan purchase and sale agreement, dated as of March 21, 2013, between the Seller and the Depositor.

Mortgage Loan Schedule:  The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended by the Depositor or the Servicers from time to time to reflect the addition of Qualified Substitute Mortgage Loans to, or the deletion of Deleted Mortgage Loans from, the Trust Fund.

Mortgage Note:  The original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgaged Property:  The underlying property securing a Mortgage Loan which, with respect to a Cooperative Loan, is the related Cooperative Shares and Proprietary Lease.

Mortgage Rate:  As to any Mortgage Loan and any Distribution Date, the annual rate of interest borne by the related Mortgage Note as of the related Due Date, taking into account any Servicing Modification or other amendments to the Mortgage Note.

Mortgagor:  The obligor on a Mortgage Note.

Net Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property, the related Liquidation Proceeds net of Advances, Servicing Advances, related Servicing Fees, Trustee Fees and/or Master Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

Net Mortgage Rate:  With respect to any Mortgage Loan and any Distribution Date, the related Mortgage Rate as of the Due Date in the month preceding the month of such Distribution Date reduced by the Aggregate Expense Rate.

Net Prepayment Interest Shortfall:  With respect to any Mortgage Loan and any Distribution Date, the amount by which any Prepayment Interest Shortfall for the related Due Period exceeds the amount of Master Servicer Compensating Interest Payment paid by the Master Servicer and Servicer Compensating Interest Payment paid by the applicable Servicer (other than Cenlar FSB) and/or the Servicing Administrator in respect of such shortfall for such Due Period.

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Net WAC Rate:  With respect to any Distribution Date, an annual rate, expressed as a percentage, equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period, minus (a) a fraction, the numerator of which equals the amount of any fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the Trustee Fee, the Master Servicing Fee and amounts required to be paid by the Master Servicer from the Master Servicing Fee) paid or reimbursed to the Master Servicer, the Securities Administrator and the Trustee from the Trust Fund under this Agreement and the Custodian under the Custodial Agreement during the prior calendar month, that are subject to an aggregate maximum amount of $300,000 annually, and the denominator of which equals the aggregate Stated Principal Balance of the Mortgage Loans, multiplied by (b) twelve.

Non-Book-Entry Certificate:  Any Certificate other than a Book-Entry Certificate.

Non-permitted Foreign Holder:  As defined in Section 3.03(f).

Nonrecoverable Advance:  Any portion of an Advance or Servicing Advance previously made or proposed to be made by the Master Servicer, a Servicer (other than Cenlar FSB) and/or the Servicing Administrator (as certified in an Officer’s Certificate of the Master Servicer, a Servicer (other than Cenlar FSB) and/or the Servicing Administrator, as applicable), which in the good faith judgment of such party, shall not be ultimately recoverable by such party from the related Mortgagor, related Liquidation Proceeds or otherwise.

Non-Upper-Tier REMIC:  As defined in Section 10.01(d).

Non-U.S. Person:  Any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Notional Amount:  With respect to an Interest-Only Certificate and any Distribution Date, such Certificate’s Percentage Interest of the Class Notional Amount of such Class of Certificates for such Distribution Date.

NRSRO:  Any nationally recognized statistical rating organization for purposes of Rule 17g-5 under the Exchange Act.

NRSRO Certification:  A certification in the form of Exhibit O hereto.

Officer’s Certificate:  (a) With respect to the Depositor, a certificate signed by two Authorized Officers of the Depositor, (b) with respect to the Master Servicer or the Securities Administrator, a certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of the Master Servicer or the Securities Administrator, (c) with respect to a Servicer, a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries of a Servicer, or any other duly authorized officers or agents of a Servicer and (d) with respect to the Servicing Administrator, a certificate signed by an Authorized Officer of the Servicing Administrator, and in each case delivered to the Trustee, the Securities Administrator or the Master Servicer, as required hereby.

Opinion of Counsel:  A written opinion of counsel, reasonably acceptable in form and substance to the Trustee, the Securities Administrator or the Master Servicer, as required hereby, and who may be in-house or outside counsel to the Depositor, the Master Servicer, the Securities Administrator or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to ERISA or the taxation, or the federal income tax status, of each REMIC.

Original Applicable Credit Support Percentage:  With respect to each Class of Subordinate Certificates, the related Applicable Credit Support Percentage as of the Closing Date, which shall be equal to the corresponding approximate percentage set forth in the table below opposite its Class designation:

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Class B-1	6.25%
Class B-2	4.35%
Class B-3	2.70%
Class B-4	1.60%
Class B-5	1.05%

Original Subordinate Class Principal Amount:  The aggregate of the Class Principal Amounts of the Classes of Subordinate Certificates as of the Closing Date.

Originator:  Each of Academy Mortgage Corporation, Alaska USA Federal Credit Union, American Pacific Mortgage Corporation, Banner Bank, Bay Equity, LLC, Benchmark Bank, Boston Private Bank & Trust Company, Castle & Cooke Mortgage, LLC, Cherry Creek Mortgage Co., Inc., Cobalt Mortgage, Inc., Cole Taylor Bank, Colonial Savings, F.A., Cornerstone Mortgage Company, DHI Mortgage Company, Ltd., Embrace Home Loans, Inc., Evergreen Moneysource Mortgage Company dba Evergreen Home Loans, Fairway Independent Mortgage Corporation, Fidelity Bank dba Fidelity Bank Mortgage, FirstBank, First Choice Loan Services, Inc., First Republic Bank, Flagstar Capital Markets Corporation, Franklin American Mortgage Company, Fremont Bank, National Association, Fulton Bank, National Association, George Mason Mortgage, LLC, GFI Mortgage Bankers, Incorporated, GuardHill Financial Corporation, Guild Mortgage Company, The Huntington National Bank, Leader Bank, N.A., MegaStar Financial Corporation, Monarch Bank, Mortgage Master, Inc., Paramount Equity Mortgage, Perl Mortgage, Incorporated, Plaza Home Mortgage, Incorporated, Primary Residential Mortgage, Inc., PrimeLending, a PlainsCapital Company, Prospect Mortgage, LLC, Provident Savings Bank, Sandy Spring Bank, Silicon Valley Bank, a California bank subsidiary of SVB Financial Group, Simonich Corporation, dba BOC Mortgage, SCBT, N.A., Sterling Savings Bank, Stifel Bank and Trust, Umpqua Bank, United Shore Financial Services, LLC, Universal American Mortgage Company, LLC, Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A. and WJ Bradley Mortgage Capital, LLC, each as seller under the related Purchase Agreement, and any successor thereto.

Paying Agent:  Any paying agent appointed pursuant to Section 3.08.  The initial Paying Agent shall be the Securities Administrator under this Agreement.

Percentage Interest:  With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate.  With respect to any Certificate, other than an Interest-Only Certificate, if applicable, or the Class R Certificates and the Class LT-R Certificates, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class.  With respect to each of the Class R Certificates and the Class LT-R Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise, be equal to 100%.  With respect to an Interest-Only Certificate, the Percentage Interest evidenced thereby shall equal its initial Notional Amount as set forth on the face thereof divided by the initial Class Notional Amount of such Class.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan:  An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include “plan assets” of such plan or arrangement under the Plan Asset Regulations by reason of their investment in the entity.

Plan Asset Regulations:  The U.S. Department of Labor regulations set forth in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

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Prepayment Interest Shortfall:  With respect to a Mortgage Loan and any Distribution Date, the amount by which interest paid by the related Mortgagor in connection with a Principal Prepayment on the Mortgage Loan is less than one month’s interest at the related Mortgage Rate on the Stated Principal Balance of that Mortgage Loan as of the preceding Distribution Date.

Prepayment Period:  With respect to full Principal Prepayments on any Mortgage Loan serviced by Cenlar FSB and (i) each Distribution Date other than the first Distribution Date, the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs through the 14th day of the month in which the Distribution Date occurs and (ii) the first Distribution Date, the period commencing March 1, 2013 through April 14, 2013. With respect to each Mortgage Loan serviced by First Republic Bank and for partial Principal Prepayments on any Mortgage Loan serviced by Cenlar FSB and any Distribution Date, the calendar month preceding the month in which the Distribution Date occurs.

Primary Mortgage Insurance Policy:  Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Principal Distribution Amount:  With respect to any Distribution Date, the sum of (a) the principal portion of each Scheduled Payment (before taking into account any Deficient Valuations or Debt Service Reductions) due on the related Due Date, whether or not received, (b) the principal portion of each Principal Prepayment made by a Mortgagor during the related Prepayment Period; (c) the principal portion of each other unscheduled collection, including any Subsequent Recoveries, Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period) received during the related Prepayment Period; (d) that portion of the Repurchase Price representing principal of any Mortgage Loans repurchased by an Originator or the Seller in accordance with a Purchase Agreement or by the Seller in accordance with Section 2.04 herein, in each case to the extent received during the related Prepayment Period; (e) the principal portion of any related Substitution Amount received during the related Prepayment Period; and (f) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Article VII hereof, that portion of the Clean-up Call Price in respect of principal.

Principal Forbearance Amount:  With respect to a Mortgage Loan that was the subject of a Servicing Modification, the amount of principal of the Mortgage Loan, if any, that has been deferred and that does not accrue interest.

Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Proceeding:  Any suit in equity, action at law or other judicial or administrative proceeding.

Proprietary Lease:  With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus:  The prospectus supplement dated March 19, 2013 and the accompanying prospectus dated February 21, 2013, relating to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class B-1, Class B-2 and Class B-3 Certificates, together with any supplement thereto.

Purchase Agreement: Each agreement listed on Exhibit H-1, as amended or supplemented from time to time as permitted thereunder and as modified by the related Acknowledgment.

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Qualified Appraiser:  With respect to each Mortgage Loan, an appraiser, duly appointed by the originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Fannie Mae or Freddie Mac (including but not limited to the Appraiser Independence Requirements) and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Substitute Mortgage Loan:  A mortgage loan substituted by an Originator or the Seller, as applicable, for a Deleted Mortgage Loan in accordance with the applicable Purchase Agreement or the Mortgage Loan Purchase and Sale Agreement, as applicable, which must, on the date of such substitution, (a) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall will be paid by the Originator or the Seller, as applicable, and distributed to Trust Fund in the month of substitution), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the Deleted Mortgage Loan, (c) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (d) have a Loan-to-Value Ratio at origination no greater than that of the Deleted Mortgage Loan and (e) comply as of the date of substitution with each representation and warranty relating to the Mortgage Loans set forth in the applicable Purchase Agreement.

Rating Agency:  Each of Fitch, KBRA and Moody’s; provided, however, that references to a “Rating Agency” as used in the definition of “Eligible Account” and “Eligible Investments” shall not include KBRA unless KBRA rates the applicable entity or investment.

Rating Agency Information:  The notices, information, reports, certifications and oral and written statements required to be provided to each Rating Agency pursuant to this Agreement or Rule 17g-5 under the Exchange Act.

Realized Loss:  (a) With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid by the borrower to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Net Liquidation Proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan;

(b) with respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation;

(c) with respect to each Mortgage Loan that has been the subject of a Servicing Modification, any principal due on the Mortgage Loan that has been written off by the related Servicer and any Principal Forbearance Amount; and

(d) with respect to each Class of Certificates, the amount by which the Class Principal Amount is reduced as a result of clauses (a), (b) or (c) above.

Reconciled Market Value:  The estimated market value of a Mortgaged Property or REO Property as reasonably determined by the applicable Servicer based on different results obtained from different permitted valuation methods or at different time periods, all in accordance with such Servicer's customary servicing procedures.

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Record Date:  With respect to any Distribution Date, the last Business Day of the month preceding the month of such Distribution Date.

Refinancing Mortgage Loan:  Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarifications and interpretations as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant Servicing Criteria:  The Servicing Criteria applicable to each party, as set forth on an exhibit to each Servicing Agreement and Exhibit K hereto.  Multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator or any Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act Shortfalls:  With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Civil Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC:  Each pool of assets in the Trust Fund designated as a REMIC as described in the Preliminary Statement to this Agreement.

REMIC Provisions:  The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

Reportable Event:  As defined in Section 6.21(c)(i).

Reporting Servicer:  As defined in Section 6.21(b)(i).

Repurchase Price: With respect to any Mortgage Loan and the applicable Originator, the “Repurchase Price” as defined in the applicable Purchase Agreement or Servicing Agreement or in the case of the Seller, the “Repurchase Price” as defined in the Mortgage Loan Purchase and Sale Agreement.

Residual Certificate:  The Class LT-R Certificates and the Class R Certificates.

Responsible Officer:  With respect to any party, any officer in the corporate trust, servicing or master servicing department or similar group of such party with direct responsibility for the administration of this Agreement and also, with respect to a particular matter related to this transaction, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

Restricted Certificate: Any Class B-4, Class B-5, Class R or Class LT-R Certificate.

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Rule 15Ga-1 Information: As defined in Section 4.04(a).

Rule 17g-5 Information Provider: The Securities Administrator.

Rule 17g-5 Website:  The website maintained by the Securities Administrator pursuant to Section 4.03.

S&P:  Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor in interest.

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified in the Servicing Agreements, shall give effect to any related Debt Service Reduction, any Deficient Valuation and any Servicing Modification that affects the amount of the monthly payment due on such Mortgage Loan.

Securities Act:  The Securities Act of 1933, as amended, and the rules and regulations thereunder.

Securities Administrator:  Wells Fargo Bank, N.A., not in its individual capacity but solely as Securities Administrator, or any successor in interest, or if any successor Securities Administrator shall be appointed as herein provided, then such successor Securities Administrator. Wells Fargo Bank, N.A. shall act as Securities Administrator for so long as it is Master Servicer under this Agreement.

Seller:  Redwood Residential Acquisition Corporation, a Delaware corporation.

Senior Certificate:  Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2 and Class A-IO3 Certificates, as applicable.

Senior Percentage:  With respect to each Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date, and the denominator of which is the Aggregate Stated Principal Balance of all of the Mortgage Loans as of the preceding Distribution Date.

Senior Prepayment Percentage:  With respect to any Distribution Date occurring before the Distribution Date in April 2018, 100%.  Except as provided herein, the Senior Prepayment Percentage for any Distribution Date occurring in or after April 2018 shall be as follows:

(i) in or after April 2018 to and including March 2019, the Senior Percentage plus 70% of the Subordinate Percentage for that Distribution Date;

(ii) in or after April 2019 to and including March 2020, the Senior Percentage plus 60% of the Subordinate Percentage for that Distribution Date;

(iii) in or after April 2020 to and including March 2021, the Senior Percentage plus 40% of the Subordinate Percentage for that Distribution Date;

(iv) in or after April 2021 to and including March 2022, the Senior Percentage plus 20% of the Subordinate Percentage for that Distribution Date; and

(v) in or after April 2022, the Senior Percentage for that Distribution Date;

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provided, however, that there shall be no reduction in the Senior Prepayment Percentage (other than as a result of a reduction of the Senior Percentage) on any Distribution Date unless the Step-Down Test is satisfied; and provided, further, that if on any such Distribution Date on or after the Distribution Date in April 2018, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that Distribution Date shall again equal 100%.

If on any Distribution Date the allocation to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates of Principal Prepayments and other amounts in the percentage required above would reduce the aggregate Class Principal Amount of such Classes of Certificates to below zero, the Senior Prepayment Percentage of those amounts for such Distribution Date shall be limited to the percentage necessary to reduce the aggregate Class Principal Amount of such Classes of Certificates to zero.

Senior Principal Distribution Amount:  With respect to the Mortgage Loans and any Distribution Date, the sum of:

(1)          the Senior Percentage of all amounts described in clause (a) of the definition of “Principal Distribution Amount” for that Distribution Date;

(2)          the Senior Prepayment Percentage of the amounts described in clauses (b), (c), (d), (e) and (f) of the definition of “Principal Distribution Amount”;

(3)          with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of:

(x)          Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan; and

(y)         the Senior Prepayment Percentage of the Stated Principal Balance of that Mortgage Loan; and

(4)          any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Senior Certificates from prior Distribution Dates;

provided, however, that

(A)	if on any Distribution Date the allocation to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates of the Senior Principal Distribution Amount would reduce the aggregate Class Principal Amount of those Certificates to below zero, the distribution to such Classes of Certificates of the Senior Principal Distribution Amount for such Distribution Date shall be limited to the amount necessary to reduce the aggregate Class Principal Amount of such Classes of Certificates to zero;

(B)	until the aggregate Class Principal Amount of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.00% of the Stated Principal Balance of the Mortgage Loans as of the Closing Date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the Mortgage Loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero; and

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(C)	until the aggregate Class Principal Amount of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates is reduced to zero, if on any Distribution Date, the Subordinate Percentage for such Distribution Date is less than 6.25%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the Mortgage Loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Servicer:  Each Servicer under a Servicing Agreement.

Servicer Compensating Interest Payment:  As to any Distribution Date and any Servicer (other than Cenlar FSB) and the Servicing Administrator, the lesser of (1) the Servicing Fee for such Servicer (other than Cenlar FSB) or the aggregate of Cenlar FSB’s Servicing Fee and the Servicing Administrator Fee (in the case of the Servicing Administrator) for such date and (2) any Prepayment Interest Shortfalls with respect to any Mortgage Loans serviced by such Servicer (or in the case of the Servicing Administrator, the Mortgage Loans serviced by Cenlar FSB) for such date.

Servicer Remittance Date:  As to any Mortgage Loan serviced by Cenlar FSB, the 20th day of each calendar month or, if such 20th day is not a Business Day, the next succeeding Business Day, and as to any Mortgage Loan serviced by First Republic Bank, the 18th day of each calendar month or, if such 18th day is not a Business Day, the next succeeding Business Day, in each case commencing in April 2013.

Servicing Administrator: Redwood Residential Acquisition Corporation, as servicing administrator under the Cenlar FSB Servicing Agreement.

Servicing Administrator Fee:  As to any Distribution Date and each Mortgage Loan serviced by Cenlar FSB, an amount equal to the difference, if positive, between the Servicing Fee with respect to such Mortgage Loan and the servicing compensation payable to Cenlar FSB under the applicable Servicing Agreement.

Servicing Advances:  As defined in the applicable Servicing Agreement.

Servicing Agreement:  Each agreement listed on Exhibit H-2, as amended or supplemented from time to time as permitted thereunder and as modified by the related Acknowledgment.

Servicing Criteria:  The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Fee:  As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period. The Servicing Fee payable with respect to the Mortgage Loans serviced by Cenlar FSB will be allocated by Cenlar FSB between the Servicing Administrator and Cenlar FSB as provided in the related Servicing Agreement.

Servicing Fee Rate:   For each Servicer, a per annum rate equal to 0.25% or such other rate as may be agreed to by the Master Servicer pursuant to Section 9.01(b) of this Agreement and the related Servicing Agreement; provided that, with respect to each Mortgage Loan serviced by First Republic Bank, the Servicing Fee Rate will be increased by the amount of any increase in the Mortgage Rate for any such Mortgage Loan pursuant to the terms of the related Mortgage Note due to the termination of an automatic debit or direct deposit account; provided further, that the Master Servicer shall have no obligation to confirm or verify any such increase in the Servicing Fee Rate for any such Mortgage Loan serviced by First Republic Bank.

Servicing Function Participant:  Any Subservicer or Subcontractor, other than each Servicer, the Servicing Administrator, the Master Servicer, the Securities Administrator or the Trustee, that is participating in the servicing function within the meaning of Regulation AB, unless such Person’s activities relate only to 5% or less of the Mortgage Loans.

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Servicing Modification:  Any reduction of the Mortgage Rate on or the outstanding principal balance of a Mortgage Loan, any extension of the final maturity date of a Mortgage Loan, any increase to the Stated Principal Balance of a Mortgage Loan by adding to the Stated Principal Balance unpaid principal and interest and other amounts owing under the Mortgage Loan, any Principal Forbearance Amount and any other modification, in each case pursuant to a modification of a Mortgage Loan that is in default or for which, in the judgment of the Servicer of such Mortgage Loan, default is reasonably foreseeable in accordance with the related Servicing Agreement.

Servicing Officer:  Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Master Servicer by the Servicers on the Closing Date pursuant to the Servicing Agreements, as such list may from time to time be amended.

Sponsor: RWT Holdings, Inc., a Delaware corporation.

Startup Day:  The day designated as such pursuant to Section 10.01(b) hereof.

Stated Principal Balance:  As to any Mortgage Loan and date of determination, the unpaid principal balance of such Mortgage Loan as of the most recent Due Date as determined by the amortization schedule for the Mortgage Loan at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Servicing Modification, Principal Prepayments and related Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date (but not unscheduled Principal Prepayments received on such Due Date) and irrespective of any delinquency in payment by the related Mortgagor. For the avoidance of doubt, the Stated Principal Balance of any Mortgage Loan that has been prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

Step-Down Test:  As to any Distribution Date, the test will be satisfied if both of the following conditions are met:

First, the aggregate outstanding principal balance of all Mortgage Loans 60 days or more Delinquent (including Mortgage Loans in foreclosure, REO Property or bankruptcy status) and all Mortgage Loans subject to a Servicing Modification within the twelve months prior to that Distribution Date, averaged over the preceding six month period, as a percentage of the aggregate Class Principal Amount of the Subordinate Certificates on such Distribution Date (without giving effect to any payments on such Distribution Date), does not equal or exceed 50%; and

Second, cumulative Realized Losses with respect to the Mortgage Loans plus, with respect to any Mortgage Loans that have been the subject of a Servicing Modification, any interest due on such Mortgage Loans that has been written off by the related Servicer, do not exceed (a) with respect to each Distribution Date occurring in the period from April 2018 to and including March 2019, 20% of the Original Subordinate Class Principal Amount, (b) with respect to each Distribution Date occurring in the period from April 2019 to and including March 2020, 25% of the Original Subordinate Class Principal Amount, (c) with respect to each Distribution Date occurring in the period from April 2020 to and including March 2021, 30% of the Original Subordinate Class Principal Amount, (d) with respect to each Distribution Date in the period from April 2021 to and including March 2022, 35% of the Original Subordinate Class Principal Amount and (e) with respect to the Distribution Date occurring in April 2022 and thereafter, 40% of the Original Subordinate Class Principal Amount.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Subservicer of any Servicer), the Master Servicer or the Securities Administrator.

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Subordinate Certificate:  Any of the Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Certificates.

Subordinate Class Percentage: As to any Distribution Date and any Class of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the Class Principal Amount of such Class on such date, and the denominator of which is the aggregate of the Class Principal Amounts of all Classes of Subordinate Certificates on such date.

Subordinate Percentage:  With respect to any Distribution Date, the difference between 100% and the Senior Percentage for such Distribution Date. The initial Subordinate Percentage is 6.25%.

Subordinate Prepayment Percentage:  With respect to any Distribution Date, the difference between 100% and the Senior Prepayment Percentage for that Distribution Date.

Subordinate Principal Distribution Amount:  With respect to any Distribution Date and the Mortgage Loans, an amount equal to the sum of:

(1)           the Subordinate Percentage of all amounts described in clause (a) of the definition of “Principal Distribution Amount” for that Distribution Date;

(2)           the Subordinate Prepayment Percentage of all amounts described in clauses (b), (c), (d), (e) and (f) of the definition of “Principal Distribution Amount” for that Distribution Date; and

(3)           with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period, the amount of the Net Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (3) of the definition of “Senior Principal Distribution Amount” for that Distribution Date; and

(4)           any amounts described in clauses (1) through (3) above for any previous Distribution Date that remain unpaid.

Notwithstanding the above, with respect to any Class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the sum of the Class Subordination Percentage of such Class and the aggregate Class Subordinate Percentages of all Classes of Subordinate Certificates which have lower payment priorities than that Class is less than the Original Applicable Credit Support Percentage for that Class, no distribution of principal will be made to any such Classes on such Distribution Date. Instead, the Subordinate Principal Distribution Amount on that Distribution Date will be allocated among the more senior Classes of Subordinate Certificates, pro rata, based on their respective Class Principal Amounts.

Notwithstanding the above, with respect to each Class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the Class Principal Amount of that Class and the aggregate of the Class Principal Amounts of all Classes of Subordinate Certificates that have a lower payment priority than that Class is less than or equal to 1.00% of the Stated Principal Balance of the Mortgage Loans as of the Closing Date, the portion of the Subordinate Principal Distribution Amount otherwise distributable to such Class or Classes on such Distribution Date and each succeeding Distribution Date will be allocated among the Subordinate Certificates with a higher payment priority then entitled to principal, pro rata, based on their respective Class Principal Amounts and any remaining Subordinate Principal Distribution Amount will be included in the Senior Principal Distribution Amount for such Distribution Date.

Until the aggregate Class Principal Amount of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.00% of the Stated Principal Balance of the Mortgage Loans as of the Closing Date, the Senior Principal Distribution Amount on such Distribution Date and each succeeding Distribution Date will include all principal collections on the Mortgage Loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

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In addition, until the aggregate Class Principal Amount of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates is reduced to zero, if on any Distribution Date the Subordinate Percentage for such Distribution Date is less than 6.25%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the Mortgage Loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Subsequent Recovery:  Any amount recovered by a Servicer (i) with respect to a Liquidated Mortgage Loan (after reimbursement of any unreimbursed Advances or expenses relating to such Liquidated Mortgage Loan as well as any other previously Liquidated Mortgage Loans) with respect to which a Realized Loss was incurred after the liquidation or disposition of such Mortgage Loan or (ii) as a Principal Forbearance Amount.

Subservicer:  Any Person that (i) services Mortgage Loans on behalf of any Servicer, and (ii) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of Servicing functions that are identified in Item 1122(d) of Regulation AB required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement.

Substitution Amount:  For any month in which an Originator or the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans pursuant to a Purchase Agreement or the Mortgage Loan Purchase and Sale Agreement, as applicable, the amount by which the aggregate Repurchase Price of all such Deleted Mortgage Loans exceeds the aggregate Stated Principal Balance of the Qualified Substitute Mortgage Loans, together with one month's interest at the applicable Net Mortgage Rate.

Tax Matters Person:  With respect to each of the Lower Tier REMIC and the Upper Tier REMIC, the “tax matters person” as specified in the REMIC Provisions which shall initially be the party described as such in Section 10.01(k).

TIA:  The Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

TIA Applicability Determination: A determination by the Depositor, of which it informs the Trustee, that the TIA applies to this Agreement or that qualification under the TIA or any similar federal statute is required.

Trust Fund:  As defined in Section 2.01 herein.

Trustee:  Christiana Trust, a division of Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Trustee, or any successor in interest, or if any successor trustee or any co-trustee shall be appointed as herein provided, then such successor trustee and such co-trustee, as the case may be.

Trustee Credit Files:  With respect to each Mortgage Loan, the electronic images of certain Mortgage Documents to be retained in the custody and possession of the Trustee or the Custodian on behalf of the Trustee pursuant to the Custodial Agreement.

Trustee Fee:  With respect to any Distribution Date, an amount equal to the product of one-twelfth of the Trustee Fee Rate and the Stated Principal Balance of each Mortgage Loan as of the first day of the related Due Period.

Trustee Fee Rate:  0.0009% per annum.

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Trustee Mortgage Files:  With respect to each Mortgage Loan, the Mortgage Documents to be retained in the custody and possession of the Trustee or the Custodian on behalf of the Trustee pursuant to the Custodial Agreement.

UCC:  The Uniform Commercial Code as enacted in any applicable jurisdiction from time to time.

Underwriter:  Barclays Capital Inc.

Underwriter’s Exemption:  Prohibited Transaction Exemption (“PTE”) FAN 04-03E, as most recently amended and restated by PTE 2007-5 (72 Fed. Reg. 13130 (March 20, 2007)) or any substantially similar administrative exemption granted by the U.S. Department of Labor to the Underwriters.

Underwriting Agreement:  The Underwriting Agreement, dated March 18, 2013, among the Seller, the Depositor, Redwood Trust, Inc. and the Underwriter.

Upper-Tier REMIC:  As described in the Preliminary Statement to this Agreement.

Voting Interests:  The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement.  At all times during the term of this Agreement, 97.00% of all Voting Interests shall be allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates in proportion to their respective Certificate Principal Amounts.  At all times during the term of this Agreement, 1.00% of all Voting Interests shall be allocated to the Class A-IO1 Certificates, 1.00% of all Voting Interests shall be allocated to the Class A-IO2 Certificates and 1.00% of all Voting Interests shall be allocated to the Class A-IO3 Certificates.  Voting Interests shall be allocated among the Certificates of each Class based on their Percentage Interests and no Certificate with a principal amount equal to zero will have any voting rights.  The Class R Certificates and Class LT-R Certificate shall not have any voting rights.

Section 1.02         Calculations Respecting Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Securities Administrator as supplied to the Securities Administrator by the Master Servicer.  The Securities Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer or any Servicer.

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ARTICLE II

DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES

Section 2.01         Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby sell, transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02 and 2.04, in trust, all right, title and interest of the Depositor in and to the Trust Fund consisting of: (i) the Mortgage Loans, including the Mortgage Notes, the Mortgages, and the right to all payments of principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received on or prior to such date and intended by the related Mortgagors to be applied after such date; (ii) all of the Depositor’s right, title and interest, if any, in and to all amounts from time to time credited to and the proceeds of the Distribution Account, any Custodial Accounts or any Escrow Account established with respect to the Mortgage Loans; (iii) with respect to the Mortgage Loans, to the extent set forth in the Acknowledgements, the Depositor’s rights under the Purchase Agreements and the Servicing Agreements and all of the Depositor’s rights under the Mortgage Loan Purchase and Sale Agreement; (iv) all of the Depositor’s right, title and interest, if any, in REO Property and the proceeds thereof; (v) all of the Depositor’s rights under any Insurance Policies related to the Mortgage Loans; and (vi) the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties (collectively, the “Trust Fund”); and the Trustee declares that, subject to the Custodian's review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, all of the Certificates in the authorized denominations specified by the Depositor pursuant to Section 3.01(b).

The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth therein.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance and inspection of the Trustee Mortgage Files and the Trustee Credit Files, the release of Mortgage Documents, and the preparation and delivery of the certifications relating to the Trustee Mortgage Files and the Trustee Credit Files shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement. In addition, the Trustee is hereby directed to execute, not in its individual capacity but solely as Trustee hereunder, and deliver the Acknowledgements and the Custodial Agreement. The Master Servicer, the Depositor, the Securities Administrator and the Certificateholders (by their acceptance of such Certificates) acknowledge and agree that the Trustee is executing and delivering the Custodial Agreement and the Acknowledgements solely in its capacity as Trustee and not in its individual capacity.

In connection with such sale, transfer and assignment of the Mortgage Loans, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Custodian acting on the Trustee's behalf, the Trustee Mortgage Files and the Trustee Credit Files.

Section 2.02         Acceptance of Trust Fund by Trustee; Review of Documentation for Trust Fund.

(a)           The Trustee, by execution and delivery hereof and the below-referenced delivery to the Trustee of the Certification and Exception Report, acknowledges receipt by it (or by the Custodian on its behalf) of the Trustee Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Custodian on behalf of the Trustee in accordance with Section 3.2 of the Custodial Agreement and the exceptions set forth on the Exception Report.  The Custodian, on behalf of the Trustee, will execute and deliver to the Trustee and the Depositor a Certification and Exception Report on the Closing Date in the forms required by the Custodial Agreement.

The Trustee, by execution and delivery hereof and the below-referenced delivery to the Trustee of the Credit File Certification and the Credit File Exception Report, acknowledges receipt by it (or by the Custodian on its behalf) of the Trustee Credit Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Custodian on behalf of the Trustee in accordance with Section 3A.2 of the Custodial Agreement and the exceptions set forth on the Credit File Exception Report.  The Custodian, on behalf of the Trustee, will execute and deliver to the Trustee and the Depositor a Credit File Certification and a Credit File Exception Report on the Closing Date in the respective forms required by the Custodial Agreement.

(b)           Within 270 days after the Closing Date, the Custodian, on behalf of the Trustee, will, for the benefit of Holders of the Certificates, review each related Trustee Mortgage File and Trustee Credit File to ascertain that all required documents set forth in the Custodial Agreement have been received and appear on their face to conform with the requirements set forth in the Custodial Agreement.

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(c)           Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, the Custodian or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(d)           Each of the parties hereto acknowledges that the Custodian shall perform the applicable review of the related Mortgage Loans and respective certifications as provided in the Custodial Agreement.

(e)           Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges receipt of the Acknowledgements, together with the Purchase Agreements, the Servicing Agreements and the Mortgage Loan Purchase and Sale Agreement.

Section 2.03         Representations and Warranties of the Depositor.

(a)           The Depositor hereby represents and warrants to the Trustee, for the benefit of the Certificateholders, and to the Master Servicer and the Securities Administrator, as of the Closing Date or such other date as is specified, that:

(i)            the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii)           the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

(iii)          the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)          this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, the Master Servicer and the Securities Administrator, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)          there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted, against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;

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(vi)         immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s title insurance policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(vii)        This Agreement creates either a sale or a valid and continuing security interest (as defined in the UCC), in the Mortgage Loans in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Depositor;

(viii)       The Mortgage Notes constitute “instruments” within the meaning of the applicable UCC;

(ix)          Other than the security interest or ownership interest granted to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans.  The Depositor has not authorized the filing of and is not aware of any financing statement against the Depositor that includes a description of the collateral covering the Mortgage Loans other than a financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated.  The Depositor is not aware of any judgment or tax lien filings against the Depositor;

(x)           None of the Mortgage Loans have any marks or notations indicating that such Mortgage Loans have been pledged, assigned or otherwise conveyed to any Person other than the Trustee; and

(xi)          The Depositor has received all consents and approvals required by the terms of the Mortgage Loans to convey the Mortgage Loans hereunder to the Trustee.

The foregoing representations made in this Section 2.03 shall survive the termination of this Agreement and shall not be waived by any party hereto.

Section 2.04         Discovery of Seller Breach; Repurchase of Mortgage Loans.

(a)           Pursuant to Section 2 of the Mortgage Loan Purchase and Sale Agreement, the Seller has (i) represented and warranted as of the Closing Date that, immediately prior to its transfer of Mortgage Loans under the Mortgage Loan Purchase and Sale Agreement, the Seller owned and had good, valid and marketable title to the Mortgage Loans free and clear of any Lien, claim or encumbrance of any Person and (ii) made certain other representations and warranties with respect to the Mortgage Loans, and each of the Depositor and the Trustee intend that the Mortgage Loans (including any Qualified Substitute Mortgage Loans) included in the Trust Fund satisfy such representations and warranties.  The Depositor, for the benefit of the Trustee and the Certificateholders, hereby assigns any rights it has against the Seller with respect to such representations and warranties to the Trustee, and the Seller acknowledges that it has agreed to comply with the provisions of this Section 2.04 in respect of a breach of any of such representations and warranties.

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It is understood and agreed that the representations and warranties set forth in Section 2 of the Mortgage Loan Purchase and Sale Agreement shall survive delivery of the Trustee Mortgage Files and the Trustee Credit Files and the sale and assignment of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.  Upon discovery by the Depositor or the Seller of the breach by the Seller of any representation or warranty under the Mortgage Loan Purchase and Sale Agreement in respect of any Mortgage Loan, which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders (a “Defective Mortgage Loan”) (each of such parties hereby agreeing to give written notice thereof to the Trustee and the other of such parties), the Trustee, or its designee, shall promptly notify the Depositor in writing of such breach and request that the Depositor cure or cause the cure of such breach within 90 days from the earlier of the date that the Depositor discovered or was notified of such breach, and if the Depositor does not cure or cause the cure of such breach in all material respects during such period, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase and Sale Agreement to repurchase at the Repurchase Price or substitute that Mortgage Loan from the Trust Fund or, other than with respect to a breach of the representation and warranty as to good, valid and marketable title, make an indemnification payment with respect to such Mortgage Loan on or prior to the Determination Date following the expiration of such 90-day period; provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90-day period, the Seller shall be required to repurchase or substitute or make an indemnification payment with respect to the Mortgage Loan no later than 120 days after its discovery or notice of such breach, and provided further, that, if such breach would cause the Mortgage Loan to be other than a “qualified mortgage” (as defined in the Code), then notwithstanding the previous provisions of this paragraph, the Seller shall be required to repurchase or substitute the Defective Mortgage Loan within 60 days from the date the defect was discovered and the Seller shall not have the option to make an indemnification payment with respect to such Mortgage Loan. Each determination as to whether there has been such a breach shall be conducted on a Mortgage Loan-by-Mortgage Loan basis. The Repurchase Price for the repurchased Mortgage Loan shall be deposited in the Distribution Account, and the Trustee, or its designee, upon receipt of written certification of such deposit, shall release to the Seller the related Trustee Mortgage File and Trustee Credit File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranties, as either party shall furnish to the Trustee and as shall be necessary to vest in such party any Mortgage Loan released pursuant hereto and the Trustee, or its designee, shall have no further responsibility with regard to such Trustee Mortgage File and Trustee Credit File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose).  It is understood and agreed that the obligation of the Seller to cure, to cause the cure of or to repurchase or substitute or make an indemnification payment with respect to any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy against such party respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders. Costs and expenses incurred by the Trustee pursuant to this Section 2.04, to the extent not reimbursed by the Seller, shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

(b)           The Seller indemnifies and holds the Trust Fund, the Trustee, the Master Servicer, the Securities Administrator, the Depositor and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Master Servicer, the Securities Administrator, the Depositor and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.04 and the Mortgage Loan Purchase and Sale Agreement, to the extent that any such action causes an Adverse REMIC Event.

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Section 2.05         Obligations in Respect of Alleged Breach of Originator Representations and Warranties.

(a)           (i)           The Trustee shall be obligated to pursue an action against an Originator in respect of any alleged breach of a representation and warranty set forth in the applicable Purchase Agreement or against the Seller if the Seller has an obligation to cure a breach, repurchase or substitute for or make an indemnification payment with respect to a Mortgage Loan under the Mortgage Loan Purchase and Sale Agreement upon its receipt of (1) (A) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Senior Certificates, for so long as there is a Controlling Holder under this Agreement or (B) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates, if there is no Controlling Holder under this Agreement and (2) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee, and to provide any indemnification reasonably requested by the Trustee. The Trustee shall provide notice to the Controlling Holder prior to taking any such action. However, Certificateholders shall not have the right to require the Trustee to pursue any action with respect to any Mortgage Loan as to which a final and binding decision by an arbitrator has already been issued, regardless of the particular claims made. In connection with any such action described in this Section 2.05(a)(i), the Trustee shall seek reimbursement for its fees, costs and expenses from the applicable Originator under the terms of the related Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement if directed to do so by the Certificateholders that provided such funds to the Trustee pursuant to the agreement described in clause (2) above. If the Trustee recovers any such fees, costs and expenses from the Originator or the Seller, as applicable, the Trustee shall pay such amounts to such Certificateholders. To the extent the Trustee is not reimbursed by the Originator or the Seller, as applicable, or the applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

(ii)          In addition, if the Trustee receives written notice, from a Person in a position to have knowledge of the facts and circumstances stated in such notice, of any breach of a representation or warranty regarding a Mortgage Loan made by an Originator or the Seller, which would give rise to an obligation to cure such breach, or repurchase, substitute for or make an indemnification payment with respect to any related Mortgage Loan as described herein, then, unless a final and binding decision by an arbitrator has been issued with respect to such Mortgage Loan, the Trustee in reliance on such notice shall (i) demand that the applicable Originator or the Seller, if the Seller has such an obligation, cure such breach, or repurchase, substitute for or make an indemnification payment with respect to the related Mortgage Loan, and (ii) notify the Certificateholders of the Trustee’s receipt of such notice and of the Trustee’s submission of such demand. If the Originator or Seller, as applicable, responds to the demand within 60 days of the date of the demand, the Trustee will negotiate with such party so long as such party is pursuing negotiations in good faith. If the Originator or Seller does not respond within 60 days of the date of the demand, or if the demand is not resolved within 180 days of such date, then the Trustee will not be required to pursue further action in connection with such demand unless it has received (i) (a) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Senior Certificates, if there is a Controlling Holder under this Agreement or (b) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates, if there is no longer a Controlling Holder under this Agreement and (ii) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee, and provide any indemnification reasonably requested by the Trustee. Prior to taking any action at the direction of Certificateholders, the Trustee will notify the Controlling Holder, if any. The Trustee shall seek to recover its fees, costs and expenses from the Originator under the terms of the applicable Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it will be obligated to pay such amounts to such Certificateholders. To the extent not reimbursed by the Originator or the Seller, as applicable, or the fees, costs and expenses of applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

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(b)           (i)           The Master Servicer shall promptly notify the Controlling Holder (if any) and the Trustee of each Mortgage Loan that becomes Delinquent for more than 120 days. The Controlling Holder (at its own expense) or, if there is no longer a Controlling Holder, the Trustee (at the expense of the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount), shall engage a third party to review each Mortgage Loan that has been Delinquent for more than 120 days, other than any such Mortgage Loan that was the subject of a previous arbitration proceeding under the related Purchase Agreement or under the Mortgage Loan Purchase and Sale Agreement, to review whether any breaches of the representations and warranties given by an Originator under the related Purchase Agreement have occurred or if the Seller has an obligation to cure a breach, repurchase or substitute for or make an indemnification payment with respect to a Mortgage Loan under the Mortgage Loan Purchase and Sale Agreement. Such third party shall be a recognized third party with experience performing due diligence on residential mortgage loans and shall not be the same party that performed the pre-offering review of the Mortgage Loans. Any such review shall include, at a minimum, a review as to whether the Mortgage Loan was underwritten in accordance with the Originator's underwriting standards in effect at the time of origination, whether the Mortgage Loan was originated in accordance with all applicable laws and regulations, and whether any fraud may have occurred in connection with the origination of the Mortgage Loan. The third party shall report its findings and provide an attestation that its review and report have not been influenced or affected by interested parties. If, as a result of such review, there is evidence that a breach of a representation or warranty may have occurred requiring the Originator or the Seller to cure such breach, repurchase or substitute for or make an indemnification payment with respect to the related Mortgage Loan, then the Controlling Holder or the Trustee, as applicable, will enforce such obligation, including participating in an arbitration proceeding pursuant to the related Purchase Agreement or the Mortgage Loan Purchase and Sale Agreement, if necessary. If the Controlling Holder is the same entity as or an Affiliate of the party against which an enforcement action is to be taken, then the Trustee will enforce the remedy obligation of such party. If the Trustee is obligated to take such an action, the Trustee shall first (i) demand that the applicable Originator or the Seller, if the Seller has such an obligation, cure such breach, or repurchase, substitute for or make an indemnification payment with respect to the related Mortgage Loan, and (ii) notify the Certificateholders of the Trustee’s submission of such demand. If the Originator or Seller, as applicable, responds to the demand within 60 days of the date of the demand, the Trustee will negotiate with such party so long as such party is pursuing negotiations in good faith. If the Originator or Seller does not respond within 60 days of the date of the demand, or if the demand is not resolved within 180 days of such date, then the Trustee will not be required to pursue further action in connection with such demand unless it has received (i) (a) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Senior Certificates, if there is a Controlling Holder under this Agreement or (b) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates, if there is no longer a Controlling Holder under this Agreement and (ii) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee in pursuing such further action, and provide any indemnification reasonably requested by the Trustee. In connection with any such action against an Originator or the Seller, the Trustee shall pursue reimbursement for its fees, costs and expenses from such Originator under the terms of the related Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement, if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it will be obligated to pay these amounts to such Certificateholders. To the extent not reimbursed by the Originator or the Seller, as applicable, or the applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

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(ii)           If, as a result of a review of a Mortgage Loan conducted pursuant to Section 2.05(b)(i) above, the Controlling Holder or the Trustee, as applicable, concludes that a breach of a representation or warranty that would require the Originator or the Seller to cure, repurchase or substitute for or make an indemnification payment with respect to the related Mortgage Loan has not occurred, then such party shall notify the Securities Administrator in writing and the Certificateholders shall be notified of this decision and provided details of the review pursuant to a Distribution Date Statement; provided, that the Securities Administrator shall only be required to include such notification and any related details on any Distribution Date Statement to the extent it has received the same. The Certificateholders may direct the Trustee to enforce a remedy obligation despite such a determination by either the Controlling Holder or the Trustee if, within thirty days of notification of the Certificateholders, (i) the Trustee receives written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates and (ii) the Holders directing the Trustee to enforce the remedy obligation agree to provide in advance to the Trustee funds to pay for any costs and expenses incurred by the Trustee and to provide any indemnification reasonably requested by the Trustee. In connection with any such action against an Originator or the Seller, the Trustee shall pursue reimbursement for its fees, costs and expenses from such Originator under the terms of the related Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement, if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it will be obligated to pay such amounts to such Certificateholders. To the extent not reimbursed by the originator or the seller, as applicable, or the applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

(c)           If an Originator has breached a representation under the related Purchase Agreement stating that a Mortgage Loan is a “qualified mortgage” (as defined in the REMIC Provisions) and the Originator fails to repurchase such non-qualified Mortgage Loan within ninety days from the date the defect was discovered, the Depositor shall use commercially reasonable efforts to sell such Mortgage Loan for its fair market value, as determined by the Depositor and which may be less than its outstanding principal balance, within ninety days from the date the defect was discovered. The Trustee will release the applicable Mortgage Loan upon receipt of the sale price in accordance with the procedures set forth in Section 2.04(a) hereof.

Section 2.06         Intention of Parties.

(a)           Notwithstanding any other provision of this Agreement, it is intended by each of the parties hereto that the conveyance of the Depositor’s right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan or other obligation, so that the Trustee shall be the owner of the Trust Fund for the benefit of the holders of the Certificates.

However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Trust Fund, then (a) this Agreement shall constitute a security agreement, and (b) the conveyance provided for in Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee of, and the Depositor hereby grants to the Trustee, to secure all of the Depositor’s obligations hereunder, a security interest in all of the Depositor’s right, title, and interest, whether now owned or hereafter acquired, in and to (i) the Mortgage Loans, (ii) all other property in the Trust Fund, (iii) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter of credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing, and (iv) all proceeds of the foregoing.

(b)           The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.  The Depositor will, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee.  Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee’s security interest in the Trust Fund, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by (A) any change of name of the Seller, the Depositor or the Trustee, (B) any change of location of the Seller or the Depositor, or (C) any change under the relevant UCC or other applicable laws.  Neither of the Seller nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under the laws of an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee.  Before effecting such change, the Seller or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Mortgage Loans.  In connection with the transactions contemplated by this Agreement, each of the Seller and the Depositor authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

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Section 2.07         Controlling Holder Assumption of Purchase Agreement and Servicing Agreement Rights.

(a)           [Reserved].

(b)           By its purchase of the applicable Class of Subordinate Certificates, the Controlling Holder assumes the rights and all related responsibilities of the Trustee as “Purchaser” under each Purchase Agreement and Servicing Agreement as set forth in the “Controlling Holder Rights” section of each applicable Acknowledgement, and shall be entitled to exercise such rights in its sole discretion. The Depositor, the Controlling Holder and each other Certificateholder, by its acceptance of any Certificate or any beneficial ownership interest therein, each acknowledges and agrees that (i) the Controlling Holder may exercise such rights in such a manner that may not be in the best interests of all of the Certificateholders, (ii) none of the Master Servicer, the Securities Administrator or the Trustee shall have any liability with respect to any acts or omissions of the Controlling Holder in the exercise of such rights, and (iii) none of the Master Servicer, the Securities Administrator or the Trustee shall have any duty or obligation to exercise any such rights in the place or stead of the Controlling Holder (so long as there is a Controlling Holder) or to monitor or oversee the exercise of any such rights by the Controlling Holder. The Controlling Holder agrees that it shall exercise its rights in such a manner as will maximize returns to all Classes of Certificateholders taken as a whole.

(c)           Each of the Master Servicer, the Securities Administrator and the Trustee shall cooperate with the Controlling Holder as may be reasonably necessary for the Controlling Holder to exercise its rights hereunder and under the Purchase Agreements and the Servicing Agreements; provided, however, that, except as otherwise provided in Section 2.05, the Trustee shall not be required to take any legal action or participate in or facilitate any arbitration proceeding or other litigation relating to the Mortgage Loans or the obligations of the Originators or Servicers with respect thereto unless and until it is directed in writing by the Controlling Holder and it is assured of the recovery of its expenses from the Controlling Holder.

(d)           The Controlling Holder shall indemnify each of the Master Servicer, the Securities Administrator and the Trustee and hold it harmless from and against any claim, loss, liability, damage, cost or expense (including, without limitation, reasonable legal fees and expenses) incurred or expended by the Master Servicer, the Securities Administrator or the Trustee (without negligence or willful misconduct on the part of the Master Servicer, the Securities Administrator or the Trustee) with respect to claims of a third party arising from any act or omission of the Controlling Holder in the exercise of its rights as Controlling Holder hereunder and under the Purchase Agreements and the Servicing Agreements.

(e)           If the Controlling Holder transfers its ownership interest in any Class of Certificates in a manner resulting in there being no Controlling Holder under this Agreement or a change in the Controlling Holder, it shall so notify the Master Servicer, the Securities Administrator and the Trustee. If the Depositor has actual knowledge of a change in Controlling Holder or that there is no Controlling Holder under this Agreement, it shall so notify the Master Servicer, the Securities Administrator and the Trustee.

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Section 2.08         Obligations in Respect of Proposed Eminent Domain Mortgage Loan Acquisition

(a)           The Master Servicer or the Trustee shall promptly notify the Controlling Holder (if any), and the Master Servicer or the Trustee, as applicable, if it has received notice that any governmental entity intends to acquire a Mortgage Loan through the exercise of its power of eminent domain. The Controlling Holder shall obtain or cause to be obtained or, if there is no longer a Controlling Holder, the Trustee shall cause the related Servicer to obtain, a valuation on the related property in the form of a broker’s price opinion or another valuation method that it deems appropriate. The Controlling Holder, if any, may also engage a third party to review each such Mortgage Loan to determine whether the payment offered by such governmental entity for the Mortgage Loan is the fair market value (the “Fair Value”) of such Mortgage Loan. Any such third party reviewer must be a recognized third party with experience performing valuations of residential mortgage loans. The Controlling Holder, if any, also may engage legal counsel to assess the legality of such governmental entity’s proposed exercise of its power of eminent domain to acquire the Mortgage Loan to determine whether there are bona fide legal grounds for contesting such acquisition (without regard to issues relating to the amount of compensation to be paid) (each such determination referred to herein as a “legality determination”). If, as a result of such review, the Controlling Holder determines that the offered payment does not constitute the Fair Value of the Mortgage Loan or that there may be bona fide legal grounds to contest such proposed acquisition, then the Controlling Holder may contest such acquisition through appropriate legal proceedings.

(b)           If, as a result of a review conducted pursuant to Section 2.08(a) above, the Controlling Holder concludes that it will not contest the proposed acquisition, then the Controlling Holder shall notify the Securities Administrator and the Trustee in writing and the Securities Administrator shall notify the Certificateholders of this decision and provide details of the review pursuant to a Distribution Date Statement; provided, that the Securities Administrator shall only be required to include such notification and any related details on any Distribution Date Statement to the extent it has received the same. After such notification has been delivered, notwithstanding such a determination by the Controlling Holder, the Certificateholders may direct the Trustee to contest an acquisition of a Mortgage Loan through exercise of the power of eminent domain, or the amount of the offered payment for such Mortgage Loan, if, within thirty days of notification of the Certificateholders, (i) the Trustee receives written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates and (ii) the Holders directing the Trustee to take such action agree to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee and to provide any indemnification reasonably requested by the Trustee. In connection with any such action, the Trustee shall pursue reimbursement for its fees, costs and expenses from the governmental entity, if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it shall be obligated to pay such amounts to such Certificateholders unless the Certificateholders directing the Trustee have not satisfied their obligations to pay the fees, costs, expenses and indemnities of the Trustee in taking such action, in which case such amounts shall be retained by the Trustee for such purposes. To the extent not reimbursed by the governmental entity or the Certificateholders, the Trustee shall be reimbursed by the Trust Fund for any costs incurred by it in connection with the performance of such duties, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

(c)           If there is no longer a Controlling Holder, the Trustee shall notify the Certificateholders that it has received notice that a governmental entity intends to acquire a Mortgage Loan through the exercise of its power of eminent domain and of the results of the valuation on the related property obtained. The Trustee shall take such other actions with respect to the action of the governmental authority as are consistent with the instructions of the Certificateholders, provided the Trustee shall have no duty or obligation to take such actions except (i) in accordance with the written direction by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates and (ii) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee, and provide any indemnification reasonably requested by the Trustee. In connection with any such action, the Trustee shall pursue reimbursement for its fees, costs and expenses from such governmental entity if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it shall be obligated to reimburse such amounts to such Certificateholders unless the Certificateholders directing the Trustee have not satisfied their obligations to pay the fees, costs, expenses and indemnities of the Trustee in taking such action, in which case such amounts shall be retained by the Trustee for such purposes. To the extent not reimbursed by the governmental entity or the Certificateholders, the Trustee shall be reimbursed by the Trust Fund for any costs incurred by it in connection with the performance of such duties, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

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For the avoidance of doubt, neither the Controlling Holder nor The trustee shall be liable for any legality determination or determination of Fair Value made as described above, or any actions taken by them with respect to or in reliance on such determinations.

(d)           In performing its duties under this Section 2.08, each of the Controlling Holder and the Trustee may rely upon, and shall be protected in acting or refraining from acting upon, any legality determination by a nationally recognized law firm and any determination of Fair Value by a recognized third party with experience in performing valuations of residential mortgage loans.

ARTICLE III

THE CERTIFICATES

Section 3.01         The Certificates.

(a)           The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York UCC.  The Certificates will be evidenced by one or more certificates, ownership of which will be held in the minimum denominations in Certificate Principal Amount or Notional Amount specified in the Preliminary Statement to this Agreement and in integral multiples of $1 in excess thereof, or in the Percentage Interests specified in the Preliminary Statement to this Agreement, as applicable.

(b)           The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer of the Trustee.  Each Certificate shall, on original issue, be authenticated by the Authenticating Agent upon the order of the Depositor upon the sale of the Mortgage Loans to the Trustee as described in Section 2.01.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.

(c)           The Class B-4, Class B-5, Class R and Class LT-R Certificates are offered and sold in reliance on the exemption from registration under Rule 144A under the Securities Act and shall be issued with the applicable legends set forth in Exhibit A. The Class B-4 and Class B-5 Certificates shall be issued initially as Definitive Certificates and the Class R and Class LT-R Certificates shall be issued only as Definitive Certificates.

Section 3.02         Registration.

The Securities Administrator is hereby appointed, and the Securities Administrator hereby accepts its appointment as, initial Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the “Certificate Register”).  A registration book shall be maintained for the Certificates collectively.  The Certificate Registrar may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Depositor and the Master Servicer. The Trustee may at any time remove the Certificate Registrar by giving written notice of such removal to such Certificate Registrar, the Depositor and the Master Servicer. Upon receiving a notice of resignation or upon such a removal, the Trustee may appoint a bank or trust company to act as successor certificate registrar, shall give written notice of such appointment to the Depositor and the Master Servicer and shall mail notice of such appointment to all Holders of Certificates. Any successor certificate registrar upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Certificate Registrar. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

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Section 3.03         Transfer and Exchange of Certificates.

(a)           A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar.  Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount (or Notional Amount) as the Certificate being transferred.  No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

(b)           A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount (or Notional Amount) as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar.  Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered.  No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(c)           By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

(i)           The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or an affiliate (as defined in Rule 405 under the Securities Act) of the Depositor or (y) being made to a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Securities Act by a transferor that has provided the Certificate Registrar with a certificate in the form of Exhibit E-1 hereto and has furnished to the Certificate Registrar a certificate of the transferee in the form of Exhibit E-2 hereto; and

(ii)           The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Certificate Registrar a letter of the transferee substantially in the form of Exhibit F hereto.

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(d)           (i)           No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person or shall be effective unless the Certificate Registrar, on behalf of the Securities Administrator, has received (A) a certificate substantially in the form of Exhibit G hereto (or Exhibit B, in the case of a Residual Certificate) from such transferee or (B) in the case of an ERISA-Restricted Certificate that is not a Residual Certificate, an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that the purchase and holding of such a Certificate will not constitute or result in prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator to any obligation in addition to those undertaken in this Agreement; provided, however, that the Certificate Registrar will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Certificate Registrar has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate (other than a Residual Certificate) by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code.  Each Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the representations set forth in Exhibit G.  The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator.

Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.  The Certificate Registrar shall have no obligation to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions.  The Certificate Registrar shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 3.03(d) and none of the Securities Administrator, the Trustee or the Paying Agent shall have any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements.  The Securities Administrator, on behalf of the Trustee, shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact a Plan or a Person acting on behalf of, or an entity holding “plan assets” of, a Plan any payments made on such ERISA-Restricted Certificate at and after either such time.  Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Holder of such Certificate that is not such a Plan or Person acting on behalf of, or an entity holding “plan assets” of, a Plan.

(ii)          If any ERISA-Restricted Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding two paragraphs, then upon receipt by the Certificate Registrar of written notice that the registration of transfer of such ERISA-Restricted Certificate was not permitted by this Section 3.03(d), the next preceding permitted beneficial owner will be treated as the beneficial owner of that ERISA-Restricted Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor and the Certificate Registrar from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(e)           As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable.  No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

(f)           Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

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Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Certificate Registrar, on behalf of the Trustee, an affidavit in substantially the form attached hereto as Exhibit B representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a “Permitted Transferee”), and the proposed transferor shall deliver to the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit C.  In addition, the Certificate Registrar may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Certificate Registrar and the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-permitted Foreign Holder.  Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate.  The Depositor, the Certificate Registrar, the Trustee, the Securities Administrator and the Paying Agent shall be under no liability to any Person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the Paying Agent making any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless a Responsible Officer of the Certificate Registrar shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder.  The Certificate Registrar shall be entitled, but not obligated, to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith).  Any payment (not including any such costs and expenses) so recovered by the Certificate Registrar shall be paid and delivered to the last preceding Holder of such Residual Certificate.

If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt by the Certificate Registrar of written notice that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate.  The Depositor, the Certificate Registrar, the Securities Administrator, the Trustee and the Paying Agent shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), or for the Paying Agent making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

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The following legend shall appear on all Residual Certificates:

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE CERTIFICATE REGISTRAR, ON BEHALF OF THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (D) AN ELECTING LARGE-PARTNERSHIP WITHIN THE MEANING OF SECTION 775 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND ITS STATUS AS A NON-US PERSON (IF APPLICABLE). NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS [R] [LT-R] CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS [R] [LT-R] CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

(g)           Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder’s or Owner’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

(h)           Neither the Seller nor the Depositor shall be the Holder of any Subordinate Certificates.

Section 3.04         Cancellation of Certificates.

Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

Section 3.05         Replacement of Certificates.

If (i) any Certificate is mutilated and is surrendered to the Certificate Registrar or (ii) the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of written notice to the Certificate Registrar that such destroyed, lost or stolen Certificate has been acquired by a protected purchaser, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount.  Upon the issuance of any new Certificate under this Section 3.05, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor, the Certificate Registrar or the Securities Administrator) connected therewith.  Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

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If after the delivery of such new Certificate, a protected purchaser of the original Certificate in lieu of which such new Certificate was issued presents for payment such original Certificate, the Depositor, the Securities Administrator, the Certificate Registrar, the Paying Agent and the Trustee or any agent shall be entitled to recover such new Certificate from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Depositor, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Trustee or any agent in connection therewith.

Section 3.06         Persons Deemed Owners.

Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Securities Administrator, the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent and any agent of any of them shall treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and none of the Depositor, the Securities Administrator, the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent or any agent of any of them shall be affected by notice to the contrary.

Section 3.07         Temporary Certificates.

(a)           Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

(b)           If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay.  After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Certificate Registrar without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations.  Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

Section 3.08         Appointment of Paying Agent.

The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to the Certificateholders hereunder.  The Trustee hereby appoints the Securities Administrator as the initial Paying Agent.  The Trustee shall cause any Paying Agent, other than the Securities Administrator or itself, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and the Securities Administrator, and the Securities Administrator as initial Paying Agent hereby agrees with the Trustee, that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in an Eligible Account (which shall be the Distribution Account) in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders.  All funds remitted by the Securities Administrator to any such Paying Agent for the purpose of making distributions shall be paid to the Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Securities Administrator.  If the Paying Agent is not the Securities Administrator, the Securities Administrator shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

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Section 3.09         Book-Entry Certificates.

(a)           Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates.  The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Book-Entry Certificates, except as provided in Section 3.09(c).  Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

(i)            the provisions of this Section 3.09 shall be in full force and effect;

(ii)           the Certificate Registrar, the Securities Administrator, the Paying Agent and the Trustee shall deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency and shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency’s normal procedures;

(iii)          to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

(iv)          the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants.  Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

(b)           Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Securities Administrator or the Trustee, as the case may be, shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

(c)           If (i) (A) the Clearing Agency or the Depositor advises the Paying Agent in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor satisfactory to the Depositor and the Paying Agent or (ii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates advise the Paying Agent and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates (each such event, a “Book-Entry Termination”), the Certificate Registrar shall notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners.  Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall issue the Definitive Certificates.  None of the Depositor, the Certificate Registrar, the Securities Administrator, the Paying Agent or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable, with respect to such Definitive Certificates and the Certificate Registrar shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.

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ARTICLE IV

ADMINISTRATION OF THE TRUST FUND

Section 4.01         Custodial Accounts; Distribution Account.

(a)           On or prior to the Closing Date, each Servicer will be required to establish and maintain one or more Custodial Accounts, as provided in the related Servicing Agreements, into which all Scheduled Payments and unscheduled payments with respect to the Mortgage Loans, net of any deductions or reimbursements permitted under the related Servicing Agreement, shall be deposited.  On each Servicer Remittance Date, the Servicers will remit to the Securities Administrator, for deposit into the Distribution Account, all amounts so required to be deposited into such account in accordance with the terms of the related Servicing Agreement.

(b)           The Securities Administrator, as Paying Agent for the Trustee, shall establish and maintain an Eligible Account entitled “Distribution Account of Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee for the benefit of Sequoia Mortgage Trust 2013-4 Holders of Mortgage Pass-Through Certificates.”  The Securities Administrator shall hold the Distribution Account and all money and other property therein in trust for the benefit of the Certificateholders. The Securities Administrator shall, promptly upon receipt from the Servicers on each Servicer Remittance Date, deposit into the Distribution Account and retain on deposit until the related Distribution Date the following amounts:

(i)            the aggregate of collections with respect to the Mortgage Loans remitted by the Servicers from the related Custodial Accounts in accordance with the Servicing Agreements;

(ii) any amounts required to be deposited by the Master Servicer with respect to the Mortgage Loans for the related Due Period pursuant to this Agreement, including the amount of any Advances or Master Servicer Compensating Interest Payments with respect to the Mortgage Loans not paid by the Servicers or the Servicing Administrator; and

(iii)          any other amounts so required to be deposited in the Distribution Account in the related Due Period pursuant to this Agreement.

(c)           In the event the Master Servicer or a Servicer has remitted in error to the Distribution Account any amount not required to be remitted in accordance with the definition of Available Distribution Amount, it may at any time direct the Securities Administrator to withdraw such amount from the Distribution Account for repayment to the Master Servicer or Servicer, as applicable, by delivery of an Officer’s Certificate to the Securities Administrator and the Trustee which describes the amount deposited in error.

(d)           On each Distribution Date and the final Distribution Date of the Certificates in accordance with Section 7.01, the Securities Administrator, as Paying Agent, shall distribute the Available Distribution Amount to the Certificateholders and any other parties entitled thereto in the amounts and priorities set forth in Section 5.02.  The Securities Administrator may, with the consent of the Depositor, from time to time withdraw from the Distribution Account and pay to itself, the Master Servicer, the Trustee, the Custodian, the Servicers or the Servicing Administrator any amounts permitted to be paid or reimbursed to such Person from funds in the Distribution Account pursuant to clauses (A) and (B) of the definition of Available Distribution Amount.

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(e)           Funds in the Distribution Account for the period from each Servicer Remittance Date to the related Distribution Date shall, if invested, be invested in Eligible Investments selected by the Securities Administrator, which shall mature not later than the Distribution Date and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee in trust for the benefit of the Trustee and Holders of the Sequoia Mortgage Trust 2013-4 Certificates. All income and gain realized from any Eligible Investment in the Distribution Account shall be compensation to the Securities Administrator. The Securities Administrator shall deposit the amount of any losses incurred in respect of any such investments out of its own funds, without any right of reimbursement therefor, immediately as realized.

Section 4.02         Reports to Trustee and Certificateholders.

On each Distribution Date, the Securities Administrator shall have prepared and shall make available to the Trustee and each Certificateholder a written report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Master Servicer and the Servicers) (the “Distribution Date Statement”):

(a)          the amount of the distributions, separately identified, with respect to each Class of Certificates;

(b)          the amount of the distributions set forth in clause (a) allocable to principal, separately identifying the aggregate amount of any Principal Prepayments or other unscheduled recoveries of principal included in that amount;

(c)          the amount of the distributions set forth in clause (a) allocable to interest;

(d)          the amount of any unpaid Interest Shortfall, Net Prepayment Interest Shortfalls and Relief Act Shortfalls with respect to each Class of Certificates;

(e)          the Class Principal Amount of each Class of Certificates (other than the Interest-Only Certificates) and the Class Notional Amount of the Interest-Only Certificates, in each case after giving effect to the distribution of principal on that Distribution Date;

(f)           the Aggregate Stated Principal Balance of the Mortgage Loans at the beginning and at the end of the related Prepayment Period, the Mortgage Rates (in incremental ranges) and the weighted average remaining term of the Mortgage Loans;

(g)          the aggregate Substitution Amount and the aggregate Repurchase Price deposited into the Distribution Account with respect to the Mortgage Loans , which information may be presented in a footnote;

(h)          the Senior Percentage and the Subordinate Percentage for the following Distribution Date;

(i)           the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date;

(j)           the amount of the Master Servicing Fee, the Servicing Fee and the Trustee Fee paid to or retained by the Master Servicer, each Servicer and the Trustee, respectively, and the amount of any fees paid to the Securities Administrator and the Custodian;

(k)          the aggregate amount of Advances for the related Due Period;

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(l)           the number and Stated Principal Balance of the Mortgage Loans that were (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

(m)         the amount of cash flow received for such Distribution Date, and the sources thereof;

(n)          for any Mortgage Loan as to which the related Mortgaged Property was an REO Property during the preceding calendar month, the principal balance of such Mortgage Loan as of the close of business on the last day of the related Due Period;

(o)          the aggregate number and principal balance of any REO Properties as of the close of business on the last day of the preceding Due Period;

(p)          the amount of Realized Losses incurred during the preceding calendar month;

(q)          the cumulative amount of Realized Losses incurred since the Closing Date;

(r)           the Realized Losses, if any, allocated to each Class of Certificates on that Distribution Date;

(s)          the Certificate Interest Rate for each Class of Certificates and the Net WAC Rate for that Distribution Date;

(t)           any Servicing Modifications with respect to any Mortgage Loan during the related Due Period;

(u)          the applicable Record Date, Accrual Period and calculation date for each Class of Certificates and such Distribution Date;

(v)          the amount on deposit in the Distribution Account as of such Distribution Date (after giving effect to distributions on such date) and as of the prior Distribution Date;

(w)          the nature of any material breach of a representation and warranty relating to the characteristics of the Mortgage Loans or any transaction covenants;

(x)           the amount of Advances and Servicing Advances reimbursed during the related Due Period;

(y)          the amount of any Subsequent Recoveries;

(z)           the amount of any fees, charges and costs paid or reimbursed to the Master Servicer and the Custodian from the Distribution Account pursuant to this Agreement or the Custodial Agreement;

(aa)         the amounts of any Master Servicer Compensating Interest Payments and Servicer Compensating Interest Payments for such Distribution Date;

(bb)        whether the Step-Down Test has been satisfied for such Distribution Date;

(cc)        the status and outcome of the Mortgage Loan review conducted pursuant to Section 2.05(b); and

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(dd)        the status and outcome of the review conducted pursuant to Section 2.08(b), as reported to the Securities Administrator.

On each Distribution Date, the Securities Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level factors for each Class of Offered Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

In addition to the information listed above, such Distribution Date Statement shall also include such other information as is required to be reported on Form 10-D by Item 1121(a) and (b) (§229.1121) of Regulation AB.

The Securities Administrator shall make such reports, any Form 10-K's and Form 10-D's relating to the Certificates filed under the Exchange Act and such other loan level information as the Depositor and the Securities Administrator shall agree available each month via the Securities Administrator’s website at http://www.ctslink.com.  Assistance in using the website may be obtained by calling the Securities Administrator’s customer service desk at 1-866-846-4526.  Certificateholders and other parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by contacting the Securities Administrator and indicating such.  In preparing or furnishing the foregoing information to the Certificateholders, the Securities Administrator shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Properties that has been provided to the Securities Administrator by the Master Servicer and the Servicers, and the Securities Administrator shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

Upon request, within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information listed above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company (which request, if received by the Trustee or the Certificate Registrar, shall be promptly forwarded to the Securities Administrator), the Securities Administrator shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to such Certificateholders such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholders may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificates; provided, however, that (i) such Certificateholders shall pay in advance for the Securities Administrator’s actual expenses incurred in providing such reports and access and such expenses shall not be paid by the Trust Fund and (ii) the Securities Administrator shall provide such information and documentation only to the extent that the Securities Administrator would not be in violation of any applicable privacy laws.

Section 4.03         Rule 17g-5 Compliance.

(a)           The Rule 17g-5 Information Provider shall, upon receipt of an NRSRO certification in the form of Exhibit O, make available on its Rule 17g-5 Website solely to the Depositor, each Rating Agency and to any NRSRO the following items, but only to the extent such items are delivered to it by electronic mail to rmbs17g5informationprovider@wellsfargo.com, specifically with a subject reference of “SEMT 2013-4” and an identification of the type of information being provided in the body of such notice, or any other delivery method established or approved by the Rule 17g-5 Information Provider if or as may be necessary or beneficial:

(i)	any Rating Agency Information provided to the Rule 17g-5 Information Provider in accordance with Sections 6.06, 6.07, 6.14, 9.01, 9.02, 11.03 and 11.12 of this Agreement, as well as reports prepared in accordance with Sections 6.21, 6.22, 6.23 and 6.24 (provided that the Rule 17g-5 Information Provider shall not be required to post to its Rule 17g-5 Website any such information previously posted to and available on the Securities Administrator’s website);

(ii)	any notice of any amendment that modifies the procedures herein relating to Exchange Act Rule 17g-5 pursuant to this Agreement; and

(iii)	a summary of any oral conversation with a Rating Agency regarding any Mortgage Loan, any Mortgaged Property or any REO Property, to the extent required to be provided pursuant to Rule 17g-5.

The foregoing information shall be made available by the Rule 17g-5 Information Provider on its Rule 17g-5 Website. Such information shall be posted to the Rule 17g-5 Website on the same Business Day as it is received, provided that such information is received by 12:00 p.m. (eastern time) or, if received after 12:00 p.m., on the next Business Day. The Rule 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the requirements of this Agreement, or otherwise is or is not anything other than what it purports to be. The Rule 17g-5 Information Provider shall not be deemed to have obtained actual knowledge of any information by virtue of the receipt and posting of such information to the Rule 17g-5 Website. Further, notwithstanding anything to the contrary herein, in the event the Depositor determines that any information previously posted to the Rule 17g-5 Website should not have been posted thereto pursuant to the terms of this Agreement, the Depositor shall direct the Rule 17g-5 Information Provider in writing to remove such information from the Rule 17g-5 Website, such written notice to specify the information to be so removed. The Rule 17g-5 Information Provider (i) shall have no obligation or duty to verify, confirm or otherwise determine the accuracy of the information contained in such written direction, (ii) shall be entitled to rely fully upon such written direction and (iii) shall not be held liable in connection with removing any such information from the Rule 17g-5 Website upon the receipt of such written direction.

The Rule 17g-5 Information Provider shall provide a mechanism to notify any party that has submitted an NRSRO Certification each time the Rule 17g-5 Information Provider posts an additional document to the Rule 17g-5 Website.

In connection with providing access to the Rule 17g-5 Website, the Rule 17g-5 Information Provider may require registration and the acceptance of a disclaimer. The Rule 17g-5 Information Provider shall not be liable for the dissemination of information in accordance with the terms of this Agreement, makes no representations or warranties as to the accuracy or completeness of such information being made available, has no obligation to review such information, and assumes no responsibility for such information. The Rule 17g-5 Information Provider shall not be liable for its failure to make any information available to each Rating Agency or NRSROs unless such information was delivered to the Rule 17g-5 Information Provider at the email address specified in writing to the Depositor, with a subject heading of “SEMT 2013-4” and sufficient detail to indicate that such information is required to be posted on the Rule 17g-5 Website.

If any NRSRO that has previously submitted an NRSRO Certification and whose NRSRO Certification has been accepted, notifies the Rule 17g-5 Information Provider that it is unable to access information posted to the Rule 17g-5 Website and such access issue is determined to be the result of a problem with the Rule 17g-5 Website, if such access issue is not resolved within one Business Day of such determination, the Rule 17g-5 Information Provider shall so notify the Depositor.

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(b)          Each of the Master Servicer and the Trustee hereby agrees that, except as otherwise expressly permitted herein, it shall not communicate with (including verbally) or provide information to a Rating Agency without the prior consent of and consultation with the Depositor, and that any permitted communication by it to a Rating Agency will be made by it only in the manner prescribed by the procedures established by the Depositor to ensure compliance with Rule 17g-5 under the Exchange Act, including to the extent set forth herein, providing any such communications to the Depositor for posting on the Rule 17g-5 Website pursuant to this Section 4.03 prior to communicating with such Rating Agency.

Section 4.04         Rule 15Ga-1 Compliance.

(a)           To the extent a Responsible Officer of the Master Servicer receives a demand for the repurchase or substitution of a Mortgage Loan based on a breach of a representation or warranty made by the Seller or the Originator of such Mortgage Loan (each, a “Demand”), the Master Servicer agrees (i) if such Demand is in writing, promptly to forward such Demand to the Trustee, and (ii) if such Demand is oral, to instruct the requesting party to submit such Demand in writing to the Trustee. To the extent a Responsible Officer of the Trustee receives a Demand, it shall provide the Depositor with prompt written notice of such Demand.

(b)           In connection with the repurchase or substitution of a Mortgage Loan pursuant to a Demand, any dispute with respect to a Demand, or the withdrawal or final rejection of a Demand (i) the Master Servicer agrees, to the extent a Responsible Officer of the Master Servicer has actual knowledge thereof, promptly to notify the Trustee in writing, and (ii) the Trustee agrees, to the extent a Responsible Officer of the Trustee has actual knowledge thereof, promptly to notify the Depositor in writing.

(c)           With respect to Rule 15Ga-1 of the Exchange Act, to the extent in its possession, the Trustee shall provide the Depositor with any applicable information relating to a Demand (the “Rule 15Ga-1 Information”) in a timely manner so as to enable the Depositor to meet its reporting obligations under Rule 15Ga-1. The Depositor shall be entitled conclusively to rely on the Rule 15Ga-1 Information provided to it by the Trustee in connection with the compilation by the Depositor of the Rule 15Ga-1 Information required to be reported on Form 10-D. For the avoidance of doubt, the Depositor shall have sole responsibility for compiling the Rule 15Ga-1 Information required to be reported on Form 10-D, and the Securities Administrator shall be entitled conclusively to rely on any Rule 15Ga-1 Information provided to it by the Depositor for inclusion on each Form 10-D. Other than with respect to the obligations of the Trustee in this Section 4.04, the Trustee shall have no responsibility or liability in connection with any filing required to be made by the Depositor pursuant to Rule 15Ga-1 of the Exchange Act.

ARTICLE V

DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

Section 5.01         Distributions Generally.

(a)           Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Paying Agent on behalf of the Trustee shall make distributions to holders of Certificates as of the related Record Date in accordance with this Article V.  Such distributions shall be made by check mailed to each Certificateholder’s address as it appears on the Certificate Register of the Certificate Registrar or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date by any Certificateholder owning an aggregate initial Certificate Principal Amount or Notional Amount of at least $1,000,000, or in the case of any Residual Certificate, a Percentage Interest of not less than 100%, by wire transfer in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Certificate Registrar’s Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants.  Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution.  Notwithstanding such final payment of principal of any of the Certificates, each Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Certificates and at such time such final payment in retirement of any Certificate will be made only upon presentation and surrender of such Certificate at the Certificate Registrar’s Corporate Trust Office.  If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

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(b)           All distributions or allocations made with respect to the Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts or initial Class Notional Amounts (or Percentage Interests).

Section 5.02         Distributions From the Distribution Account.

(a)           Subject to Sections 5.02(b) and (c), on each Distribution Date, the Available Distribution Amount, to the extent received by the Securities Administrator, shall be withdrawn by the Paying Agent from funds in the Distribution Account and allocated among the Classes of Senior Certificates and Subordinate Certificates in the following order of priority:

(i)            to the Senior Certificates, pro rata, such Class’s Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(ii)           to the Senior Certificates (other than the Interest-Only Certificates), the Senior Principal Distribution Amount, concurrently as follows:

(A)         to the Class A-1 and Class A-2 Certificates, a pro rata portion of the Senior Principal Distribution Amount based upon the aggregate Class Principal Amount of such classes relative to the aggregate Class Principal Amount of the Senior Certificates, allocated pro rata to the Class A-1 and Class A-2 Certificates based upon their respective Class Principal Amounts, until their Class Principal Amounts have been reduced to zero; and

(B)         to the Class A-3 and Class A-4 Certificates, the remaining portion of the Senior Principal Distribution Amount, allocated sequentially to the Class A-3 Certificates, until their Class Principal Amount has been reduced to zero and then to the Class A-4 Certificates, until their Class Principal Amount has been reduced to zero;

(iii)          to the Class B-1 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(iv)          to the Class B-1 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(v)         to the Class B-2 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(vi)          to the Class B-2 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

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(vii)         to the Class B-3 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(viii)        to the Class B-3 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(ix)          to the Class B-4 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(x)           to the Class B-4 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(xi)          to the Class B-5 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(xii)         to the Class B-5 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero; and

(xiii)        to the Class LT-R Certificates and the Class R Certificates, any remaining amount of the Available Distribution Amount allocated as provided in Section 5.02(d).

(b)           On each Distribution Date on and after the Credit Support Depletion Date, the Senior Principal Distribution Amount shall be distributed to the Senior Certificates (other than the Interest-Only Certificates) pro rata in accordance with their respective Class Principal Amounts.

(c)           Notwithstanding the priority and allocation set forth in Section 5.02(a), if with respect to any Class of Subordinate Certificates other than the Class B-1 Certificates on any Distribution Date the sum of the Class Subordination Percentages of such Class and of all other Classes of Subordinate Certificates which have a lower payment priority than such Class is less than the Original Applicable Credit Support Percentage for such Class, no distribution of principal shall be made to any such Classes. The Subordinate Principal Distribution Amount shall be allocated among the Classes of Subordinate Certificates having higher payment priorities than such Class, pro rata, based on the Class Principal Amounts of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 5.02(a) above.

(d)           Amounts distributed to the Residual Certificates pursuant to Section 5.02(a)(xiii) on any Distribution Date shall be allocated among the REMIC residual interests represented thereby such that each such interest is allocated the excess of funds available to the related REMIC over required distributions to the regular interests in such REMIC on such Distribution Date; provided, however, that the Class LT-R Certificate shall be entitled to any amounts representing net gain resulting from the sale of any REO Properties or other Liquidation Proceeds due to the Residual Certificates with respect to the Mortgage Loans.

(e)           For purposes of distributions of interest in Section 5.02(a) such distributions to a Class of Certificates on any Distribution Date shall be made first, in respect of Current Interest; and second, in respect of Interest Shortfalls.

(f)            Amounts distributed to the Certificates (other than the Class LT-R Certificate) pursuant to this Section shall be deemed to have first been distributed from the Lower Tier REMIC to the Upper Tier REMIC in respect of the Lower Tier REMIC regular interests in accord with the distribution provisions for the Lower Tier REMIC set forth in the Preliminary Statement.

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Section 5.03         Allocation of Losses.

(a)           On or prior to each Distribution Date, the Master Servicer shall calculate the aggregate Realized Losses for such Distribution Date based on the information with respect to losses as reported to it by each Servicer.

(b)           On each Distribution Date, the Securities Administrator shall allocate the principal portion of Realized Losses as follows:

first, to the Classes of Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class B-5 Certificates and ending with the Class B-1 Certificates) until the Class Principal Amount of each such Class is reduced to zero; and

second, to the Class A Certificates (other than the Interest-Only Certificates), pro rata in accordance with their respective Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero.

(c)           On each Distribution Date, the Class Principal Amount of the Class of Subordinate Certificates then outstanding with the lowest payment priority shall be reduced on each Distribution Date by the Certificate Writedown Amount and if no Subordinate Certificates are then outstanding the Class Principal Amounts of the Class A Certificates (other than the Interest-Only Certificates) shall be reduced by the Certificate Writedown Amount, pro rata in accordance with their respective Class Principal Amounts.

(d)           Any allocation of a loss pursuant to this section to a Class of Certificates shall be achieved by reducing the Class Principal Amount thereof by the amount of such loss.

(e)           Subsequent Recoveries in respect of the Mortgage Loans shall be distributed to the Certificates still outstanding, in accordance with Section 5.02, and the Class Principal Amount of each Class of Certificates then outstanding that has been reduced due to application of a Certificate Writedown Amount or Realized Loss will be increased, pro rata in accordance with their respective Class Principal Amounts in the case of the Class A Certificates (other than the Interest-Only Certificates) and sequentially in order of seniority in the case of the Subordinate Certificates, by the lesser of (i) the amount of such Subsequent Recovery (reduced by any amounts applied for this purpose to more senior-ranking Certificates) and (ii) the Realized Loss amount previously allocated to such Class.

(f)           Realized Losses and the amount of any Certificate Writedown Amount allocated by this Section to a Class of Certificates shall be allocated to the corresponding Lower Tier REMIC Interest and shall reduce the Class Principal Amount of such Lower Tier REMIC Interest to the same extent that the Class Principal Amount of such Class of Certificates is reduced pursuant to the provisions of this Section. Subsequent Recoveries distributed to a Class of Certificates pursuant to the provisions of subsection 5.03(e) shall be deemed to have been distributed to the corresponding Lower Tier REMIC Interest. To the extent that the Class Principal Amount of any Class of Certificates has been increased on account of Subsequent Recoveries pursuant to the provisions of subsection 5.03(e), the principal balance of the corresponding Lower Tier REMIC Interest shall be increased by the same amount.

(g)           Any Class of Certificates or Lower-Tier Interest whose Class Principal Amount has been reduced to zero due to the allocation of Realized Losses will nonetheless remain outstanding under this Agreement and will continue to be entitled to receive Subsequent Recoveries until the termination of the Trust Fund; provided, however, that no such Class of Certificates will have voting rights with respect to matters under this Agreement requiring or permitting actions to be taken by any Certificateholders.

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Section 5.04         Servicer Obligations.

In the event of any inconsistency between this Agreement and a Servicing Agreement with respect to obligations of a Servicer, the provisions of the applicable Servicing Agreement shall govern such obligations.

Section 5.05         Advances by Master Servicer.

If any Servicer (other than Cenlar FSB) or the Servicing Administrator fails to remit any Advance required to be funded under the applicable Servicing Agreement, the Master Servicer shall itself fund, or shall cause the successor Servicer or successor Servicing Administrator to fund, such Advance. If the Master Servicer determines that an Advance is required, it shall on the Business Day preceding the related Distribution Date immediately following such Determination Date remit to the Securities Administrator from its own funds (or funds advanced by the applicable Servicer or the Servicing Administrator) for deposit in the Distribution Account immediately available funds in an amount equal to such Advance. The Master Servicer, each Servicer (other than Cenlar FSB) and the Servicing Administrator shall be entitled to be reimbursed for all Advances funded by it. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is nonrecoverable, the Master Servicer shall be under no obligation to make such Advance. If the Master Servicer determines that an Advance is nonrecoverable, it shall, on or prior to the related Distribution Date, deliver an Officer’s Certificate to the Trustee to such effect.

Section 5.06         Master Servicer Compensating Interest Payments.

The amount of the aggregate Master Servicing Fees payable to the Master Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Master Servicer Compensating Interest Payment for such Distribution Date. Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

ARTICLE VI

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR; EVENTS OF DEFAULT

Section 6.01         Duties of Trustee and the Securities Administrator.

(a)           The Trustee, except during the continuance of an Event of Default, and the Securities Administrator each undertake to perform their respective duties and only such duties as are specifically set forth in this Agreement.  Any permissive right of the Trustee and the Securities Administrator provided for in this Agreement shall not be construed as a duty of the Trustee or the Securities Administrator, as the case may be. If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)           Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Securities Administrator, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished to the Trustee or the Securities Administrator pursuant to this Agreement and shall not be required to recalculate or verify any numerical information furnished to the Trustee or the Securities Administrator pursuant this Agreement.  Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform to the form required by this Agreement in a material manner the Trustee or the Securities Administrator, as applicable, shall take such action as it deems appropriate to cause the instrument to be corrected, and if the instrument is not corrected to the Trustee’s or the Securities Administrator’s satisfaction, the Trustee or the Securities Administrator, as applicable, will provide notice thereof to the Certificateholders and take such further action as directed by the Certificateholders pursuant to Sections 6.02(d) and 6.02(f).

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(c)           None of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)            The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in Section 6.18 hereof;

(ii)           For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Holders of the Certificates and this Agreement;

(iii)          For all purposes under this Agreement, except when the Master Servicer is the Securities Administrator, the Securities Administrator shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer to furnish information to the Securities Administrator or payment on a Distribution Date when required to do so) unless a Responsible Officer of the Securities Administrator has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Securities Administrator at the at the address provided in Section 11.07, and such notice references the Holders of the Certificates and this Agreement;

(iv)          No provision of this Agreement shall require the Trustee or the Securities Administrator (regardless of the capacity in which it is acting) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Depositor, the Master Servicer or any other Person under this Agreement, the Servicing Agreements or the Custodial Agreement; and

(v)           None of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be responsible for any act or omission of the Master Servicer (other than, in the case of the Securities Administrator, as provided in the next sentence), the Depositor, the Seller, the Servicers, the Custodian or the Controlling Holder. If the Master Servicer is the Securities Administrator, the Securities Administrator shall be responsible for any act or omission of the Master Servicer.

(d)           The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the applicable Servicer (with a copy to the Master Servicer) upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

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(e)           None of the Trustee, the Securities Administrator or the Master Servicer shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, the Securities Administrator or the Master Servicer or exercising any trust or power conferred upon the Trustee, the Securities Administrator or the Master Servicer under this Agreement.

(f)           Neither the Trustee nor the Securities Administrator shall be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or any Servicer under this Agreement or any Servicing Agreement except, with respect to the Master Servicer, during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(g)           Except as otherwise provided herein, neither the Trustee nor the Securities Administrator shall have any duty (A) to record, file, or deposit this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to maintain any such recording or filing or depositing or to undertake any rerecording, refiling or redepositing of any thereof, (B) to procure or maintain any insurance, (C) to pay or discharge any tax, assessment, or other governmental charge or penalty or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account, or (D) to confirm or verify the contents of any reports or certificates of the Master Servicer or any Servicer delivered to the Trustee or the Securities Administrator pursuant to this Agreement or any Servicing Agreement believed by the Trustee or the Securities Administrator, as applicable, to be genuine and to have been signed or presented by the proper party or parties.

(h)           None of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, unless it shall be proved that the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, was negligent in ascertaining the pertinent facts.

(i)            Notwithstanding anything in this Agreement to the contrary, none of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)            Neither the Trustee nor the Securities Administrator (regardless of the capacity in which it is acting) shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them agents of one another.

(k)           The duties and obligations of the Trustee, the Securities Administrator, the Paying Agent and the Certificate Registrar shall be determined solely by the express provisions of this Agreement, none of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar and, in the absence of bad faith on the part of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such party that conform to the requirements of this Agreement.

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Section 6.02         Certain Matters Affecting the Trustee and the Securities Administrator.

Except as otherwise provided in Section 6.01:

(a)           Before taking or refraining from taking any actions hereunder, each of the Trustee and the Securities Administrator may request, and may rely and shall be protected in acting or refraining from acting upon, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           Each of the Trustee and the Securities Administrator may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c)           Neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d)           Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates or such other percentage specified in Section 2.05 with respect to actions described in Section 2.05; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses from the Certificateholders as a condition to proceeding.  Except as otherwise provided in Section 2.05, the reasonable expense thereof shall be paid by the party requesting such investigation and shall not be paid by the Trust Fund; and, provided further, that in the case of an alleged breach of an Originator's representations and warranties, the provisions of Section 2.05 must be satisfied.

(e)           Each of the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee and the Securities Administrator conferred on them by such appointment; provided that each of the Trustee and the Securities Administrator shall continue to be responsible for its duties and obligations hereunder to the extent provided herein; provided further that the Trustee shall not be responsible for the duties and obligations of Wells Fargo Bank, N.A. in its capacity as any of the Custodian, the Paying Agent, the Authenticating Agent, the Securities Administrator or the Certificate Registrar under this Agreement or the Custodial Agreement, as applicable;

(f)           Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, and the Trustee shall not be under any obligation to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as applicable, security or indemnity reasonably satisfactory to the Trustee or the Securities Administrator against the costs, expenses and liabilities which may be incurred therein or thereby;

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(g)          The right of the Trustee and the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act;

(h)           Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and

(i)           Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation (including, but not limited to, reviewing any reports delivered to the Trustee in connection with the review of the Trustee Mortgage Files and the Trustee Credit Files) as to the occurrence of any condition requiring the repurchase of any Mortgage Loan pursuant to this Agreement, the Mortgage Loan Purchase and Sale Agreement, the Purchase Agreements or the Servicing Agreements, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement including, without limitation, whether any mortgage loan is a Qualified Substitute Mortgage Loan, except as set forth in Section 2.05 with respect to the Trustee.

In the event either the Trustee or the Securities Administrator deems the nature of any action required on its part to be unclear, the Trustee or the Securities Administrator, as applicable, may require prior to such action that it be provided by the Depositor with reasonable further written instructions.

Section 6.03         Trustee and Securities Administrator Not Liable for Certificates.

The Trustee and the Securities Administrator make no representations as to the validity or sufficiency of this Agreement, the Custodial Agreement, the Purchase Agreements, the Servicing Agreements, the Mortgage Loan Purchase and Sale Agreement or the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan or related document, save that the Trustee and the Securities Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.  The recitals contained herein and in the Certificates (other than the signature of the Trustee on the Certificates and the acknowledgements of the Trustee contained in Article II) shall not be taken as the statements of the Trustee and the Trustee does not assume any responsibility for their correctness. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or of funds paid to the Depositor in consideration of the sale of the Mortgage Loans to the Trustee by the Depositor or for the use or application of any funds deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates.  Neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.  Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

Section 6.04         Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator (and any Affiliate or agent of either of them) in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee, Securities Administrator or such Affiliate or agent, as applicable.

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Section 6.05         Eligibility Requirements for Trustee and Securities Administrator.

The Trustee hereunder shall at all times (i) be an institution insured by the FDIC, (ii) be a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not be an Affiliate of the Master Servicer, any Servicer or the Servicing Administrator.  If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

The Securities Administrator hereunder shall at all times (i) be an institution authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, (ii) be rated at least “A/F1” by Fitch and at least “A2/P-1” by Moody’s, or if not rated by Fitch or Moody’s, the equivalent rating by KBRA or S&P, and (iii) not be the Depositor, an Affiliate of the Depositor or, other than in the case of the initial Securities Administrator, the originator or servicer of any of the Mortgage Loans.

Section 6.06         Resignation and Removal of Trustee and the Securities Administrator.

(a)           Each of the Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving 60 days’ written notice thereof to the Trustee or the Securities Administrator, as applicable, the Depositor and the Master Servicer.  Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or a successor securities administrator, as applicable, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or resigning Securities Administrator, as applicable, one copy to the successor trustee or successor securities administrator, as applicable, and one copy to the Master Servicer.  If no successor trustee or successor securities administrator shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or resigning Securities Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable.  In the case of any such resignation by the Securities Administrator, if no successor securities administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to this Section 6.06, then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement and shall be entitled to the fees of the Securities Administrator for so long as the Trustee performs such duties; provided, however, that the Trustee may engage a qualified entity to perform the duties of the Securities Administrator under Sections 6.21, 6.22, 6.23, 6.24 and 11.16 of this Agreement. The successor trustee shall notify each Rating Agency through the Rule 17g-5 Information Provider, the Servicers, the Servicing Administrator and the Master Servicer of any change of Trustee and the successor securities administrator shall notify each Rating Agency through the Rule 17g-5 Information Provider, the Servicers, the Servicing Administrator and the Master Servicer of any change of Securities Administrator.

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(b)           If at any time any of the following events shall occur: (i) the Trustee or the Securities Administrator ceases to be eligible in accordance with the provisions of Section 6.05 and fails to resign after written request therefor by the Depositor, (ii) the Securities Administrator fails to perform its obligations pursuant to Section 5.02 to make distributions to Certificateholders, which failure continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Securities Administrator by the Trustee or the Depositor, (iii) the Securities Administrator fails to provide a Back-up Certificate, Assessment of Compliance or an Accountant’s Attestation required under Sections 6.21, 6.23 and 6.24, respectively, by March 15 of each year in which Exchange Act reports are required, (iv) the Trustee or the Securities Administrator becomes incapable of acting, or is adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator of its property is appointed, or any public officer takes charge or control of the Trustee or the Securities Administrator or of the property or affairs of either for the purpose of rehabilitation, conservation or liquidation, (v) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, or (vi) the continued use of the Trustee or the Securities Administrator would result in a downgrading of the rating by a Rating Agency of any Class of Certificates with a rating; then, in each such case, the Depositor shall remove the Trustee or the Securities Administrator, as applicable, and the Depositor shall appoint a successor trustee or successor securities administrator, as applicable, by written instrument, one copy of which instrument shall be delivered to the Trustee or Securities Administrator so removed, one copy to the successor trustee or successor securities administrator, as applicable, and one copy to the Master Servicer. If the same Person is acting as both the Securities Administrator and the Master Servicer, then the Depositor shall direct the Trustee to remove the Master Servicer in accordance with the provisions of Section 6.14, and the Trustee promptly upon such direction shall remove the Master Servicer in accordance therewith.

(c)           The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates may at any time upon 30 days’ written notice to the Trustee or the Securities Administrator, as applicable, and to the Depositor remove the Trustee or the Securities Administrator, as applicable, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee or Securities Administrator, as applicable, and one copy to the Master Servicer. The Depositor shall thereupon appoint a successor trustee or successor securities administrator, as applicable, in accordance with this Section.

(d)           Any resignation or removal of the Trustee or the Securities Administrator, as applicable, and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall only become effective upon acceptance of appointment by the successor trustee or the successor securities administrator, as applicable, as provided in Section 6.07.

Section 6.07         Successor Trustee and Successor Securities Administrator.

(a)           Any successor trustee or successor securities administrator appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor securities administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator, as applicable, shall become effective and such successor trustee or successor securities administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or securities administrator, as applicable, herein.  The predecessor trustee shall deliver to the successor trustee (or assign to the Trustee its interest under the Custodial Agreement, to the extent permitted thereunder), all Trustee Mortgage Files and Trustee Credit Files and documents and statements related to each Trustee Mortgage File and Trustee Credit File held by it hereunder, the predecessor trustee shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and the predecessor trustee or the predecessor securities administrator, as applicable, shall deliver such of the records or copies thereof maintained by the predecessor trustee or predecessor securities administrator, as applicable, in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement.  In addition, the Depositor and the predecessor trustee or predecessor securities administrator, as applicable, shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or successor securities administrator, as applicable, all such rights, powers, duties and obligations. The predecessor securities administrator shall also deliver to the Depositor the Back-up Certificate with respect to the portion of the calendar year in which the predecessor securities administrator acted as Securities Administrator hereunder.

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(b)           No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee or successor securities administrator, as applicable, shall be eligible under the provisions of Section 6.05.

(c)           Upon acceptance of appointment by a successor trustee or successor securities administrator, as applicable, as provided in this Section 6.07, the predecessor trustee or predecessor securities administrator, as applicable, shall mail notice of the succession of such trustee or securities administrator, as applicable, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency through the Rule 17g-5 Information Provider.  The expenses of such mailing shall be borne by the the predecessor trustee or predecessor securities administrator, as applicable; provided, if such party has been removed without cause, such expenses will be borne by the Trust Fund.

Section 6.08         Merger or Consolidation of Trustee or Securities Administrator.

Any Person into which the Trustee or Securities Administrator may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or Securities Administrator shall be a party, or any Persons succeeding to the corporate trust business of the Trustee or Securities Administrator, shall be the successor to the Trustee or Securities Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the applicable provisions of Section 6.05.

Section 6.09         Appointment of Co-Trustee, Separate Trustee or Custodian.

(a)           Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located.  The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.  The obligation of the Master Servicer to make Advances pursuant to Section 5.05 hereof shall not be affected or assigned by the appointment of a co-trustee.

(b)           Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)           all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

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(ii)           all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

(iii)           no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv)           the Trustee may at any time, by an instrument in writing executed by it, with the concurrence of the Depositor, accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

(c)           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy given to the Master Servicer.

(d)           Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)           No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.05 hereunder and no notice to the Certificateholders of the appointment shall be required under Section 6.07 hereof.

(f)           The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee’s obligations hereunder.

(g)           The Trust Fund shall pay the reasonable compensation of the co-trustees (which compensation shall not reduce any compensation payable to the Trustee).

Section 6.10         Authenticating Agents.

(a)           The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates.  The Trustee hereby appoints the Securities Administrator as initial Authenticating Agent, and the Securities Administrator hereby accepts such appointment.  Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent must be a national banking association or a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities.

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(b)           Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c)           Any Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee and the Depositor.  The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor.  Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor authenticating agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates.  Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.  No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 6.10.  No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee or in accordance with the provisions of this Agreement.

Section 6.11         Indemnification of the Trustee, the Securities Administrator and the Master Servicer.

Subject to the limitations described in clause (C) of the definition of Available Distribution Amount, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, both in its individual capacity and in its capacity as Trustee hereunder, and Wells Fargo Bank, N.A., both in its individual capacity and in its capacities as Securities Administrator, Certificate Registrar, Paying Agent, Authenticating Agent and Master Servicer hereunder, and each of their respective directors, officers, employees and agents shall be indemnified and held harmless by, and entitled to reimbursement from, the Trust Fund for any claim, loss, liability, damage, cost or expense, including without limitation any reasonable legal fees and expenses and any extraordinary or unanticipated expense, incurred or expended (without negligence or willful misconduct on its or their part) in connection with, (a) investigating, preparing for, defending itself or themselves against, or prosecuting for itself or themselves or for the sake of the Trust Fund any legal proceeding, whether pending or threatened, that is related directly or indirectly in any way to the Trust Fund, this Agreement, the Purchase Agreements, the Servicing Agreements, the Mortgage Loan Purchase and Sale Agreement, the Custodial Agreement, the Mortgage Loans or other assets of the Trust Fund, or the Certificates (including without limitation the initial offering, any secondary trading and any transfer and exchange of the Certificates), (b) the acceptance or administration of the trusts created hereunder, (c) the performance or exercise or the lack of performance or exercise of any or all of its or their powers, duties, rights, responsibilities, or privileges hereunder, including without limitation (i) complying with any new or updated laws or regulations directly related to the performance by the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, of its obligations under this Agreement and (ii) addressing any bankruptcy in any way related to or affecting this Agreement, the Purchase Agreements, the Servicing Agreements, the Custodial Agreement, the Mortgage Loan Purchase and Sale Agreement or any party to such agreements, including, as applicable, all costs incurred in connection with the use of default specialists within or outside Christiana Trust, a division of Wilmington Savings Fund Society, FSB (in the case of Christiana Trust, a division of Wilmington Savings Fund Society, FSB personnel, such costs to be calculated using standard market rates), in the case of the Trustee, or Wells Fargo Bank, N.A. (in the case of Wells Fargo Bank, N.A. personnel, such costs to be calculated using standard market rates), in the case of the Master Servicer and the Securities Administrator. As of the Startup Day, no such indemnifications or expense reimbursements are expected to be paid from the Trust Fund and it is intended that if such payments are ever made that they be characterized for purposes of the REMIC Provisions as "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).

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In connection with any claim as to which indemnification is to be sought hereunder:

(i) the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, shall give the Depositor written notice thereof promptly after the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, shall have knowledge thereof; provided that failure of the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer, as applicable, to provide such written notice shall not relieve the Trust Fund of the obligation to indemnify the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, under this Section 6.11;

(ii)           while maintaining control over its own defense, the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, shall cooperate and consult fully with the Depositor in preparing such defense; and

(iii)           notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer, as applicable, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

The indemnification obligations set forth in this Section shall survive the discharge of this Agreement and the termination or resignation of the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer, as applicable.

Section 6.12         Fees and Expenses of the Securities Administrator, the Certificate Registrar, the Paying Agent, Authenticating Agent, the Trustee and the Custodian.

(a)           Compensation for the services of the Securities Administrator, the Certificate Registrar, the Paying Agent and the Authenticating Agent hereunder shall be paid from the Master Servicing Fee. The Securities Administrator shall be entitled to all disbursements and advancements incurred or made by the Securities Administrator in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses arising from its negligence, bad faith or willful misconduct. Wells Fargo Bank, N.A. shall act as Securities Administrator for so long as it is Master Servicer under this Agreement.

(b)           As compensation for its services hereunder, the Trustee shall be entitled to receive the Trustee Fee, which shall be paid by the Master Servicer from the Distribution Account, as well as an initial acceptance fee of $3,500 to be paid by the Depositor. Each successor trustee hereby agrees to be bound by the terms of such arrangement. Any costs and expenses incurred by the Trustee shall be reimbursed in accordance with Section 6.11.

(c)           The Master Servicer shall pay, from the Master Servicing Fee, the fees and expenses of the Custodian as specified in the Custodial Agreement, and if the Custodial Agreement is terminated, the Master Servicer shall pay such fees and expenses of any successor custodian pursuant to a new custodial agreement to be entered into among the Depositor, the Seller, the Trustee, the successor custodian and the Master Servicer.

Section 6.13         Collection of Monies.

Except as otherwise expressly provided in this Agreement, the Trustee and the Securities Administrator may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by it pursuant to this Agreement.  The Trustee or the Securities Administrator, as applicable, shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement.

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Section 6.14         Events of Default; Trustee to Act; Appointment of Successor.

(a)           The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(i)            Any failure by the Master Servicer to furnish the Securities Administrator the Mortgage Loan data sufficient to prepare the reports described in Section 4.02 which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Securities Administrator or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of not less than 25% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates affected thereby;

(ii)           Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements (other than those referred to in (vii) and (viii) below) on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates (or in the case of a breach of its obligation to provide an Item 1123 Certificate, an Assessment of Compliance or an Accountant’s Attestation pursuant to Sections 6.22, 6.23 and 6.24, immediately without a cure period);

(iii)          A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or a Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer;

(iv)          The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property;

(v)           The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(vi)          The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.05 hereof;

(vii)         If a representation or warranty set forth in Section 9.03 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates;

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(viii)        A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee and Certificateholders holding more than 50% of the Aggregate Voting Interests of the Certificates;

(ix)          The purchase or holding of any Certificates by the Master Servicer or any master servicer transferee that is an insured depository institution (as such term is defined in the Federal Deposit Insurance Act) such that the Master Servicer or such master servicer transferee is required to consolidate any assets of the issuing entity on its financial statements under U.S. generally accepted accounting principles;

(x)          Any failure of the Master Servicer to make any Advances when such Advances are due, which failure continues unremedied for a period of one Business Day.

If an Event of Default described in clauses (i) through (ix) of this Section shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time as prescribed by this Section, the Trustee, by notice in writing to the Master Servicer may, and, if so directed in writing by Certificateholders evidencing either (i) more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, or (ii) 50% of the aggregate Class Principal Amount of the Subordinate Certificates, or upon the occurrence of an Event of Default described in clause (x) of this Section, shall, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof; provided, however, that in the case of the preceding clause (ii), the Trustee shall provide written notice to all of the Certificateholders within two Business Days of receiving such direction and shall not terminate the Master Servicer if, within 30 days of sending such written notice, the Trustee has received contrary instructions from Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificateholders. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Trustee and the Securities Administrator in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Servicers of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Distribution Account and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated pursuant to this Section 6.14 shall bear all costs of a master servicing transfer, including but not limited to those of the Trustee or Securities Administrator reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending this Agreement, if necessary. If the same Person is acting as both the Securities Administrator and the Master Servicer, then the Trustee shall direct the Depositor to remove the Securities Administrator in accordance with the provisions of Section 6.06(b), and the Depositor promptly upon such direction shall remove the Securities Administrator in accordance therewith.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement under this Agreement to the extent such reimbursement relates to the period prior to such Master Servicer’s termination. The successor master servicer shall not be required to purchase or reimburse the terminated Master Servicer's Advance receivables. For the avoidance of doubt, to the extent that the terminated Master Servicer and a successor master servicer have each made Advances in respect of the same Mortgage Loan, recovered amounts shall be used to reimburse the terminated Master Servicer and a successor master servicer in the order in which such Advances were made.

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When a Responsible Officer of the Trustee has actual knowledge of the occurrence of an Event of Default, the Trustee shall promptly notify the Securities Administrator and each Rating Agency through the Rule 17g-5 Information Provider of the nature and extent of such Event of Default. The Trustee or the Securities Administrator shall promptly give written notice to the Master Servicer upon the Master Servicer’s failure to fund Advances as required under this Agreement.

(b)           On and after the time the Master Servicer receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the written resignation of the Master Servicer pursuant to Section 9.06, the Trustee, unless, in either case, another master servicer shall have been appointed by the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and with respect to the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances in accordance with Section 5.04; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. The Trustee shall have no responsibility for any act or omission of the Master Servicer other than any act or omission performed by the Trustee in its capacity as a successor master servicer. In addition, the Trustee shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.03. In the Trustee’s capacity as successor master servicer, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation for acting as successor master servicer hereunder, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement, including the Master Servicing Fee, subject to Section 6.14(d).

(c)           Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000, which is a Fannie Mae or Freddie Mac-approved master servicer, and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties and liabilities of a master servicer, like the Master Servicer. Any entity designated by the Trustee as a successor master servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee, in its individual capacity, shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate’s actions and omissions in performing its duties hereunder.

The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the master servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the master servicing functions and providing the Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and transferring to the Trustee or such successor master servicer, as applicable, all amounts which shall at the time be or which should have been deposited by the Master Servicer in the Distribution Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the predecessor master servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the predecessor master servicer to cooperate as required by this Agreement, (iii) the failure of the predecessor master servicer to deliver the Mortgage Loan data to the Securities Administrator as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the predecessor master servicer. No successor master servicer (other than the Trustee, with respect to the failure of the Trustee to cooperate as set forth in subclause (ii) below) shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Securities Administrator to deliver, or any delay in delivering cash, documents or records to it related to such distribution, or (ii) the failure of Trustee or the Securities Administrator to cooperate as required by this Agreement.

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Any successor master servicer shall execute and deliver to the Depositor, the Seller and the predecessor master servicer the certification required pursuant to the first sentence of Section 6.20(e).

(d)           In connection with such appointment and assumption of a successor master servicer, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder.

(e)           To the extent that the costs and expenses incurred by the Trustee in connection with any alleged or actual default by the Master Servicer, the termination of the Master Servicer, any appointment of a successor master servicer and/or any transfer and assumption of master servicing by the Trustee or any successor master servicer (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with the investigation of any alleged or actual default by the Master Servicer, the evaluation of the potential termination and/or the actual termination of the Master Servicer and the appointment of a successor master servicer and (ii) all Master Servicing Transfer Costs) are not fully and timely reimbursed by the terminated master servicer, then (a) the successor master servicer shall deduct such amounts from any amounts that it otherwise would have paid to the predecessor master servicer in reimbursement of outstanding Advances, and the successor master servicer shall reimburse itself and the Trustee for any unreimbursed costs and expenses, and (b) if the Trustee is not required to be reimbursed by the Master Servicer or if such costs and expenses are not satisfied pursuant to clause (a) within 90 days, then the Trustee and the successor master servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account, subject to the limitations described in clause (C) of the definition of Available Distribution Amount.

Section 6.15         Additional Remedies of Trustee Upon Event of Default.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of the Trust Fund, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith).  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 6.16         Waiver of Defaults.

More than 50% of the Aggregate Voting Interests of the Certificateholders may waive any event of default of a Servicer or the Servicing Administrator under the related Servicing Agreement or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any Advances or any required deposit to the Distribution Account that would result in a failure of the Paying Agent to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the Certificateholders.  Upon any such waiver of a past default, such default shall cease to exist, and any event of default under a Servicing Agreement or Event of Default hereunder arising therefrom shall be deemed to have been remedied for every purpose of the related Servicing Agreement and/or this Agreement, as applicable.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

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Section 6.17         Notification to Holders.

Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee (i) so long as the Master Servicer and the Securities Administrator are not the same Person, shall promptly notify the Securities Administrator in writing, and (ii) shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register.  The Trustee shall also, within 45 days after the date when a Responsible Officer of the Trustee has actual knowledge of the occurrence of any Event of Default, give written notice thereof to the Securities Administrator and the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

Section 6.18         Directions by Certificateholders and Duties of Trustee During Event of Default.

Subject to the provisions of Sections 6.16 and 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as Master Servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, (a) determines that the action or proceeding so directed may not lawfully be taken or (b) in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

Section 6.19         Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

In the event that a Responsible Officer of the Trustee shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Trustee shall give prompt written notice thereof to the Master Servicer.

Section 6.20         Preparation of Tax Returns and Other Reports.

(a)           The Securities Administrator shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Securities Administrator shall file federal tax returns, all in accordance with Article X hereof.  If the Securities Administrator is notified in writing that a state tax return or other return is required, then, at the sole expense of the Trust Fund, the Securities Administrator shall prepare and file such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Securities Administrator’s possession).  The Securities Administrator shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Securities Administrator as the Depositor may reasonably request in writing, and shall distribute to each Certificateholder such forms and furnish such information within the control of the Securities Administrator as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and distribute to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Securities Administrator) to the extent required by applicable law. The Master Servicer will indemnify the Securities Administrator and the Trustee for any liability of or assessment against the Securities Administrator and the Trustee, as applicable, resulting from any error in any of such tax or information returns directly resulting from errors in the information provided by such Master Servicer.

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(b)           The Securities Administrator shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of the Trust Fund and each REMIC created hereunder, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method.  The Securities Administrator shall also file a Form 8811 as required.  The Securities Administrator, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Depositor.  The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to the Certificateholders.  The Master Servicer shall cause each Servicer to provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such reports.

Section 6.21         Reporting to the Commission.

Each of Form 10-D and Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days.  The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D and no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.”  The Securities Administrator shall be entitled to rely on such representations in preparing and/or filing any such report.

(a)           Reports Filed on Form 10-D.

(i)           Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Securities Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto.  Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit L hereto to the Depositor and the Securities Administrator and reviewed and approved or disapproved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii)           As set forth on Exhibit L hereto, within 5 calendar days after the related Distribution Date, (1) the parties set forth thereon shall be required to provide to the Securities Administrator (at cts.sec.notifications@wellsfargo.com, with a copy by facsimile to 410-715-2380) and the Depositor, to the extent known by a Responsible Officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable together with an additional disclosure notification in the form of Exhibit I hereto (an “Additional Disclosure Notification”) and (2) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

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(iii)          After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor for review.  The Securities Administrator will provide a copy of the Form 10-D to the Depositor by the 11th calendar day after the related Distribution Date. On the 12th calendar day after the related Distribution Date, the Depositor will provide any changes or approval to the Securities Administrator (which may be furnished electronically).  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the filing of the Form 10-D.  No later than the 13th calendar day after the related Distribution Date, a duly authorized representative of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in subsection (d)(ii) of this Section 6.21.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Securities Administrator.  Each party to this Agreement acknowledges that the performance by the Securities Administrator of its duties under this Section 6.21(a) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties.  The Securities Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(b)          Reports Filed on Form 10-K.

(i)            On or prior to the 90th day after the end of each fiscal year of the Trust Fund or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust Fund ends on December 31st of each year), commencing in March 2014, the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-K required by the Exchange Act, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, the Custodial Agreement and the related Servicing Agreement, (1) the Item 1123 Certificate for each Servicer, each Additional Servicer, the Master Servicer, the Servicing Administrator and the Securities Administrator as described under Section 6.22, (2)(A) the Assessment of Compliance with servicing criteria for each Servicer, the Custodian, each Servicing Function Participant, the Master Servicer, the Servicing Administrator, the Securities Administrator and any Servicing Function Participant engaged by such parties (each, a “Reporting Servicer”), as described under Section 6.23 and the Custodial Agreement and (B) if any Reporting Servicer’s Assessment of Compliance identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s Assessment of Compliance is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (3)(A) the Accountant’s Attestation for each Reporting Servicer, as described under Section 6.24 and (B) if any Accountant’s Attestation identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such Accountant’s Attestation is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (4) the certification required under Rule 13a-14(d) and 15d-14(d) under the Exchange Act executed by the Depositor (provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, Assessment of Compliance or Accountant’s Attestation that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (1) through (4) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit M hereto to the Depositor and the Securities Administrator and reviewed and approved or disapproved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

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(ii)           As set forth on Exhibit M hereto, no later than March 15 following each fiscal year that the Trust Fund is subject to the Exchange Act reporting requirements, commencing in March 2014, (1) the parties set forth on Exhibit M shall be required to provide to the Securities Administrator (at cts.sec.notifications@wellsfargo.com with a copy by facsimile to 410-715-2380) and the Depositor, to the extent known by a Responsible Officer thereof, a notice in the form of Exhibit I hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with any applicable Additional Disclosure Notification and (2) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure or information in the Additional Disclosure Notification on Form 10-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure or information from the Additional Disclosure Notification in Form 10-K pursuant to this paragraph.

(iii)          After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Depositor for review. Within three (3) business days of receipt, but in no event later than March 25, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form.  No later than the close of business on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer in charge of securitization of the Depositor shall sign the Form 10-K and related certifications required under the Exchange Act and return an electronic or fax copy of such documents (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 6.21(d).  Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator.  The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 6.21(b) related to the timely preparation and filing of Form 10-K is contingent upon such parties (and the Custodian, the Servicers and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties.  The Securities Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(c)           Reports Filed on Form 8-K.

(i)            Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit N hereto to the Depositor and the Securities Administrator and reviewed and approved or disapproved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

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(ii)           As set forth on Exhibit N hereto, for so long as the Trust Fund is subject to the Exchange Act reporting requirements, no later than the end of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (1) the parties to this transaction shall be required to provide to the Securities Administrator (at cts.sec.notifications@wellsfargo.com with a copy by facsimile to 410-715-2380) and the Depositor, to the extent known by a Responsible Officer thereof, a notice in the form of Exhibit I attached hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (2) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed in Exhibit N of their duties under this paragraph and will not solicit from such parties any Form 8-K Disclosure Notification.

(iii)          After preparing the Form 8-K, the Securities Administrator shall forward electronically a copy of the Form 8-K to the Depositor for review. Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the filing of the Form 8-K. No later than noon (New York City time) on the 4th Business Day after the Reportable Event, a duly authorized officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 6.21(d). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 6.21(c) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties. The Securities Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(d)           Delisting; Amendments; Late Filings.

(i)            If the Depositor determines that the requirements for suspension of the Trust Fund’s Exchange Act reporting requirements set forth in Rule 15d-22(b) of the Exchange Act and any other applicable regulation are satisfied, it shall so notify the Securities Administrator. Following receipt of such notice, the Securities Administrator shall prepare and file a Form 15 Suspension Notification with respect to the Trust Fund under the Exchange Act (a “Form 15”).  Subsequent to the filing of a Form 15, if the Depositor determines that the Trust Fund has once again become subject to the Exchange Act reporting requirements, then it shall promptly notify the Securities Administrator, and the Securities Administrator shall recommence preparing and filing required Exchange Act reports. Prior to January 30 of the following calendar year, the Securities Administrator shall, if directed to do so by the Depositor, in accordance with industry standards, prepare and file a Form 15.

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In connection with any direct offering of Certificates by the Depositor, in an offering registered with the Commission, subsequent to the filing of a Form 15 pursuant to the preceding paragraph: (1) the Depositor shall notify the Securities Administrator in writing not less than 10 days prior to the date on which such offering will be made; (2) the Depositor shall cause to be prepared and filed the initial current report on Form 8-K required to be filed in connection with such offering; (3) the Securities Administrator, as directed by the Depositor, shall file a report on Form 10-D for the Distribution Date following the month in which such offering occurs and, thereafter, any reports on forms 8-K, 10-K and 10-D in respect of the Trust Fund as and to the extent required under the Exchange Act, as set forth in this Section (other than the report referred to in clause (2) above); (4) the Depositor shall be responsible for notifying the other parties to the transaction of such offering and that the obligations of such parties to provide information in connection with the Depositor’s  Exchange Act reporting requirements have been reinstated; and (5) the Depositor shall be responsible for all reasonable fees and expenses incurred by the Securities Administrator in connection with such offering, including its review and approval of any offering document and any amendment to any transaction document made in connection with such offering.

(ii)           In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly, but no later than within one Business Day, notify electronically the Depositor.  In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A or 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended to include additional disclosure in connection with any additional Form 10-D disclosure (other than for the purpose of restating any Distribution Date Statement), additional Form 10-K or Form 8-K disclosure information, the Securities Administrator will electronically notify the Depositor and the affected parties and the Securities Administrator shall prepare and file, and such parties will cooperate in the preparation and filing of any necessary Form 8-K/A, 10-D/A or 10-K/A.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a senior officer in charge of securitization of the Depositor.  The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 6.21(d) related to the timely preparation and filing of a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section.  The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Notwithstanding anything to the contrary herein, the Securities Administrator shall not file any Form 8-K, Form 10-D or Form 10-K as to which it has received from the Depositor a notice to the effect that, upon review of the proposed filing, the Depositor does not approve of such filing.

(e)           Sarbanes-Oxley Certification Back-up.

In connection with the annual certification to be delivered by the Depositor pursuant to Rules 13a-14d and 15d-14(d) of the Exchange Act, each Servicer, pursuant to the applicable Servicing Agreement, the Master Servicer and the Securities Administrator shall provide, and each Servicer, pursuant to the applicable Servicing Agreement, the Master Servicer and the Securities Administrator shall cause any Servicing Function Participant engaged by it to provide, to the Depositor, by March 15 following each year in which the Trust Fund is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certificate”), in the form attached hereto as Exhibit J (or in such other form attached to the applicable Servicing Agreement), upon which the Depositor and its officers, directors and Affiliates can reasonably rely. In the event that a Servicer, the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, the applicable Servicing Agreement or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certificate to the Depositor pursuant to this Section 6.21(e) with respect to the period of time it was subject to this Agreement, the applicable Servicing Agreement or any applicable sub-servicing agreement, as the case may be.

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The Master Servicer shall enforce any obligation of the Servicers, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer the Back-Up Certificate as may be required pursuant to the related Servicing Agreement.

Section 6.22         Annual Statements of Compliance.

(a)           The Master Servicer, the Securities Administrator, the Servicing Administrator and each Servicer shall deliver or otherwise make available (and the Master Servicer, the Securities Administrator, the Servicing Administrator and each Servicer shall cause any Additional Servicer engaged by it to deliver or otherwise make available) to the Depositor, the Trustee and the Securities Administrator on or before March 1 of each year, commencing in March 2014, an Officer’s Certificate (an “Item 1123 Certificate”) stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, the Servicing Agreement or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such Item 1123 Certificate, the Depositor shall review such Item 1123 Certificate and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party’s obligations hereunder or, in the case of an Additional Servicer, under such other applicable agreement.

(b)           In the event the Master Servicer, the Securities Administrator or any Additional Servicer engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of an Additional Servicer, as the case may be, such party shall provide an Item 1123 Certificate pursuant to this Section 6.22 or as required under such other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

(c)           The Master Servicer shall enforce any obligation of any Servicer and the Servicing Administrator, to the extent set forth in the related Servicing Agreement, to deliver to the Depositor an Item 1123 Certificate.

Section 6.23         Annual Assessments of Compliance.

(a)           On or before March 1 of each calendar year, commencing in March 2014, the Master Servicer, the Servicing Administrator, the Securities Administrator, the Custodian and each Servicer, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish or otherwise make available, each at its own expense, to the Securities Administrator, the Trustee and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria (an “Assessment of Compliance”) that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s Assessment of Compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 6.21(b), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an Accountant’s Attestation on such party’s Assessment of Compliance with the Relevant Servicing Criteria as of and for such period.

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(b)           No later than the end of each fiscal year for the Trust Fund for which a 10-K is required to be filed, each Servicer, the Servicing Administrator and the Master Servicer shall each forward to the Securities Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the Assessment of Compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same Person). When the Master Servicer, each Servicer and the Servicing Administrator (or any Servicing Function Participant engaged by them) submit their Assessments of Compliance to the Securities Administrator, such parties will also at such time include the Assessments of Compliance (and Accountant’s Attestation), pursuant to Sections 6.23 and 6.24, of each Servicing Function Participant engaged by it.

(c)           Promptly after receipt of each Assessment of Compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Servicing Administrator, the Securities Administrator, a Servicer, the Custodian and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the Assessments of Compliance, taken individually, address the Relevant Servicing Criteria for each party as set forth on Exhibit K or the applicable exhibit to each Servicing Agreement in respect of each Servicer and the Servicing Administrator and notify the Depositor of any exceptions.

(d)          In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide an Assessment of Compliance pursuant to this Section 6.23, or to such other applicable agreement, notwithstanding any termination, assignment or resignation.

(e)          The Master Servicer shall enforce any obligation of the Servicers, the Servicing Administrator and the Custodian, to the extent set forth in the related Servicing Agreement or the Custodial Agreement, as applicable, to deliver to the Master Servicer an Assessment of Compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement or the Custodial Agreement, as applicable.  The Master Servicer shall include all Assessments of Compliance received by it from the Servicers, the Servicing Administrator and the Custodian with its own Assessment of Compliance to be submitted to the Securities Administrator pursuant to this Section.

(f)           The obligations of each party to provide assessments of compliance and attestations under this Section 6.23 and Section 6.24 shall terminate upon the filing of a Form 15 suspension notice on behalf of the Trust Fund, but shall become effective after such a filing if the Trust Fund is required to continue to file reports under the Exchange Act as contemplated in Section 6.21(d)(i).

Section 6.24         Accountant’s Attestation.

(a)          On or before March 1 of each calendar year, commencing in 2014, the Master Servicer, the Servicing Administrator, the Securities Administrator, the Custodian and each Servicer, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Servicing Administrator, the Securities Administrator, a Servicer or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report (the “Accountant’s Attestation”) to the Securities Administrator and to the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s Assessment of Compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

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(b)           Promptly after receipt of each Accountant’s Attestation from the Master Servicer, each Servicer, the Servicing Administrator, the Securities Administrator, the Custodian or any Servicing Function Participant engaged by such parties, (i) the Depositor shall review such reports and, if applicable, consult with such parties as to the nature of any defaults by such parties, in the fulfillment of any of each such party’s obligations hereunder or under any other applicable agreement, and (ii) the Securities Administrator shall confirm that each Assessment of Compliance is coupled with an Accountant’s Attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

(c)           The Master Servicer shall include each Accountant’s Attestation furnished to it by the Servicers, the Servicing Administrator and the Custodian with its own Accountant’s Attestation to be submitted to the Securities Administrator pursuant to this Section.

(d)           In the event the Master Servicer, the Servicing Administrator, the Securities Administrator, the Custodian, any Servicer or any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, the Custody Agreement or a Servicing Agreement, as the case may be, such party shall at its own expense cause a registered public accounting firm to provide an Accountant’s Attestation pursuant to this Section 6.24, or other applicable agreement, notwithstanding any such termination, assignment or resignation.

(e)           The Master Servicer shall enforce any obligation of the Servicers, the Servicing Administrator and the Custodian, to the extent set forth in the related Servicing Agreement and the Custodial Agreement, as applicable, to deliver to the Master Servicer an Assessment of Compliance within the timeframe set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement or the Custodial Agreement, as applicable.

Section 6.25         Intention of the Parties and Interpretation; Indemnification.

Each of the parties acknowledges and agrees that the purpose of Sections 6.21, 6.22, 6.23 and 6.24 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB promulgated by the Commission under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to such clarification and interpretive advice as may be issued by the staff of the Commission from time to time.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) each party shall comply with the reasonable requests made by the Depositor for delivery of such additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, which information is available to such party without unreasonable effort or expense and within such timeframe as may be reasonably requested, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

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Each of the Master Servicer, the Securities Administrator, the Custodian and any Servicing Function Participant engaged by any such party shall indemnify and hold harmless the Depositor and its Affiliates and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such party of any of its obligations hereunder, including particularly its obligations to provide any Statement of Compliance, Assessment of Compliance or Accountant’s Attestation required under Sections 6.22, 6.23 and 6.24, respectively, or any information, data or materials required to be included in any Exchange Act report or (b) any material misstatement or material omission in any Statement of Compliance, Assessment of Compliance, Accountant’s Attestation delivered by it or by any Servicing Function Participation engaged by it pursuant to this Agreement or any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure concerning such party.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or its Affiliates, as the case may be, then each such party agrees that it shall contribute to the amount paid or payable by the Depositor and its Affiliates, as applicable, as a result of any claims, losses, damages or liabilities incurred by such party, in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying party on the other.  This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

ARTICLE VII

PURCHASE OF MORTGAGE LOANS AND TERMINATION OF THE TRUST FUND

Section 7.01         Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation of All Mortgage Loans.

(a)           The respective obligations and responsibilities of the Trustee, the Securities Administrator and the Master Servicer created hereby (other than the obligation of the Securities Administrator to make payments to the Certificateholders as set forth in Section 7.02), shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the distribution of proceeds in connection with the exercise of the Clean-up Call and (iii) the Distribution Date immediately following the Latest Possible Maturity Date; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.  Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a “qualified liquidation” under the REMIC Provisions.

(b)           In connection with an exercise of the Clean-up Call, the Trustee, at the direction of the Securities Administrator, shall cause each REMIC to adopt a plan of complete liquidation by complying with the provisions of Section 7.03.

(c)           The Depositor, the Master Servicer, each Servicer, the Servicing Administrator, the Securities Administrator, the Trustee and the Custodian shall be paid or reimbursed from the Clean-up Call Price for any Advances, Servicing Advances, accrued and unpaid Servicing Fees (including, in the case of Mortgage Loans serviced by Cenlar FSB, any accrued and unpaid Servicing Administrator Fees allocable therefrom), Master Servicing Fees and Trustee Fees or other amounts with respect to the related Mortgage Loans that are payable or reimbursable to such parties under this Agreement, the related Servicing Agreement or the Custodial Agreement prior to distributions to any Certificateholder.

(d)           On any date on which the Aggregate Stated Principal Balance is less than ten percent (10%) of the Aggregate Stated Principal Balance as of the Cut-off Date, the Master Servicer may terminate the Trust Fund by purchasing all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan for the Clean-up Call Price. The Master Servicer shall provide to the Securities Administrator not less than thirty (30) days prior written notice of its intent to exercise its purchase and termination right under this Section 7.01(d) and comply with the requirements of this Article VII to effect a “qualified liquidation” under the REMIC Provisions. The Depositor, the Securities Administrator and the Trustee hereby consent to any such exercise.

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Section 7.02         Procedure Upon Redemption and Termination of Trust Fund.

(a)           If on any Determination Date the Master Servicer determines that there are no outstanding Mortgage Loans, and no other funds or assets in the Trust Fund other than the funds in the Distribution Account, the Master Servicer shall direct the Securities Administrator promptly to send a final distribution notice to each Certificateholder.  Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the Certificate Registrar’s Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Registrar therein specified.  The Securities Administrator shall give such notice to the Trustee, the Master Servicer and the Certificate Registrar at the time such notice is given to Holders of the Certificates.  Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate.

Upon termination of the Trust Fund, the Securities Administrator shall terminate, or request the Master Servicer to terminate, the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Securities Administrator’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(b)           In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the termination notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders.  No interest shall accrue on any amount held by the Securities Administrator and not distributed to a Certificateholder due to such Certificateholder’s failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

(c)           Any reasonable expenses incurred by the Securities Administrator or the Trustee in connection with any redemption or termination or liquidation of the Trust Fund shall be reimbursed from proceeds received from the liquidation of the Trust Fund.

Section 7.03         Additional Trust Fund Termination Requirements.

(a)           Any termination of the Trust Fund in connection with the Clean-up Call or involving any other sale of assets of the Trust Fund prior to the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund shall be effected in accordance with the following additional requirements, unless the Securities Administrator and the Trustee receive an Opinion of Counsel (at the expense of the party exercising any right of termination), addressed to the Securities Administrator and the Trustee to the effect that the failure of the Trust Fund to comply with the requirements of this Section 7.03 will not result in an Adverse REMIC Event:

(i)           Within 89 days prior to the time of the making of the final payment on the Certificates, upon notification that a party intends to exercise its option to cause the termination of the Trust Fund, the Trustee, at the direction of the Securities Administrator, shall adopt a plan of complete liquidation of the Trust Fund on behalf of each REMIC, meeting the requirements of a qualified liquidation under the REMIC Provisions, in the form prepared and provided by the party exercising its termination right in connection with a Clean-up Call or by the Depositor in connection with any other termination of the Trust Fund;

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(ii)           Any sale of the Mortgage Loans upon the exercise of a Clean-up Call shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on or credit to the Certificates, and upon the closing of such a sale, the Trustee shall deliver or cause the Custodian to deliver the Mortgage Loans to the purchaser thereof as instructed by the party exercising the Clean-up Call;

(iii)          On the date specified for final payment of the Certificates, the Securities Administrator shall make final distributions of principal and interest on the Certificates in accordance with Section 5.02 and, after payment of, or provision for payment of any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and

(iv)          In no event may the final payment on or credit to the Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

(b)           By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept the plan of complete liquidation adopted by the Trustee at the direction of the Securities Administrator under this Section and to take such other action in connection therewith as may be reasonably requested by the Securities Administrator or any Servicer.

ARTICLE VIII

RIGHTS OF CERTIFICATEHOLDERS

Section 8.01         Limitation on Rights of Holders.

(a)           The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.  Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Trustee, the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(b)           No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue of or by availing itself of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless, except as otherwise specified herein, the Holders of Certificates evidencing not less than 25% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, the Securities Administrator and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of or by availing itself of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

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Section 8.02         Access to List of Holders.

(a)           If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

(b)           If three or more Holders or Certificate Owners (hereinafter referred to as “Applicants”) apply in writing to the Certificate Registrar, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Certificate Registrar to the most recent list of Certificateholders held by the Certificate Registrar or shall, as an alternative, send, at the Applicants’ expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

(c)           Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, the Securities Administrator, the Certificate Registrar and the Trustee that neither the Depositor, Master Servicer, the Securities Administrator, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 8.03         Acts of Holders of Certificates.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owners, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Securities Administrator and, where expressly required herein, to the Master Servicer.  Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Securities Administrator and the Master Servicer, if made in the manner provided in this Section.  Each of the Trustee, the Securities Administrator and the Master Servicer shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Securities Administrator deems sufficient.

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(c)           The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and none of the Trustee, the Securities Administrator, the Master Servicer or the Depositor shall be affected by any notice to the contrary.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Securities Administrator or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

ARTICLE IX

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE MASTER SERVICER

Section 9.01         Duties of the Master Servicer; Enforcement of Servicer’s and Master Servicer’s Obligations.

(a)           The Master Servicer, on behalf of the Trustee and the Certificateholders shall, from and after the Closing Date, monitor the performance of the Servicers and the Servicing Administrator under the Servicing Agreements. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall consult with each Servicer and the Servicing Administrator as necessary from time to time to carry out the Master Servicer’s obligations hereunder, shall receive and review all reports, information and other data provided to the Master Servicer by each Servicer and shall enforce the obligation of each Servicer and the Servicing Administrator duly and punctually to perform and observe the covenants, duties, obligations and conditions to be performed or observed by such Servicer or the Servicing Administrator under the related Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer’s servicing activities and the activities of the Servicing Administrator with respect to each related Mortgage Loan in respect of the provisions of the applicable Servicing Agreement, reconcile the reports and other data provided to the Master Servicer pursuant to the previous sentence on a monthly basis based on the Mortgage Loan data provided to the Master Servicer by or on behalf of the Depositor on the Closing Date (upon which data the Master Servicer shall be entitled to rely and with respect to which the Master Servicer shall have no obligation to confirm or verify) and coordinate corrective adjustments to the records of each Servicer and the Master Servicer, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 4.02, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of each Servicer to the Distribution Account pursuant to the related Servicing Agreement. The Master Servicer shall, in accordance with each Servicing Agreement, oversee matters relating to the servicing of defaulted Mortgage Loans, including approving certain Mortgage Loan modifications, reviewing environmental reports related to foreclosed Mortgage Properties to determine whether to proceed with a foreclosure, approving certain actions relating to the management of REO Property and approving the release of the original borrower of a Mortgage Loan in connection with Mortgage Loan assumptions. The Master Servicer shall not approve any modification of a Mortgage Loan to extend the maturity date of such Mortgage Loan past the Latest Possible Maturity Date of the Certificates. In its review of the activities of any Servicer and the Servicing Administrator, the Master Servicer may rely upon an Officer’s Certificate of such Servicer or the Servicing Administrator (or similar document signed by an officer of such Servicer or the Servicing Administrator), and such Servicer’s or the Servicing Administrator’s Assessment of Compliance and related Accountant’s Attestation or other accountants’ report provided to the Master Servicer pursuant to the related Servicing Agreement, with regard to such Servicer’s or the Servicing Administrator’s compliance with the terms of its Servicing Agreement. Subject to Section 9.08, the Master Servicer shall not be responsible or liable for the day-to-day servicing activities of any Servicer or for any unlawful act or omission, breach, negligence, fraud, willful misconduct or bad faith of any Servicer.

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Upon the occurrence of an event that, unless cured, would constitute grounds for termination of a Servicer under the related Servicing Agreement, the Master Servicer shall promptly notify the Trustee and the Depositor thereof, and shall specify in such notice the action, if any, the Master Servicer is taking in respect of such default. So long as any such event of default shall be continuing, the Master Servicer may, and shall, if it determines such action to be in the best interests of Certificateholders, (i) terminate all of the rights and powers of such Servicer pursuant to the applicable provisions of the Servicing Agreement; (ii) exercise any rights it may have to enforce the Servicing Agreement against such Servicer; and/or (iii) waive any such default under the Servicing Agreement or take any other action with respect to such default as is permitted thereunder. Notwithstanding the immediately preceding sentence, if the event of default is the failure of a Servicer or the Servicing Administrator to remit any payment required to be made under the terms of the applicable Servicing Agreement, and such failure continues unremedied for the duration of the applicable grace period, then the Master Servicer shall terminate all of the rights and powers of such Servicer or the Servicing Administrator pursuant to the applicable provisions of the related Servicing Agreement, unless any waiver described under Section 6.16 shall have been obtained; provided that, upon the occurrence of such an event of default by the Servicing Administrator, the Master Servicer may, at its option, terminate all of the rights and powers of Cenlar FSB pursuant to the related Servicing Agreement unless such a waiver has been obtained.

(b)           Upon any termination by the Master Servicer of the rights and powers of a Servicer or the Servicing Administrator pursuant to the related Servicing Agreement, the rights and powers of the Servicer or the Servicing Administrator with respect to the related Mortgage Loans shall vest in the Master Servicer and the Master Servicer shall be the successor in all respects to such Servicer or the Servicing Administrator in its capacity as Servicer or Servicing Administrator with respect to such Mortgage Loans under the related Servicing Agreement, unless or until the Master Servicer shall have appointed, with the consent of the Trustee, such consent not to be unreasonably withheld, a successor to the Servicer or the Servicing Administrator; provided that, with respect to the appointment of a successor servicer, in accordance with the applicable provisions of the related Servicing Agreement, such successor servicer shall be a Fannie Mae- or Freddie Mac-approved Person that is a member in good standing of MERS; provided, further, that no Trustee consent shall be required if the successor servicer or successor servicing administrator is a Person that was a Servicer on the Closing Date; provided, further, that it is understood and agreed by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to a successor servicer or a successor servicing administrator (including the Master Servicer). Upon appointment of a successor servicer or successor servicing administrator, as authorized under this Section 9.01(b), unless the successor servicer or successor servicing administrator shall have assumed the obligations of the terminated Servicer or the terminated Servicing Administrator, as applicable, under such Servicing Agreement, the Master Servicer, the Trustee and such successor servicer shall enter into a servicing agreement in a form substantially similar to the affected Servicing Agreement or into an agreement with such successor servicing administrator in a form mutually agreed upon by the parties thereto. In connection with any such appointment, the Master Servicer may make such arrangements for the compensation of such successor servicer or successor servicing administrator as it and such successor shall agree. The Master Servicer in its sole discretion shall have the right to agree to compensation of a successor servicer in excess of that permitted to a Servicer under the Servicing Agreements if such increase is, in its good faith and judgment, necessary or advisable to engage a successor servicer. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer be liable for any Servicing Fee or for any differential between the amount of the Servicing Fee paid to the original servicer and the amount necessary to induce any successor servicer to act as successor servicer hereunder.  To the extent the successor servicer assumes the obligations of the terminated Servicer under the applicable Servicing Agreement, the Master Servicer may amend such Servicing Agreement to effect such change to the Servicing Fee without the consent of the Certificateholders.

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The Master Servicer shall pay the costs of such enforcement (including the termination of any Servicer or the Servicing Administrator, the appointment of a successor servicer or successor servicing administrator or the transfer and assumption of the servicing or the servicing administration by the Master Servicer) at its own expense and shall be reimbursed therefor initially (i) by the terminated Servicer or terminated Servicing Administrator, as applicable, (ii) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (iii) from a specific recovery of costs, expenses or attorney’s fees against the party against whom such enforcement is directed, or (iv) to the extent that such amounts described in (i)-(iii) above are not received by the Master Servicer within 30 days of the Master Servicer's request for reimbursement therefor, from the Trust Fund, as provided in Section 9.04. To the extent the Master Servicer recovers amounts described in (i)-(iii) above subsequent to its reimbursement from the Trust Fund pursuant to (iv) above, then the Master Servicer promptly will reimburse such amounts to the Trust Fund.

If the Master Servicer assumes the servicing or servicing administration with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer or the Servicing Administrator being replaced or for the errors or omissions of such Servicer or the Servicing Administrator.

(c)           Upon any termination of the rights and powers of any Servicer or the Servicing Administrator pursuant to the applicable Servicing Agreement, the Master Servicer shall promptly notify the Trustee, the Securities Administrator and each Rating Agency through the Rule 17g-5 Information Provider, specifying in such notice that the Master Servicer or any successor servicer or successor servicing administrator, as the case may be, has succeeded the Servicer or the Servicing Administrator, as applicable, under the related Servicing Agreement, which notice shall also specify the name and address of any such successor servicer or successor servicing administrator .

Section 9.02         Assumption of Master Servicing by Trustee.

(a)           In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), the Trustee shall thereupon, in accordance with the terms of Section 6.14 hereof, assume all of the rights and obligations of such Master Servicer hereunder and under each Servicing Agreement entered into with respect to the Mortgage Loans or shall appoint as successor master servicer a Fannie-Mae or Freddie Mac-approved servicer that is acceptable to the Depositor and each Rating Agency. The Trustee, its designee or any successor master servicer appointed by the Trustee shall be deemed to have assumed all of the replaced Master Servicer’s interest herein and, with respect to each Servicing Agreement, shall be deemed to have assumed all of the replaced Master Servicer's interest therein to the same extent as if such Servicing Agreement had been assigned to the assuming party; provided that the replaced Master Servicer shall not thereby be relieved of any liability or obligations of such replaced Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee or any successor master servicer therefor, and hereby agrees to indemnify and hold harmless the Trustee or any successor master servicer from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee or any successor master servicer as a result of such liability or obligations of the replaced Master Servicer and in connection with the Trustee’s or such successor master servicer’s assumption (but not its performance, except to the extent that costs or liability of the Trustee or any successor master servicer are created or increased as a result of negligent or wrongful acts or omissions of the replaced Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.

(b)           The replaced Master Servicer shall, upon request of the Trustee but at the expense of such replaced Master Servicer, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it, and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party.

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Section 9.03         Representations, Warranties and Covenants of the Master Servicer.

(a)           The Master Servicer hereby represents and warrants to the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i)            it is validly existing and in good standing under the laws of the United States of America as a national banking association, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii)           the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii)          this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)          the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)           the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi)          no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii)         the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or Freddie Mac-approved seller/servicer;

(viii)        no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except such consents, approvals, authorizations and orders (if any) as have been obtained; and

(ix)           the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

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(b)           It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement. In addition to any indemnity required pursuant to Section 6.25 hereof, the Master Servicer shall indemnify the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer’s representations and warranties contained in Section 9.03(a) or any failure by the Master Servicer to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor, the Securities Administrator and the Trustee as provided in this Section 9.03(b) constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor, the Securities Administrator and the Trustee, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section 9.03(b) shall accrue upon discovery of such breach by either the Depositor, the Master Servicer or the Trustee or written notice thereof by any one of such parties to the other parties.

The Master Servicer shall not be responsible for the validity, priority, perfection or sufficiency of the security of the Certificates issued or intended to be issued hereunder.

(c) The Master Servicer covenants and agrees that it shall not hold or purchase any Certificate if its holding or purchase of such Certificate (or interest therein) would cause the Master Servicer to be required to consolidate any assets of the Trust Fund on its financial statements under U.S. generally accepted accounting principles (“Consolidate” or “Consolidation”). The Master Servicer shall be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that its holding or purchase of such Certificate (or interest therein) will not cause the Master Servicer to be required to Consolidate any assets of the Trust on its financial statements.

If the Master Servicer's holding or purchase of a Certificate (or interest therein) does in fact cause such Consolidation, then the last preceding transferee that is not required to Consolidate shall be restored, to the extent permitted by law, to all rights and obligations as owner of such Certificate retroactive to the date of such transfer of such Certificate. If the Master Servicer holds or purchases a Certificate (or interest therein) in violation of the restrictions in this Section 9.03(c) and to the extent that the retroactive restoration of the rights of the owner of such Certificate as described in the immediately preceding sentence shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the owner or any prior owner of such Certificate, to sell such Certificate to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose. The Master Servicer shall promptly endorse and deliver such Certificate in accordance with the instructions of the Securities Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator or its affiliates), expenses and taxes due, if any, shall be remitted by the Securities Administrator to the Master Servicer. The terms and conditions of any sale under this Section 9.03(c) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any owner of a Certificate as a result of its exercise of such discretion. The Master Servicer shall indemnify and hold harmless the Depositor and the Trust Fund from and against any and all losses, liabilities, claims, costs or expenses incurred by such parties as a result of such holding or purchase by the Master Servicer resulting in a Consolidation.

(d)           The Master Servicer covenants and agrees that it shall not transfer its master servicing rights and duties under this Agreement to an insured depository institution, as such term is defined in the Federal Deposit Insurance Act (an “insured depository institution”, and any such insured depository institution in such capacity, a “master servicer transferee”) unless the Master Servicer shall have received a representation from the master servicer transferee that the acquisition of such master servicing rights and duties will not cause the master servicer transferee to be required to Consolidate any assets of the Trust Fund on its financial statements. Any master servicer transferee shall be deemed to have represented by virtue of its acquisition of such master servicing rights and duties that such acquisition will not cause Consolidation. Any master servicer transferee whose acquisition of such master servicing rights and duties was effected in violation of the restrictions in this Section 9.03(d) shall indemnify and hold harmless the Master Servicer, the Depositor and the Trust Fund from and against any and all losses, liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition.

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Section 9.04         Compensation to the Master Servicer.

The Master Servicer shall be entitled to be paid from the Trust Fund, and shall either retain or withdraw from the Distribution Account, (i) its Master Servicing Fee with respect to each Distribution Date, (ii) all amounts necessary to reimburse itself for any previously unreimbursed Advances, Servicer Advances and Nonrecoverable Advances in accordance with the definition of “Available Distribution Amount” and (iii) in accordance with the second paragraph of Section 9.01(b), the cost of any enforcement action taken by it under Section 9.01 hereof, including, without limitation, any costs incurred in connection with the termination of a Servicer or the Servicing Administrator, the appointment of a successor servicer or successor servicing administrator or the transfer and assumption of the servicing or servicing administration by the Master Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

In addition, the Depositor agrees, except as otherwise expressly provided herein, to reimburse the Master Servicer, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Master Servicer in connection with the performance of its duties hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel), to the extent not otherwise reimbursed pursuant to this Agreement, except any such expense, disbursement or advance as may be attributable to its willful misfeasance, bad faith or negligence.

Section 9.05         Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer or any Affiliate thereof whose primary business is the servicing of conventional residential mortgage loans shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $15,000,000.

Section 9.06         Resignation of Master Servicer.

Except as otherwise provided in Sections 9.05 and 9.07 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and such conflict cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

If, at any time, the Master Servicer resigns under this Section 9.06, or transfers or assigns its rights and obligations under Section 9.07, or is removed as Master Servicer pursuant to Section 6.14, then at such time Wells Fargo Bank, N.A. also shall resign (and shall be entitled to resign) as Securities Administrator, Paying Agent, Authenticating Agent and Certificate Registrar under this Agreement. In such event, the obligations of each such party shall be assumed by the Trustee or such successor master servicer appointed by the Trustee (subject to the provisions of Section 9.02(a)).

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Section 9.07         Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right with the prior written consent of the Trustee and the Depositor (which consent shall not be unreasonably withheld), to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer. Such successor master servicer shall also pay the fees of the Securities Administrator, as provided herein, and of the Custodian, as provided in the Custodial Agreement.

Section 9.08         Limitation on Liability of the Master Servicer and Others.

Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account.

The Master Servicer shall not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers under this Agreement.

Section 9.09         Indemnification; Third-Party Claims.

In addition to any indemnity required pursuant to Section 6.25 hereof, the Master Servicer agrees to indemnify the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Securities Administrator or the Trustee may sustain as a result of the Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement. The Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) or the Trustee to indemnification under this Section 9.09, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

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Section 9.10         Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

ARTICLE X

REMIC ADMINISTRATION

Section 10.01         REMIC Administration.

(a)           REMIC elections as set forth in the Preliminary Statement to this Agreement shall be made by the Trustee at the direction of the Securities Administrator on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement to this Agreement.

(b)           The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 86OG(a)(9) of the Code.  The “latest possible maturity date” for each REMIC for purposes of Treasury Regulation 1.86OG-1(a)(4) will be the Latest Possible Maturity Date.

(c)           The Securities Administrator shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto.  The Securities Administrator shall pay any and all tax-related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including its duties as tax return preparer).  The Securities Administrator shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Distribution Account; provided, however, the Securities Administrator shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports required under Section 6.20 and this Section.

(d)           The Securities Administrator shall prepare and file, and the Trustee shall sign, as instructed by the Securities Administrator, all of each REMIC’s federal and appropriate state tax and information returns as such REMIC’s direct representative.  The expenses of preparing and filing such returns shall be borne by the Securities Administrator.  In preparing such returns, the Securities Administrator shall, with respect to each REMIC created hereunder other than the Upper-Tier REMIC (each such REMIC, a “Non-Upper-Tier REMIC”):  (i) treat the accrual period for interests in such Non-Upper-Tier REMIC as the calendar month; (ii) account for distributions made from such Non-Upper-Tier REMIC as made on the first day of each succeeding calendar month; (iii) use the aggregation method provided in Treasury Regulation section 1.1275-2(c); and (iv) account for income and expenses related to such Non-Upper-Tier REMIC in the manner resulting in the lowest amount of excess inclusion income possible accruing to the Holder of the residual interest in such Non-Upper-Tier REMIC.

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(e)           The Securities Administrator or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Trustee such information as is necessary for the Trustee to provide to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f)           The Trustee, the Securities Administrator, the Master Servicer and the Holders of Certificates shall, to the extent within their knowledge and control, take such actions as may be necessary to maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to maintain such status.  None of the Trustee, the Securities Administrator, the Master Servicer or the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee, the Securities Administrator and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action or not to take such action) to the effect that the contemplated action (or inaction, as the case may be) will not cause an Adverse REMIC Event.  In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Securities Administrator, the Master Servicer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee, the Securities Administrator or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the other Residual Certificateholders.  The Trustee, the Securities Administrator and the Master Servicer may consult with counsel (and conclusively rely upon the advice of such counsel) to make such written advice, and the cost of the same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event shall such cost be an expense of the Trustee, Securities Administrator or the Master Servicer.

(g)           Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities.  To the extent that such taxes are not paid by a Residual Certificateholder, the Securities Administrator or the Paying Agent shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

(h)           The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i)            No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

(j)            None of the Trustee, the Securities Administrator nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

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(k)           The Holder (or, if there is more than one such Holder, the Holder with the largest Percentage Interest) of the Class LT-R Certificate is hereby designated as “tax matters person” with respect to the Lower-Tier REMIC and the Holder of the Class R Certificate (or, if there is more than one such Holder, the Holder with the largest Percentage Interest) is hereby designated as “tax matters person” with respect to the Upper-Tier REMIC and each such Holder shall be deemed by the acceptance of its Certificate to have appointed the Securities Administrator to act as its agent to perform the duties of the “tax matters person” for each such REMIC.

Section 10.02       Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article VII of this Agreement, (iv) a repurchase of Mortgage Loans pursuant to Article II of this Agreement or (v) a sale of a Mortgage Loan to a governmental entity acquiring such Mortgage Loan through the exercise of its power of eminent domain pursuant to Section 2.08 of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) result in an Adverse REMIC Event, (b) adversely affect the distribution of interest or principal on the Certificates or (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement). In no event shall the Trust Fund incur additional secured or unsecured debt.

Section 10.03       Indemnification With Respect to Prohibited Transactions or Loss of REMIC Status.

Upon the occurrence of an Adverse REMIC Event due to the negligent performance by either the Securities Administrator or the Master Servicer of its duties and obligations set forth herein, the Securities Administrator or the Master Servicer, as applicable, shall indemnify the Certificateholders of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that neither the Securities Administrator nor the Master Servicer shall be liable for any such Losses attributable to the action or inaction of the Depositor, the Trustee or the Holder of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which the Securities Administrator or the Master Servicer, as applicable, has relied.  Notwithstanding the foregoing, however, in no event shall the Securities Administrator or the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or under any Servicing Agreement, (2) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by the Securities Administrator or the Master Servicer, as applicable, of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).

Section 10.04       REO Property.

(a)           Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not, except to the extent provided in the applicable Servicing Agreement, knowingly permit any Servicer to rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause an Adverse REMIC Event unless the applicable Servicer has provided to the Trustee and the Securities Administrator an Opinion of Counsel concluding that, under the REMIC Provisions, such action would not result in an Adverse REMIC Event.

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(b)          The Depositor shall cause the applicable Servicer (to the extent provided in the related Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Depositor shall, or shall cause the applicable Servicer (to the extent provided in the related Servicing Agreement) to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Depositor or the applicable Servicer (on behalf of the Trust Fund) has received an extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without causing an Adverse REMIC Event. If such an extension has been received, then the Depositor, acting on behalf of the Trustee hereunder, shall, or shall cause the applicable Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If such an extension has not been received and the Depositor or the applicable Servicer, acting on behalf of the Trust Fund hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund, or if such an extension has been received and the Depositor or the applicable Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Depositor shall cause the applicable Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the applicable Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01       Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 11.02       Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 11.03       Amendment.

(a)           This Agreement may be amended from time to time by written agreement between the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity or mistake, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in the Prospectus, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of any Servicing Agreement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions, (v) if necessary in order to avoid a violation of any applicable law or regulation or (vi) if a TIA Applicability Determination has been made, to modify, eliminate or add to the provisions of this Agreement to the extent necessary to (A) effect the qualification of this Agreement under the TIA or under any similar federal statute and to add any other provisions as may be expressly required by the TIA, and (B) modify other provisions of this Agreement to the extent necessary to make such provisions consistent with, and conform to, the modifications made pursuant to clause (A); provided that, with respect to clause (vi), the parties hereto are deemed to have agreed, to the extent permitted under the TIA, that this Agreement expressly excludes any non-mandatory provisions under the TIA that (x) would conflict with the provisions of this Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party hereto.  No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, result in an Adverse REMIC Event, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder.  Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee shall be provided with an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Agreement and, with respect to an amendment effected pursuant to clause (v) above, to the effect that such amendment is necessary in order to avoid a violation of such applicable law.

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(b)           This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

(c)           Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and each Rating Agency through the Rule 17g-5 Information Provider. The Securities Administrator and the Certificate Registrar shall cooperate with the Trustee in connection with the Trustee's obligations under this Section 11.03.

(d)           It shall not be necessary for the consent of Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e)           Notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to any amendment of any Servicing Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement. In addition, none of the Trustee, the Master Servicer, the Securities Administrator or the Depositor shall consent to any amendment to any Servicing Agreement unless prior written notice of the substance of such amendment has been delivered to each Rating Agency through the Rule 17g-5 Information Provider.

(f)           Prior to the execution of any amendment to this Agreement, each of the Trustee and the Securities Administrator shall be entitled to receive and conclusively rely on an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized and permitted by this Agreement.  The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Securities Administrator’s own rights, duties or immunities under this Agreement.

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Section 11.04       Voting Rights.

Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount or Class Notional Amount (or Percentage Interest), Certificates owned by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, any Servicer or any Affiliate thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, any Servicer or any Affiliate thereof.

Section 11.05       Provision of Information.

(a)           For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each of the Depositor, the Master Servicer, the Securities Administrator and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.  Any reasonable, out-of-pocket expenses incurred by the Trustee, the Master Servicer or the Securities Administrator in providing such information shall be reimbursed by the Depositor.

(b)           The Securities Administrator shall provide to any person to whom a Prospectus was delivered, upon the written request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K, Form 10-D or Form 10-K (or other prescribed form) filed with the Securities and Exchange Commission pursuant to Section 6.21 and (ii) a copy of any other document incorporated by reference in the Prospectus.  Any reasonable out-of-pocket expenses incurred by the Securities Administrator in providing copies of such documents shall be reimbursed by the Depositor.

(c)          On each Distribution Date, the Securities Administrator shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, Attention:  Contract Finance, a copy of the report delivered to Certificateholders pursuant to Section 4.02.

Section 11.06       Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.07       Notices.

(a)           All demands, notices and communications required to be delivered to the Depositor, the Seller, the Trustee, the Master Servicer, the Securities Administrator or the Certificate Registrar hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered, (ii) mailed by registered mail, postage prepaid, (iii) delivered by overnight courier, or (iv) transmitted via email, telegraph or facsimile, in each instance at the address listed below, or such other address as may hereafter be furnished by any party to the other parties in writing:

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For posting by the Rule 17g-5 Information Provider:

rmbs17g5informationprovider@wellsfargo.com

In the case of the Depositor:

Sequoia Residential Funding, Inc.

One Belvedere Place, Suite 330

Mill Valley, CA 94941

Facsimile number (415) 381-1773

Electronic mail address: Sequoia.Notices@redwoodtrust.com

Attention:  Sequoia Mortgage Trust 2013-4

In the case of the Seller:

Redwood Residential Acquisition Corporation

One Belvedere Place, Suite 330

Mill Valley, CA 94941

Facsimile number (415) 381-1773

Electronic mail address: Sequoia.Notices@redwoodtrust.com

Attention:  Sequoia Mortgage Trust 2013-4

In the case of the Master Servicer and the Securities Administrator:

Wells Fargo Bank, N.A.

P.O. Box 98

Columbia, Maryland 21046

(or, for overnight deliveries:

9062 Old Annapolis Road

Columbia, Maryland 21045)

Telephone number: (410) 884-2000

Facsimile number: (410) 715-2380

Attention: Client Manager — Sequoia Mortgage Trust 2013-4

In the case of the Certificate Registrar:

Wells Fargo Bank, N.A.

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Facsimile number: 1-866-614-1273

Electronic mail address: g=cts-spg-team-a-5@wellsfargo.com

Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-4

In the case of the Trustee:

Christiana Trust, a division of Wilmington Savings Fund Society, FSB

500 Delaware Avenue, 11th Floor

Wilmington, DE 19801

Attention: Corporate Trust — Sequoia Mortgage Trust 2013-4

Any such demand, notice or communication shall be deemed to have been received on the date delivered to the premises of the addressee and (A) if delivered by registered mail, overnight courier, or facsimile, as evidenced by the date noted on a return or confirmation of receipt and (B) if delivered by electronic mail, when sent to the address specified above, provided no error or rejection message has been received by the sender.

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(b)          Notices to any Certificateholder shall be deemed to be duly given by any party hereto (i) in the case of any holder of a Definitive Certificate, on the date mailed, first class postage prepaid, to the address of such holder as included on the certificate register, or (ii) in the case of any book-entry certificate, on the date when such notice or communication is delivered to the Clearing Agency, it being understood that the Clearing Agency shall give such notices and communications to the related underlying participants in accordance with its applicable rules, regulations and procedures.

All notices or communications to Certificateholders shall also be posted and made available to all Certificateholders, whether definitive or book-entry, as well as the Depositor, the Master Servicer, the Securities Administrator and the Trustee, by the Securities Administrator on the Securities Administrator website located at www.ctslink.com. Unless otherwise expressly provided for herein, all notices and communications required to be delivered hereunder shall be delivered to such parties and Certificateholders and posted by the Securities Administrator on the Securities Administrator 's website, in each instance, as soon as reasonably practicable.

(c)           The Depositor hereby covenants that it shall provide written notice to the Trustee, which written notice may be via electronic mail, once the Servicers have furnished to the Mortgagors, in accordance with the applicable Servicing Agreements, the notices required to be furnished under Section 404 of the Helping Families Save Their Homes Act of 2009, as amended and in effect from time to time.

Section 11.08       Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.09       Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 11.10       Headings Not to Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 11.11       Benefits of Agreement.

Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

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Section 11.12       Special Notices to the Rating Agencies.

(a)           The Depositor shall give prompt notice to each Rating Agency through the Rule 17g-5 Information Provider of the occurrence of any of the following events of which it has notice:

(i)            any amendment to this Agreement pursuant to Section 11.03, including prior advance written notice of any amendment to this Agreement pursuant to Section 11.03(a);

(ii)           any assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

(iii)          the occurrence of any Event of Default and any waiver of any Event of Default pursuant to Section 6.14;

(iv)         any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

(v)          the termination of any successor to any Master Servicer pursuant to Section 6.14;

(vi)         the making of a final payment pursuant to Section 7.01; and

(vii)        any termination of the rights and obligations of a Servicer or the Servicing Administrator under any Servicing Agreement and any transfer of servicing or servicing administration under any Servicing Agreement.

(b)          All notices to the Rating Agency provided for in this Section shall be in writing and sent first to the Rule 17g-5 Information Provider and then by first class mail, telecopy, electronic mail or overnight courier, as follows:

If to Fitch, to:

Fitch Ratings, Inc.

One State Street Plaza, 28th Floor

New York, NY 10004

Attn: SEMT 2013-4

If to KBRA, to:

Kroll Bond Rating Agency, Inc.

845 Third Avenue

New York, NY 10022

Electronic Mail: mbssurveillance@krollbondratings.com

Attention: RMBS Surveillance

If to Moody’s, to:

Moody’s Investors Service

7 World Trade Center @ 250 Greenwich St

New York, NY 10007

Electronic Mail: servicerreports@moodys.com

Attn: Residential Mortgages

(c)           The Securities Administrator shall provide or make available to each Rating Agency through the Rule 17g-5 Information Provider reports prepared pursuant to Section 4.02 and the reports filed on Form 10-K pursuant to Section 6.21(b)(i)(1) through (4).  In addition, the Securities Administrator shall, at the expense of the Trust Fund, make available to each Rating Agency through the Rule 17g-5 Information Provider such information as each Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Securities Administrator; provided, the Securities Administrator shall not be required to post to the Rule 17g-5 Website any information previously posted to and available on the Securities Administrator’s website.

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Section 11.13         Conflicts.

To the extent that the terms of this Agreement conflict with the terms of any Servicing Agreement, the related Servicing Agreement shall govern.

Section 11.14         Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 11.15         No Petitions.

The Trustee and the Master Servicer, by entering into this Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they shall not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, this Agreement or any of the documents entered into by the Depositor in connection with the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

SEQUOIA RESIDENTIAL FUNDING, INC.,

as Depositor

By:	/s/ W. J. Moliski
Name: W. J. Moliski
Title: Authorized Officer

CHRISTIANA TRUST, a division of

Wilmington Savings Fund Society, FSB,

as Trustee

By:	/s/ Jeffrey Everhart
Name: Jeffrey Everhart
Title: AVP

WELLS FARGO BANK, N.A.,
as Master Servicer

By:	/s/ Graham Oglesby
Name: Graham Oglesby
Title: Vice President

WELLS FARGO BANK, N.A.,
as Securities Administrator and Rule 17g-5 Information Provider

By:	/s/ Graham Oglesby
Name: Graham Oglesby
Title: Vice President

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Solely for purposes of Section 2.04 and Section 2.06(b)

accepted and agreed to by:

REDWOOD RESIDENTIAL ACQUISITION CORPORATION,
as Seller

By:	/s/ W. J. Moliski
Name: W. J. Moliski
Authorized Signatory

Solely for purposes of Section 2.07
accepted and agreed to by:

SEQUOIA MORTGAGE FUNDING CORPORATION,
as Controlling Holder

By:	/s/ W. J. Moliski
Name: W. J. Moliski
Authorized Signatory

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EXHIBIT A

FORMS OF CERTIFICATES

A-1

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER AND ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) THAT EITHER (A) SUCH HOLDER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE OR A PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”), (B) IT HAS ACQUIRED AND IS HOLDING THIS CERTIFICATE IN RELIANCE ON U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION EXEMPTION (“PTE”) FAN 04-03E, AS AMENDED, (THE “UNDERWRITER EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE UNDERWRITER EXEMPTION INCLUDING THAT THIS CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY STANDARD & POOR’S, FITCH, MOODY’S, DBRS LIMITED OR DBRS, INC. OR (C) (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS USED TO PURCHASE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A “COMPLYING INSURANCE COMPANY”).

IF THIS CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE UNDERWRITER EXEMPTION, OR (III) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-1

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal Amount of the Class A-1 Certificates: $170,408,000 Certificate Interest Rate: Adjustable Final Scheduled Distribution Date: April 2043 NUMBER 1	Initial Certificate Principal Amount of this Certificate: $170,408,000 Cut-off Date: March 1, 2013 CUSIP: 81744Y AA4

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THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class A-1 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in April 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

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The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-4 or at such other address as the Securities Administrator may designate from time to time.

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

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The Class A-1, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO2 and Class A-IO3 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class A-IO1 Certificates are issuable only as a single Certificate representing the entire Percentage Interest in that class and will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER AND ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) THAT EITHER (A) SUCH HOLDER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE OR A PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”), (B) IT HAS ACQUIRED AND IS HOLDING THIS CERTIFICATE IN RELIANCE ON U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION EXEMPTION (“PTE”) FAN 04-03E, AS AMENDED, (THE “UNDERWRITER EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE UNDERWRITER EXEMPTION INCLUDING THAT THIS CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY STANDARD & POOR’S, FITCH, MOODY’S, DBRS LIMITED OR DBRS, INC. OR (C) (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS USED TO PURCHASE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A “COMPLYING INSURANCE COMPANY”).

IF THIS CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE UNDERWRITER EXEMPTION, OR (III) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-2

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal Amount of the Class A-2 Certificates: $170,000,000 Certificate Interest Rate: Adjustable Final Scheduled Distribution Date: April 2043 NUMBER 1	Initial Certificate Principal Amount of this Certificate: $170,000,000 Cut-off Date: March 1, 2013 CUSIP: 81744Y AB2

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THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class A-2 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in April 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

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The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-4 or at such other address as the Securities Administrator may designate from time to time.

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO2 and Class A-IO3 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class A-IO1 Certificates are issuable only as a single Certificate representing the entire Percentage Interest in that class and will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER AND ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) THAT EITHER (A) SUCH HOLDER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE OR A PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”), (B) IT HAS ACQUIRED AND IS HOLDING THIS CERTIFICATE IN RELIANCE ON U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION EXEMPTION (“PTE”) FAN 04-03E, AS AMENDED, (THE “UNDERWRITER EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE UNDERWRITER EXEMPTION INCLUDING THAT THIS CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY STANDARD & POOR’S, FITCH, MOODY’S, DBRS LIMITED OR DBRS, INC. OR (C) (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS USED TO PURCHASE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A “COMPLYING INSURANCE COMPANY”).

IF THIS CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE UNDERWRITER EXEMPTION, OR (III) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-3

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal Amount of the Class A-3 Certificates: $157,795,000 Certificate Interest Rate: Adjustable Final Scheduled Distribution Date: April 2043 NUMBER 1	Initial Certificate Principal Amount of this Certificate: $157,795,000 Cut-off Date: March 1, 2013 CUSIP: 81744Y AC0

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class A-3 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in April 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

5

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-4 or at such other address as the Securities Administrator may designate from time to time.

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO2 and Class A-IO3 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class A-IO1 Certificates are issuable only as a single Certificate representing the entire Percentage Interest in that class and will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER AND ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) THAT EITHER (A) SUCH HOLDER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE OR A PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”), (B) IT HAS ACQUIRED AND IS HOLDING THIS CERTIFICATE IN RELIANCE ON U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION EXEMPTION (“PTE”) FAN 04-03E, AS AMENDED, (THE “UNDERWRITER EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE UNDERWRITER EXEMPTION INCLUDING THAT THIS CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY STANDARD & POOR’S, FITCH, MOODY’S, DBRS LIMITED OR DBRS, INC. OR (C) (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS USED TO PURCHASE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A “COMPLYING INSURANCE COMPANY”).

IF THIS CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE UNDERWRITER EXEMPTION, OR (III) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-4

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal Amount of the Class A-4 Certificates: $42,205,000 Certificate Interest Rate: Adjustable Final Scheduled Distribution Date: April 2043 NUMBER 1	Initial Certificate Principal Amount of this Certificate: $42,205,000 Cut-off Date: March 1, 2013 CUSIP: 81744Y AD8

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class A-4 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in April 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

5

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-4 or at such other address as the Securities Administrator may designate from time to time.

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO2 and Class A-IO3 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class A-IO1 Certificates are issuable only as a single Certificate representing the entire Percentage Interest in that class and will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

THIS IS AN INTEREST-ONLY CERTIFICATE THAT IS NOT ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THIS CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE UNDERWRITER EXEMPTION, OR (III) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-IO1

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Notional Amount of the Class A-IO1 Certificates: $540,408,000 Certificate Interest Rate: Adjustable Final Scheduled Distribution Date: April 2043 NUMBER 1	Initial Certificate Notional Amount of this Certificate: $540,408,000 Cut-off Date: March 1, 2013 CUSIP: 81744Y AE6

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class A-IO1 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in April 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

5

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-4 or at such other address as the Securities Administrator may designate from time to time.

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO2 and Class A-IO3 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class A-IO1 Certificates are issuable only as a single Certificate representing the entire Percentage Interest in that class and will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

THIS IS AN INTEREST-ONLY CERTIFICATE THAT IS NOT ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER AND ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) THAT EITHER (A) SUCH HOLDER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE OR A PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”), (B) IT HAS ACQUIRED AND IS HOLDING THIS CERTIFICATE IN RELIANCE ON U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION EXEMPTION (“PTE”) FAN 04-03E, AS AMENDED, (THE “UNDERWRITER EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE UNDERWRITER EXEMPTION INCLUDING THAT THIS CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY STANDARD & POOR’S, FITCH, MOODY’S, DBRS LIMITED OR DBRS, INC. OR (C) (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS USED TO PURCHASE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A “COMPLYING INSURANCE COMPANY”).

IF THIS CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE UNDERWRITER EXEMPTION, OR (III) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-IO2

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Notional Amount of the Class A-IO2 Certificates: $170,408,000 Certificate Interest Rate: Adjustable Final Scheduled Distribution Date: April 2043 NUMBER 1	Initial Certificate Notional Amount of this Certificate: $170,408,000 Cut-off Date: March 1, 2013 CUSIP: 81744Y AJ5

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THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Notional Amount of this Certificate by the initial Class Notional Amount of all Class A-IO2 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in April 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

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The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-4 or at such other address as the Securities Administrator may designate from time to time.

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

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The Class A-1, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO2 and Class A-IO3 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class A-IO1 Certificates are issuable only as a single Certificate representing the entire Percentage Interest in that class and will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

THIS IS AN INTEREST-ONLY CERTIFICATE THAT IS NOT ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER AND ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) THAT EITHER (A) SUCH HOLDER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE OR A PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”), (B) IT HAS ACQUIRED AND IS HOLDING THIS CERTIFICATE IN RELIANCE ON U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION EXEMPTION (“PTE”) FAN 04-03E, AS AMENDED, (THE “UNDERWRITER EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE UNDERWRITER EXEMPTION INCLUDING THAT THIS CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY STANDARD & POOR’S, FITCH, MOODY’S, DBRS LIMITED OR DBRS, INC. OR (C) (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS USED TO PURCHASE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A “COMPLYING INSURANCE COMPANY”).

IF THIS CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE UNDERWRITER EXEMPTION, OR (III) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-IO3

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Notional Amount of the Class A-IO3 Certificates: $157,795,000 Certificate Interest Rate: Adjustable Final Scheduled Distribution Date: April 2043 NUMBER 1	Initial Certificate Notional Amount of this Certificate: $157,795,000 Cut-off Date: March 1, 2013 CUSIP: 81744Y AP1

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THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Notional Amount of this Certificate by the initial Class Notional Amount of all Class A-IO3 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in April 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

5

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-4 or at such other address as the Securities Administrator may designate from time to time.

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO2 and Class A-IO3 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class A-IO1 Certificates are issuable only as a single Certificate representing the entire Percentage Interest in that class and will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-l

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal Amount of the Class B-1 Certificates: $10,952,000 Certificate Interest Rate: Adjustable Final Scheduled Distribution Date: April 2043 NUMBER 1	Initial Certificate Principal Amount of this Certificate: $10,952,000 Cut-off Date: March 1, 2013 CUSIP: 81744Y AF3
2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-1 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in April 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

5

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-4 or at such other address as the Securities Administrator may designate from time to time.

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO2 and Class A-IO3 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class A-IO1 Certificates are issuable only as a single Certificate representing the entire Percentage Interest in that class and will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-2

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal Amount of the Class B-2 Certificates: $9,511,000 Certificate Interest Rate: Adjustable Final Scheduled Distribution Date: April 2043 NUMBER 1	Initial Certificate Principal Amount of this Certificate: $9,511,000 Cut-off Date: March 1, 2013 CUSIP: 81744Y AG1

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-2 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in April 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

5

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-4 or at such other address as the Securities Administrator may designate from time to time.

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO2 and Class A-IO3 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class A-IO1 Certificates are issuable only as a single Certificate representing the entire Percentage Interest in that class and will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-3

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal Amount of the Class B-3 Certificates: $6,340,000 Certificate Interest Rate: Adjustable Final Scheduled Distribution Date: April 2043 NUMBER 1	Initial Certificate Principal Amount of this Certificate: $6,340,000 Cut-off Date: March 1, 2013 CUSIP: 81744Y AH9

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-3 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in April 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

4

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

5

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-4 or at such other address as the Securities Administrator may designate from time to time.

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO2 and Class A-IO3 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class A-IO1 Certificates are issuable only as a single Certificate representing the entire Percentage Interest in that class and will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE 1933 ACT THAT IS ACQUIRING THE CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE 1933 ACT, SUBJECT TO THE CERTIFICATE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

2

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-4

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal Amount of the Class B-4 Certificates: $3,170,000 Certificate Interest Rate: Adjustable Final Scheduled Distribution Date: April 2043 NUMBER 1	Initial Certificate Principal Amount of this Certificate: $3,170,000 Cut-off Date: March 1, 2013 CUSIP: 81744Y AK2

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THIS CERTIFIES THAT NIMER & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-4 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in April 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

5

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

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The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-4 or at such other address as the Securities Administrator may designate from time to time.

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

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The Class A-1, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO2 and Class A-IO3 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class A-IO1 Certificates are issuable only as a single Certificate representing the entire Percentage Interest in that class and will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

10

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE 1933 ACT THAT IS ACQUIRING THE CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE 1933 ACT, SUBJECT TO THE CERTIFICATE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

2

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-5

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal Amount of the Class B-5 Certificates: $6,054,465 Certificate Interest Rate: Adjustable Final Scheduled Distribution Date: April 2043 NUMBER 1	Initial Certificate Principal Amount of this Certificate: $6,054,465 Cut-off Date: March 1, 2013 CUSIP: 81744Y AL0

3

THIS CERTIFIES THAT NIMER & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-5 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in April 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

4

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

5

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

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The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-4 or at such other address as the Securities Administrator may designate from time to time.

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

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The Class A-1, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO2 and Class A-IO3 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class A-IO1 Certificates are issuable only as a single Certificate representing the entire Percentage Interest in that class and will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

9

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

10

THIS CERTIFICATE IS A REMIC RESIDUAL INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE 1933 ACT THAT IS ACQUIRING THE CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE 1933 ACT, SUBJECT TO THE CERTIFICATE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (D) AN ELECTING LARGE-PARTNERSHIP WITHIN THE MEANING OF SECTION 775 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND ITS STATUS AS A NON-US PERSON (IF APPLICABLE). NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

2

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS R

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Percentage Interest of this Certificate: 100% Certificate Interest Rate: Adjustable Final Scheduled Distribution Date: April 2043 NUMBER 1	Cut-off Date: March 1, 2013 CUSIP: 81744Y AM8

3

THIS CERTIFIES THAT BARCLAYS CAPITAL INC. is the registered owner of the Percentage Interest evidenced by this Certificate in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in April 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

4

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

5

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount of at least $1,000,000 or, in the case of a Class of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

6

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-4 or at such other address as the Securities Administrator may designate from time to time.

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

7

The Class A-1, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO2 and Class A-IO3 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class A-IO1 Certificates are issuable only as a single Certificate representing the entire Percentage Interest in that class and will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

9

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

10

THIS CERTIFICATE IS A REMIC RESIDUAL INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE 1933 ACT THAT IS ACQUIRING THE CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE 1933 ACT, SUBJECT TO THE CERTIFICATE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (D) AN ELECTING LARGE-PARTNERSHIP WITHIN THE MEANING OF SECTION 775 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND ITS STATUS AS A NON-US PERSON (IF APPLICABLE). NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS LT-R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS LT-R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

2

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS LT-R

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Percentage Interest of this Certificate: 100% Certificate Interest Rate: Adjustable Final Scheduled Distribution Date: April 2043 NUMBER 1	Cut-off Date: March 1, 2013 CUSIP: 81744Y AN6

3

THIS CERTIFIES THAT BARCLAYS CAPITAL INC. is the registered owner of the Percentage Interest evidenced by this Certificate in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in April 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

4

IN WITNESS WHEREOF, Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, has caused this Certificate to be duly executed.

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated:

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated:

5

SEQUOIA MORTGAGE TRUST 2013-4

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

6

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-4 or at such other address as the Securities Administrator may designate from time to time.

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

7

The Class A-1, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO2 and Class A-IO3 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO1, Class A-IO2, Class A-IO3, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class A-IO1 Certificates are issuable only as a single Certificate representing the entire Percentage Interest in that class and will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

9

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of

account number	or, if mailed by check, to

Applicable reports and statements should be mailed to

This information is provided by

the assignee named above, or	as its agent.

10

EXHIBIT B

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF	)
) ss.:
COUNTY OF	)

[NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

1.	That he [she] is [title of officer] ________________________ of [name of Purchaser] _________________________________________ (the “Purchaser”), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

2.	That the Purchaser’s Taxpayer Identification Number is [ ].

3.	That the Purchaser is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will not be a “disqualified organization” as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a “disqualified organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any “electing large partnership” within the meaning of Section 775 of the Code, or any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

4.	That the Purchaser is not, and on __________________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (“Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Residual Certificate.

5.	That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee with respect to Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

B-1

6.	That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a “Book-Entry Nominee”).

7.	That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

8.	That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Certificate Registrar a written statement substantially in the form of Exhibit C to the Agreement.

9.	That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that the Purchaser has and expects to have sufficient net worth and/or liquidity to pay in full any tax liabilities attributable to ownership of a Residual Certificate and intends to pay taxes associated with holding such Residual Certificate as they become due.

10.	That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to the transferor, the Depositor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. “Non-U.S. Person” means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including for this purpose, the District of Columbia; (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust; and, (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

11.	The Purchaser will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base of the Purchaser or another U.S. taxpayer.

12.	That the Purchaser agrees to such amendments of the Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a “disqualified organization,” an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

13.	That the Purchaser consents to the designation of the Securities Administrator to act as agent for the “tax matters person” of each REMIC created by the Trust Fund pursuant to the Agreement.

B-2

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________ 20__.

[name of Purchaser]

By:
Name:
Title:

 Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this _____ day of __________ 20__.

NOTARY PUBLIC

______________________________

COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________ 20__.

B-3

EXHIBIT C

RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

____________________________

Date

Re:           Sequoia Mortgage Trust 2013-4

Mortgage Pass-Through Certificates

_______________________ (the “Transferor”) has reviewed the attached affidavit of _____________________________ (the “Transferee”), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate.  In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,

Name:
Title:

C-4

EXHIBIT D

FORM OF CUSTODIAL AGREEMENT

See Exhibit 10.13 of the Form 8-K filed

by the Issuing Entity on March 20, 2013

D-1

EXHIBIT E-1

FORM OF RULE 144A TRANSFER CERTIFICATE

Re:  Sequoia Mortgage Trust 2013-4

Mortgage Pass-Through Certificates

Reference is hereby made to the Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Pooling and Servicing Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to $__________ initial Certificate Principal Amount or Class Notional Amount, as applicable, of Class _____ Certificates which are held in the form of Definitive Certificates registered in the name of  ______________ (the “Transferor”). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a “qualified institutional buyer,” which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Underwriters, the Depositor and the Certificate Registrar.

[Name of Transferor]

By:
Name:
Title:

Dated: ___________, ____

E-1-1

EXHIBIT E-2

FORM OF PURCHASER’S LETTER FOR
QUALIFIED INSTITUTIONAL BUYER

Date

Ladies and Gentlemen:

In connection with our proposed purchase of $______________Class Principal Amount or Class Notional Amount, as applicable, of Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Class [___] (the “Restricted Certificates”), we confirm that:

(1)	We understand that the Restricted Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Restricted Certificates we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, in the case of (B) or (D) above, prior to such transfer, delivers to the Certificate Registrar under the Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Restricted Certificates from us a notice advising such purchaser that resales of the Restricted Certificates are restricted as stated herein.

(2)	We understand that, in connection with any proposed resale of any Restricted Certificates to QIB, we will be required to furnish to the Certificate Registrar a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Restricted Certificates purchased by us will bear a legend to the foregoing effect.

(3)	We are acquiring the Restricted Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Restricted Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)	We are a QIB and we are acquiring the Restricted Certificates purchased by us for our own account or for one or more accounts (each of which is a QIB) as to each of which we exercise sole investment discretion.

(5)	We have received such information as we deem necessary in order to make our investment decision.

E-2-1

(6)	If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Underwriter's Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Agreement.

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Agreement.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Purchaser]

By:
Name:
Title:

E-2-2

EXHIBIT F

FORM OF PURCHASER’S LETTER FOR
INSTITUTIONAL ACCREDITED INVESTOR

Date

Ladies and Gentlemen:

In connection with our proposed purchase of $______________ Class Principal Amount or Class Notional Amount, as applicable, of Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Class [___], (the “Restricted Certificates”), we confirm that:

(1)	We understand that the Restricted Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Restricted Certificates we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, prior to such transfer, delivers to the Certificate Registrar under the Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and Christiana Trust, a division of Wilmington Savings Fund Society, FSB as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Restricted Certificates from us a notice advising such purchaser that resales of the Restricted Certificates are restricted as stated herein.

(2)	We understand that, in connection with any proposed resale of any Restricted Certificates to an Institutional Accredited Investor, we will be required to furnish to the Certificate Registrar a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Restricted Certificates purchased by us will bear a legend to the foregoing effect.

(3)	We are acquiring the Restricted Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Restricted Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)	We are an Institutional Accredited Investor and we are acquiring the Restricted Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5)	We have received such information as we deem necessary in order to make our investment decision.

(6)	If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Underwriter's Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Agreement.

F-1

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Agreement.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Purchaser]

By:
Name:
Title:

F-2

EXHIBIT G

FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

The undersigned, being first duly sworn, deposes and says as follows:

1.      The undersigned is the ______________________ of ______________ (the “Investor”), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

2.      The Investor either (x) is not, and on ___________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Certificate Registrar an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, the Depositor and the Trustee, and upon which the Certificate Registrar, the Trustee, the Master Servicer, the Depositor and the Securities Administrator shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not constitute or result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar or the Trustee to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, by which opinion of counsel shall not be an expense of the Trust Fund or the above parties.

Capitalized terms used but not defined herein have the meanings given in the Agreement.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________ 20___.

[Investor]

By:
Name:
Title:

G-1

ATTEST:

STATE OF	)
) ss.:
COUNTY OF	)

Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this _____ day of _________ 20___.

______________________________

NOTARY PUBLIC

My commission expires the

_____ day of __________ 20___.

G-2

EXHIBIT H-1

LIST OF PURCHASE AGREEMENTS

1.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between Redwood Residential Acquisition Corporation (“RRAC”) and Academy Mortgage Corporation, as modified by the related Acknowledgement.

2.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of April 1, 2012, between RRAC and Alaska USA Federal Credit Union, as modified by the related Acknowledgement.

3.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and American Pacific Mortgage Corporation, as modified by the related Acknowledgement.

4.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and Banner Bank, as modified by the related Acknowledgement.

5.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and Bay Equity, LLC, as modified by the related Acknowledgement.

6.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of September 1, 2011, between RRAC and Benchmark Bank, as modified by the related Acknowledgement.

7.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of April 1, 2012, between RRAC and Boston Private Bank & Trust Company, as modified by the related Acknowledgement.

8.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of November 1, 2011, between RRAC and Castle & Cooke Mortgage, LLC, as modified by the related Acknowledgement.

9.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and Cherry Creek Mortgage Co., Inc., as modified by the related Acknowledgement.

10.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of June 1, 2012, between RRAC and Cobalt Mortgage, Inc.

11.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Cole Taylor Bank, as modified by the related Acknowledgement.

12.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2012, between RRAC and Colonial Savings, F.A., as modified by the related Acknowledgement.

13.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of September 1, 2011, between RRAC and Cornerstone Mortgage Company, as modified by the related Acknowledgement.

14.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and DHI Mortgage Company, Ltd., as modified by the related Acknowledgement.

15.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Embrace Home Loans, Inc., as modified by the related Acknowledgement

16.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2012, between RRAC and Evergreen Moneysource Mortgage Company dba Evergreen Home Loans, as modified by the related Acknowledgement.

H-1-1

17.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2012, between RRAC and Fairway Independent Mortgage Corporation, as modified by the related Acknowledgement.

18.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of March 1, 2012, between RRAC and Fidelity Bank dba Fidelity Bank Mortgage, as modified by the related Acknowledgement.

19.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and Firstbank, as modified by the related Acknowledgement.

20.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011 between RRAC and First Choice Loan Services, Inc.

21.	Flow Mortgage Loan Sale and Servicing Agreement, dated as of July 1, 2010, between RRAC and First Republic Bank, as modified by the related Acknowledgement.

22.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 23, 2011, between RRAC and Flagstar Capital Markets Corporation, as modified by the related Acknowledgement.

23.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Franklin American Mortgage Company, as modified by the related Acknowledgement.

24.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Fremont Bank, as modified by the related Acknowledgement.

25.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Fulton Bank, National Association, as modified by the related Acknowledgement.

26.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and George Mason Mortgage, LLC, as modified by the related Acknowledgement.

27.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and GFI Mortgage Bankers, Incorporated, as modified by the related Acknowledgement.

28.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and GuardHill Financial Corporation, as modified by the related Acknowledgement.

29.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2012, between RRAC and Guild Mortgage Company, as modified by the related Acknowledgement.

30.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and The Huntington National Bank, as modified by the related Acknowledgement.

31.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Leader Bank, N.A., as modified by the related Acknowledgement.

32.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2012, between RRAC and MegaStar Financial Corporation, as modified by the related Acknowledgement.

33.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2012, between RRAC and Monarch Bank, as modified by the related Acknowledgement.

34.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of June 1, 2012, between RRAC and Mortgage Master, Inc., as modified by the related Acknowledgement.

35.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Paramount Equity Mortgage, as modified by the related Acknowledgement.

H-1-2

36.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2012, between RRAC and Perl Mortgage, Incorporated, as modified by the related Acknowledgement.

37.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Plaza Home Mortgage, Incorporated, as modified by the related Acknowledgement.

38.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Primary Residential Mortgage, Inc., as modified by the related Acknowledgement.

39.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 30, 2011, between RRAC and PrimeLending, a PlainsCapital Company, as modified by the related Acknowledgement.

40.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2011, between RRAC and Prospect Mortgage, LLC, as modified by the related Acknowledgement.

41.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and Provident Savings Bank, as modified by the related Acknowledgement.

42.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Sandy Spring Bank, as modified by the related Acknowledgement.

43.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and SCBT, as modified by the related Acknowledgement.

44.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2012, between RRAC and Silicon Valley Bank, a California bank subsidiary of SVB Financial Group, as modified by the related Acknowledgement.

45.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Simonich Corporation, dba BOC Mortgage, as modified by the related Acknowledgement.

46.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of March 1, 2011, between RRAC and Sterling Savings Bank, as modified by the related Acknowledgement.

47.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and Stifel Bank and Trust, as modified by the related Acknowledgement.

48.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2012, between RRAC and Umpqua Bank, as modified by the related Acknowledgement.

49.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and United Shore Financial Services, LLC, as successor in interest to Shore Financial Services, Inc., as modified by the related Acknowledgement.

50.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Universal American Mortgage Company, LLC, as modified by the related Acknowledgement.

51.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of June 1, 2011, between RRAC and Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A., as modified by the related Acknowledgement.

52.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and WJ Bradley Mortgage Capital LLC, as modified by the related Acknowledgement.

H-1-3

EXHIBIT H-2

LIST OF SERVICING AGREEMENTS

1.	Flow Mortgage Loan Servicing Agreement, dated as of August 1, 2011, between Redwood Residential Acquisition Corporation (“RRAC”) and Cenlar FSB, as amended by Amendment No. 1 to the Flow Mortgage Loan Servicing Agreement, dated November 3, 2011, and as modified by the related Acknowledgement.

2.	Flow Mortgage Loan Sale and Servicing Agreement, dated as of July 1, 2010, between RRAC and First Republic Bank, as modified by the related Acknowledgement.

H-2-1

EXHIBIT I

ADDITIONAL DISCLOSURE NOTIFICATION

Additional Disclosure Notification

Wells Fargo Bank, N.A., as securities administrator

Fax: 410-715-2380

Email: cts.sec.notifications@wellsfargo.com

Sequoia Residential Funding, Inc.

Fax: 415-381-1773

Email: Sequoia.Notices@redwoodtrust.com

Attn:  Corporate Trust Services—Sequoia Mortgage Trust 2013-4, Mortgage Pass-Through Certificates, Series 2013-4—SEC REPORT PROCESSING

RE:  **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section 6.21[(a)][(b)][(c)] of the Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee, with respect to Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificate, the undersigned, as [          ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                       ], phone number:  [         ]; email address:  [                   ].

[NAME OF PARTY],

as [role]

By:
Name:
Title:

I-1

EXHIBIT J

BACK-UP CERTIFICATE TO FORM 10-K CERTIFICATE

Sequoia Mortgage Trust 2013-4 (the “Trust”)

Mortgage Pass-Through Certificates

Re:          The Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Pooling and Servicing Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee with respect to Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates.

I, __________________________, the _________________________ of [NAME OF COMPANY] (the “Company”) certify to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1)          I have reviewed the annual report on Form 10-K for the fiscal year [____] (the “Annual Report”), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust Fund;

(2)          To my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the Company’s assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

(3)          To my knowledge, the distribution information required to be provided by the Company under the Pooling and Servicing Agreement has been provided to the Securities Administrator for inclusion in the Reports is included in the Reports;

(4)          I am responsible for reviewing the activities performed by the Company under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the assessment of compliance of the Company required by the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Company has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

(5)          The report on assessment of compliance with servicing criteria applicable to the Company for asset-backed securities of the Company and each Subcontractor utilized by the Company and the related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

In giving the certifications above, the Company has reasonably relied on information provided to it by the following unaffiliated parties: [names of servicer(s), subservicer(s), custodian(s)]

Date:

By:

[Signature]
[Title]

J-1

EXHIBIT K

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The Assessment of Compliance to be delivered by the parties listed in the table below shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” for each such party:

Regulation AB Reference	Servicing Criteria	Master Servicer	Securities Administrator	Custodian

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	N/A	N/A	N/A

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate bank collection accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X

K-1

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X	X

1122(d)(2)(v)	Each collection account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including collection accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X

K-2

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.			X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements			X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	N/A	N/A	N/A

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	N/A	N/A	N/A

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	N/A	N/A	N/A

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	N/A	N/A	N/A

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	N/A	N/A	N/A

K-3

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	N/A	N/A	N/A

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/A	N/A	N/A

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	N/A	N/A	N/A

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A

K-4

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A	N/A	N/A

K-5

EXHIBIT L

ADDITIONAL FORM 10-D DISCLOSURE

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible

Item 1: Distribution and Pool Performance Information
Information included in the Distribution Date Statement	Master Servicer Securities Administrator
Any information required by 1121 which is NOT included on the Distribution Date Statement	Depositor

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or the Securities Administrator)	Servicer (as to itself)
▪ Any other party contemplated by 1100(d)(1)	Depositor

Item 3:  Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.

Depositor

L-1

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible

Item 4:  Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Securities Administrator Trustee

Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Securities Administrator Trustee

Item 6: Significant Obligors of Pool Assets Item 1112(b) – Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.

Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) – Derivative Counterparty Financial Information*
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

L-2

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible

Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item

Item 9: Exhibits
Distribution Date Statement to Certificateholders	Securities Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

L-3

EXHIBIT M

ADDITIONAL FORM 10-K DISCLOSURE

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible

Item 1B: Unresolved Staff Comments	Depositor

Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K

Item 15: Exhibits, Financial Statement Schedules	Securities Administrator Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1115(b): Derivative Counterparty Financial Information
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

M-1

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible

Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or the Securities Administrator)	Servicer (as to itself)
▪ Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships
Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:	Depositor as to (a) Sponsor/Seller as to (b)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor as to (a) Trustee as to (b)
▪ Any other 1108(a)(3) servicer	Servicer (as to itself)
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivative Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

M-2

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible

Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:	Depositor as to (a) Sponsor/Seller as to (b)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor
▪ Any other 1108(a)(3) servicer	Servicer (as to itself)
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivative Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:	Depositor as to (a) Sponsor/Seller as to (b)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor
▪ Any other 1108(a)(3) servicer	Servicer (as to itself)
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivative Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

M-3

EXHIBIT N

ADDITIONAL FORM 8-K DISCLOSURE

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible

Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custody agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

All parties (as to themselves)

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custody agreement.

All parties (as to themselves)

Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor
▪ Sponsor (Seller)	Depositor/Sponsor (Seller)
▪ Depositor	Depositor
▪ Master Servicer	Master Servicer
▪ Affiliated Servicer	Servicer (as to itself)
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer (as to itself)
▪ Other material servicers	Servicer (as to itself)
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Significant Obligor	Depositor

N-1

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Party Responsible

▪ Credit Enhancer (10% or more)	Depositor
▪ Derivative Counterparty	Depositor
▪ Custodian	Custodian

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the Distribution Date Statements to the certificateholders.

Depositor Master Servicer Securities Administrator

Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.

Securities Administrator Depositor

Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor

Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Securities Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Master Servicer/Securities Administrator/Depositor/ Servicer (as to itself)/Trustee
Reg AB disclosure about any new servicer or master servicer is also required.	Servicer (as to itself)/Master Servicer/Depositor
Reg AB disclosure about any new Trustee is also required.	Depositor/Securities Administrator

N-2

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible

Item 6.03- Change in Credit Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.

Depositor/Securities Administrator
Reg AB disclosure about any new enhancement provider is also required.	Depositor

Item 6.04- Failure to Make a Required Distribution	Securities Administrator

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor

Item 7.01- Reg FD Disclosure	All parties (as to themselves)

Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor

Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

N-3

EXHIBIT O

FORM OF CERTIFICATION FOR NRSROs AND DEPOSITOR

[Date]

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: RMBS – SEMT 2013-4

Attention:	Sequoia Mortgage Trust 2013-4,

Mortgage Pass-Through Certificates, Series 2013-4

In accordance with the requirements for obtaining certain information pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2013 (the “Pooling and Servicing Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, and Christiana Trust, a division of Wilmington Savings Fund Society, FSB, as Trustee with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

With respect to any Nationally Recognized Statistical Rating Organization (“NRSRO”):

1.	The undersigned, an NRSRO, has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e).
2.	The undersigned has access to the Depositor's 17g-5 website, and any confidentiality agreement applicable to the undersigned with respect to information obtained from the Depositor's 17g-5 website shall also be applicable to information obtained from the Rule 17g-5 Website.
3.	The undersigned shall be deemed to have recertified to the provisions herein each time it accesses any information on the Rule 17g-5 Website maintained by the Securities Administrator.

With respect to the Depositor:

1.	The undersigned is the Depositor under the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

O-1

SCHEDULE A

MORTGAGE LOAN SCHEDULE

Schedule A-1

	1	2	3	4	5	6	7	8	9	10	11
	Primary Servicer	Servicing Fee %	Servicing Fee—Flatdollar	Servicing Advance Methodology	Originator	Loan Group	Loan Number	Amortization Type	Lien Position	HELOC Indicator	Loan Purpose
1	1000383	0.002500			9999999		10000007359	1	1	0	9
2	1000383	0.002500			9999999		10000007937	1	1	0	7
3	1000383	0.002500			1000536		10000007836	1	1	0	6
4	1000383	0.002500			9999999		10000007758	1	1	0	7
5	1000383	0.002500			9999999		10000007687	1	1	0	9
6	1000383	0.002500			1000324		10000007668	1	1	0	9
7	1000383	0.002500			9999999		10000007667	1	1	0	9
8	1000383	0.002500			9999999		10000007664	1	1	0	9
9	1000383	0.002500			9999999		10000007652	1	1	0	9
10	1000383	0.002500			9999999		10000007649	1	1	0	7
11	1000383	0.002500			9999999		10000007643	1	1	0	10
12	1000383	0.002500			1000536		10000007635	1	1	0	9
13	1000383	0.002500			9999999		10000007617	1	1	0	9
14	1000383	0.002500			9999999		10000007609	1	1	0	3
15	1000383	0.002500			1000324		10000007585	1	1	0	9
16	1000383	0.002500			9999999		10000007550	1	1	0	7
17	1000383	0.002500			9999999		10000007549	1	1	0	9
18	1000383	0.002500			9999999		10000007540	1	1	0	9
19	1000383	0.002500			9999999		10000007518	1	1	0	7
20	1000383	0.002500			1000324		10000007512	1	1	0	9
21	1000383	0.002500			9999999		10000007511	1	1	0	7
22	1000383	0.002500			9999999		10000007505	1	1	0	9
23	1000383	0.002500			9999999		10000007496	1	1	0	9
24	1000383	0.002500			9999999		10000007486	1	1	0	9
25	1000383	0.002500			9999999		10000007482	1	1	0	7
26	1000383	0.002500			9999999		10000007454	1	1	0	7
27	1000383	0.002500			9999999		10000007453	1	1	0	7
28	1000383	0.002500			9999999		10000007447	1	1	0	9
29	1000383	0.002500			9999999		10000007445	1	1	0	9
30	1000383	0.002500			9999999		10000007422	1	1	0	9
31	1000383	0.002500			9999999		10000007412	1	1	0	7
32	1000383	0.002500			1000536		10000007411	1	1	0	9
33	1000383	0.002500			9999999		10000007410	1	1	0	7
34	1000383	0.002500			9999999		10000007395	1	1	0	9
35	1000383	0.002500			9999999		10000007383	1	1	0	9
36	1000383	0.002500			1000536		10000007382	1	1	0	7
37	1000383	0.002500			9999999		10000007372	1	1	0	9
38	1000383	0.002500			9999999		10000007357	1	1	0	7
39	1000383	0.002500			9999999		10000007353	1	1	0	7
40	1000383	0.002500			1000324		10000007341	1	1	0	9
41	1000383	0.002500			9999999		10000007327	1	1	0	7
42	1000383	0.002500			9999999		10000007320	1	1	0	9
43	1000383	0.002500			9999999		10000007292	1	1	0	9
44	1000383	0.002500			9999999		10000007281	1	1	0	9
45	1000383	0.002500			1000324		10000007272	1	1	0	9
46	1000383	0.002500			1000536		10000007270	1	1	0	7
47	1000383	0.002500			9999999		10000007269	1	1	0	9
48	1000383	0.002500			9999999		10000007267	1	1	0	9
49	1000383	0.002500			9999999		10000007265	1	1	0	9
50	1000383	0.002500			9999999		10000007264	1	1	0	9
51	1000383	0.002500			9999999		10000007263	1	1	0	7
52	1000383	0.002500			9999999		10000007258	1	1	0	9
53	1000383	0.002500			9999999		10000007257	1	1	0	9
54	1000383	0.002500			9999999		10000007250	1	1	0	7
55	1000383	0.002500			1000324		10000007245	1	1	0	3
56	1000383	0.002500			1001105		10000007223	1	1	0	3
57	1000383	0.002500			1000536		10000007217	1	1	0	9
58	1000383	0.002500			9999999		10000007214	1	1	0	9
59	1000383	0.002500			9999999		10000007212	1	1	0	9
60	1000383	0.002500			9999999		10000007211	1	1	0	7
61	1000383	0.002500			9999999		10000007206	1	1	0	9
62	1000383	0.002500			9999999		10000007205	1	1	0	7
63	1000383	0.002500			1000324		10000007203	1	1	0	9
64	1000383	0.002500			9999999		10000007201	1	1	0	9
65	1000383	0.002500			9999999		10000007179	1	1	0	9
66	1000383	0.002500			9999999		10000007176	1	1	0	9
67	1000383	0.002500			9999999		10000007168	1	1	0	7
68	1000383	0.002500			9999999		10000007149	1	1	0	7
69	1000383	0.002500			9999999		10000007141	1	1	0	7
70	1000383	0.002500			9999999		10000007136	1	1	0	9
71	1000383	0.002500			9999999		10000007135	1	1	0	9
72	1000383	0.002500			9999999		10000007134	1	1	0	3
73	1000383	0.002500			9999999		10000007133	1	1	0	9
74	1000383	0.002500			9999999		10000007130	1	1	0	9
75	1000383	0.002500			1000324		10000007128	1	1	0	9
76	1000383	0.002500			9999999		10000007116	1	1	0	7
77	1000383	0.002500			9999999		10000007114	1	1	0	9
78	1000383	0.002500			9999999		10000007110	1	1	0	9
79	1000383	0.002500			9999999		10000007105	1	1	0	9
80	1000383	0.002500			9999999		10000007100	1	1	0	9
81	1000383	0.002500			9999999		10000007098	1	1	0	9
82	1000383	0.002500			9999999		10000007095	1	1	0	9
83	1000383	0.002500			9999999		10000007091	1	1	0	7
84	1000383	0.002500			9999999		10000007084	1	1	0	9
85	1000383	0.002500			1000324		10000007082	1	1	0	9
86	1000383	0.002500			9999999		10000007078	1	1	0	9
87	1000383	0.002500			9999999		10000007074	1	1	0	9
88	1000383	0.002500			1000324		10000007073	1	1	0	9
89	1000383	0.002500			9999999		10000007072	1	1	0	6
90	1000383	0.002500			9999999		10000007070	1	1	0	7
91	1000383	0.002500			9999999		10000007067	1	1	0	9
92	1000383	0.002500			9999999		10000007064	1	1	0	9
93	1000383	0.002500			1000536		10000007061	1	1	0	9
94	1000383	0.002500			1000536		10000007059	1	1	0	9
95	1000383	0.002500			9999999		10000007057	1	1	0	9
96	1000383	0.002500			1000324		10000007045	1	1	0	7
97	1000383	0.002500			9999999		10000007041	1	1	0	9
98	1000383	0.002500			1000324		10000007029	1	1	0	9
99	1000383	0.002500			1000324		10000007028	1	1	0	9
100	1000383	0.002500			9999999		10000007027	1	1	0	9
101	1000383	0.002500			9999999		10000007026	1	1	0	7
102	1000383	0.002500			9999999		10000007022	1	1	0	7
103	1000383	0.002500			1000536		10000007020	1	1	0	7
104	1000383	0.002500			1000324		10000007016	1	1	0	9
105	1000383	0.002500			9999999		10000007012	1	1	0	9
106	1000383	0.002500			9999999		10000007009	1	1	0	9
107	1000383	0.002500			9999999		10000006999	1	1	0	9
108	1000383	0.002500			1000536		10000006992	1	1	0	7
109	1000383	0.002500			9999999		10000006989	1	1	0	7
110	1000383	0.002500			1000536		10000006983	1	1	0	7
111	1000383	0.002500			9999999		10000006982	1	1	0	9
112	1000383	0.002500			9999999		10000006979	1	1	0	7
113	1000383	0.002500			9999999		10000006967	1	1	0	9
114	1000383	0.002500			9999999		10000006942	1	1	0	9
115	1000383	0.002500			9999999		10000006903	1	1	0	9
116	1000383	0.002500			9999999		10000006901	1	1	0	7
117	1000383	0.002500			9999999		10000006869	1	1	0	7
118	1000383	0.002500			9999999		10000006868	1	1	0	9
119	1000383	0.002500			9999999		10000006855	1	1	0	9
120	1000383	0.002500			9999999		10000006852	1	1	0	9
121	1000383	0.002500			9999999		10000006846	1	1	0	9
122	1000383	0.002500			9999999		10000006844	1	1	0	7
123	1000383	0.002500			9999999		10000006839	1	1	0	9
124	1000383	0.002500			9999999		10000006836	1	1	0	9
125	1000383	0.002500			9999999		10000006830	1	1	0	9
126	1000383	0.002500			9999999		10000006824	1	1	0	3
127	1000383	0.002500			9999999		10000006818	1	1	0	7
128	1000383	0.002500			1000324		10000006816	1	1	0	9
129	1000383	0.002500			1000536		10000006798	1	1	0	7
130	1000383	0.002500			1000536		10000006782	1	1	0	9
131	1000383	0.002500			9999999		10000006777	1	1	0	9
132	1000383	0.002500			9999999		10000006772	1	1	0	6
133	1000383	0.002500			9999999		10000006765	1	1	0	9
134	1000383	0.002500			9999999		10000006763	1	1	0	9
135	1000383	0.002500			9999999		10000006758	1	1	0	9
136	1000383	0.002500			9999999		10000006753	1	1	0	9
137	1000383	0.002500			1000536		10000006747	1	1	0	6
138	1000383	0.002500			1000536		10000006744	1	1	0	7
139	1000383	0.002500			9999999		10000006733	1	1	0	7
140	1000383	0.002500			9999999		10000006720	1	1	0	9
141	1000383	0.002500			9999999		10000006717	1	1	0	9
142	1000383	0.002500			9999999		10000006704	1	1	0	9
143	1000383	0.002500			1000324		10000006697	1	1	0	9
144	1000383	0.002500			9999999		10000006696	1	1	0	7
145	1000383	0.002500			9999999		10000006648	1	1	0	9
146	1000383	0.002500			1000324		10000006634	1	1	0	9
147	1000383	0.002500			9999999		10000006617	1	1	0	6
148	1000383	0.002500			9999999		10000006610	1	1	0	9
149	1000383	0.002500			9999999		10000006609	1	1	0	9
150	1000383	0.002500			9999999		10000006607	1	1	0	9
151	1000383	0.002500			9999999		10000006595	1	1	0	9
152	1000383	0.002500			9999999		10000006593	1	1	0	9
153	1000383	0.002500			1000324		10000006519	1	1	0	7
154	1000383	0.002500			1000324		10000006518	1	1	0	9
155	1000383	0.002500			9999999		10000006514	1	1	0	9
156	1000383	0.002500			9999999		10000006511	1	1	0	9
157	1000383	0.002500			9999999		10000006510	1	1	0	3
158	1000383	0.002500			9999999		10000006482	1	1	0	7
159	1000383	0.002500			9999999		10000006456	1	1	0	9
160	1000383	0.002500			1000536		10000006440	1	1	0	7
161	1000383	0.002500			9999999		10000006439	1	1	0	6
162	1000383	0.002500			9999999		10000006436	1	1	0	7
163	1000383	0.002500			9999999		10000006421	1	1	0	3
164	1000383	0.002500			9999999		10000006420	1	1	0	9
165	1000383	0.002500			9999999		10000006419	1	1	0	9
166	1000383	0.002500			1000536		10000006414	1	1	0	9
167	1000383	0.002500			1000536		10000006396	1	1	0	7
168	1000383	0.002500			9999999		10000006394	1	1	0	9
169	1000383	0.002500			9999999		10000006392	1	1	0	7
170	1000383	0.002500			9999999		10000006391	1	1	0	7
171	1000383	0.002500			9999999		10000006390	1	1	0	6
172	1000383	0.002500			9999999		10000006388	1	1	0	9
173	1000383	0.002500			9999999		10000006363	1	1	0	3
174	1000383	0.002500			9999999		10000006360	1	1	0	9
175	1000383	0.002500			9999999		10000006356	1	1	0	9
176	1000383	0.002500			9999999		10000006355	1	1	0	9
177	1000383	0.002500			9999999		10000006354	1	1	0	7
178	1000383	0.002500			9999999		10000006341	1	1	0	3
179	1000383	0.002500			9999999		10000006336	1	1	0	7
180	1000383	0.002500			9999999		10000006335	1	1	0	9
181	1000383	0.002500			9999999		10000006330	1	1	0	9
182	1000383	0.002500			9999999		10000006328	1	1	0	7
183	1000383	0.002500			9999999		10000006327	1	1	0	9
184	1000383	0.002500			9999999		10000006324	1	1	0	9
185	1000383	0.002500			1000536		10000006321	1	1	0	9
186	1000383	0.002500			9999999		10000006319	1	1	0	9
187	1000383	0.002500			9999999		10000006284	1	1	0	9
188	1000383	0.002500			1000324		10000006282	1	1	0	9
189	1000383	0.002500			1000536		10000006278	1	1	0	3
190	1000383	0.002500			9999999		10000006277	1	1	0	9
191	1000383	0.002500			1000324		10000006275	1	1	0	9
192	1000383	0.002500			9999999		10000006272	1	1	0	7
193	1000383	0.002500			9999999		10000006271	1	1	0	7
194	1000383	0.002500			9999999		10000006207	1	1	0	9
195	1000383	0.002500			1000536		10000006173	1	1	0	9
196	1000383	0.002500			9999999		10000006110	1	1	0	3
197	1000383	0.002500			9999999		10000006106	1	1	0	9
198	1000383	0.002500			9999999		10000006097	1	1	0	9
199	1000383	0.002500			1000536		10000006096	1	1	0	9
200	1000383	0.002500			9999999		10000006090	1	1	0	9
201	1000383	0.002500			1000536		10000006057	1	1	0	9
202	1000383	0.002500			9999999		10000006055	1	1	0	3
203	1000383	0.002500			1000324		10000006050	1	1	0	9
204	1000383	0.002500			9999999		10000006049	1	1	0	6
205	1000383	0.002500			1000324		10000006047	1	1	0	9
206	1000383	0.002500			9999999		10000006045	1	1	0	9
207	1000383	0.002500			9999999		10000006040	1	1	0	9
208	1000383	0.002500			9999999		10000006037	1	1	0	9
209	1000383	0.002500			1000324		10000006017	1	1	0	6
210	1000383	0.002500			1000324		10000006013	1	1	0	9
211	1000383	0.002500			9999999		10000006007	1	1	0	9
212	1000383	0.002500			9999999		10000006004	1	1	0	9
213	1000383	0.002500			1000536		10000006001	1	1	0	9
214	1000383	0.002500			1000536		10000005999	1	1	0	9
215	1000383	0.002500			9999999		10000005998	1	1	0	9
216	1000383	0.002500			9999999		10000005996	1	1	0	3
217	1000383	0.002500			9999999		10000005995	1	1	0	3
218	1000383	0.002500			9999999		10000005994	1	1	0	9
219	1000383	0.002500			1000536		10000005993	1	1	0	9
220	1000383	0.002500			9999999		10000005985	1	1	0	9
221	1000383	0.002500			9999999		10000005982	1	1	0	3
222	1000383	0.002500			1000536		10000005952	1	1	0	7
223	1000383	0.002500			9999999		10000005915	1	1	0	9
224	1000383	0.002500			1000536		10000005904	1	1	0	9
225	1000383	0.002500			9999999		10000005900	1	1	0	9
226	1000383	0.002500			9999999		10000005898	1	1	0	9
227	1000383	0.002500			9999999		10000005895	1	1	0	9
228	1000383	0.002500			9999999		10000005894	1	1	0	9
229	1000383	0.002500			9999999		10000005864	1	1	0	9
230	1000383	0.002500			9999999		10000005849	1	1	0	3
231	1000383	0.002500			9999999		10000005847	1	1	0	9
232	1000383	0.002500			9999999		10000005844	1	1	0	9
233	1000383	0.002500			9999999		10000005843	1	1	0	9
234	1000383	0.002500			9999999		10000005805	1	1	0	9
235	1000383	0.002500			1000536		10000005750	1	1	0	9
236	1000383	0.002500			9999999		10000005747	1	1	0	9
237	1000383	0.002500			9999999		10000005691	1	1	0	3
238	1000383	0.002500			9999999		10000005690	1	1	0	3
239	1000383	0.002500			9999999		10000005688	1	1	0	3
240	1000383	0.002500			9999999		10000005687	1	1	0	9
241	1000383	0.002500			9999999		10000005681	1	1	0	9
242	1000383	0.002500			9999999		10000005677	1	1	0	3
243	1000383	0.002500			9999999		10000005624	1	1	0	9
244	1000383	0.002500			1000536		10000005615	1	1	0	9
245	1000383	0.002500			9999999		10000005614	1	1	0	7
246	1000383	0.002500			9999999		10000005595	1	1	0	9
247	1000383	0.002500			9999999		10000005593	1	1	0	9
248	1000383	0.002500			9999999		10000005519	1	1	0	9
249	1000383	0.002500			9999999		10000005518	1	1	0	9
250	1000383	0.002500			9999999		10000005347	1	1	0	9
251	1000383	0.002500			9999999		10000005343	1	1	0	9
252	1000383	0.002500			9999999		10000005255	1	1	0	9
253	1000383	0.002500			9999999		10000005177	1	1	0	9
254	1000383	0.002500			9999999		10000005176	1	1	0	9
255	1000383	0.002500			9999999		10000005136	1	1	0	9
256	1002338	0.002500			1002338		3000010526	1	1	0	3
257	1002338	0.002500			1002338		3000010525	1	1	0	9
258	1002338	0.002500			1002338		3000010361	1	1	0	9
259	1002338	0.002500			1002338		3000010336	1	1	0	7
260	1002338	0.002500			1002338		3000010164	1	1	0	7
261	1002338	0.002500			1002338		3000010099	1	1	0	9
262	1002338	0.002500			1002338		3000010069	1	1	0	3
263	1002338	0.002500			1002338		3000009922	1	1	0	9
264	1002338	0.002500			1002338		3000009877	1	1	0	7
265	1002338	0.002500			1002338		3000009876	1	1	0	9
266	1002338	0.002500			1002338		3000009849	1	1	0	9
267	1002338	0.002500			1002338		3000009848	1	1	0	9
268	1002338	0.002500			1002338		3000009846	1	1	0	9
269	1002338	0.002500			1002338		3000009832	1	1	0	3
270	1002338	0.002500			1002338		3000009803	1	1	0	7
271	1002338	0.002500			1002338		3000009802	1	1	0	3
272	1002338	0.002500			1002338		3000009801	1	1	0	9
273	1002338	0.002500			1002338		3000009800	1	1	0	9
274	1002338	0.002500			1002338		3000009799	1	1	0	7
275	1002338	0.002500			1002338		3000009733	1	1	0	3
276	1002338	0.002500			1002338		3000009730	1	1	0	3
277	1002338	0.002500			1002338		3000009709	1	1	0	9
278	1002338	0.002500			1002338		3000009609	1	1	0	3
279	1002338	0.002500			1002338		3000009608	1	1	0	9
280	1002338	0.002500			1002338		3000009607	1	1	0	9
281	1002338	0.002500			1002338		3000009606	1	1	0	7
282	1002338	0.002500			1002338		3000009605	1	1	0	9
283	1002338	0.002500			1002338		3000009547	1	1	0	9
284	1002338	0.002500			1002338		3000009516	1	1	0	7
285	1002338	0.002500			1002338		3000009472	1	1	0	9
286	1002338	0.002500			1002338		3000009468	1	1	0	3
287	1002338	0.002500			1002338		3000009465	1	1	0	9
288	1002338	0.002500			1002338		3000009456	1	1	0	3
289	1002338	0.002500			1002338		3000009455	1	1	0	9
290	1002338	0.002500			1002338		3000009368	1	1	0	9
291	1002338	0.002500			1002338		3000009367	1	1	0	9
292	1002338	0.002500			1002338		3000009299	1	1	0	9
293	1002338	0.002500			1002338		3000009235	1	1	0	9
294	1002338	0.002500			1002338		3000009233	1	1	0	9
295	1002338	0.002500			1002338		3000009231	1	1	0	9
296	1002338	0.002500			1002338		3000009226	1	1	0	7
297	1002338	0.002500			1002338		3000009223	1	1	0	9
298	1002338	0.002500			1002338		3000009054	1	1	0	9
299	1002338	0.002500			1002338		3000009047	1	1	0	7
300	1002338	0.002500			1002338		3000009045	1	1	0	9
301	1002338	0.002500			1002338		3000008872	1	1	0	3
302	1002338	0.002500			1002338		3000008871	1	1	0	9
303	1002338	0.002500			1002338		3000008822	1	1	0	7
304	1002338	0.002500			1002338		3000008821	1	1	0	9
305	1002338	0.002500			1002338		3000008782	1	1	0	9
306	1002338	0.002500			1002338		3000008775	1	1	0	9
307	1002338	0.002500			1002338		3000008716	1	1	0	7
308	1002338	0.002500			1002338		3000008712	1	1	0	7
309	1002338	0.002500			1002338		3000008711	1	1	0	3
310	1002338	0.002500			1002338		3000008710	1	1	0	9
311	1002338	0.002500			1002338		3000008127	1	1	0	3
312	1002338	0.002500			1002338		3000006959	1	1	0	7
313	1000383	0.002500			9999999		1950009389	1	1	0	3
314	1000383	0.002500			9999999		1800009263	1	1	0	9
315	1000383	0.002500			9999999		1700010416	1	1	0	7
316	1000383	0.002500			9999999		1700010398	1	1	0	3
317	1000383	0.002500			9999999		1700010379	1	1	0	9
318	1000383	0.002500			9999999		1700010142	1	1	0	7
319	1000383	0.002500			9999999		1700009256	1	1	0	9
320	1000383	0.002500			9999999		1700008791	1	1	0	9
321	1000383	0.002500			9999999		1700008606	1	1	0	9
322	1000383	0.002500			1008808		1650010709	1	1	0	7
323	1000383	0.002500			1008808		1650010695	1	1	0	9
324	1000383	0.002500			1008808		1650010493	1	1	0	7
325	1000383	0.002500			1008808		1650010469	1	1	0	9
326	1000383	0.002500			1008808		1650010464	1	1	0	9
327	1000383	0.002500			1008808		1650010455	1	1	0	9
328	1000383	0.002500			1008808		1650010432	1	1	0	9
329	1000383	0.002500			1008808		1650010429	1	1	0	9
330	1000383	0.002500			1008808		1650010427	1	1	0	9
331	1000383	0.002500			1008808		1650010370	1	1	0	9
332	1000383	0.002500			1008808		1650010355	1	1	0	7
333	1000383	0.002500			1008808		1650010330	1	1	0	9
334	1000383	0.002500			1008808		1650010297	1	1	0	9
335	1000383	0.002500			1008808		1650010273	1	1	0	9
336	1000383	0.002500			1008808		1650010249	1	1	0	9
337	1000383	0.002500			1008808		1650010120	1	1	0	9
338	1000383	0.002500			1008808		1650010117	1	1	0	9
339	1000383	0.002500			1008808		1650010075	1	1	0	9
340	1000383	0.002500			1008808		1650010074	1	1	0	9
341	1000383	0.002500			1008808		1650010054	1	1	0	9
342	1000383	0.002500			1008808		1650010004	1	1	0	9
343	1000383	0.002500			1008808		1650009988	1	1	0	9
344	1000383	0.002500			1008808		1650009987	1	1	0	9
345	1000383	0.002500			1008808		1650009948	1	1	0	9
346	1000383	0.002500			1008808		1650009940	1	1	0	9
347	1000383	0.002500			1008808		1650009909	1	1	0	9
348	1000383	0.002500			1008808		1650009881	1	1	0	9
349	1000383	0.002500			1008808		1650009779	1	1	0	9
350	1000383	0.002500			1008808		1650009758	1	1	0	9
351	1000383	0.002500			1008808		1650009756	1	1	0	9
352	1000383	0.002500			1008808		1650009685	1	1	0	9
353	1000383	0.002500			1008808		1650009681	1	1	0	9
354	1000383	0.002500			1008808		1650009639	1	1	0	9
355	1000383	0.002500			1008808		1650009627	1	1	0	9
356	1000383	0.002500			1008808		1650009553	1	1	0	9
357	1000383	0.002500			1008808		1650009412	1	1	0	9
358	1000383	0.002500			1008808		1650009338	1	1	0	9
359	1000383	0.002500			1008808		1650009317	1	1	0	9
360	1000383	0.002500			1008808		1650009219	1	1	0	9
361	1000383	0.002500			1008808		1650008892	1	1	0	9
362	1000383	0.002500			1008808		1650008890	1	1	0	9
363	1000383	0.002500			1008808		1650008832	1	1	0	9
364	1000383	0.002500			1008808		1650008437	1	1	0	9
365	1000383	0.002500			1008808		1650008137	1	1	0	9
366	1000383	0.002500			1008808		1650008117	1	1	0	7
367	1000383	0.002500			1008808		1650007832	1	1	0	7
368	1000383	0.002500			1008808		1650007754	1	1	0	9
369	1000383	0.002500			1008808		1650007734	1	1	0	9
370	1000383	0.002500			1008808		1650006768	1	1	0	9
371	1000383	0.002500			1008808		1650006639	1	1	0	9
372	1000383	0.002500			1008808		1650006168	1	1	0	9
373	1000383	0.002500			9999999		1600010213	1	1	0	9
374	1000383	0.002500			9999999		1540009899	1	1	0	7
375	1000383	0.002500			9999999		1540009586	1	1	0	9
376	1000383	0.002500			9999999		1540009581	1	1	0	9
377	1000383	0.002500			9999999		1540009432	1	1	0	9
378	1000383	0.002500			9999999		1540009249	1	1	0	9
379	1000383	0.002500			9999999		1540009098	1	1	0	9
380	1000383	0.002500			9999999		1540008802	1	1	0	9
381	1000383	0.002500			9999999		1540008644	1	1	0	7
382	1000383	0.002500			9999999		1540008623	1	1	0	9
383	1000383	0.002500			9999999		1540008180	1	1	0	9
384	1000383	0.002500			9999999		1540007945	1	1	0	9
385	1000383	0.002500			9999999		1500010250	1	1	0	7
386	1000383	0.002500			9999999		1500010111	1	1	0	7
387	1000383	0.002500			9999999		1500010030	1	1	0	3
388	1000383	0.002500			9999999		1500010029	1	1	0	9
389	1000383	0.002500			9999999		1500009997	1	1	0	9
390	1000383	0.002500			9999999		1500009867	1	1	0	9
391	1000383	0.002500			9999999		1500009822	1	1	0	9
392	1000383	0.002500			9999999		1500009806	1	1	0	9
393	1000383	0.002500			9999999		1500009781	1	1	0	7
394	1000383	0.002500			9999999		1500009497	1	1	0	3
395	1000383	0.002500			9999999		1500009416	1	1	0	9
396	1000383	0.002500			9999999		1500008929	1	1	0	9
397	1000383	0.002500			9999999		1500008727	1	1	0	9
398	1000383	0.002500			9999999		1490009241	1	1	0	9
399	1000383	0.002500			9999999		1490009118	1	1	0	9
400	1000383	0.002500			9999999		1490009110	1	1	0	9
401	1000383	0.002500			9999999		1490008352	1	1	0	9
402	1000383	0.002500			9999999		1480010403	1	1	0	3
403	1000383	0.002500			9999999		1480010053	1	1	0	6
404	1000383	0.002500			9999999		1480008669	1	1	0	9
405	1000383	0.002500			9999999		1460010335	1	1	0	7
406	1000383	0.002500			9999999		1460009884	1	1	0	9
407	1000383	0.002500			9999999		1460009844	1	1	0	9
408	1000383	0.002500			9999999		1460009843	1	1	0	9
409	1000383	0.002500			9999999		1460009842	1	1	0	7
410	1000383	0.002500			9999999		1460009551	1	1	0	9
411	1000383	0.002500			9999999		1460008758	1	1	0	9
412	1000383	0.002500			9999999		1450009195	1	1	0	9
413	1000383	0.002500			9999999		1450009177	1	1	0	9
414	1000383	0.002500			9999999		1450009164	1	1	0	9
415	1000383	0.002500			9999999		1450008907	1	1	0	9
416	1000383	0.002500			9999999		1450007785	1	1	0	9
417	1000383	0.002500			9999999		1430008665	1	1	0	9
418	1000383	0.002500			9999999		1420010084	1	1	0	9
419	1000383	0.002500			9999999		1420009912	1	1	0	3
420	1000383	0.002500			9999999		1420009540	1	1	0	10
421	1000383	0.002500			9999999		1420008639	1	1	0	3
422	1000383	0.002500			9999999		1400008177	1	1	0	3
423	1000383	0.002500			9999999		1400007481	1	1	0	9
424	1000383	0.002500			9999999		1360009702	1	1	0	9
425	1000383	0.002500			9999999		1360009656	1	1	0	9
426	1000383	0.002500			9999999		1360009386	1	1	0	9
427	1000383	0.002500			9999999		1360008431	1	1	0	9
428	1000383	0.002500			9999999		1360006556	1	1	0	9
429	1000383	0.002500			9999999		1340009300	1	1	0	9
430	1000383	0.002500			9999999		1340008914	1	1	0	7
431	1000383	0.002500			9999999		1340008737	1	1	0	9
432	1000383	0.002500			9999999		1340008361	1	1	0	3
433	1000383	0.002500			9999999		1330009936	1	1	0	9
434	1000383	0.002500			9999999		1330009917	1	1	0	7
435	1000383	0.002500			9999999		1330009743	1	1	0	7
436	1000383	0.002500			9999999		1330009698	1	1	0	9
437	1000383	0.002500			9999999		1330009522	1	1	0	9
438	1000383	0.002500			9999999		1330009387	1	1	0	7
439	1000383	0.002500			9999999		1330008541	1	1	0	7
440	1000383	0.002500			9999999		1330007882	1	1	0	9
441	1000383	0.002500			9999999		1310010222	1	1	0	7
442	1000383	0.002500			9999999		1310010162	1	1	0	7
443	1000383	0.002500			9999999		1310010115	1	1	0	9
444	1000383	0.002500			9999999		1310010080	1	1	0	7
445	1000383	0.002500			9999999		1310009835	1	1	0	9
446	1000383	0.002500			9999999		1310009790	1	1	0	9
447	1000383	0.002500			9999999		1310009536	1	1	0	9
448	1000383	0.002500			9999999		1310009207	1	1	0	7
449	1000383	0.002500			9999999		1310008125	1	1	0	9
450	1000383	0.002500			9999999		1310006709	1	1	0	9
451	1000383	0.002500			9999999		1300010349	1	1	0	7
452	1000383	0.002500			9999999		1300010291	1	1	0	9
453	1000383	0.002500			9999999		1300010285	1	1	0	9
454	1000383	0.002500			9999999		1300010216	1	1	0	9
455	1000383	0.002500			9999999		1300010134	1	1	0	7
456	1000383	0.002500			9999999		1300010064	1	1	0	9
457	1000383	0.002500			9999999		1300010062	1	1	0	7
458	1000383	0.002500			9999999		1300009976	1	1	0	9
459	1000383	0.002500			9999999		1300009765	1	1	0	7
460	1000383	0.002500			9999999		1300009176	1	1	0	9
461	1000383	0.002500			9999999		1300008285	1	1	0	9
462	1000383	0.002500			9999999		1300006871	1	1	0	9
463	1000383	0.002500			9999999		1290010413	1	1	0	9
464	1000383	0.002500			9999999		1290009274	1	1	0	7
465	1000383	0.002500			9999999		1270009701	1	1	0	9
466	1000383	0.002500			9999999		1270009515	1	1	0	9
467	1000383	0.002500			9999999		1270009404	1	1	0	7
468	1000383	0.002500			9999999		1270008856	1	1	0	9
469	1000383	0.002500			9999999		1270008806	1	1	0	9
470	1000383	0.002500			9999999		1270008687	1	1	0	9
471	1000383	0.002500			9999999		1270008372	1	1	0	9
472	1000383	0.002500			9999999		1270008242	1	1	0	9
473	1000383	0.002500			9999999		1270007969	1	1	0	9
474	1000383	0.002500			9999999		1270007845	1	1	0	9
475	1000383	0.002500			9999999		1260009636	1	1	0	9
476	1000383	0.002500			1001105		1250010506	1	1	0	7
477	1000383	0.002500			1001105		1250010499	1	1	0	3
478	1000383	0.002500			1001105		1250010489	1	1	0	9
479	1000383	0.002500			1001105		1250010478	1	1	0	9
480	1000383	0.002500			1001105		1250010457	1	1	0	9
481	1000383	0.002500			1001105		1250010453	1	1	0	3
482	1000383	0.002500			1001105		1250010439	1	1	0	9
483	1000383	0.002500			1001105		1250010345	1	1	0	9
484	1000383	0.002500			1001105		1250010224	1	1	0	7
485	1000383	0.002500			1001105		1250010196	1	1	0	9
486	1000383	0.002500			1001105		1250010169	1	1	0	9
487	1000383	0.002500			1001105		1250010168	1	1	0	9
488	1000383	0.002500			1001105		1250010114	1	1	0	9
489	1000383	0.002500			1001105		1250010036	1	1	0	9
490	1000383	0.002500			1001105		1250009946	1	1	0	9
491	1000383	0.002500			1001105		1250009892	1	1	0	7
492	1000383	0.002500			1001105		1250009889	1	1	0	9
493	1000383	0.002500			1001105		1250009838	1	1	0	9
494	1000383	0.002500			1001105		1250009565	1	1	0	9
495	1000383	0.002500			1001105		1250009517	1	1	0	9
496	1000383	0.002500			1001105		1250009439	1	1	0	7
497	1000383	0.002500			1001105		1250009344	1	1	0	9
498	1000383	0.002500			1001105		1250009333	1	1	0	9
499	1000383	0.002500			1001105		1250009158	1	1	0	9
500	1000383	0.002500			1001105		1250008849	1	1	0	9
501	1000383	0.002500			1001105		1250008426	1	1	0	9
502	1000383	0.002500			1001105		1250008072	1	1	0	7
503	1000383	0.002500			1001105		1250008026	1	1	0	3
504	1000383	0.002500			1001105		1250007483	1	1	0	9
505	1000383	0.002500			9999999		1240010229	1	1	0	9
506	1000383	0.002500			9999999		1220010170	1	1	0	9
507	1000383	0.002500			9999999		1220010161	1	1	0	9
508	1000383	0.002500			9999999		1220010148	1	1	0	9
509	1000383	0.002500			9999999		1220010061	1	1	0	9
510	1000383	0.002500			9999999		1220009612	1	1	0	9
511	1000383	0.002500			9999999		1220009594	1	1	0	9
512	1000383	0.002500			9999999		1220009567	1	1	0	9
513	1000383	0.002500			9999999		1220009563	1	1	0	9
514	1000383	0.002500			9999999		1220009494	1	1	0	9
515	1000383	0.002500			9999999		1220009431	1	1	0	9
516	1000383	0.002500			9999999		1220009403	1	1	0	9
517	1000383	0.002500			9999999		1220009383	1	1	0	7
518	1000383	0.002500			9999999		1220008277	1	1	0	9
519	1000383	0.002500			9999999		1220007977	1	1	0	9
520	1000383	0.002500			9999999		1220007083	1	1	0	9
521	1000383	0.002500			9999999		1200009598	1	1	0	3
522	1000383	0.002500			9999999		1190010315	1	1	0	9
523	1000383	0.002500			9999999		1190008896	1	1	0	7
524	1000383	0.002500			9999999		1180010078	1	1	0	9
525	1000383	0.002500			9999999		1180009348	1	1	0	7
526	1000383	0.002500			9999999		1180009170	1	1	0	7
527	1000383	0.002500			9999999		1170010217	1	1	0	7
528	1000383	0.002500			9999999		1160010371	1	1	0	9
529	1000383	0.002500			9999999		1160010240	1	1	0	9
530	1000383	0.002500			9999999		1160010146	1	1	0	9
531	1000383	0.002500			9999999		1160010145	1	1	0	9
532	1000383	0.002500			9999999		1160009974	1	1	0	9
533	1000383	0.002500			9999999		1160009579	1	1	0	9
534	1000383	0.002500			9999999		1160008326	1	1	0	3
535	1000383	0.002500			9999999		1150010293	1	1	0	7
536	1000383	0.002500			9999999		1150010153	1	1	0	7
537	1000383	0.002500			9999999		1150010151	1	1	0	9
538	1000383	0.002500			9999999		1150010065	1	1	0	9
539	1000383	0.002500			9999999		1150010059	1	1	0	7
540	1000383	0.002500			9999999		1150010051	1	1	0	7
541	1000383	0.002500			9999999		1150010040	1	1	0	9
542	1000383	0.002500			9999999		1150010003	1	1	0	9
543	1000383	0.002500			9999999		1150009878	1	1	0	7
544	1000383	0.002500			9999999		1150009791	1	1	0	9
545	1000383	0.002500			9999999		1150009776	1	1	0	9
546	1000383	0.002500			9999999		1150009750	1	1	0	7
547	1000383	0.002500			9999999		1150009740	1	1	0	3
548	1000383	0.002500			9999999		1150009690	1	1	0	9
549	1000383	0.002500			9999999		1150009476	1	1	0	7
550	1000383	0.002500			9999999		1150009370	1	1	0	9
551	1000383	0.002500			9999999		1150009272	1	1	0	7
552	1000383	0.002500			9999999		1150009244	1	1	0	9
553	1000383	0.002500			9999999		1150009179	1	1	0	9
554	1000383	0.002500			9999999		1150009025	1	1	0	9
555	1000383	0.002500			9999999		1150008523	1	1	0	9
556	1000383	0.002500			9999999		1150008429	1	1	0	3
557	1000383	0.002500			9999999		1150008333	1	1	0	9
558	1000383	0.002500			9999999		1150008265	1	1	0	9
559	1000383	0.002500			9999999		1150008244	1	1	0	9
560	1000383	0.002500			9999999		1150008144	1	1	0	9
561	1000383	0.002500			9999999		1150008143	1	1	0	3
562	1000383	0.002500			9999999		1150008065	1	1	0	9
563	1000383	0.002500			9999999		1150007987	1	1	0	9
564	1000383	0.002500			9999999		1150007929	1	1	0	9
565	1000383	0.002500			9999999		1150007774	1	1	0	7
566	1000383	0.002500			9999999		1150007157	1	1	0	9
567	1000383	0.002500			9999999		1150006792	1	1	0	9
568	1000383	0.002500			9999999		1150006275	1	1	0	9
569	1000383	0.002500			9999999		1140010383	1	1	0	7
570	1000383	0.002500			9999999		1140010382	1	1	0	9
571	1000383	0.002500			9999999		1140010272	1	1	0	9
572	1000383	0.002500			9999999		1140010172	1	1	0	9
573	1000383	0.002500			9999999		1140010159	1	1	0	9
574	1000383	0.002500			9999999		1140010132	1	1	0	9
575	1000383	0.002500			9999999		1090010156	1	1	0	9
576	1000383	0.002500			9999999		1090009906	1	1	0	9
577	1000383	0.002500			9999999		1090009897	1	1	0	9
578	1000383	0.002500			9999999		1090009754	1	1	0	9
579	1000383	0.002500			9999999		1090009752	1	1	0	7
580	1000383	0.002500			9999999		1090009337	1	1	0	9
581	1000383	0.002500			9999999		1090008718	1	1	0	9
582	1000383	0.002500			9999999		1090008588	1	1	0	9
583	1000383	0.002500			9999999		1090008229	1	1	0	9
584	1000383	0.002500			9999999		1090007466	1	1	0	3
585	1000383	0.002500			9999999		1090007043	1	1	0	3
586	1000383	0.002500			9999999		1080009474	1	1	0	9
587	1000383	0.002500			9999999		1080008134	1	1	0	9
588	1000383	0.002500			9999999		1070009654	1	1	0	9
589	1000383	0.002500			9999999		1070009568	1	1	0	6
590	1000383	0.002500			9999999		1070008811	1	1	0	7
591	1000383	0.002500			9999999		1060008734	1	1	0	9
592	1000383	0.002500			9999999		1060007824	1	1	0	3
593	1000383	0.002500			1000536		1050009734	1	1	0	9
594	1000383	0.002500			1000536		1050009503	1	1	0	9
595	1000383	0.002500			1000536		1050009351	1	1	0	7
596	1000383	0.002500			1000536		1050009175	1	1	0	7
597	1000383	0.002500			1000536		1050008789	1	1	0	7
598	1000383	0.002500			1000536		1050008705	1	1	0	9
599	1000383	0.002500			1000536		1050008692	1	1	0	7
600	1000383	0.002500			1000536		1050008304	1	1	0	9
601	1000383	0.002500			1000536		1050008209	1	1	0	6
602	1000383	0.002500			1000536		1050007866	1	1	0	9
603	1000383	0.002500			1000536		1050007663	1	1	0	7
604	1000383	0.002500			1000536		1050007582	1	1	0	9
605	1000383	0.002500			1000536		1050006742	1	1	0	9
606	1000383	0.002500			1000536		1050006524	1	1	0	3
607	1000383	0.002500			1000536		1050005980	1	1	0	9
608	1000383	0.002500			1000536		1050005978	1	1	0	9
609	1000383	0.002500			9999999		1040009105	1	1	0	9
610	1000383	0.002500			1000324		1030009669	1	1	0	9
611	1000383	0.002500			1000324		1030009615	1	1	0	9
612	1000383	0.002500			1000324		1030009599	1	1	0	9
613	1000383	0.002500			1000324		1030009509	1	1	0	9
614	1000383	0.002500			1000324		1030009423	1	1	0	7
615	1000383	0.002500			1000324		1030008664	1	1	0	9
616	1000383	0.002500			1000324		1030008375	1	1	0	9
617	1000383	0.002500			1000324		1030008061	1	1	0	9
618	1000383	0.002500			1000324		1030007904	1	1	0	9
619	1000383	0.002500			1000324		1030006683	1	1	0	9
620	1000383	0.002500			9999999		1020009611	1	1	0	3
621	1000383	0.002500			9999999		1010010703	1	1	0	9
622	1000383	0.002500			9999999		1010010509	1	1	0	9
623	1000383	0.002500			9999999		1010010475	1	1	0	7
624	1000383	0.002500			9999999		1010010389	1	1	0	7
625	1000383	0.002500			9999999		1010010358	1	1	0	9
626	1000383	0.002500			9999999		1010010341	1	1	0	9
627	1000383	0.002500			9999999		1010010320	1	1	0	9
628	1000383	0.002500			9999999		1010010232	1	1	0	9
629	1000383	0.002500			9999999		1010010102	1	1	0	9
630	1000383	0.002500			9999999		1010010090	1	1	0	9
631	1000383	0.002500			9999999		1010010022	1	1	0	9
632	1000383	0.002500			9999999		1010009768	1	1	0	3
633	1000383	0.002500			9999999		1010009618	1	1	0	9
634	1000383	0.002500			9999999		1010008596	1	1	0	7
635	1000383	0.002500			1008808		1650010017	1	1	0	9
636	1000383	0.002500			9999999		10000008393	1	1	0	9
637	1000383	0.002500			9999999		10000008022	1	1	0	3
638	1000383	0.002500			1000324		10000007976	1	1	0	9
639	1000383	0.002500			9999999		10000007975	1	1	0	9
640	1000383	0.002500			1000536		10000007932	1	1	0	7
641	1000383	0.002500			9999999		10000007908	1	1	0	9
642	1000383	0.002500			9999999		10000007712	1	1	0	7
643	1000383	0.002500			9999999		10000007695	1	1	0	7
644	1000383	0.002500			9999999		10000007641	1	1	0	3
645	1000383	0.002500			9999999		10000007625	1	1	0	9
646	1000383	0.002500			9999999		10000007581	1	1	0	9
647	1000383	0.002500			9999999		10000007425	1	1	0	9
648	1000383	0.002500			1001105		10000007377	1	1	0	9
649	1000383	0.002500			9999999		10000007210	1	1	0	9
650	1000383	0.002500			1000536		10000007142	1	1	0	9
651	1000383	0.002500			9999999		10000007085	1	1	0	9
652	1000383	0.002500			1000536		10000007010	1	1	0	9
653	1000383	0.002500			9999999		10000006996	1	1	0	9
654	1000383	0.002500			9999999		10000006817	1	1	0	7
655	1000383	0.002500			1000536		10000006722	1	1	0	9
656	1000383	0.002500			9999999		10000006435	1	1	0	9
657	1000383	0.002500			9999999		10000006389	1	1	0	7
658	1000383	0.002500			9999999		10000006204	1	1	0	9
659	1000383	0.002500			1000536		10000005587	1	1	0	6
660	1000383	0.002500			9999999		10000005352	1	1	0	7
661	1000383	0.002500			1008808		1650010570	1	1	0	9
662	1000383	0.002500			1008808		1650010514	1	1	0	9
663	1000383	0.002500			1008808		1650010283	1	1	0	9
664	1000383	0.002500			1008808		1650010077	1	1	0	9
665	1000383	0.002500			9999999		1500009697	1	1	0	9
666	1000383	0.002500			9999999		1480010241	1	1	0	9
667	1000383	0.002500			9999999		1300010063	1	1	0	9
668	1000383	0.002500			9999999		1270009489	1	1	0	9
669	1000383	0.002500			1001105		1250010477	1	1	0	3
670	1000383	0.002500			1001105		1250010091	1	1	0	3
671	1000383	0.002500			1001105		1250010000	1	1	0	9
672	1000383	0.002500			1001105		1250009972	1	1	0	9
673	1000383	0.002500			1001105		1250009520	1	1	0	9
674	1000383	0.002500			1001105		1250009452	1	1	0	9
675	1000383	0.002500			9999999		1220009186	1	1	0	9
676	1000383	0.002500			1000536		1050008210	1	1	0	9
677	1000383	0.002500			9999999		1600010201	1	1	0	9
678	1000383	0.002500			9999999		10000006659	1	1	0	9
679	1000383	0.002500			1000324		10000007497	1	1	0	9
680	1000383	0.002500			9999999		10000006293	1	1	0	7
681	1000383	0.002500			9999999		10000006434	1	1	0	7
682	1000383	0.002500			9999999		1500009902	1	1	0	9
683	1000383	0.002500			1000536		10000006331	1	1	0	9
684	1000383	0.002500			9999999		10000006620	1	1	0	9
685	1000383	0.002500			9999999		10000007290	1	1	0	9
686	1000383	0.002500			9999999		10000007394	1	1	0	9
687	1000383	0.002500			1001105		1250005369	1	1	0	9
688	1000383	0.002500			1008808		1650009942	1	1	0	9
689	1000383	0.002500			1001105		1250009139	1	1	0	9
690	1000383	0.002500			1001105		1250009971	1	1	0	9
691	1002338	0.002500			1002338		3000009295	1	1	0	3
692	1002338	0.002500			1002338		3000009469	1	1	0	9
693	1002338	0.002500			1002338		3000010068	1	1	0	3
694	1000383	0.002500			1008808		1650009860	1	1	0	9
695	1000383	0.002500			9999999		10000006443	1	1	0	7
696	1000383	0.002500			9999999		10000005749	1	1	0	9
697	1000383	0.002500			9999999		10000005913	1	1	0	9
698	1000383	0.002500			9999999		10000006034	1	1	0	7
699	1000383	0.002500			9999999		10000006008	1	1	0	9
700	1000383	0.002500			9999999		10000006701	1	1	0	9
701	1000383	0.002500			1000324		10000006337	1	1	0	9
702	1000383	0.002500			1000324		10000005839	1	1	0	9
703	1000383	0.002500			1000324		1030009308	1	1	0	3
704	1000383	0.002500			1000324		10000006867	1	1	0	9
705	1000383	0.002500			1000324		10000006700	1	1	0	3
706	1000383	0.002500			1000324		10000007322	1	1	0	9
707	1000383	0.002500			1000324		10000007318	1	1	0	3
708	1000383	0.002500			1000536		10000006988	1	1	0	7
709	1000383	0.002500			1000536		10000006418	1	1	0	7
710	1000383	0.002500			1000536		10000006735	1	1	0	9
711	1000383	0.002500			1000536		1050007100	1	1	0	7
712	1000383	0.002500			1000536		10000006618	1	1	0	7
713	1000383	0.002500			9999999		10000007622	1	1	0	9
714	1000383	0.002500			1008808		1650010076	1	1	0	9
715	1000383	0.002500			1008808		1650010386	1	1	0	9
716	1000383	0.002500			1008808		1650010284	1	1	0	9

	12	13	14	15	16	17	18	19	20	21
	Cash Out Amount	Total Origination and Discount Points	Covered/High Cost Loan Indicator	Relocation Loan Indicator	Broker Indicator	Channel	Escrow Indicator	Senior Loan Amount(s)	Loan Type of Most Senior Lien	Hybrid Period of Most Senior Lien (in months)
1						1	1	0
2						1	4	0
3						5	4	0
4						1	4	0
5						5	4	0
6						2	0	0
7						1	0	0
8						5	4	0
9						1	0	0
10						1	0	0
11						1	4	0
12						5	4	0
13						1	0	0
14						1	0	0
15						2	0	0
16						2	4	0
17						1	4	0
18						1	0	0
19						1	4	0
20						1	4	0
21						1	4	0
22						1	0	0
23						1	0	0
24						1	4	0
25						5	0	0
26						5	4	0
27						1	4	0
28						1	4	0
29						1	4	0
30						1	0	0
31						1	4	0
32						5	4	0
33						1	4	0
34						1	4	0
35						1	4	0
36						5	0	0
37						1	4	0
38						1	4	0
39						5	0	0
40						2	4	0
41						1	4	0
42						2	0	0
43						5	0	0
44						1	0	0
45						2	0	0
46						5	4	0
47						1	4	0
48						1	0	0
49						5	4	0
50						1	4	0
51						5	4	0
52						1	4	0
53						2	4	0
54						1	4	0
55						1	0	0
56						2	1	0
57						5	4	0
58						5	4	0
59						1	0	0
60						1	4	0
61						1	0	0
62						5	4	0
63						2	4	0
64						1	0	0
65						5	4	0
66						1	1	0
67						2	4	0
68						5	4	0
69						1	4	0
70						1	0	0
71						1	4	0
72						1	0	0
73						5	4	0
74						1	4	0
75						2	4	0
76						1	4	0
77						2	0	0
78						1	0	0
79						5	4	0
80						2	0	0
81						2	0	0
82						2	0	0
83						1	0	0
84						2	0	0
85						2	0	0
86						1	0	0
87						5	4	0
88						5	0	0
89						1	1	0
90						1	4	0
91						1	4	0
92						1	4	0
93						5	0	0
94						5	0	0
95						1	4	0
96						2	4	0
97						5	0	0
98						1	0	0
99						2	0	0
100						1	0	0
101						2	0	0
102						1	4	0
103						5	0	0
104						2	3	0
105						1	0	0
106						1	0	0
107						5	4	0
108						5	4	0
109						1	4	0
110						5	4	0
111						5	4	0
112						5	4	0
113						1	1	0
114						1	0	0
115						1	4	0
116						1	0	0
117						5	4	0
118						5	0	0
119						5	4	0
120						5	3	0
121						1	4	0
122						1	1	0
123						5	0	0
124						1	0	0
125						1	4	0
126						5	4	0
127						1	4	0
128						2	4	0
129						5	0	0
130						1	4	0
131						1	0	0
132						5	4	0
133						5	4	0
134						1	1	0
135						1	0	0
136						1	4	0
137						1	4	0
138						1	4	0
139						1	4	0
140						1	1	0
141						1	0	0
142						1	4	0
143						2	0	0
144						1	4	0
145						1	4	0
146						2	0	0
147						5	0	0
148						1	0	0
149						1	4	0
150						1	4	0
151						5	4	0
152						1	4	0
153						2	0	0
154						2	4	0
155						1	1	0
156						1	0	0
157						5	0	0
158						1	4	0
159						1	4	0
160						5	4	0
161						5	4	0
162						1	4	0
163						1	4	0
164						5	0	0
165						5	0	0
166						1	4	0
167						1	4	0
168						1	1	0
169						1	4	0
170						1	4	0
171						1	4	0
172						1	0	0
173						1	0	0
174						1	0	0
175						5	0	0
176						1	1	0
177						1	4	0
178						5	0	0
179						1	0	0
180						1	0	0
181						5	1	0
182						1	4	0
183						5	4	0
184						1	4	0
185						5	0	0
186						1	4	0
187						5	0	0
188						2	0	0
189						5	0	0
190						1	4	0
191						2	0	0
192						1	4	0
193						1	0	0
194						1	0	0
195						5	0	0
196						1	4	0
197						1	4	0
198						1	0	0
199						5	0	0
200						1	1	0
201						1	0	0
202						1	0	0
203						2	0	0
204						1	0	0
205						2	0	0
206						1	4	0
207						5	0	0
208						1	4	0
209						2	4	0
210						2	0	0
211						1	0	0
212						1	1	0
213						5	0	0
214						1	4	0
215						1	0	0
216						1	4	0
217						1	4	0
218						1	0	0
219						1	4	0
220						1	0	0
221						1	0	0
222						1	4	0
223						1	0	0
224						1	4	0
225						1	1	0
226						5	0	0
227						1	0	0
228						1	0	0
229						1	1	0
230						1	0	0
231						1	0	0
232						1	4	0
233						5	1	0
234						1	0	0
235						1	0	0
236						1	4	0
237						1	0	0
238						5	4	0
239						1	4	0
240						1	0	0
241						5	0	0
242						1	0	0
243						5	4	0
244						1	0	0
245						1	0	0
246						5	4	0
247						1	0	0
248						1	4	0
249						1	0	0
250						5	0	0
251						1	0	0
252						1	0	0
253						1	0	0
254						1	0	0
255						1	0	0
256						1	0	0
257						1	0	0
258						1	0	0
259						1	0	0
260						1	0	0
261						1	0	0
262						1	0	0
263						1	0	0
264						1	0	0
265						1	0	0
266						1	0	0
267						1	0	0
268						1	0	0
269						1	0	0
270						1	0	0
271						1	0	0
272						1	0	0
273						1	0	0
274						1	0	0
275						1	0	0
276						1	0	0
277						1	0	0
278						1	0	0
279						1	0	0
280						1	0	0
281						1	0	0
282						1	0	0
283						1	0	0
284						1	0	0
285						1	0	0
286						1	0	0
287						1	0	0
288						1	4	0
289						1	0	0
290						1	0	0
291						1	0	0
292						1	0	0
293						1	0	0
294						1	0	0
295						1	0	0
296						1	0	0
297						1	0	0
298						1	0	0
299						1	0	0
300						1	0	0
301						1	0	0
302						1	0	0
303						1	0	0
304						1	0	0
305						1	0	0
306						1	0	0
307						1	0	0
308						1	0	0
309						1	0	0
310						1	0	0
311						1	0	0
312						1	0	0
313						1	0	0
314						1	0	0
315						2	4	0
316						2	0	0
317						2	4	0
318						1	4	0
319						2	4	0
320						1	4	0
321						5	0	0
322						1	4	0
323						2	4	0
324						2	4	0
325						2	0	0
326						2	0	0
327						2	0	0
328						2	0	0
329						2	0	0
330						1	0	0
331						2	0	0
332						2	0	0
333						2	1	0
334						2	0	0
335						2	4	0
336						1	0	0
337						1	0	0
338						2	0	0
339						2	4	0
340						1	0	0
341						2	0	0
342						2	1	0
343						2	4	0
344						2	0	0
345						2	0	0
346						1	0	0
347						2	4	0
348						2	4	0
349						2	0	0
350						2	1	0
351						2	0	0
352						1	0	0
353						2	4	0
354						2	0	0
355						2	4	0
356						2	4	0
357						2	0	0
358						1	1	0
359						1	4	0
360						2	0	0
361						2	0	0
362						1	0	0
363						2	0	0
364						2	0	0
365						1	0	0
366						2	0	0
367						2	4	0
368						1	4	0
369						2	4	0
370						5	0	0
371						2	0	0
372						2	4	0
373						1	0	0
374						1	4	0
375						1	0	0
376						1	1	0
377						1	4	0
378						1	1	0
379						1	4	0
380						1	0	0
381						1	4	0
382						1	4	0
383						1	4	0
384						1	4	0
385						1	4	0
386						5	4	0
387						5	4	0
388						1	4	0
389						1	0	0
390						5	4	0
391						1	4	0
392						5	4	0
393						5	4	0
394						5	4	0
395						1	4	0
396						1	4	0
397						1	0	0
398						1	4	0
399						1	0	0
400						1	4	0
401						1	0	0
402						1	0	0
403						5	4	0
404						1	0	0
405						1	4	0
406						1	4	0
407						1	4	0
408						1	4	0
409						1	4	0
410						1	4	0
411						1	0	0
412						1	0	0
413						1	0	0
414						1	4	0
415						1	4	0
416						1	0	0
417						1	4	0
418						1	0	0
419						1	0	0
420						1	4	0
421						1	4	0
422						1	0	0
423						1	4	0
424						1	0	0
425						1	0	0
426						1	0	0
427						1	0	0
428						1	0	0
429						1	0	0
430						1	0	0
431						1	1	0
432						1	0	0
433						5	4	0
434						5	4	0
435						5	4	0
436						5	0	0
437						5	0	0
438						5	4	0
439						1	4	0
440						5	0	0
441						2	0	0
442						1	4	0
443						1	4	0
444						2	4	0
445						1	0	0
446						1	4	0
447						1	4	0
448						1	4	0
449						1	4	0
450						1	4	0
451						1	4	0
452						1	4	0
453						1	4	0
454						1	4	0
455						1	4	0
456						1	1	0
457						1	0	0
458						1	4	0
459						1	4	0
460						1	4	0
461						1	0	0
462						1	0	0
463						1	0	0
464						1	0	0
465						5	1	0
466						1	0	0
467						1	4	0
468						5	4	0
469						5	1	0
470						5	0	0
471						1	0	0
472						5	1	0
473						5	4	0
474						1	4	0
475						1	4	0
476						2	4	0
477						2	0	0
478						2	0	0
479						1	0	0
480						2	0	0
481						2	0	0
482						2	0	0
483						2	0	0
484						2	0	0
485						1	0	0
486						1	4	0
487						2	0	0
488						2	0	0
489						1	0	0
490						1	0	0
491						1	4	0
492						2	0	0
493						2	0	0
494						2	0	0
495						2	0	0
496						2	0	0
497						1	0	0
498						2	0	0
499						1	0	0
500						2	0	0
501						1	0	0
502						2	4	0
503						1	0	0
504						1	0	0
505						5	0	0
506						5	1	0
507						1	4	0
508						5	4	0
509						1	4	0
510						5	4	0
511						5	4	0
512						1	4	0
513						5	4	0
514						5	4	0
515						5	4	0
516						1	0	0
517						1	1	0
518						5	4	0
519						1	4	0
520						5	4	0
521						5	4	0
522						1	0	0
523						1	4	0
524						1	4	0
525						1	4	0
526						1	4	0
527						1	4	0
528						2	0	0
529						2	0	0
530						2	4	0
531						2	0	0
532						2	4	0
533						2	0	0
534						2	4	0
535						2	4	0
536						2	0	0
537						5	0	0
538						5	4	0
539						5	4	0
540						5	4	0
541						5	4	0
542						2	0	0
543						5	0	0
544						2	0	0
545						5	4	0
546						5	4	0
547						5	0	0
548						1	4	0
549						2	0	0
550						5	0	0
551						5	0	0
552						5	0	0
553						5	4	0
554						5	0	0
555						5	4	0
556						5	0	0
557						5	4	0
558						5	4	0
559						2	0	0
560						5	0	0
561						2	1	0
562						2	4	0
563						5	0	0
564						5	4	0
565						2	0	0
566						1	0	0
567						5	0	0
568						1	4	0
569						5	4	0
570						1	1	0
571						5	4	0
572						5	4	0
573						5	4	0
574						5	4	0
575						1	4	0
576						1	4	0
577						1	4	0
578						1	0	0
579						1	4	0
580						1	4	0
581						1	0	0
582						1	4	0
583						1	4	0
584						1	4	0
585						1	4	0
586						1	4	0
587						1	4	0
588						5	0	0
589						5	4	0
590						5	4	0
591						1	4	0
592						1	4	0
593						1	0	0
594						1	0	0
595						1	4	0
596						1	4	0
597						1	4	0
598						1	0	0
599						1	4	0
600						1	0	0
601						1	4	0
602						1	4	0
603						1	4	0
604						1	0	0
605						1	0	0
606						1	4	0
607						1	4	0
608						1	0	0
609						1	4	0
610						2	0	0
611						5	0	0
612						5	4	0
613						2	4	0
614						2	4	0
615						2	0	0
616						1	4	0
617						2	4	0
618						1	0	0
619						2	0	0
620						1	4	0
621						1	4	0
622						1	0	0
623						1	0	0
624						1	4	0
625						1	0	0
626						1	0	0
627						1	0	0
628						1	0	0
629						1	0	0
630						1	0	0
631						1	0	0
632						1	0	0
633						1	4	0
634						1	0	0
635						2	0	0
636						1	4	0
637						1	4	0
638						2	0	0
639						1	0	0
640						1	0	0
641						1	0	0
642						1	0	0
643						2	4	0
644						1	4	0
645						1	0	0
646						1	4	0
647						1	4	0
648						2	4	0
649						1	0	0
650						1	4	0
651						1	4	0
652						1	0	0
653						1	4	0
654						1	4	0
655						1	4	0
656						1	0	0
657						1	4	0
658						1	4	0
659						1	4	0
660						1	1	0
661						1	0	0
662						2	0	0
663						1	4	0
664						2	0	0
665						1	4	0
666						1	0	0
667						1	4	0
668						1	4	0
669						2	4	0
670						1	0	0
671						1	1	0
672						1	0	0
673						1	0	0
674						1	0	0
675						1	4	0
676						1	0	0
677						1	4	0
678						1	4	0
679						2	4	0
680						1	4	0
681						1	4	0
682						1	0	0
683						1	4	0
684						1	1	0
685						1	0	0
686						1	0	0
687						2	0	0
688						2	4	0
689						1	0	0
690						1	0	0
691						1	0	0
692						1	0	0
693						1	0	0
694						1	0	0
695						1	4	0
696						1	1	0
697						1	1	0
698						1	0	0
699						1	4	0
700						1	4	0
701						2	0	0
702						2	0	0
703						2	0	0
704						2	0	0
705						2	0	0
706						2	4	0
707						2	4	0
708						1	4	0
709						1	1	0
710						1	4	0
711						1	4	0
712						1	4	0
713						1	0	0
714						2	4	0
715						2	0	0
716						5	0	0

	22	23	24	25	26	27	28	29	30
	Neg Am Limit of Most Senior Lien	Junior Mortgage Balance	Origination Date of Most Senior Lien	Origination Date	Original Loan Amount	Original Interest Rate	Original Amortization Term	Original Term to Maturity	First Payment Date of Loan
1		0.00		20130125	845000.00	0.037500	360	360	20130301
2		0.00		20130129	600000.00	0.040000	360	360	20130301
3		0.00		20130201	596000.00	0.036250	360	360	20130401
4		0.00		20130115	543960.00	0.037500	360	360	20130301
5		0.00		20130122	750000.00	0.033750	360	360	20130301
6		0.00		20130124	1460000.00	0.036250	360	360	20130301
7		0.00		20130116	704100.00	0.037500	360	360	20130301
8		0.00		20130123	545000.00	0.037500	360	360	20130301
9		200000.00		20130124	888000.00	0.040000	360	360	20130301
10		0.00		20130123	618750.00	0.032500	360	360	20130301
11		0.00		20130129	597497.00	0.036250	360	360	20130301
12		0.00		20130125	811000.00	0.037500	360	360	20130301
13		286000.00		20130117	1109000.00	0.035000	360	360	20130301
14		0.00		20130122	500000.00	0.037500	360	360	20130301
15		0.00		20130128	667000.00	0.037500	360	360	20130301
16		0.00		20130116	500000.00	0.037500	360	360	20130301
17		0.00		20130123	932000.00	0.040000	360	360	20130301
18		0.00		20130128	780000.00	0.036250	360	360	20130301
19		0.00		20130129	852000.00	0.038750	360	360	20130301
20		0.00		20130125	940000.00	0.036250	360	360	20130301
21		0.00		20130116	1890000.00	0.036250	360	360	20130301
22		0.00		20130124	857850.00	0.040000	360	360	20130301
23		0.00		20130117	770895.00	0.037500	360	360	20130301
24		0.00		20130116	918000.00	0.038750	360	360	20130301
25		0.00		20130120	827200.00	0.037500	360	360	20130301
26		0.00		20130125	648000.00	0.037500	360	360	20130301
27		0.00		20130117	600000.00	0.040000	360	360	20130301
28		0.00		20121127	475000.00	0.040000	360	360	20130101
29		0.00		20130111	620300.00	0.032500	360	360	20130301
30		0.00		20130125	967000.00	0.037500	360	360	20130301
31		0.00		20130131	452250.00	0.040000	360	360	20130301
32		0.00		20130125	560000.00	0.038750	360	360	20130301
33		150000.00		20130124	689200.00	0.038750	360	360	20130301
34		90000.00		20130125	496000.00	0.036250	360	360	20130301
35		0.00		20130123	605000.00	0.037500	360	360	20130301
36		0.00		20130130	576000.00	0.038750	360	360	20130301
37		0.00		20130117	565800.00	0.037500	360	360	20130301
38		0.00		20130131	629925.00	0.036250	360	360	20130301
39		0.00		20130112	880000.00	0.043750	360	360	20130301
40		0.00		20130122	580000.00	0.037500	360	360	20130301
41		0.00		20130131	856000.00	0.038750	360	360	20130301
42		0.00		20130128	924800.00	0.038750	360	360	20130401
43		0.00		20130118	958600.00	0.041250	360	360	20130301
44		0.00		20130122	593200.00	0.038750	360	360	20130301
45		0.00		20130118	792650.00	0.038750	360	360	20130301
46		0.00		20130125	1111200.00	0.043750	360	360	20130301
47		0.00		20130117	553000.00	0.036250	360	360	20130301
48		100000.00		20130123	656000.00	0.038750	360	360	20130301
49		0.00		20130118	630000.00	0.043750	360	360	20130301
50		207000.00		20121123	903000.00	0.041250	360	360	20130101
51		0.00		20130131	512000.00	0.037500	360	360	20130301
52		0.00		20130116	812950.00	0.038750	360	360	20130301
53		0.00		20130124	483000.00	0.037500	360	360	20130301
54		0.00		20121231	608000.00	0.037500	360	360	20130201
55		0.00		20130122	896574.00	0.037500	360	360	20130301
56		0.00		20130111	770000.00	0.038750	360	360	20130301
57		0.00		20130124	980000.00	0.038750	360	360	20130301
58		0.00		20130118	936000.00	0.040000	360	360	20130301
59		0.00		20130110	725600.00	0.038750	360	360	20130301
60		0.00		20121231	612000.00	0.037500	360	360	20130201
61		0.00		20130115	740000.00	0.038750	360	360	20130301
62		0.00		20130125	700000.00	0.036250	360	360	20130301
63		0.00		20130130	767000.00	0.037500	360	360	20130301
64		124100.00		20130128	567040.00	0.040000	360	360	20130301
65		0.00		20130107	672000.00	0.036250	360	360	20130301
66		0.00		20130118	492000.00	0.038750	360	360	20130301
67		0.00		20130102	548000.00	0.038750	360	360	20130301
68		0.00		20130118	660000.00	0.035000	360	360	20130301
69		72000.00		20130117	1000000.00	0.037500	360	360	20130301
70		0.00		20130131	685200.00	0.036250	360	360	20130301
71		45007.00		20130122	715000.00	0.038750	360	360	20130301
72		0.00		20130104	486500.00	0.038750	360	360	20130301
73		0.00		20130118	701500.00	0.038750	360	360	20130301
74		0.00		20130111	528000.00	0.038750	360	360	20130301
75		0.00		20130110	710000.00	0.037500	360	360	20130301
76		0.00		20130116	572000.00	0.040000	360	360	20130301
77		0.00		20130128	913000.00	0.037500	360	360	20130301
78		0.00		20130108	771000.00	0.037500	360	360	20130301
79		170000.00		20130123	768000.00	0.041250	360	360	20130301
80		0.00		20130125	704500.00	0.038750	360	360	20130301
81		0.00		20130109	958000.00	0.037500	360	360	20130301
82		0.00		20130118	708200.00	0.040000	360	360	20130301
83		0.00		20130125	568000.00	0.042500	360	360	20130301
84		250000.00		20130111	710000.00	0.038750	360	360	20130301
85		0.00		20121231	2500000.00	0.037500	360	360	20130201
86		0.00		20130108	980000.00	0.038750	360	360	20130301
87		0.00		20130125	615000.00	0.037500	360	360	20130301
88		0.00		20130102	1101750.00	0.038750	360	360	20130301
89		0.00		20130115	612000.00	0.038750	360	360	20130301
90		0.00		20130115	634000.00	0.038750	360	360	20130301
91		0.00		20130108	570000.00	0.036250	360	360	20130301
92		0.00		20130123	673725.00	0.036250	360	360	20130301
93		134000.00		20130126	980700.00	0.038750	360	360	20130301
94		0.00		20130128	571500.00	0.038750	360	360	20130301
95		0.00		20130110	593500.00	0.037500	360	360	20130301
96		0.00		20121231	738750.00	0.038750	360	360	20130201
97		120000.00		20130102	1085000.00	0.040000	360	360	20130301
98		0.00		20130111	452000.00	0.040000	360	360	20130301
99		0.00		20130123	928000.00	0.037500	360	360	20130301
100		0.00		20130111	503100.00	0.037500	360	360	20130301
101		0.00		20121229	950000.00	0.038750	360	360	20130301
102		0.00		20130104	840000.00	0.038750	360	360	20130301
103		0.00		20130125	535500.00	0.036250	360	360	20130301
104		0.00		20130201	1033000.00	0.037500	360	360	20130401
105		0.00		20130111	615500.00	0.036250	360	360	20130301
106		0.00		20130104	698000.00	0.035000	360	360	20130301
107		0.00		20130123	690000.00	0.035000	360	360	20130301
108		0.00		20130124	1334000.00	0.040000	360	360	20130301
109		0.00		20130118	545000.00	0.035000	360	360	20130301
110		0.00		20121231	525000.00	0.037500	360	360	20130201
111		0.00		20130123	545500.00	0.040000	360	360	20130301
112		0.00		20130131	660750.00	0.037500	360	360	20130301
113		35000.00		20130109	810000.00	0.037500	360	360	20130301
114		500000.00		20130130	968000.00	0.035000	360	360	20130401
115		0.00		20130116	664000.00	0.038750	360	360	20130301
116		0.00		20121219	796000.00	0.038750	360	360	20130201
117		0.00		20130118	608000.00	0.037500	360	360	20130301
118		0.00		20130122	720000.00	0.036250	360	360	20130301
119		0.00		20130125	1360000.00	0.038750	360	360	20130301
120		0.00		20130110	695000.00	0.037500	360	360	20130301
121		0.00		20130114	618000.00	0.036250	360	360	20130301
122		0.00		20121221	760000.00	0.038750	360	360	20130201
123		0.00		20130110	724200.00	0.036250	360	360	20130301
124		0.00		20130104	670000.00	0.036250	360	360	20130301
125		0.00		20130131	920000.00	0.037500	360	360	20130401
126		0.00		20130128	950000.00	0.035000	360	360	20130401
127		0.00		20130111	800000.00	0.035000	360	360	20130301
128		0.00		20130107	543815.00	0.037500	360	360	20130301
129		0.00		20130129	901850.00	0.035000	360	360	20130301
130		0.00		20130122	880000.00	0.035000	360	360	20130301
131		0.00		20130118	912000.00	0.037500	360	360	20130301
132		0.00		20130122	862400.00	0.037500	360	360	20130301
133		0.00		20130102	537000.00	0.036250	360	360	20130301
134		0.00		20130110	2460000.00	0.033750	360	360	20130301
135		0.00		20130129	966300.00	0.037500	360	360	20130301
136		0.00		20130125	512511.00	0.038750	360	360	20130301
137		0.00		20130109	880000.00	0.038750	360	360	20130301
138		0.00		20130115	920000.00	0.035000	360	360	20130301
139		0.00		20130117	616100.00	0.036250	360	360	20130301
140		0.00		20130131	575000.00	0.033750	360	360	20130401
141		0.00		20130125	1455000.00	0.033750	360	360	20130301
142		0.00		20130125	915000.00	0.036250	360	360	20130301
143		0.00		20130103	518000.00	0.035000	360	360	20130301
144		0.00		20130109	576000.00	0.038750	360	360	20130301
145		0.00		20130104	855000.00	0.038750	360	360	20130301
146		0.00		20130110	1197000.00	0.038750	360	360	20130301
147		120000.00		20121215	825000.00	0.035000	360	360	20130201
148		350000.00		20130110	710000.00	0.035000	360	360	20130301
149		0.00		20130118	725000.00	0.038750	360	360	20130301
150		0.00		20130116	924000.00	0.036250	360	360	20130301
151		190250.00		20130104	715000.00	0.036250	360	360	20130301
152		0.00		20130110	747500.00	0.038750	360	360	20130301
153		0.00		20130104	852000.00	0.038750	360	360	20130301
154		0.00		20121227	772000.00	0.038750	360	360	20130201
155		0.00		20130125	613000.00	0.036250	360	360	20130301
156		0.00		20130117	710000.00	0.037500	360	360	20130301
157		0.00		20130118	995000.00	0.035000	360	360	20130301
158		0.00		20130204	700000.00	0.035000	360	360	20130401
159		0.00		20130128	639000.00	0.038750	360	360	20130301
160		0.00		20130111	544000.00	0.038750	360	360	20130301
161		0.00		20121227	670000.00	0.036250	360	360	20130201
162		0.00		20130111	997500.00	0.037500	360	360	20130301
163		0.00		20130104	715000.00	0.036250	360	360	20130301
164		0.00		20130115	703000.00	0.036250	360	360	20130301
165		0.00		20121219	1102500.00	0.038750	360	360	20130201
166		0.00		20130122	858000.00	0.035000	360	360	20130301
167		0.00		20130107	468000.00	0.037500	360	360	20130301
168		0.00		20130123	757000.00	0.037500	360	360	20130301
169		0.00		20130109	551250.00	0.037500	360	360	20130301
170		0.00		20121226	680000.00	0.038750	360	360	20130201
171		0.00		20130128	800000.00	0.037500	360	360	20130301
172		0.00		20130108	548300.00	0.036250	360	360	20130301
173		33000.00		20130116	665750.00	0.036250	360	360	20130301
174		115000.00		20130110	659000.00	0.035000	360	360	20130301
175		0.00		20130107	771900.00	0.037500	360	360	20130301
176		0.00		20130110	513500.00	0.038750	360	360	20130301
177		0.00		20130121	700800.00	0.033750	360	360	20130301
178		0.00		20121227	800000.00	0.037500	360	360	20130201
179		0.00		20130118	960000.00	0.037500	360	360	20130301
180		141052.00		20130112	690000.00	0.037500	360	360	20130301
181		0.00		20130118	505500.00	0.038750	360	360	20130301
182		0.00		20130102	910000.00	0.038750	360	360	20130301
183		0.00		20121231	932000.00	0.038750	360	360	20130301
184		0.00		20130123	481000.00	0.036250	360	360	20130301
185		0.00		20130118	564700.00	0.038750	360	360	20130301
186		0.00		20130103	735000.00	0.037500	360	360	20130301
187		0.00		20130107	731500.00	0.037500	360	360	20130301
188		0.00		20130108	830000.00	0.038750	360	360	20130301
189		0.00		20130125	546400.00	0.036250	360	360	20130301
190		60000.00		20130125	863000.00	0.036250	360	360	20130301
191		0.00		20130118	670000.00	0.040000	360	360	20130301
192		0.00		20121226	1200000.00	0.040000	360	360	20130201
193		0.00		20130102	850000.00	0.036250	360	360	20130201
194		0.00		20130108	883000.00	0.037500	360	360	20130301
195		0.00		20130124	830000.00	0.037500	360	360	20130301
196		0.00		20130102	1800000.00	0.036250	360	360	20130301
197		0.00		20130110	606630.00	0.038750	360	360	20130301
198		150000.00		20130114	670000.00	0.033750	360	360	20130301
199		226173.00		20130125	534900.00	0.037500	360	360	20130301
200		0.00		20130124	699000.00	0.037500	360	360	20130301
201		0.00		20130109	710000.00	0.038750	360	360	20130301
202		0.00		20130109	589760.00	0.037500	360	360	20130301
203		0.00		20121220	767000.00	0.038750	360	360	20130201
204		0.00		20121222	850000.00	0.036250	360	360	20130201
205		0.00		20130107	708000.00	0.036250	360	360	20130301
206		0.00		20130104	850000.00	0.036250	360	360	20130301
207		68400.00		20130107	530000.00	0.041250	360	360	20130301
208		0.00		20130117	1026000.00	0.037500	360	360	20130301
209		0.00		20130110	815200.00	0.041250	360	360	20130301
210		0.00		20130111	840600.00	0.040000	360	360	20130301
211		0.00		20130114	1054000.00	0.036250	360	360	20130301
212		0.00		20130125	600000.00	0.035000	360	360	20130301
213		200000.00		20130103	879000.00	0.038750	360	360	20130301
214		0.00		20130125	941800.00	0.037500	360	360	20130301
215		0.00		20130108	1000000.00	0.036250	360	360	20130301
216		0.00		20130128	630000.00	0.037500	360	360	20130301
217		0.00		20130103	730000.00	0.037500	360	360	20130301
218		0.00		20130107	879800.00	0.038750	360	360	20130301
219		150000.00		20130104	1160000.00	0.037500	360	360	20130301
220		0.00		20121221	676000.00	0.038750	360	360	20130201
221		0.00		20130104	689000.00	0.036250	360	360	20130301
222		0.00		20130116	468750.00	0.035000	360	360	20130301
223		0.00		20130111	560000.00	0.038750	360	360	20130301
224		0.00		20121207	656000.00	0.041250	360	360	20130201
225		0.00		20130117	1024000.00	0.035000	360	360	20130301
226		0.00		20121226	1100000.00	0.035000	360	360	20130201
227		0.00		20130115	706000.00	0.036250	360	360	20130301
228		0.00		20121228	681600.00	0.038750	360	360	20130201
229		0.00		20130129	575700.00	0.036250	360	360	20130301
230		0.00		20130114	715000.00	0.036250	360	360	20130301
231		0.00		20130116	997000.00	0.036250	360	360	20130301
232		0.00		20121221	584000.00	0.038750	360	360	20130201
233		0.00		20130122	690000.00	0.038750	360	360	20130301
234		291500.00		20121227	1651000.00	0.038750	360	360	20130201
235		0.00		20130111	847400.00	0.038750	360	360	20130301
236		0.00		20130125	610850.00	0.038750	360	360	20130301
237		0.00		20130107	805000.00	0.038750	360	360	20130301
238		0.00		20130114	631000.00	0.037500	360	360	20130301
239		0.00		20121228	800000.00	0.038750	360	360	20130201
240		0.00		20130108	790400.00	0.040000	360	360	20130301
241		160000.00		20130102	840000.00	0.036250	360	360	20130301
242		0.00		20130108	900000.00	0.037500	360	360	20130301
243		0.00		20121231	945000.00	0.037500	360	360	20130201
244		0.00		20121205	903000.00	0.038750	360	360	20130101
245		0.00		20121206	907500.00	0.038750	360	360	20130201
246		0.00		20130114	758000.00	0.036250	360	360	20130301
247		0.00		20130111	749000.00	0.035000	360	360	20130301
248		250000.00		20130101	650000.00	0.036250	360	360	20130301
249		0.00		20130114	722000.00	0.038750	360	360	20130301
250		0.00		20130116	820000.00	0.037500	300	300	20130301
251		0.00		20121206	705600.00	0.037500	360	360	20130201
252		0.00		20130103	1176000.00	0.035000	360	360	20130301
253		0.00		20121227	695000.00	0.037500	360	360	20130201
254		150000.00		20121227	678000.00	0.035000	360	360	20130201
255		0.00		20130107	712500.00	0.038750	360	360	20130301
256		300000.00		20121226	1300000.00	0.034000	240	240	20130301
257		0.00		20130123	1000000.00	0.031000	240	240	20130301
258		170000.00		20130108	690000.00	0.035500	360	360	20130301
259		0.00		20121219	1028000.00	0.034500	360	360	20130201
260		0.00		20121207	1900000.00	0.033500	240	240	20130201
261		1000000.00		20121226	675000.00	0.031500	240	240	20130201
262		200000.00		20121226	385000.00	0.031500	240	240	20130201
263		0.00		20130103	711000.00	0.036500	360	360	20130301
264		0.00		20121206	1239000.00	0.037000	360	360	20130201
265		120000.00		20121217	765000.00	0.036500	360	360	20130201
266		0.00		20121217	960000.00	0.037000	360	360	20130201
267		0.00		20130110	600000.00	0.042000	360	360	20130301
268		0.00		20121218	1330000.00	0.035000	360	360	20130201
269		100000.00		20130103	750000.00	0.041500	360	360	20130301
270		0.00		20130114	1875000.00	0.037500	360	360	20130301
271		0.00		20130102	877500.00	0.037000	360	360	20130301
272		0.00		20121130	792000.00	0.034500	360	360	20130201
273		0.00		20130108	1280000.00	0.037000	360	360	20130301
274		0.00		20130117	2000000.00	0.037500	360	360	20130301
275		0.00		20130116	1600000.00	0.033500	360	360	20130301
276		0.00		20121231	775000.00	0.036500	360	360	20130301
277		0.00		20130114	955000.00	0.036500	360	360	20130301
278		0.00		20121229	587000.00	0.037000	360	360	20130201
279		0.00		20130107	1100000.00	0.036000	360	360	20130301
280		0.00		20130115	1000000.00	0.035500	360	360	20130301
281		500000.00		20121221	2029100.00	0.039000	360	360	20130201
282		0.00		20130125	544000.00	0.036000	360	360	20130301
283		0.00		20121206	1120000.00	0.036000	360	360	20130201
284		0.00		20121220	2000000.00	0.036000	360	360	20130201
285		180000.00		20121203	1060000.00	0.036500	360	360	20130201
286		50000.00		20121217	945000.00	0.037000	360	360	20130201
287		0.00		20121220	461000.00	0.037500	360	360	20130201
288		160000.00		20121211	1000000.00	0.042000	360	360	20130201
289		0.00		20121219	714000.00	0.038000	360	360	20130201
290		0.00		20130123	700000.00	0.034500	360	360	20130301
291		0.00		20121203	1828000.00	0.038000	360	360	20130201
292		0.00		20130118	1040000.00	0.037500	360	360	20130301
293		400000.00		20121228	710000.00	0.037500	360	360	20130301
294		0.00		20121228	525966.00	0.040000	240	240	20130301
295		0.00		20121226	740000.00	0.042500	360	360	20130201
296		0.00		20130129	1347500.00	0.039500	360	360	20130301
297		0.00		20121212	2107000.00	0.037500	360	360	20130101
298		0.00		20130109	473843.00	0.035000	240	240	20130301
299		0.00		20130115	1200000.00	0.036500	360	360	20130301
300		0.00		20121211	1500000.00	0.037500	360	360	20130201
301		183000.00		20130102	985000.00	0.035500	360	360	20130301
302		0.00		20121212	1564966.00	0.036000	360	360	20130201
303		0.00		20121107	1036000.00	0.031000	360	360	20130101
304		0.00		20121210	3565000.00	0.036000	360	360	20130201
305		0.00		20121126	1060000.00	0.036000	360	360	20130201
306		100000.00		20121228	1232864.00	0.035000	360	360	20130301
307		75000.00		20121025	417000.00	0.038500	360	360	20121201
308		0.00		20121120	1257000.00	0.042500	360	360	20130101
309		0.00		20121207	1100000.00	0.039000	360	360	20130201
310		0.00		20121211	920000.00	0.037500	360	360	20130201
311		0.00		20121115	600000.00	0.037500	360	360	20130101
312		0.00		20121016	1002750.00	0.040000	360	360	20121201
313		0.00		20121221	453500.00	0.040000	360	360	20130201
314		0.00		20121228	947000.00	0.038750	360	360	20130301
315		0.00		20130103	586800.00	0.035000	360	360	20130301
316		0.00		20121219	995000.00	0.037500	360	360	20130201
317		0.00		20130107	547000.00	0.037500	360	360	20130301
318		0.00		20121227	802500.00	0.036250	360	360	20130201
319		47213.00		20130111	966000.00	0.038750	360	360	20130301
320		0.00		20130114	532000.00	0.038750	360	360	20130301
321		0.00		20121207	960000.00	0.038750	360	360	20130201
322		0.00		20130130	522000.00	0.040000	360	360	20130301
323		0.00		20130122	575000.00	0.035000	360	360	20130301
324		0.00		20130115	648500.00	0.038750	360	360	20130301
325		0.00		20130110	973000.00	0.040000	360	360	20130301
326		0.00		20130125	927650.00	0.038750	360	360	20130301
327		0.00		20130117	687000.00	0.037500	360	360	20130301
328		0.00		20130110	960000.00	0.038750	360	360	20130301
329		0.00		20130117	668000.00	0.040000	360	360	20130301
330		0.00		20130108	638400.00	0.036250	360	360	20130301
331		0.00		20130128	702000.00	0.038750	360	360	20130301
332		0.00		20121226	658000.00	0.038750	360	360	20130201
333		0.00		20130123	850000.00	0.037500	360	360	20130301
334		0.00		20130125	772000.00	0.038750	360	360	20130301
335		0.00		20130116	747000.00	0.035000	360	360	20130301
336		0.00		20121228	985000.00	0.036250	360	360	20130301
337		0.00		20130108	995000.00	0.036250	360	360	20130301
338		0.00		20130128	910000.00	0.038750	360	360	20130301
339		0.00		20130118	1335000.00	0.037500	360	360	20130301
340		0.00		20121226	703000.00	0.037500	360	360	20130301
341		0.00		20130110	880000.00	0.040000	360	360	20130301
342		200000.00		20130107	730000.00	0.038750	360	360	20130301
343		0.00		20130117	551000.00	0.038750	360	360	20130301
344		0.00		20130109	974000.00	0.038750	360	360	20130301
345		200000.00		20130110	704000.00	0.038750	360	360	20130301
346		0.00		20121211	461000.00	0.035000	360	360	20130201
347		0.00		20130109	858000.00	0.037500	360	360	20130301
348		0.00		20121227	551250.00	0.038750	360	360	20130301
349		0.00		20130110	716250.00	0.040000	360	360	20130301
350		0.00		20130111	950000.00	0.038750	360	360	20130301
351		95000.00		20130103	675000.00	0.038750	360	360	20130301
352		0.00		20130122	762000.00	0.037500	360	360	20130301
353		0.00		20130123	565000.00	0.037500	360	360	20130301
354		0.00		20130104	898000.00	0.038750	360	360	20130301
355		0.00		20130114	980000.00	0.037500	360	360	20130301
356		0.00		20130110	682000.00	0.040000	360	360	20130301
357		0.00		20121207	704000.00	0.041250	360	360	20130201
358		0.00		20121213	937500.00	0.038750	360	360	20130201
359		0.00		20121212	499000.00	0.037500	360	360	20130201
360		0.00		20130116	1147640.00	0.033750	360	360	20130301
361		0.00		20121219	820000.00	0.040000	360	360	20130201
362		0.00		20121226	819000.00	0.040000	360	360	20130201
363		0.00		20121210	843000.00	0.042500	360	360	20130201
364		0.00		20121210	1377500.00	0.038750	360	360	20130201
365		135000.00		20121210	677000.00	0.037500	360	360	20130201
366		0.00		20121214	873200.00	0.041250	360	360	20130201
367		0.00		20121206	705000.00	0.036250	360	360	20130201
368		0.00		20121120	710000.00	0.036250	360	360	20130101
369		0.00		20121130	657000.00	0.043750	360	360	20130201
370		0.00		20120921	806250.00	0.040000	360	360	20121101
371		0.00		20121212	940000.00	0.041250	360	360	20130201
372		0.00		20121214	825000.00	0.040000	360	360	20130201
373		0.00		20121129	925000.00	0.038750	360	360	20130101
374		0.00		20130109	536000.00	0.037500	360	360	20130301
375		0.00		20130116	766000.00	0.038750	360	360	20130301
376		125000.00		20130124	508000.00	0.038750	360	360	20130301
377		0.00		20130109	795000.00	0.038750	360	360	20130301
378		0.00		20130116	810000.00	0.037500	360	360	20130301
379		0.00		20130117	742000.00	0.040000	360	360	20130301
380		100000.00		20130123	620000.00	0.038750	360	360	20130301
381		0.00		20130115	1000000.00	0.035000	360	360	20130301
382		0.00		20130119	984000.00	0.037500	360	360	20130301
383		200000.00		20130104	711000.00	0.040000	360	360	20130301
384		0.00		20121130	1000000.00	0.037500	360	360	20130101
385		0.00		20121220	981100.00	0.035000	360	360	20130201
386		0.00		20121221	700000.00	0.032500	360	360	20130201
387		0.00		20121231	800000.00	0.036250	360	360	20130301
388		0.00		20121231	720000.00	0.037500	360	360	20130301
389		39250.00		20121231	959000.00	0.037500	360	360	20130301
390		0.00		20130102	957000.00	0.037500	360	360	20130301
391		120000.00		20130103	694000.00	0.037500	360	360	20130301
392		0.00		20121228	1750000.00	0.037500	360	360	20130201
393		0.00		20121228	995000.00	0.035000	360	360	20130201
394		0.00		20130123	884000.00	0.037500	360	360	20130301
395		0.00		20130103	875000.00	0.038750	360	360	20130301
396		0.00		20130118	938950.00	0.037500	360	360	20130301
397		0.00		20121109	852515.00	0.037500	360	360	20130101
398		0.00		20121220	704000.00	0.037500	360	360	20130201
399		428100.00		20130108	600000.00	0.038750	360	360	20130301
400		0.00		20121226	675000.00	0.037500	360	360	20130201
401		284750.00		20130109	858000.00	0.036250	360	360	20130301
402		0.00		20130124	501500.00	0.036250	360	360	20130301
403		0.00		20130122	725000.00	0.037500	360	360	20130301
404		0.00		20130125	1360000.00	0.036250	360	360	20130301
405		0.00		20121228	999999.00	0.041250	360	360	20130201
406		0.00		20121226	552000.00	0.038750	360	360	20130201
407		0.00		20121228	613000.00	0.042500	360	360	20130201
408		0.00		20130111	599200.00	0.040000	360	360	20130301
409		0.00		20121228	453274.00	0.040000	360	360	20130201
410		0.00		20121219	550000.00	0.038750	360	360	20130201
411		0.00		20121127	417001.00	0.038750	360	360	20130101
412		0.00		20130125	885000.00	0.037500	360	360	20130301
413		0.00		20121128	943000.00	0.038750	360	360	20130101
414		0.00		20130110	528000.00	0.038750	360	360	20130301
415		0.00		20121130	1050000.00	0.037500	360	360	20130201
416		0.00		20121130	669000.00	0.037500	360	360	20130201
417		25000.00		20121231	675000.00	0.038750	360	360	20130201
418		0.00		20130123	550000.00	0.037500	360	360	20130301
419		0.00		20121211	557000.00	0.040000	360	360	20130201
420		0.00		20130118	817500.00	0.040000	360	360	20130301
421		0.00		20130108	997000.00	0.037500	360	360	20130301
422		0.00		20130108	805000.00	0.041250	360	360	20130301
423		0.00		20130118	985000.00	0.042500	360	360	20130301
424		0.00		20130111	583000.00	0.038750	360	360	20130301
425		0.00		20130107	683000.00	0.040000	360	360	20130301
426		0.00		20130107	675000.00	0.037500	360	360	20130301
427		0.00		20130114	815000.00	0.037500	360	360	20130301
428		0.00		20121227	764000.00	0.041250	360	360	20130201
429		0.00		20130114	787000.00	0.036250	360	360	20130301
430		0.00		20121205	950000.00	0.036250	360	360	20130201
431		0.00		20130118	755000.00	0.038750	360	360	20130301
432		0.00		20121220	1600000.00	0.038750	360	360	20130201
433		0.00		20130109	666000.00	0.040000	360	360	20130301
434		0.00		20121207	480000.00	0.038750	360	360	20130201
435		0.00		20121205	720000.00	0.035000	360	360	20130201
436		0.00		20121213	1398000.00	0.038750	360	360	20130201
437		77867.00		20121220	550000.00	0.035000	360	360	20130201
438		0.00		20121129	551200.00	0.038750	360	360	20130101
439		0.00		20121204	657600.00	0.037500	360	360	20130201
440		0.00		20121221	536000.00	0.042500	360	360	20130201
441		0.00		20121218	700000.00	0.036250	360	360	20130201
442		0.00		20130104	734400.00	0.037500	360	360	20130301
443		0.00		20130115	1095000.00	0.037500	360	360	20130301
444		0.00		20121213	798000.00	0.036250	360	360	20130201
445		0.00		20130111	470000.00	0.036250	360	360	20130301
446		0.00		20121228	580000.00	0.037500	360	360	20130201
447		0.00		20130102	600000.00	0.038750	360	360	20130201
448		0.00		20121221	748000.00	0.038750	240	240	20130201
449		230000.00		20130111	702000.00	0.036250	360	360	20130301
450		0.00		20121207	680000.00	0.042500	360	360	20130201
451		0.00		20130131	616800.00	0.037500	360	360	20130301
452		0.00		20130126	603000.00	0.038750	360	360	20130301
453		0.00		20130128	560000.00	0.038750	360	360	20130301
454		0.00		20130125	757000.00	0.038750	360	360	20130301
455		0.00		20130111	560000.00	0.038750	360	360	20130301
456		0.00		20130125	650000.00	0.035000	360	360	20130301
457		0.00		20130109	900000.00	0.031250	360	360	20130301
458		0.00		20130116	548000.00	0.037500	360	360	20130301
459		0.00		20130111	900000.00	0.037500	360	360	20130301
460		0.00		20130104	615000.00	0.038750	360	360	20130301
461		125000.00		20121228	870000.00	0.040000	360	360	20130301
462		0.00		20130118	640000.00	0.040000	360	360	20130301
463		0.00		20130115	575000.00	0.037500	360	360	20130301
464		0.00		20130102	980000.00	0.040000	360	360	20130301
465		0.00		20130128	945000.00	0.036250	360	360	20130301
466		0.00		20121227	680000.00	0.038750	360	360	20130301
467		0.00		20121221	816000.00	0.038750	360	360	20130201
468		0.00		20130107	870000.00	0.040000	360	360	20130301
469		0.00		20130110	1034000.00	0.038750	360	360	20130301
470		0.00		20130109	899000.00	0.040000	360	360	20130301
471		0.00		20121228	623000.00	0.038750	360	360	20130301
472		0.00		20130111	659000.00	0.038750	360	360	20130301
473		0.00		20130115	945000.00	0.040000	360	360	20130301
474		53000.00		20121231	978000.00	0.038750	360	360	20130301
475		0.00		20130109	691600.00	0.037500	360	360	20130301
476		0.00		20130105	650000.00	0.036250	360	360	20130301
477		0.00		20121226	721500.00	0.038750	360	360	20130201
478		0.00		20121228	684000.00	0.040000	360	360	20130201
479		0.00		20130116	696700.00	0.033750	360	360	20130301
480		0.00		20130125	1000000.00	0.040000	360	360	20130301
481		0.00		20130114	775000.00	0.038750	360	360	20130301
482		0.00		20121228	701000.00	0.038750	360	360	20130201
483		0.00		20130104	839000.00	0.040000	360	360	20130301
484		0.00		20121227	856000.00	0.038750	360	360	20130201
485		80000.00		20130111	701000.00	0.037500	360	360	20130301
486		0.00		20130108	712000.00	0.040000	360	360	20130301
487		0.00		20121213	877000.00	0.040000	360	360	20130201
488		0.00		20130102	670000.00	0.038750	360	360	20130301
489		0.00		20130122	700000.00	0.035000	360	360	20130301
490		0.00		20130118	1070000.00	0.035000	360	360	20130301
491		0.00		20121219	676800.00	0.036250	360	360	20130201
492		0.00		20121224	684000.00	0.041250	360	360	20130201
493		0.00		20121211	719000.00	0.037500	360	360	20130201
494		0.00		20121119	720000.00	0.043750	360	360	20130101
495		0.00		20121129	825000.00	0.037500	360	360	20130101
496		0.00		20121217	750000.00	0.038750	360	360	20130201
497		0.00		20130119	720972.00	0.036250	360	360	20130301
498		0.00		20130119	1100000.00	0.037500	360	360	20130301
499		0.00		20121210	715000.00	0.031250	360	360	20130201
500		83500.00		20121203	684000.00	0.038750	360	360	20130201
501		0.00		20121227	640000.00	0.037500	360	360	20130301
502		0.00		20121203	672000.00	0.036250	360	360	20130201
503		0.00		20121123	660000.00	0.035000	360	360	20130101
504		0.00		20121015	915000.00	0.037500	360	360	20121201
505		0.00		20130117	558000.00	0.038750	360	360	20130301
506		0.00		20130122	999900.00	0.038750	360	360	20130301
507		0.00		20130104	803000.00	0.037500	360	360	20130301
508		0.00		20121231	480000.00	0.036250	360	360	20130301
509		0.00		20130109	630500.00	0.037500	360	360	20130301
510		0.00		20130108	609500.00	0.040000	360	360	20130301
511		0.00		20130118	559000.00	0.037500	360	360	20130301
512		0.00		20130108	698400.00	0.038750	360	360	20130301
513		0.00		20121217	753000.00	0.037500	360	360	20130201
514		0.00		20130107	667000.00	0.038750	360	360	20130301
515		0.00		20130114	900000.00	0.038750	360	360	20130301
516		0.00		20121214	721500.00	0.040000	360	360	20130201
517		0.00		20121227	649500.00	0.038750	360	360	20130201
518		0.00		20130110	598200.00	0.038750	360	360	20130301
519		0.00		20121120	721000.00	0.037500	360	360	20130101
520		0.00		20121120	828000.00	0.040000	360	360	20130101
521		0.00		20130125	950000.00	0.038750	360	360	20130301
522		0.00		20130104	991000.00	0.041250	360	360	20130301
523		0.00		20121205	1000000.00	0.041250	360	360	20130201
524		0.00		20121213	562500.00	0.038750	360	360	20130201
525		0.00		20121109	580000.00	0.040000	360	360	20130101
526		0.00		20121226	760000.00	0.038750	360	360	20130201
527		0.00		20130102	896250.00	0.037500	360	360	20130201
528		0.00		20130111	710000.00	0.038750	360	360	20130301
529		0.00		20130103	750000.00	0.037500	360	360	20130301
530		0.00		20130111	719810.00	0.033750	360	360	20130301
531		0.00		20130109	994000.00	0.036250	360	360	20130301
532		0.00		20121213	864000.00	0.041250	360	360	20130201
533		0.00		20130109	647500.00	0.038750	360	360	20130301
534		0.00		20130107	617500.00	0.038750	360	360	20130301
535		0.00		20130116	868000.00	0.037500	360	360	20130301
536		0.00		20130115	750000.00	0.042500	360	360	20130301
537		0.00		20130104	694000.00	0.040000	360	360	20130301
538		0.00		20130115	742000.00	0.037500	360	360	20130301
539		0.00		20130108	995000.00	0.041250	360	360	20130301
540		0.00		20130125	997000.00	0.040000	360	360	20130301
541		0.00		20130107	877500.00	0.038750	360	360	20130301
542		0.00		20121231	688000.00	0.038750	360	360	20130201
543		0.00		20121219	728000.00	0.041250	360	360	20130201
544		110700.00		20130122	679000.00	0.041250	360	360	20130301
545		100000.00		20130122	896500.00	0.038750	360	360	20130301
546		0.00		20130114	872400.00	0.036250	360	360	20130301
547		0.00		20130103	1230000.00	0.038750	360	360	20130301
548		0.00		20130122	483500.00	0.038750	360	360	20130301
549		0.00		20121210	730000.00	0.041250	360	360	20130201
550		0.00		20130103	975000.00	0.038750	360	360	20130301
551		0.00		20130103	999900.00	0.040000	360	360	20130301
552		0.00		20130114	1028000.00	0.040000	360	360	20130301
553		0.00		20130107	596000.00	0.035000	360	360	20130301
554		0.00		20121220	707000.00	0.038750	360	360	20130201
555		0.00		20130117	593000.00	0.038750	360	360	20130301
556		0.00		20130110	935000.00	0.038750	360	360	20130301
557		0.00		20130111	750000.00	0.043750	360	360	20130301
558		0.00		20130102	555400.00	0.038750	360	360	20130301
559		110000.00		20130108	1070000.00	0.041250	360	360	20130301
560		0.00		20121119	694000.00	0.037500	360	360	20130101
561		0.00		20130115	465000.00	0.037500	360	360	20130301
562		0.00		20121231	890000.00	0.040000	360	360	20130301
563		50000.00		20130104	714000.00	0.041250	360	360	20130301
564		250000.00		20121130	706000.00	0.038750	360	360	20130201
565		0.00		20121130	1300000.00	0.038750	360	360	20130101
566		0.00		20130108	705000.00	0.037500	360	360	20130301
567		0.00		20121217	587500.00	0.041250	360	360	20130201
568		127000.00		20130104	559350.00	0.036250	360	360	20130301
569		0.00		20130102	654000.00	0.038750	360	360	20130301
570		0.00		20121226	712500.00	0.038750	360	360	20130201
571		0.00		20121219	550000.00	0.037500	360	360	20130201
572		0.00		20121220	453000.00	0.037500	360	360	20130201
573		160500.00		20130105	555000.00	0.037500	360	360	20130301
574		0.00		20130109	547900.00	0.042500	360	360	20130301
575		0.00		20130131	570008.00	0.037500	360	360	20130301
576		0.00		20130110	580000.00	0.037500	360	360	20130301
577		0.00		20130118	835774.00	0.037500	360	360	20130301
578		0.00		20130124	902000.00	0.037500	360	360	20130301
579		0.00		20130111	676000.00	0.037500	360	360	20130301
580		0.00		20130110	608000.00	0.037500	360	360	20130301
581		45000.00		20121218	664500.00	0.040000	360	360	20130201
582		0.00		20121220	730000.00	0.038750	360	360	20130201
583		0.00		20130118	731486.00	0.038750	360	360	20130301
584		0.00		20121121	942900.00	0.041250	360	360	20130101
585		0.00		20130107	1250000.00	0.036250	360	360	20130301
586		0.00		20130104	698000.00	0.041250	360	360	20130301
587		0.00		20121109	640000.00	0.038750	360	360	20130101
588		0.00		20121207	705000.00	0.037500	360	360	20130201
589		0.00		20121120	456000.00	0.036250	360	360	20130101
590		0.00		20121116	852000.00	0.041250	360	360	20130101
591		0.00		20121207	675000.00	0.038750	360	360	20130201
592		0.00		20121205	770000.00	0.037500	360	360	20130201
593		0.00		20130107	770000.00	0.037500	360	360	20130301
594		0.00		20130109	715000.00	0.038750	360	360	20130301
595		0.00		20130110	1200000.00	0.036250	360	360	20130301
596		0.00		20130124	560000.00	0.038750	360	360	20130301
597		0.00		20130117	543750.00	0.041250	360	360	20130301
598		0.00		20121126	559200.00	0.041250	360	360	20130101
599		0.00		20121219	531700.00	0.037500	360	360	20130201
600		0.00		20121204	1125000.00	0.037500	360	360	20130201
601		0.00		20121127	994500.00	0.038750	360	360	20130101
602		0.00		20121203	784000.00	0.040000	360	360	20130101
603		0.00		20121031	1760000.00	0.041250	360	360	20121201
604		0.00		20121106	1090700.00	0.038750	360	360	20130101
605		0.00		20130125	855000.00	0.040000	360	360	20130301
606		0.00		20121019	1140000.00	0.038750	360	360	20121201
607		0.00		20121016	495800.00	0.040000	360	360	20121201
608		0.00		20121015	619500.00	0.040000	360	360	20121201
609		183558.01		20130128	696000.00	0.038750	360	360	20130401
610		160000.00		20130104	1000000.00	0.038750	360	360	20130301
611		0.00		20130102	885000.00	0.037500	360	360	20130301
612		0.00		20130116	537000.00	0.037500	360	360	20130301
613		0.00		20121228	828000.00	0.038750	360	360	20130301
614		0.00		20121221	728664.00	0.036250	360	360	20130201
615		0.00		20130103	934000.00	0.042500	360	360	20130301
616		0.00		20121229	495000.00	0.038750	360	360	20130201
617		0.00		20121224	518000.00	0.038750	360	360	20130201
618		0.00		20121227	624000.00	0.038750	360	360	20130201
619		0.00		20130116	788000.00	0.036250	360	360	20130301
620		0.00		20121221	533000.00	0.037500	360	360	20130201
621		0.00		20130124	995000.00	0.038750	360	360	20130301
622		110250.00		20130118	714700.00	0.036250	360	360	20130301
623		0.00		20130108	980000.00	0.038750	360	360	20130301
624		0.00		20121227	800000.00	0.036250	360	360	20130201
625		0.00		20130101	710700.00	0.038750	360	360	20130301
626		0.00		20130115	1513000.00	0.036250	360	360	20130301
627		0.00		20130103	830000.00	0.038750	360	360	20130301
628		0.00		20130116	990000.00	0.036250	360	360	20130301
629		0.00		20121227	727000.00	0.037500	360	360	20130301
630		0.00		20121217	908000.00	0.040000	360	360	20130201
631		0.00		20130108	931000.00	0.037500	360	360	20130301
632		0.00		20121219	725000.00	0.037500	360	360	20130201
633		0.00		20130111	1272000.00	0.038750	360	360	20130301
634		0.00		20121129	788000.00	0.042500	360	360	20130101
635		0.00		20130125	622500.00	0.042500	360	360	20130301
636		0.00		20130208	582000.00	0.036250	360	360	20130401
637		0.00		20130207	686000.00	0.036250	360	360	20130401
638		0.00		20130201	862000.00	0.036250	360	360	20130301
639		0.00		20130201	557000.00	0.037500	360	360	20130301
640		0.00		20130206	1300000.00	0.035000	360	360	20130401
641		0.00		20130204	835000.00	0.038750	360	360	20130401
642		0.00		20130129	743454.00	0.036250	360	360	20130301
643		0.00		20130201	600000.00	0.037500	360	360	20130401
644		0.00		20130130	507000.00	0.038750	360	360	20130301
645		0.00		20130131	1885000.00	0.038750	360	360	20130401
646		35000.00		20130201	540000.00	0.035000	360	360	20130401
647		0.00		20130123	866500.00	0.037500	360	360	20130301
648		250000.00		20130128	713000.00	0.038750	360	360	20130301
649		0.00		20130131	405000.00	0.036250	360	360	20130301
650		0.00		20130117	560000.00	0.036250	360	360	20130301
651		0.00		20130111	805000.00	0.037500	360	360	20130301
652		0.00		20130205	580000.00	0.038750	360	360	20130401
653		1000000.00		20130117	851000.00	0.037500	360	360	20130301
654		0.00		20130102	563500.00	0.038750	360	360	20130301
655		0.00		20130211	739000.00	0.036250	360	360	20130401
656		0.00		20130207	530000.00	0.037500	360	360	20130401
657		0.00		20130111	880000.00	0.036250	360	360	20130301
658		0.00		20130131	684000.00	0.036250	360	360	20130401
659		0.00		20121211	677000.00	0.038750	360	360	20130201
660		0.00		20130124	2500000.00	0.037500	360	360	20130301
661		0.00		20130131	945000.00	0.036250	360	360	20130401
662		0.00		20130130	1300000.00	0.036250	360	360	20130401
663		0.00		20130117	670000.00	0.037500	360	360	20130301
664		0.00		20130124	1230000.00	0.038750	360	360	20130301
665		0.00		20121231	1245000.00	0.037500	360	360	20130301
666		0.00		20130130	1070000.00	0.036250	360	360	20130401
667		0.00		20130125	680000.00	0.035000	360	360	20130301
668		79100.00		20121226	973000.00	0.038750	360	360	20130201
669		0.00		20130114	739250.00	0.036250	360	360	20130301
670		0.00		20121207	740000.00	0.035000	360	360	20130201
671		0.00		20130123	750000.00	0.035000	360	360	20130301
672		0.00		20130110	700000.00	0.035000	360	360	20130301
673		0.00		20121207	1170000.00	0.035000	360	360	20130201
674		0.00		20121207	695045.80	0.035000	360	360	20130201
675		0.00		20121214	940000.00	0.037500	360	360	20130201
676		0.00		20130204	981000.00	0.038750	360	360	20130401
677		0.00		20121130	840000.00	0.038750	360	360	20130101
678		0.00		20130131	681000.00	0.036250	360	360	20130401
679		74100.00		20130130	518700.00	0.038750	360	360	20130301
680		0.00		20130118	910000.00	0.036250	360	360	20130301
681		0.00		20130114	800000.00	0.035000	360	360	20130301
682		0.00		20130111	701000.00	0.037500	360	360	20130301
683		0.00		20130115	640000.00	0.038750	360	360	20130301
684		0.00		20130116	811000.00	0.037500	360	360	20130301
685		0.00		20130118	910000.00	0.038750	360	360	20130301
686		0.00		20130125	898200.00	0.033750	360	360	20130301
687		0.00		20130114	810000.00	0.041250	360	360	20130301
688		0.00		20130114	1120000.00	0.038750	360	360	20130301
689		0.00		20121110	640000.00	0.037500	360	360	20130101
690		0.00		20130117	703000.00	0.035000	360	360	20130301
691		0.00		20130128	800000.00	0.036500	360	360	20130401
692		0.00		20121217	1322800.00	0.038500	360	360	20130201
693		200000.00		20121226	400000.00	0.031500	240	240	20130201
694		0.00		20130108	690000.00	0.036250	360	360	20130301
695		0.00		20130118	888000.00	0.038750	360	360	20130301
696		74946.00		20130123	794000.00	0.038750	360	360	20130301
697		0.00		20130115	610000.00	0.038750	360	360	20130301
698		0.00		20130122	1261875.00	0.038750	360	360	20130301
699		0.00		20130117	646000.00	0.040000	360	360	20130301
700		0.00		20130107	819500.00	0.037500	360	360	20130301
701		0.00		20130116	632000.00	0.040000	360	360	20130301
702		0.00		20130115	645000.00	0.040000	360	360	20130301
703		0.00		20130114	999000.00	0.038750	360	360	20130301
704		0.00		20130116	644207.00	0.035000	360	360	20130301
705		0.00		20130118	660000.00	0.040000	360	360	20130301
706		0.00		20130121	625500.00	0.040000	360	360	20130301
707		0.00		20130117	585000.00	0.040000	360	360	20130301
708		0.00		20130118	460000.00	0.041250	360	360	20130301
709		0.00		20130116	498900.00	0.033750	360	360	20130301
710		0.00		20130116	543750.00	0.038750	360	360	20130301
711		0.00		20130122	878500.00	0.038750	360	360	20130301
712		0.00		20130110	993750.00	0.037500	360	360	20130301
713		0.00		20130115	715000.00	0.037500	360	360	20130301
714		0.00		20130115	636000.00	0.037500	360	360	20130301
715		0.00		20130114	557000.00	0.038750	360	360	20130301
716		0.00		20130115	606300.00	0.040000	360	360	20130301

	31	32	33	34	35	36	37	38	39	40	41
	Interest Type Indicator	Original Interest Only Term	Buy Down Period	HELOC Draw Period	Current Loan Amount	Current Interest Rate	Current Payment Amount Due	Interest Paid Through Date	Current Payment Status	Index Type	ARM Look-back Days
1	1	0	0		843727.30	0.037500	3913.33	20130301	0	0
2	1	0	0		599135.51	0.040000	2864.49	20130301	0	0
3	1	0	0		596000.00	0.036250	2718.07	20130301	0	0
4	1	0	0		543140.72	0.037500	2519.16	20130301	0	0
5	1	0	0		748793.66	0.033750	3315.72	20130301	0	0
6	1	0	0		1457752.07	0.036250	6658.35	20130301	0	0
7	1	0	0		703039.51	0.037500	3260.80	20130301	0	0
8	1	0	0		544179.15	0.037500	2523.98	20130301	0	0
9	1	0	0		886720.55	0.040000	4239.45	20130301	0	0
10	1	0	0		617732.94	0.032500	2692.84	20130301	0	0
11	1	0	0		596577.05	0.036250	2724.89	20130301	0	0
12	1	0	0		809778.51	0.037500	3755.87	20130301	0	0
13	1	0	0		1107254.67	0.035000	4979.91	20130301	0	0
14	1	0	0		499246.92	0.037500	2315.58	20130301	0	0
15	1	0	0		665995.39	0.037500	3088.98	20130301	0	0
16	1	0	0		499246.92	0.037500	2315.58	20130301	0	0
17	1	0	0		930657.16	0.040000	4449.51	20130301	0	0
18	1	0	0		778799.05	0.036250	3557.20	20130301	0	0
19	1	0	0		850744.83	0.038750	4006.42	20130301	0	0
20	1	0	0		938552.69	0.036250	4286.88	20130301	0	0
21	1	0	0		1887090.01	0.036250	8619.37	20130301	0	0
22	1	0	0		856613.99	0.040000	4095.51	20130301	0	0
23	1	0	0		769733.92	0.037500	3570.13	20130301	0	0
24	1	0	0		916647.60	0.038750	4316.78	20130301	0	0
25	1	0	0		825954.11	0.037500	3830.89	20130301	0	0
26	1	0	0		647024.01	0.037500	3000.99	20130301	0	0
27	1	0	0		599135.51	0.040000	2864.49	20130301	0	0
28	1	0	0		472939.98	0.040000	2267.72	20130301	0	0
29	1	0	0		619280.40	0.032500	2699.58	20130301	0	0
30	1	0	0		965543.55	0.037500	4478.33	20130301	0	0
31	1	0	0		451598.39	0.040000	2159.11	20130301	0	0
32	1	0	0		559175.00	0.038750	2633.33	20130301	0	0
33	1	0	0		688184.67	0.038750	3240.87	20130301	0	0
34	1	0	0		495236.32	0.036250	2262.01	20130301	0	0
35	1	0	0		604088.78	0.037500	2801.85	20130301	0	0
36	1	0	0		575151.43	0.038750	2708.57	20130301	0	0
37	1	0	0		564947.82	0.037500	2620.31	20130301	0	0
38	1	0	0		628955.12	0.036250	2872.78	20130301	0	0
39	1	0	0		878814.62	0.043750	4393.71	20130301	0	0
40	1	0	0		579126.42	0.037500	2686.07	20130301	0	0
41	1	0	0		854738.94	0.038750	4025.23	20130301	0	0
42	1	0	0		924800.00	0.038750	4348.75	20130301	0	0
43	1	0	0		957245.19	0.041250	4645.85	20130301	0	0
44	1	0	0		592326.09	0.038750	2789.45	20130301	0	0
45	1	0	0		791482.26	0.038750	3727.33	20130301	0	0
46	1	0	0		1109703.19	0.043750	5548.06	20130301	0	0
47	1	0	0		552148.56	0.036250	2521.96	20130301	0	0
48	1	0	0		655033.57	0.038750	3084.76	20130301	0	0
49	1	0	0		629151.38	0.043750	3145.50	20130301	0	0
50	1	0	0		899169.88	0.041250	4376.39	20130301	0	0
51	1	0	0		511228.85	0.037500	2371.15	20130301	0	0
52	1	0	0		811752.36	0.038750	3822.79	20130301	0	0
53	1	0	0		482272.53	0.037500	2236.85	20130301	0	0
54	1	0	0		606165.66	0.037500	2815.74	20130301	0	0
55	1	0	0		895223.61	0.037500	4152.17	20130301	0	0
56	1	0	0		768865.63	0.038750	3620.83	20130301	0	0
57	1	0	0		978556.26	0.038750	4608.32	20130301	0	0
58	1	0	0		934651.39	0.040000	4468.61	20130301	0	0
59	1	0	0		724531.04	0.038750	3412.04	20130301	0	0
60	1	0	0		610153.58	0.037500	2834.27	20130301	0	0
61	1	0	0		738909.83	0.038750	3479.75	20130301	0	0
62	1	0	0		698922.22	0.036250	3192.36	20130301	0	0
63	1	0	0		765844.78	0.037500	3552.10	20130301	0	0
64	1	0	0		566222.99	0.040000	2707.14	20130301	0	0
65	1	0	0		670965.34	0.036250	3064.66	20130301	0	0
66	1	0	0		491275.18	0.038750	2313.57	20130301	0	0
67	1	0	0		547192.68	0.038750	2576.90	20130301	0	0
68	1	0	0		658961.31	0.035000	2963.69	20130301	0	0
69	1	0	0		998493.84	0.037500	4631.16	20130301	0	0
70	1	0	0		684145.02	0.036250	3124.86	20130301	0	0
71	1	0	0		713946.65	0.038750	3362.20	20130301	0	0
72	1	0	0		485783.29	0.038750	2287.70	20130301	0	0
73	1	0	0		700466.55	0.038750	3298.71	20130301	0	0
74	1	0	0		527222.15	0.038750	2482.85	20130301	0	0
75	1	0	0		708930.62	0.037500	3288.12	20130301	0	0
76	1	0	0		571175.85	0.040000	2730.82	20130301	0	0
77	1	0	0		911624.88	0.037500	4228.25	20130301	0	0
78	1	0	0		769838.76	0.037500	3570.62	20130301	0	0
79	1	0	0		766917.89	0.041250	3722.11	20130301	0	0
80	1	0	0		703462.13	0.038750	3312.82	20130301	0	0
81	1	0	0		956557.10	0.037500	4436.65	20130301	0	0
82	1	0	0		707179.61	0.040000	3381.06	20130301	0	0
83	1	0	0		567217.45	0.042500	2794.22	20130301	0	0
84	1	0	0		708954.03	0.038750	3338.68	20130301	0	0
85	1	0	0		2492457.45	0.037500	11577.89	20130301	0	0
86	1	0	0		978556.26	0.038750	4608.32	20130301	0	0
87	1	0	0		614073.72	0.037500	2848.16	20130301	0	0
88	1	0	0		1100126.89	0.038750	5180.84	20130301	0	0
89	1	0	0		611098.40	0.038750	2877.85	20130301	0	0
90	1	0	0		633065.99	0.038750	2981.30	20130301	0	0
91	1	0	0		569122.39	0.036250	2599.49	20130301	0	0
92	1	0	0		672687.68	0.036250	3072.53	20130301	0	0
93	1	0	0		979255.22	0.038750	4611.62	20130301	0	0
94	1	0	0		570658.07	0.038750	2687.40	20130301	0	0
95	1	0	0		592606.10	0.037500	2748.59	20130301	0	0
96	1	0	0		736569.82	0.038750	3473.88	20130301	0	0
97	1	0	0		1083436.71	0.040000	5179.96	20130301	0	0
98	1	0	0		451348.67	0.040000	2157.92	20130301	0	0
99	1	0	0		922406.32	0.037500	4297.71	20130301	0	0
100	1	0	0		502342.26	0.037500	2329.93	20130301	0	0
101	1	0	0		948600.46	0.038750	4467.25	20130301	0	0
102	1	0	0		838762.51	0.038750	3949.99	20130301	0	0
103	1	0	0		534675.51	0.036250	2442.15	20130301	0	0
104	1	0	0		1033000.00	0.037500	4783.98	20130301	0	0
105	1	0	0		614552.32	0.036250	2807.00	20130301	0	0
106	1	0	0		696901.50	0.035000	3134.33	20130301	0	0
107	1	0	0		688914.09	0.035000	3098.41	20130301	0	0
108	1	0	0		1332077.95	0.040000	6368.72	20130301	0	0
109	1	0	0		544142.29	0.035000	2447.29	20130301	0	0
110	1	0	0		523416.06	0.037500	2431.36	20130301	0	0
111	1	0	0		544714.03	0.040000	2604.30	20130301	0	0
112	1	0	0		659754.80	0.037500	3060.04	20130301	0	0
113	1	0	0		808780.01	0.037500	3751.24	20130301	0	0
114	1	0	0		968000.00	0.035000	4346.75	20130301	0	0
115	1	0	0		663021.80	0.038750	3122.37	20130301	0	0
116	1	0	0		793650.87	0.038750	3743.09	20130301	0	0
117	1	0	0		607065.36	0.037500	2815.74	20130301	0	0
118	1	0	0		718891.43	0.036250	3283.57	20130301	0	0
119	1	0	0		1357996.45	0.038750	6395.22	20130301	0	0
120	1	0	0		693953.22	0.037500	3218.65	20130301	0	0
121	1	0	0		617048.34	0.036250	2818.40	20130301	0	0
122	1	0	0		757757.12	0.038750	3573.80	20130301	0	0
123	1	0	0		723084.97	0.036250	3302.72	20130301	0	0
124	1	0	0		668968.42	0.036250	3055.54	20130301	0	0
125	1	0	0		920000.00	0.037500	4260.66	20130301	0	0
126	1	0	0		950000.00	0.035000	4265.92	20130301	0	0
127	1	0	0		798740.97	0.035000	3592.36	20130301	0	0
128	1	0	0		542995.92	0.037500	2518.49	20130301	0	0
129	1	0	0		900430.69	0.035000	4049.71	20130301	0	0
130	1	0	0		878615.08	0.035000	3951.59	20130301	0	0
131	1	0	0		910626.39	0.037500	4223.61	20130301	0	0
132	1	0	0		861101.09	0.037500	3993.91	20130301	0	0
133	1	0	0		536173.19	0.036250	2449.00	20130301	0	0
134	1	0	0		2456043.18	0.033750	10875.57	20130301	0	0
135	1	0	0		964844.60	0.037500	4475.09	20130301	0	0
136	1	0	0		511755.96	0.038750	2410.02	20130301	0	0
137	1	0	0		878703.58	0.038750	4138.09	20130301	0	0
138	1	0	0		918552.12	0.035000	4131.21	20130301	0	0
139	1	0	0		615151.41	0.036250	2809.73	20130301	0	0
140	1	0	0		575000.00	0.033750	2542.05	20130301	0	0
141	1	0	0		1452659.69	0.033750	6432.50	20130301	0	0
142	1	0	0		913591.19	0.036250	4172.87	20130301	0	0
143	1	0	0		517184.77	0.035000	2326.05	20130301	0	0
144	1	0	0		575151.43	0.038750	2708.57	20130301	0	0
145	1	0	0		853740.41	0.038750	4020.53	20130301	0	0
146	1	0	0		1195236.57	0.038750	5628.74	20130301	0	0
147	1	0	0		822104.09	0.035000	3704.62	20130301	0	0
148	1	0	0		708882.61	0.035000	3188.22	20130301	0	0
149	1	0	0		723931.93	0.038750	3409.22	20130301	0	0
150	1	0	0		922577.34	0.036250	4213.91	20130301	0	0
151	1	0	0		713899.13	0.036250	3260.77	20130301	0	0
152	1	0	0		746398.78	0.038750	3515.02	20130301	0	0
153	1	0	0		850744.83	0.038750	4006.42	20130301	0	0
154	1	0	0		769721.68	0.038750	3630.23	20130301	0	0
155	1	0	0		612056.18	0.036250	2795.59	20130301	0	0
156	1	0	0		708930.63	0.037500	3288.12	20130301	0	0
157	1	0	0		993434.09	0.035000	4467.99	20130301	0	0
158	1	0	0		700000.00	0.035000	3143.31	20130301	0	0
159	1	0	0		638058.63	0.038750	3004.81	20130301	0	0
160	1	0	0		543198.58	0.038750	2558.09	20130301	0	0
161	1	0	0		667933.71	0.036250	3055.54	20130301	0	0
162	1	0	0		995997.61	0.037500	4619.58	20130301	0	0
163	1	0	0		713899.13	0.036250	3260.77	20130301	0	0
164	1	0	0		701917.61	0.036250	3206.04	20130301	0	0
165	1	0	0		1099246.35	0.038750	5184.36	20130301	0	0
166	1	0	0		856649.70	0.035000	3852.80	20130301	0	0
167	1	0	0		467295.12	0.037500	2167.38	20130301	0	0
168	1	0	0		755859.84	0.037500	3505.79	20130301	0	0
169	1	0	0		550419.74	0.037500	2552.92	20130301	0	0
170	1	0	0		677993.21	0.038750	3197.61	20130301	0	0
171	1	0	0		798795.08	0.037500	3704.92	20130301	0	0
172	1	0	0		547455.79	0.036250	2500.53	20130301	0	0
173	1	0	0		664724.96	0.036250	3036.16	20130301	0	0
174	1	0	0		657962.88	0.035000	2959.20	20130301	0	0
175	1	0	0		770737.40	0.037500	3574.79	20130301	0	0
176	1	0	0		512743.51	0.038750	2414.67	20130301	0	0
177	1	0	0		699672.79	0.033750	3098.21	20130301	0	0
178	1	0	0		797586.38	0.037500	3704.92	20130301	0	0
179	1	0	0		958554.09	0.037500	4445.91	20130301	0	0
180	1	0	0		688960.75	0.037500	3195.50	20130301	0	0
181	1	0	0		504755.29	0.038750	2377.05	20130301	0	0
182	1	0	0		908659.38	0.038750	4279.16	20130301	0	0
183	1	0	0		930626.97	0.038750	4382.61	20130301	0	0
184	1	0	0		480259.41	0.036250	2193.61	20130301	0	0
185	1	0	0		563868.08	0.038750	2655.43	20130301	0	0
186	1	0	0		733534.13	0.037500	3403.90	20130301	0	0
187	1	0	0		730398.25	0.037500	3387.69	20130301	0	0
188	1	0	0		828777.24	0.038750	3902.97	20130301	0	0
189	1	0	0		545558.72	0.036250	2491.86	20130301	0	0
190	1	0	0		861671.26	0.036250	3935.72	20130301	0	0
191	1	0	0		669034.64	0.040000	3198.68	20130301	0	0
192	1	0	0		1196536.28	0.040000	5728.98	20130301	0	0
193	1	0	0		847254.65	0.036250	3876.44	20130301	0	0
194	1	0	0		881670.07	0.037500	4089.31	20130301	0	0
195	1	0	0		828749.89	0.037500	3843.86	20130301	0	0
196	1	0	0		1797228.58	0.036250	8208.92	20130301	0	0
197	1	0	0		605736.31	0.038750	2852.60	20130301	0	0
198	1	0	0		668922.34	0.033750	2962.04	20130301	0	0
199	1	0	0		534094.35	0.037500	2477.21	20130301	0	0
200	1	0	0		697947.20	0.037500	3237.18	20130301	0	0
201	1	0	0		708954.03	0.038750	3338.68	20130301	0	0
202	1	0	0		588871.73	0.037500	2731.27	20130301	0	0
203	1	0	0		764736.45	0.038750	3606.72	20130301	0	0
204	1	0	0		847378.58	0.036250	3876.44	20130301	0	0
205	1	0	0		706909.90	0.036250	3228.84	20130301	0	0
206	1	0	0		848691.27	0.036250	3876.44	20130301	0	0
207	1	0	0		529253.23	0.041250	2568.64	20130301	0	0
208	1	0	0		1024454.68	0.037500	4751.57	20130301	0	0
209	1	0	0		814051.38	0.041250	3950.86	20130301	0	0
210	1	0	0		839388.84	0.040000	4013.15	20130301	0	0
211	1	0	0		1052377.18	0.036250	4806.78	20130301	0	0
212	1	0	0		599055.73	0.035000	2694.27	20130301	0	0
213	1	0	0		877705.06	0.038750	4133.38	20130301	0	0
214	1	0	0		940298.41	0.037500	4361.62	20130301	0	0
215	1	0	0		998460.32	0.036250	4560.51	20130301	0	0
216	1	0	0		629051.12	0.037500	2917.63	20130301	0	0
217	1	0	0		728900.51	0.037500	3380.74	20130301	0	0
218	1	0	0		878503.87	0.038750	4137.15	20130301	0	0
219	1	0	0		1158252.86	0.037500	5372.14	20130301	0	0
220	1	0	0		674005.02	0.038750	3178.80	20130301	0	0
221	1	0	0		687939.16	0.036250	3142.19	20130301	0	0
222	1	0	0		468012.29	0.035000	2104.90	20130301	0	0
223	1	0	0		559175.00	0.038750	2633.33	20130301	0	0
224	1	0	0		654148.22	0.041250	3179.30	20130301	0	0
225	1	0	0		1022388.45	0.035000	4598.22	20130301	0	0
226	1	0	0		1096532.63	0.035000	4939.49	20130301	0	0
227	1	0	0		704912.99	0.036250	3219.72	20130301	0	0
228	1	0	0		679588.48	0.038750	3205.14	20130301	0	0
229	1	0	0		574813.60	0.036250	2625.49	20130301	0	0
230	1	0	0		713899.13	0.036250	3260.77	20130301	0	0
231	1	0	0		995464.94	0.036250	4546.83	20130301	0	0
232	1	0	0		582276.53	0.038750	2746.18	20130301	0	0
233	1	0	0		688983.49	0.038750	3244.64	20130301	0	0
234	1	0	0		1646127.63	0.038750	7763.61	20130301	0	0
235	1	0	0		846151.61	0.038750	3984.79	20130301	0	0
236	1	0	0		609950.10	0.038750	2872.44	20130301	0	0
237	1	0	0		803814.07	0.038750	3785.41	20130301	0	0
238	1	0	0		630049.62	0.037500	2922.26	20130301	0	0
239	1	0	0		797639.06	0.038750	3761.90	20130301	0	0
240	1	0	0		789261.18	0.040000	3773.49	20130301	0	0
241	1	0	0		838706.66	0.036250	3830.83	20130301	0	0
242	1	0	0		898644.46	0.037500	4168.04	20130301	0	0
243	1	0	0		942148.92	0.037500	4376.44	20130301	0	0
244	1	0	0		898996.19	0.038750	4246.24	20130301	0	0
245	1	0	0		904821.82	0.038750	4267.40	20130301	0	0
246	1	0	0		756832.92	0.036250	3456.87	20130301	0	0
247	1	0	0		747184.58	0.035000	3363.34	20130301	0	0
248	1	0	0		648999.21	0.036250	2964.33	20130301	0	0
249	1	0	0		720936.35	0.038750	3395.11	20130301	0	0
250	1	0	0		818346.62	0.037500	4215.88	20130301	0	0
251	1	0	0		703471.20	0.037500	3267.74	20130301	0	0
252	1	0	0		1174149.23	0.035000	5280.77	20130301	0	0
253	1	0	0		692903.18	0.037500	3218.65	20130301	0	0
254	1	0	0		675862.85	0.035000	3044.52	20130301	0	0
255	1	0	0		711450.34	0.038750	3350.44	20130301	0	0
256	1	0	0		1300000.00	0.034000	7472.85	20130301	0	0
257	1	0	0		996987.16	0.031000	5596.17	20130301	0	0
258	1	0	0		688923.55	0.035500	3117.70	20130301	0	0
259	1	0	0		1024731.23	0.034500	4587.54	20130301	0	0
260	1	0	0		1888846.09	0.033500	10873.35	20130301	0	0
261	1	0	0		670949.59	0.031500	3794.42	20130301	0	0
262	1	0	0		382689.77	0.031500	2164.23	20130301	0	0
263	1	0	0		709910.09	0.036500	3252.54	20130301	0	0
264	1	120	0		1239000.00	0.037000	3820.25	20130301	0	0
265	1	0	0		762651.05	0.036500	3499.57	20130301	0	0
266	1	0	0		957078.06	0.037000	4418.72	20130301	0	0
267	1	0	0		599165.89	0.042000	2934.10	20130301	0	0
268	1	0	0		1325807.63	0.035000	5972.29	20130301	0	0
269	1	0	0		748947.97	0.041500	3645.77	20130301	0	0
270	1	120	0		1875000.00	0.037500	5859.38	20130301	0	0
271	1	0	0		876166.64	0.037000	4038.98	20130301	0	0
272	1	0	0		789481.65	0.034500	3534.37	20130301	0	0
273	1	0	0		1278055.04	0.037000	5891.62	20130301	0	0
274	1	120	0		2000000.00	0.037500	6250.00	20130301	0	0
275	1	0	0		1597415.25	0.033500	7051.42	20130301	0	0
276	1	0	0		773811.97	0.036500	3545.31	20130301	0	0
277	1	0	0		953536.05	0.036500	4368.74	20130301	0	0
278	1	0	0		585213.35	0.037000	2701.86	20130301	0	0
279	1	0	0		1098298.90	0.036000	5001.10	20130301	0	0
280	1	120	0		1000000.00	0.035500	2958.33	20130301	0	0
281	1	120	0		2029100.00	0.039000	6594.58	20130301	0	0
282	1	0	0		543158.72	0.036000	2473.27	20130301	0	0
283	1	0	0		1116530.74	0.036000	5092.03	20130301	0	0
284	1	0	0		1993804.90	0.036000	9092.91	20130301	0	0
285	1	0	0		1050952.00	0.036500	4849.07	20130301	0	0
286	1	0	0		942123.71	0.037000	4349.67	20130301	0	0
287	1	0	0		459609.15	0.037500	2134.96	20130301	0	0
288	1	0	0		997214.77	0.042000	4890.17	20130301	0	0
289	1	0	0		711864.74	0.038000	3326.94	20130301	0	0
290	1	0	0		698888.69	0.034500	3123.81	20130301	0	0
291	1	0	0		1822533.27	0.038000	8517.70	20130301	0	0
292	1	0	0		1038433.59	0.037500	4816.40	20130301	0	0
293	1	0	0		708930.62	0.037500	3288.12	20130301	0	0
294	1	0	0		524531.96	0.040000	3187.25	20130301	0	0
295	1	0	0		737235.51	0.042500	3640.36	20130301	0	0
296	1	120	0		1347500.00	0.039500	4435.52	20130301	0	0
297	1	0	0		2097449.80	0.037500	9757.85	20130301	0	0
298	1	0	0		472476.94	0.035000	2748.10	20130301	0	0
299	1	0	0		1198160.48	0.036500	5489.51	20130301	0	0
300	1	0	0		1495474.46	0.037500	6946.73	20130301	0	0
301	1	0	0		983463.33	0.035500	4450.63	20130301	0	0
302	1	0	0		1560118.44	0.036000	7115.05	20130301	0	0
303	1	0	0		1030948.84	0.031000	4423.89	20130301	0	0
304	1	0	0		3553957.24	0.036000	16208.11	20130301	0	0
305	1	0	0		1055713.58	0.036000	4819.24	20130301	0	0
306	1	0	0		1230923.73	0.035000	5536.11	20130301	0	0
307	1	0	0		414519.85	0.038500	1954.93	20130301	0	0
308	1	0	0		1251786.14	0.042500	6183.68	20130301	0	0
309	1	120	0		1100000.00	0.039000	3575.00	20130301	0	0
310	1	0	0		917224.33	0.037500	4260.66	20130301	0	0
311	1	0	0		597280.42	0.037500	2778.69	20130301	0	0
312	1	0	0		996941.87	0.040000	4787.28	20130301	0	0
313	1	0	0		452191.00	0.040000	2165.08	20130301	0	0
314	1	0	0		943058.02	0.038750	4453.15	20130301	0	0
315	1	0	0		585876.51	0.035000	2634.99	20130301	0	0
316	1	0	0		991945.90	0.037500	4608.00	20130301	0	0
317	1	0	0		546176.14	0.037500	2533.24	20130301	0	0
318	1	0	0		800025.09	0.036250	3659.81	20130301	0	0
319	1	0	0		964576.89	0.038750	4542.49	20130301	0	0
320	1	0	0		531216.26	0.038750	2501.66	20130301	0	0
321	1	0	0		957166.87	0.038750	4514.28	20130301	0	0
322	1	0	0		521247.89	0.040000	2492.11	20130301	0	0
323	1	0	0		574095.07	0.035000	2582.01	20130301	0	0
324	1	0	0		647544.62	0.038750	3049.49	20130301	0	0
325	1	0	0		971598.08	0.040000	4645.25	20130301	0	0
326	1	0	0		926283.39	0.038750	4362.15	20130301	0	0
327	1	0	0		685965.28	0.037500	3181.60	20130301	0	0
328	1	0	0		958585.72	0.038750	4514.28	20130301	0	0
329	1	0	0		667037.54	0.040000	3189.13	20130301	0	0
330	1	0	0		637417.07	0.036250	2911.43	20130301	0	0
331	1	0	0		700965.82	0.038750	3301.06	20130301	0	0
332	1	0	0		656058.13	0.038750	3094.16	20130301	0	0
333	1	0	0		848719.77	0.037500	3936.48	20130301	0	0
334	1	0	0		770862.69	0.038750	3630.23	20130301	0	0
335	1	0	0		745824.39	0.035000	3354.36	20130301	0	0
336	1	0	0		983483.41	0.036250	4492.11	20130301	0	0
337	1	0	0		993468.02	0.036250	4537.71	20130301	0	0
338	1	0	0		908659.38	0.038750	4279.16	20130301	0	0
339	1	0	0		1332989.29	0.037500	6182.59	20130301	0	0
340	1	0	0		701941.18	0.037500	3255.70	20130301	0	0
341	1	0	0		878732.08	0.040000	4201.25	20130301	0	0
342	1	0	0		728924.56	0.038750	3432.73	20130301	0	0
343	1	0	0		550188.26	0.038750	2591.01	20130301	0	0
344	1	0	0		972565.10	0.038750	4580.11	20130301	0	0
345	1	0	0		702962.86	0.038750	3310.47	20130301	0	0
346	1	0	0		459546.85	0.035000	2070.10	20130301	0	0
347	1	0	0		856011.71	0.037500	3973.53	20130301	0	0
348	1	0	0		550437.90	0.038750	2592.18	20130301	0	0
349	1	0	0		715218.01	0.040000	3419.49	20130301	0	0
350	1	0	0		948600.02	0.038750	4467.25	20130301	0	0
351	1	0	0		674005.59	0.038750	3174.10	20130301	0	0
352	1	0	0		760852.31	0.037500	3528.94	20130301	0	0
353	1	0	0		564149.03	0.037500	2616.60	20130301	0	0
354	1	0	0		896677.06	0.038750	4222.73	20130301	0	0
355	1	0	0		978523.97	0.037500	4538.53	20130301	0	0
356	1	0	0		680996.09	0.040000	3255.97	20130301	0	0
357	1	0	0		702012.72	0.041250	3411.93	20130301	0	0
358	1	0	0		934733.28	0.038750	4408.47	20130301	0	0
359	1	0	0		497494.51	0.037500	2310.95	20130301	0	0
360	1	0	0		1145794.07	0.033750	5073.67	20130301	0	0
361	1	0	0		817632.58	0.040000	3914.81	20130301	0	0
362	1	0	0		816636.01	0.040000	3910.03	20130301	0	0
363	1	0	0		840318.84	0.042500	4147.05	20130301	0	0
364	1	0	0		1373433.65	0.038750	6477.52	20130301	0	0
365	1	0	0		674957.49	0.037500	3135.29	20130301	0	0
366	1	0	0		870734.43	0.041250	4231.96	20130301	0	0
367	1	0	0		702824.72	0.036250	3215.16	20130301	0	0
368	1	0	0		706710.58	0.036250	3237.96	20130301	0	0
369	1	0	0		655226.80	0.043750	3280.30	20130301	0	0
370	1	0	0		800251.50	0.040000	3849.16	20130301	0	0
371	1	0	0		937345.99	0.041250	4555.71	20130301	0	0
372	1	0	0		822618.29	0.040000	3938.68	20130301	0	0
373	1	0	0		920898.62	0.038750	4349.69	20130301	0	0
374	1	0	0		535192.70	0.037500	2482.30	20130301	0	0
375	1	0	0		764871.52	0.038750	3602.02	20130301	0	0
376	1	0	0		507251.62	0.038750	2388.80	20130301	0	0
377	1	0	0		793828.81	0.038750	3738.38	20130301	0	0
378	1	0	0		808780.01	0.037500	3751.24	20130301	0	0
379	1	0	0		740930.91	0.040000	3542.42	20130301	0	0
380	1	0	0		619086.61	0.038750	2915.47	20130301	0	0
381	1	0	0		998426.22	0.035000	4490.45	20130301	0	0
382	1	0	0		982517.94	0.037500	4557.06	20130301	0	0
383	1	0	0		709975.58	0.040000	3394.42	20130301	0	0
384	1	0	0		995467.38	0.037500	4631.16	20130301	0	0
385	1	0	0		978007.42	0.035000	4405.58	20130301	0	0
386	1	0	0		697695.66	0.032500	3046.44	20130301	0	0
387	1	0	0		798768.26	0.036250	3648.41	20130301	0	0
388	1	0	0		718915.56	0.037500	3334.43	20130301	0	0
389	1	0	0		957555.60	0.037500	4441.28	20130301	0	0
390	1	0	0		955558.61	0.037500	4432.02	20130301	0	0
391	1	0	0		692954.72	0.037500	3214.02	20130301	0	0
392	1	0	0		1744720.22	0.037500	8104.52	20130301	0	0
393	1	0	0		991863.61	0.035000	4467.99	20130301	0	0
394	1	0	0		882668.55	0.037500	4093.94	20130301	0	0
395	1	0	0		873710.94	0.038750	4114.57	20130301	0	0
396	1	0	0		937535.80	0.037500	4348.42	20130301	0	0
397	1	0	0		848650.89	0.037500	3948.13	20130301	0	0
398	1	0	0		701876.03	0.037500	3260.33	20130301	0	0
399	1	0	0		599116.08	0.038750	2821.42	20130301	0	0
400	1	0	0		672963.52	0.037500	3126.03	20130301	0	0
401	1	0	0		856678.96	0.036250	3912.92	20130301	0	0
402	1	0	0		500727.85	0.036250	2287.10	20130301	0	0
403	1	0	0		723908.04	0.037500	3357.59	20130301	0	0
404	1	0	0		1357906.03	0.036250	6202.30	20130301	0	0
405	1	0	0		997176.17	0.041250	4846.49	20130301	0	0
406	1	0	0		550370.95	0.038750	2595.71	20130301	0	0
407	1	0	0		611307.91	0.042500	3015.59	20130301	0	0
408	1	0	0		598336.66	0.040000	2860.67	20130301	0	0
409	1	0	0		451965.65	0.040000	2164.00	20130301	0	0
410	1	0	0		548376.87	0.038750	2586.30	20130301	0	0
411	1	0	0		415152.07	0.038750	1960.89	20130301	0	0
412	1	0	0		883667.06	0.037500	4098.57	20130301	0	0
413	1	0	0		938818.82	0.038750	4434.34	20130301	0	0
414	1	0	0		527222.15	0.038750	2482.85	20130301	0	0
415	1	0	0		1046832.14	0.037500	4862.71	20130301	0	0
416	1	0	0		666979.86	0.037500	3098.24	20130301	0	0
417	1	0	0		673007.97	0.038750	3174.10	20130301	0	0
418	1	0	0		549171.61	0.037500	2547.14	20130301	0	0
419	1	0	0		555392.26	0.040000	2659.20	20130301	0	0
420	1	0	0		816322.13	0.040000	3902.87	20130301	0	0
421	1	0	0		995498.37	0.037500	4617.26	20130301	0	0
422	1	0	0		803865.76	0.041250	3901.43	20130301	0	0
423	1	0	0		983642.93	0.042500	4845.61	20130301	0	0
424	1	0	0		582141.12	0.038750	2741.48	20130301	0	0
425	1	0	0		682015.92	0.040000	3260.75	20130301	0	0
426	1	0	0		673983.35	0.037500	3126.03	20130301	0	0
427	1	0	0		813772.49	0.037500	3774.39	20130301	0	0
428	1	0	0		761843.36	0.041250	3702.72	20130301	0	0
429	1	0	0		785788.28	0.036250	3589.12	20130301	0	0
430	1	0	0		947070.18	0.036250	4332.49	20130301	0	0
431	1	0	0		753887.73	0.038750	3550.29	20130301	0	0
432	1	0	0		1595278.15	0.038750	7523.79	20130301	0	0
433	1	0	0		665040.41	0.040000	3179.59	20130301	0	0
434	1	0	0		478583.44	0.038750	2257.14	20130301	0	0
435	1	0	0		717730.46	0.035000	3233.12	20130301	0	0
436	1	0	0		1393874.28	0.038750	6573.91	20130301	0	0
437	1	0	0		548266.31	0.035000	2469.75	20130301	0	0
438	1	0	0		548756.02	0.038750	2591.95	20130301	0	0
439	1	0	0		655616.00	0.037500	3045.45	20130301	0	0
440	1	0	0		534520.45	0.042500	2636.80	20130301	0	0
441	1	0	0		697841.19	0.036250	3192.36	20130301	0	0
442	1	0	0		733293.88	0.037500	3401.12	20130301	0	0
443	1	0	0		1093350.76	0.037500	5071.12	20130301	0	0
444	1	0	0		795538.96	0.036250	3639.29	20130301	0	0
445	1	0	0		469276.35	0.036250	2143.44	20130301	0	0
446	1	0	0		578250.13	0.037500	2686.07	20130301	0	0
447	1	0	0		596736.97	0.038750	2821.42	20130301	0	0
448	1	0	0		743856.92	0.038750	4483.62	20130301	0	0
449	1	0	0		700919.15	0.036250	3201.48	20130301	0	0
450	1	0	0		678122.97	0.042500	3345.19	20130301	0	0
451	1	0	0		615871.00	0.037500	2856.50	20130301	0	0
452	1	0	0		602111.66	0.038750	2835.53	20130301	0	0
453	1	0	0		559175.00	0.038750	2633.33	20130301	0	0
454	1	0	0		755884.79	0.038750	3559.69	20130301	0	0
455	1	0	0		559175.00	0.038750	2633.33	20130301	0	0
456	1	0	0		648977.04	0.035000	2918.79	20130301	0	0
457	1	0	0		898488.37	0.031250	3855.38	20130301	0	0
458	1	0	0		547174.63	0.037500	2537.87	20130301	0	0
459	1	0	0		898644.46	0.037500	4168.04	20130301	0	0
460	1	0	0		614093.98	0.038750	2891.96	20130301	0	0
461	1	0	0		868746.49	0.040000	4153.51	20130301	0	0
462	1	0	0		639077.87	0.040000	3055.46	20130301	0	0
463	1	0	0		574133.97	0.037500	2662.91	20130301	0	0
464	1	0	0		978588.00	0.040000	4678.67	20130301	0	0
465	1	0	0		943545.01	0.036250	4309.68	20130301	0	0
466	1	0	0		678998.22	0.038750	3197.61	20130301	0	0
467	1	0	0		813591.86	0.038750	3837.13	20130301	0	0
468	1	0	0		868746.49	0.040000	4153.51	20130301	0	0
469	1	0	0		1032476.71	0.038750	4862.25	20130301	0	0
470	1	0	0		897704.71	0.040000	4291.96	20130301	0	0
471	1	0	0		622082.19	0.038750	2929.58	20130301	0	0
472	1	0	0		658029.16	0.038750	3098.86	20130301	0	0
473	1	0	0		943638.43	0.040000	4511.57	20130301	0	0
474	1	0	0		976559.21	0.038750	4598.92	20130301	0	0
475	1	0	0		690558.34	0.037500	3202.91	20130301	0	0
476	1	0	0		648999.21	0.036250	2964.33	20130301	0	0
477	1	0	0		719370.49	0.038750	3392.76	20130301	0	0
478	1	0	0		682025.67	0.040000	3265.52	20130301	0	0
479	1	0	0		695579.39	0.033750	3080.08	20130301	0	0
480	1	0	0		998559.18	0.040000	4774.15	20130301	0	0
481	1	0	0		773858.26	0.038750	3644.34	20130301	0	0
482	1	0	0		698931.24	0.038750	3296.36	20130301	0	0
483	1	0	0		837791.16	0.040000	4005.51	20130301	0	0
484	1	0	0		853473.80	0.038750	4025.23	20130301	0	0
485	1	0	0		699944.19	0.037500	3246.44	20130301	0	0
486	1	0	0		710974.13	0.040000	3399.20	20130301	0	0
487	1	0	0		874154.48	0.040000	4186.93	20130301	0	0
488	1	0	0		669012.95	0.038750	3150.59	20130301	0	0
489	1	0	0		698898.36	0.035000	3143.31	20130301	0	0
490	1	0	0		1068316.05	0.035000	4804.78	20130301	0	0
491	1	0	0		674712.73	0.036250	3086.56	20130301	0	0
492	1	0	0		682069.19	0.041250	3315.00	20130301	0	0
493	1	0	0		716830.77	0.037500	3329.80	20130301	0	0
494	1	0	0		717079.80	0.043750	3594.85	20130301	0	0
495	1	0	0		821260.62	0.037500	3820.70	20130301	0	0
496	1	0	0		747733.24	0.038750	3526.78	20130301	0	0
497	1	0	0		719861.94	0.036250	3288.00	20130301	0	0
498	1	0	0		1098343.23	0.037500	5094.27	20130301	0	0
499	1	0	0		712595.07	0.031250	3062.88	20130301	0	0
500	1	0	0		681596.59	0.038750	3216.42	20130301	0	0
501	1	0	0		639036.06	0.037500	2963.94	20130301	0	0
502	1	0	0		669926.88	0.036250	3064.66	20130301	0	0
503	1	0	0		655110.03	0.035000	2963.69	20130301	0	0
504	1	0	0		909461.57	0.037500	4237.51	20130301	0	0
505	1	0	0		557177.96	0.038750	2623.92	20130301	0	0
506	1	0	0		998426.94	0.038750	4701.90	20130301	0	0
507	1	0	0		801790.56	0.037500	3718.82	20130301	0	0
508	1	0	0		479260.95	0.036250	2189.05	20130301	0	0
509	1	0	0		629550.37	0.037500	2919.94	20130301	0	0
510	1	0	0		608621.82	0.040000	2909.85	20130301	0	0
511	1	0	0		558158.06	0.037500	2588.82	20130301	0	0
512	1	0	0		697371.11	0.038750	3284.14	20130301	0	0
513	1	0	0		750508.35	0.037500	3487.26	20130301	0	0
514	1	0	0		666017.37	0.038750	3136.48	20130301	0	0
515	1	0	0		898674.12	0.038750	4232.13	20130301	0	0
516	1	0	0		719417.43	0.040000	3444.55	20130301	0	0
517	1	0	0		647583.21	0.038750	3054.19	20130301	0	0
518	1	0	0		597318.73	0.038750	2812.96	20130301	0	0
519	1	0	0		717732.01	0.037500	3339.06	20130301	0	0
520	1	0	0		824409.05	0.040000	3953.00	20130301	0	0
521	1	0	0		948600.46	0.038750	4467.25	20130301	0	0
522	1	0	0		989603.68	0.041250	4802.88	20130301	0	0
523	1	0	0		997177.16	0.041250	4846.50	20130301	0	0
524	1	0	0		560839.98	0.038750	2645.08	20130301	0	0
525	1	0	0		577484.60	0.040000	2769.01	20130301	0	0
526	1	0	0		757757.12	0.038750	3573.80	20130301	0	0
527	1	0	0		893546.00	0.037500	4150.67	20130301	0	0
528	1	0	0		708954.03	0.038750	3338.68	20130301	0	0
529	1	0	0		748870.38	0.037500	3473.37	20130301	0	0
530	1	0	0		718652.22	0.033750	3182.25	20130301	0	0
531	1	0	0		987936.41	0.036250	4533.15	20130301	0	0
532	1	0	0		861561.08	0.041250	4187.37	20130301	0	0
533	1	0	0		646546.10	0.038750	3044.79	20130301	0	0
534	1	0	0		616590.30	0.038750	2903.71	20130301	0	0
535	1	0	0		866692.66	0.037500	4019.84	20130301	0	0
536	1	0	0		748966.70	0.042500	3689.55	20130301	0	0
537	1	0	0		693000.07	0.040000	3313.26	20130301	0	0
538	1	0	0		740882.43	0.037500	3436.32	20130301	0	0
539	1	0	0		993598.04	0.041250	4822.26	20130301	0	0
540	1	0	0		995563.50	0.040000	4759.83	20130301	0	0
541	1	0	0		876207.26	0.038750	4126.33	20130301	0	0
542	1	0	0		685919.28	0.038750	3235.23	20130301	0	0
543	1	0	0		725944.97	0.041250	3528.25	20130301	0	0
544	1	0	0		678043.29	0.041250	3290.77	20130301	0	0
545	1	0	0		895179.27	0.038750	4215.68	20130301	0	0
546	1	0	0		871056.79	0.036250	3978.59	20130301	0	0
547	1	0	0		1228187.86	0.038750	5783.92	20130301	0	0
548	1	0	0		482787.70	0.038750	2273.60	20130301	0	0
549	1	0	0		727939.34	0.041250	3537.94	20130301	0	0
550	1	0	0		973563.63	0.038750	4584.81	20130301	0	0
551	1	0	0		998459.32	0.040000	4773.68	20130301	0	0
552	1	0	0		1026518.84	0.040000	4907.83	20130301	0	0
553	1	0	0		595062.02	0.035000	2676.31	20130301	0	0
554	1	0	0		704913.52	0.038750	3324.58	20130301	0	0
555	1	0	0		592126.39	0.038750	2788.51	20130301	0	0
556	1	0	0		933622.55	0.038750	4396.72	20130301	0	0
557	1	0	0		748989.73	0.043750	3744.64	20130301	0	0
558	1	0	0		554581.78	0.038750	2611.70	20130301	0	0
559	1	0	0		1068492.37	0.041250	5185.75	20130301	0	0
560	1	0	0		690854.38	0.037500	3214.02	20130301	0	0
561	1	0	0		464183.55	0.037500	2153.49	20130301	0	0
562	1	0	0		888717.67	0.040000	4249.00	20130301	0	0
563	1	0	0		712993.98	0.041250	3460.40	20130301	0	0
564	1	0	0		703916.48	0.038750	3319.87	20130301	0	0
565	1	0	0		1294235.94	0.038750	6113.08	20130301	0	0
566	1	0	0		703938.15	0.037500	3264.96	20130301	0	0
567	1	0	0		585841.58	0.041250	2847.32	20130301	0	0
568	1	0	0		558488.78	0.036250	2550.92	20130301	0	0
569	1	0	0		653036.53	0.038750	3075.35	20130301	0	0
570	1	0	0		710397.29	0.038750	3350.44	20130301	0	0
571	1	0	0		548340.63	0.037500	2547.14	20130301	0	0
572	1	0	0		451475.12	0.037500	2097.91	20130301	0	0
573	1	0	0		554164.09	0.037500	2570.29	20130301	0	0
574	1	0	0		547145.14	0.042500	2695.34	20130301	0	0
575	1	0	0		569149.48	0.037500	2639.80	20130301	0	0
576	1	0	0		579126.43	0.037500	2686.07	20130301	0	0
577	1	0	0		834515.19	0.037500	3870.60	20130301	0	0
578	1	0	0		900641.45	0.037500	4177.30	20130301	0	0
579	1	0	0		674981.84	0.037500	3130.66	20130301	0	0
580	1	0	0		607084.26	0.037500	2815.74	20130301	0	0
581	1	0	0		662581.97	0.040000	3172.42	20130301	0	0
582	1	0	0		727845.65	0.038750	3432.73	20130301	0	0
583	1	0	0		730408.37	0.038750	3439.72	20130301	0	0
584	1	0	0		938900.66	0.041250	4569.76	20130301	0	0
585	1	0	0		1248075.40	0.036250	5700.64	20130301	0	0
586	1	0	0		697016.52	0.041250	3382.86	20130301	0	0
587	1	0	0		637162.30	0.038750	3009.52	20130301	0	0
588	1	0	0		702873.01	0.037500	3264.96	20130301	0	0
589	1	0	0		453887.35	0.036250	2079.59	20130301	0	0
590	1	0	0		848386.19	0.041250	4129.22	20130301	0	0
591	1	0	0		673007.97	0.038750	3174.10	20130301	0	0
592	1	0	0		767676.90	0.037500	3565.99	20130301	0	0
593	1	0	0		768840.26	0.037500	3565.99	20130301	0	0
594	1	0	0		713946.65	0.038750	3362.20	20130301	0	0
595	1	0	0		1198152.38	0.036250	5472.62	20130301	0	0
596	1	0	0		559175.00	0.038750	2633.33	20130301	0	0
597	1	0	0		542983.86	0.041250	2635.28	20130301	0	0
598	1	0	0		556828.13	0.041250	2710.16	20130301	0	0
599	1	0	0		530095.84	0.037500	2462.39	20130301	0	0
600	1	0	0		1121605.86	0.037500	5210.05	20130301	0	0
601	1	0	0		990090.49	0.038750	4676.51	20130301	0	0
602	1	0	0		780599.87	0.040000	3742.94	20130301	0	0
603	1	0	0		1749861.00	0.041250	8529.84	20130301	0	0
604	1	0	0		1085863.93	0.038750	5128.88	20130301	0	0
605	1	0	0		853768.10	0.040000	4081.90	20130301	0	0
606	1	0	0		1133249.60	0.038750	5360.70	20130301	0	0
607	1	0	0		492928.24	0.040000	2367.03	20130301	0	0
608	1	0	0		615911.74	0.040000	2957.59	20130301	0	0
609	1	0	0		696000.00	0.038750	3272.85	20130301	0	0
610	1	0	0		998526.79	0.038750	4702.37	20130301	0	0
611	1	0	0		883667.05	0.037500	4098.57	20130301	0	0
612	1	0	0		536191.19	0.037500	2486.93	20130301	0	0
613	1	0	0		826780.18	0.038750	3893.56	20130301	0	0
614	1	0	0		726416.77	0.036250	3323.08	20130301	0	0
615	1	0	0		932713.20	0.042500	4594.72	20130301	0	0
616	1	0	0		493539.17	0.038750	2327.67	20130301	0	0
617	1	0	0		516471.29	0.038750	2435.83	20130301	0	0
618	1	0	0		622158.47	0.038750	2934.28	20130301	0	0
619	1	0	0		786786.73	0.036250	3593.68	20130301	0	0
620	1	0	0		531391.93	0.037500	2468.41	20130301	0	0
621	1	0	0		993534.16	0.038750	4678.86	20130301	0	0
622	1	0	0		713599.59	0.036250	3259.40	20130301	0	0
623	1	0	0		978556.26	0.038750	4608.32	20130301	0	0
624	1	0	0		797310.54	0.036250	3648.41	20130301	0	0
625	1	0	0		709652.99	0.038750	3341.97	20130301	0	0
626	1	0	0		1510670.46	0.036250	6900.06	20130301	0	0
627	1	0	0		828777.24	0.038750	3902.97	20130301	0	0
628	1	0	0		988475.72	0.036250	4514.91	20130301	0	0
629	1	0	0		725905.03	0.037500	3366.85	20130301	0	0
630	1	0	0		905379.12	0.040000	4334.93	20130301	0	0
631	1	0	0		929597.77	0.037500	4311.61	20130301	0	0
632	1	0	0		722812.66	0.037500	3357.59	20130301	0	0
633	1	0	0		1270126.08	0.038750	5981.42	20130301	0	0
634	1	0	0		784731.48	0.042500	3876.49	20130301	0	0
635	1	0	0		621642.36	0.042500	3062.33	20130301	0	0
636	1	0	0		582000.00	0.036250	2654.22	20130301	0	0
637	1	0	0		686000.00	0.036250	3128.51	20130301	0	0
638	1	0	0		860672.79	0.036250	3931.16	20130301	0	0
639	1	0	0		556161.08	0.037500	2579.55	20130301	0	0
640	1	0	0		1300000.00	0.035000	5837.58	20130301	0	0
641	1	0	0		835000.00	0.038750	3926.48	20130301	0	0
642	1	0	0		742309.32	0.036250	3390.53	20130301	0	0
643	1	0	0		600000.00	0.037500	2778.69	20130301	0	0
644	1	0	0		506253.09	0.038750	2384.10	20130301	0	0
645	1	0	0		1885000.00	0.038750	8863.97	20130301	0	0
646	1	0	0		540000.00	0.035000	2424.84	20130301	0	0
647	1	0	0		865194.91	0.037500	4012.90	20130301	0	0
648	1	0	0		711949.61	0.038750	3352.79	20130301	0	0
649	1	0	0		404376.43	0.036250	1847.01	20130301	0	0
650	1	0	0		559137.78	0.036250	2553.89	20130301	0	0
651	1	0	0		803787.55	0.037500	3728.08	20130301	0	0
652	1	0	0		580000.00	0.038750	2727.38	20130301	0	0
653	1	0	0		849718.27	0.037500	3941.11	20130301	0	0
654	1	0	0		562669.85	0.038750	2649.79	20130301	0	0
655	1	0	0		739000.00	0.036250	3370.22	20130301	0	0
656	1	0	0		530000.00	0.037500	2454.51	20130301	0	0
657	1	0	0		878645.08	0.036250	4013.25	20130301	0	0
658	1	0	0		684000.00	0.036250	3119.39	20130301	0	0
659	1	0	0		675002.06	0.038750	3183.51	20130301	0	0
660	1	0	0		2496234.61	0.037500	11577.89	20130301	0	0
661	1	0	0		945000.00	0.036250	4309.68	20130301	0	0
662	1	0	0		1300000.00	0.036250	5928.67	20130301	0	0
663	1	0	0		668990.88	0.037500	3102.87	20130301	0	0
664	1	0	0		1228187.96	0.038750	5783.92	20130301	0	0
665	1	0	0		1243124.84	0.037500	5765.79	20130301	0	0
666	1	0	0		1070000.00	0.036250	4879.75	20130301	0	0
667	1	0	0		678929.83	0.035000	3053.50	20130301	0	0
668	1	0	0		970128.51	0.038750	4575.41	20130301	0	0
669	1	0	0		738111.79	0.036250	3371.36	20130301	0	0
670	1	0	0		737667.34	0.035000	3322.93	20130301	0	0
671	1	0	0		748819.66	0.035000	3367.84	20130301	0	0
672	1	0	0		698898.36	0.035000	3143.31	20130301	0	0
673	1	0	0		1166311.99	0.035000	5253.82	20130301	0	0
674	1	0	0		692854.91	0.035000	3121.07	20130301	0	0
675	1	0	0		937164.00	0.037500	4353.29	20130301	0	0
676	1	0	0		981000.00	0.038750	4613.03	20130301	0	0
677	1	0	0		836275.49	0.038750	3949.99	20130301	0	0
678	1	0	0		681000.00	0.036250	3105.71	20130301	0	0
679	1	0	0		517935.85	0.038750	2439.12	20130301	0	0
680	1	0	0		908848.50	0.036250	4150.07	20130301	0	0
681	1	0	0		798740.97	0.035000	3592.36	20130301	0	0
682	1	0	0		699944.18	0.037500	3246.44	20130301	0	0
683	1	0	0		639057.15	0.038750	3009.52	20130301	0	0
684	1	0	0		813772.49	0.037500	3755.87	20130301	0	0
685	1	0	0		908659.38	0.038750	4279.16	20130301	0	0
686	1	0	0		896755.28	0.033750	3970.91	20130301	0	0
687	1	0	0		808858.72	0.041250	3925.66	20130301	0	0
688	1	0	0		1118350.01	0.038750	5266.66	20130301	0	0
689	1	0	0		637099.14	0.037500	2963.94	20130301	0	0
690	1	0	0		701893.64	0.035000	3156.78	20130301	0	0
691	1	120	0		800000.00	0.036500	2433.33	20130301	0	0
692	1	120	0		1322800.00	0.038500	4243.98	20130301	0	0
693	1	0	0		397599.75	0.031500	2248.55	20130301	0	0
694	1	0	0		688937.63	0.036250	3146.75	20130301	0	0
695	1	0	0		886691.79	0.038750	4175.71	20130301	0	0
696	1	0	0		792830.28	0.038750	3733.68	20130301	0	0
697	1	0	0		609101.34	0.038750	2868.45	20130301	0	0
698	1	0	0		1260016.00	0.038750	5933.80	20130301	0	0
699	1	0	0		645069.23	0.040000	3084.10	20130301	0	0
700	1	0	0		818265.71	0.037500	3795.23	20130301	0	0
701	1	0	0		631089.40	0.040000	3017.26	20130301	0	0
702	1	0	0		644070.67	0.040000	3079.33	20130301	0	0
703	1	0	0		997528.27	0.038750	4697.67	20130301	0	0
704	1	0	0		643193.16	0.035000	2892.78	20130301	0	0
705	1	0	0		659049.05	0.040000	3150.94	20130301	0	0
706	1	0	0		624598.76	0.040000	2986.23	20130301	0	0
707	1	0	0		584157.12	0.040000	2792.88	20130301	0	0
708	1	0	0		459351.86	0.041250	2229.39	20130301	0	0
709	1	0	0		498097.54	0.033750	2205.62	20130301	0	0
710	1	0	0		542948.95	0.038750	2556.91	20130301	0	0
711	1	0	0		877205.79	0.038750	4131.03	20130301	0	0
712	1	0	0		992253.26	0.037500	4602.21	20130301	0	0
713	1	0	0		713923.10	0.037500	3311.28	20130301	0	0
714	1	0	0		635042.08	0.037500	2945.42	20130301	0	0
715	1	0	0		556179.43	0.038750	2619.22	20130301	0	0
716	1	0	0		605426.43	0.040000	2894.57	20130301	0	0

	42	43	44	45	46	47	48	49	50	51	52
	Gross Margin	ARM Round Flag	ARM Round Factor	Initial Fixed Rate Period	Initial Interest Rate Cap (Change Up)	Initial Interest Rate Cap (Change Down)	Subsequent Interest Rate Reset Period	Subsequent Interest Rate Cap (Change Down)	Subsequent Interest Rate Cap (Change Up)	Lifetime Maximum Rate (Ceiling)	Lifetime Minimum Rate (Floor)
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99
100
101
102
103
104
105
106
107
108
109
110
111
112
113
114
115
116
117
118
119
120
121
122
123
124
125
126
127
128
129
130
131
132
133
134
135
136
137
138
139
140
141
142
143
144
145
146
147
148
149
150
151
152
153
154
155
156
157
158
159
160
161
162
163
164
165
166
167
168
169
170
171
172
173
174
175
176
177
178
179
180
181
182
183
184
185
186
187
188
189
190
191
192
193
194
195
196
197
198
199
200
201
202
203
204
205
206
207
208
209
210
211
212
213
214
215
216
217
218
219
220
221
222
223
224
225
226
227
228
229
230
231
232
233
234
235
236
237
238
239
240
241
242
243
244
245
246
247
248
249
250
251
252
253
254
255
256
257
258
259
260
261
262
263
264
265
266
267
268
269
270
271
272
273
274
275
276
277
278
279
280
281
282
283
284
285
286
287
288
289
290
291
292
293
294
295
296
297
298
299
300
301
302
303
304
305
306
307
308
309
310
311
312
313
314
315
316
317
318
319
320
321
322
323
324
325
326
327
328
329
330
331
332
333
334
335
336
337
338
339
340
341
342
343
344
345
346
347
348
349
350
351
352
353
354
355
356
357
358
359
360
361
362
363
364
365
366
367
368
369
370
371
372
373
374
375
376
377
378
379
380
381
382
383
384
385
386
387
388
389
390
391
392
393
394
395
396
397
398
399
400
401
402
403
404
405
406
407
408
409
410
411
412
413
414
415
416
417
418
419
420
421
422
423
424
425
426
427
428
429
430
431
432
433
434
435
436
437
438
439
440
441
442
443
444
445
446
447
448
449
450
451
452
453
454
455
456
457
458
459
460
461
462
463
464
465
466
467
468
469
470
471
472
473
474
475
476
477
478
479
480
481
482
483
484
485
486
487
488
489
490
491
492
493
494
495
496
497
498
499
500
501
502
503
504
505
506
507
508
509
510
511
512
513
514
515
516
517
518
519
520
521
522
523
524
525
526
527
528
529
530
531
532
533
534
535
536
537
538
539
540
541
542
543
544
545
546
547
548
549
550
551
552
553
554
555
556
557
558
559
560
561
562
563
564
565
566
567
568
569
570
571
572
573
574
575
576
577
578
579
580
581
582
583
584
585
586
587
588
589
590
591
592
593
594
595
596
597
598
599
600
601
602
603
604
605
606
607
608
609
610
611
612
613
614
615
616
617
618
619
620
621
622
623
624
625
626
627
628
629
630
631
632
633
634
635
636
637
638
639
640
641
642
643
644
645
646
647
648
649
650
651
652
653
654
655
656
657
658
659
660
661
662
663
664
665
666
667
668
669
670
671
672
673
674
675
676
677
678
679
680
681
682
683
684
685
686
687
688
689
690
691
692
693
694
695
696
697
698
699
700
701
702
703
704
705
706
707
708
709
710
711
712
713
714
715
716

	53	54	55	56	57	58	59	60	61	62	63
	Negative Amortization Limit	Initial Negative Amortization Recast Period	Subsequent Negative Amortization Recast Period	Initial Fixed Payment Period	Subsequent Payment Reset Period	Initial Periodic Payment Cap	Subsequent Periodic Payment Cap	Initial Minimum Payment Reset Period	Subsequent Minimum Payment Reset Period	Option ARM Indicator	Options at Recast
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99
100
101
102
103
104
105
106
107
108
109
110
111
112
113
114
115
116
117
118
119
120
121
122
123
124
125
126
127
128
129
130
131
132
133
134
135
136
137
138
139
140
141
142
143
144
145
146
147
148
149
150
151
152
153
154
155
156
157
158
159
160
161
162
163
164
165
166
167
168
169
170
171
172
173
174
175
176
177
178
179
180
181
182
183
184
185
186
187
188
189
190
191
192
193
194
195
196
197
198
199
200
201
202
203
204
205
206
207
208
209
210
211
212
213
214
215
216
217
218
219
220
221
222
223
224
225
226
227
228
229
230
231
232
233
234
235
236
237
238
239
240
241
242
243
244
245
246
247
248
249
250
251
252
253
254
255
256
257
258
259
260
261
262
263
264
265
266
267
268
269
270
271
272
273
274
275
276
277
278
279
280
281
282
283
284
285
286
287
288
289
290
291
292
293
294
295
296
297
298
299
300
301
302
303
304
305
306
307
308
309
310
311
312
313
314
315
316
317
318
319
320
321
322
323
324
325
326
327
328
329
330
331
332
333
334
335
336
337
338
339
340
341
342
343
344
345
346
347
348
349
350
351
352
353
354
355
356
357
358
359
360
361
362
363
364
365
366
367
368
369
370
371
372
373
374
375
376
377
378
379
380
381
382
383
384
385
386
387
388
389
390
391
392
393
394
395
396
397
398
399
400
401
402
403
404
405
406
407
408
409
410
411
412
413
414
415
416
417
418
419
420
421
422
423
424
425
426
427
428
429
430
431
432
433
434
435
436
437
438
439
440
441
442
443
444
445
446
447
448
449
450
451
452
453
454
455
456
457
458
459
460
461
462
463
464
465
466
467
468
469
470
471
472
473
474
475
476
477
478
479
480
481
482
483
484
485
486
487
488
489
490
491
492
493
494
495
496
497
498
499
500
501
502
503
504
505
506
507
508
509
510
511
512
513
514
515
516
517
518
519
520
521
522
523
524
525
526
527
528
529
530
531
532
533
534
535
536
537
538
539
540
541
542
543
544
545
546
547
548
549
550
551
552
553
554
555
556
557
558
559
560
561
562
563
564
565
566
567
568
569
570
571
572
573
574
575
576
577
578
579
580
581
582
583
584
585
586
587
588
589
590
591
592
593
594
595
596
597
598
599
600
601
602
603
604
605
606
607
608
609
610
611
612
613
614
615
616
617
618
619
620
621
622
623
624
625
626
627
628
629
630
631
632
633
634
635
636
637
638
639
640
641
642
643
644
645
646
647
648
649
650
651
652
653
654
655
656
657
658
659
660
661
662
663
664
665
666
667
668
669
670
671
672
673
674
675
676
677
678
679
680
681
682
683
684
685
686
687
688
689
690
691
692
693
694
695
696
697
698
699
700
701
702
703
704
705
706
707
708
709
710
711
712
713
714
715
716

	64	65	66	67	68	69	70	71	72	73
	Initial Minimum Payment	Current Minimum Payment	Prepayment Penalty Calculation	Prepayment Penalty Type	Prepayment Penalty Total Term	Prepayment Penalty Hard Term	Primary Borrower ID	Number of Mortgaged Properties	Total Number of Borrowers	Self-employment Flag
1					0		462	1		0
2					0		668	3		1
3					0		644	1		0
4					0		3	2		1
5					0		200	1		0
6					0		587	2		1
7					0		66	1		0
8					0		667	1		1
9					0		675	1		1
10					0		149	1		0
11					0		511	2		0
12					0		208	1		0
13					0		521	1		1
14					0		701	2		0
15					0		635	1		0
16					0		222	1		0
17					0		183	1		0
18					0		344	1		0
19					0		320	2		1
20					0		363	2		0
21					0		46	4		1
22					0		42	2		0
23					0		301	1		0
24					0		148	1		0
25					0		666	1		0
26					0		152	1		0
27					0		351	3		0
28					0		414	1		0
29					0		323	1		0
30					0		643	1		0
31					0		336	2		0
32					0		45	1		0
33					0		681	4		0
34					0		463	1		0
35					0		267	1		1
36					0		29	3		0
37					0		319	1		0
38					0		397	1		0
39					0		719	1		1
40					0		472	1		0
41					0		574	2		0
42					0		211	1		1
43					0		616	1		0
44					0		288	1		0
45					0		712	2		0
46					0		510	1		0
47					0		480	1		0
48					0		182	1		0
49					0		600	1		0
50					0		413	1		0
51					0		147	1		0
52					0		11	1		1
53					0		28	1		0
54					0		412	1		1
55					0		318	2		0
56					0		479	3		0
57					0		608	1		0
58					0		362	2		0
59					0		684	1		0
60					0		80	2		0
61					0		82	3		1
62					0		361	2		0
63					0		214	1		0
64					0		146	1		0
65					0		243	1		0
66					0		231	2		1
67					0		582	2		1
68					0		268	1		0
69					0		634	2		0
70					0		247	3		1
71					0		360	1		0
72					0		334	1		0
73					0		581	1		0
74					0		293	1		0
75					0		470	1		0
76					0		625	2		0
77					0		289	2		0
78					0		518	2		0
79					0		410	1		0
80					0		432	2		0
81					0		229	1		1
82					0		359	1		0
83					0		422	2		0
84					0		519	1		0
85					0		210	2		0
86					0		567	1		0
87					0		416	1		0
88					0		372	1		0
89					0		711	1		0
90					0		395	3		0
91					0		317	1		0
92					0		673	1		0
93					0		633	1		1
94					0		350	1		1
95					0		322	1		0
96					0		189	1		0
97					0		710	1		0
98					0		532	1		0
99					0		645	2		0
100					0		266	1		1
101					0		265	2		1
102					0		201	4		1
103					0		689	1		0
104					0		70	1		0
105					0		542	1		0
106					0		22	1		0
107					0		541	1		1
108					0		647	2		1
109					0		287	1		0
110					0		386	1		1
111					0		150	2		0
112					0		237	2		0
113					0		316	2		0
114					0		108	1		1
115					0		174	1		0
116					0		461	1		0
117					0		653	2		0
118					0		490	1		0
119					0		48	1		0
120					0		460	5		0
121					0		509	1		0
122					0		674	1		0
123					0		501	1		0
124					0		109	1		1
125					0		559	1		1
126					0		3	2		0
127					0		624	1		1
128					0		599	1		0
129					0		273	4		0
130					0		558	2		1
131					0		573	1		1
132					0		83	1		0
133					0		14	1		0
134					0		592	1		1
135					0		459	2		0
136					0		431	1		1
137					0		272	1		0
138					0		232	1		1
139					0		421	1		0
140					0		304	1		0
141					0		93	1		0
142					0		34	1		0
143					0		517	2		0
144					0		35	1		1
145					0		465	1		0
146					0		315	1		0
147					0		434	1		0
148					0		202	1		0
149					0		409	1		0
150					0		671	2		0
151					0		458	2		0
152					0		160	2		0
153					0		3	2		0
154					0		352	1		0
155					0		491	1		1
156					0		663	3		0
157					0		171	1		0
158					0		642	1		0
159					0		557	1		0
160					0		180	2		1
161					0		27	1		1
162					0		623	1		0
163					0		396	3		0
164					0		155	2		0
165					0		612	1		0
166					0		603	1		0
167					0		700	1		0
168					0		408	1		0
169					0		610	2		0
170					0		292	2		1
171					0		25	1		0
172					0		579	1		0
173					0		126	1		0
174					0		271	1		0
175					0		556	2		0
176					0		475	4		1
177					0		119	1		1
178					0		522	2		1
179					0		632	1		0
180					0		115	1		0
181					0		690	1		0
182					0		420	1		0
183					0		488	1		0
184					0		516	1		0
185					0		364	1		1
186					0		156	1		0
187					0		704	1		0
188					0		571	1		0
189					0		622	1		0
190					0		264	1		1
191					0		107	1		0
192					0		163	2		0
193					0		302	4		1
194					0		715	1		0
195					0		457	1		0
196					0		335	2		0
197					0		474	2		0
198					0		381	1		1
199					0		540	2		1
200					0		631	1		0
201					0		263	1		1
202					0		555	1		1
203					0		371	2		0
204					0		662	1		0
205					0		234	1		1
206					0		173	1		0
207					0		466	1		1
208					0		456	1		0
209					0		21	1		0
210					0		713	3		0
211					0		94	4		1
212					0		262	2		0
213					0		92	1		0
214					0		154	1		0
215					0		577	1		0
216					0		482	2		0
217					0		436	1		0
218					0		365	1		0
219					0		651	4		0
220					0		286	1		0
221					0		218	1		0
222					0		65	2		0
223					0		419	2		0
224					0		228	2		0
225					0		430	1		0
226					0		508	1		1
227					0		539	1		0
228					0		76	1		1
229					0		615	1		0
230					0		576	1		1
231					0		407	3		0
232					0		95	1		1
233					0		53	2		0
234					0		543	1		1
235					0		406	1		1
236					0		145	3		1
237					0		630	1		0
238					0		358	1		0
239					0		20	1		1
240					0		198	1		1
241					0		520	1		1
242					0		492	3		1
243					0		538	1		0
244					0		646	1		0
245					0		387	2		0
246					0		144	1		0
247					0		333	1		0
248					0		188	2		1
249					0		127	1		1
250					0		207	1		0
251					0		314	1		0
252					0		357	1		0
253					0		379	1		0
254					0		143	2		0
255					0		455	2		1
256			99	99	60		389	1		0
257					0		227	1		0
258			99	99	60		116	1		0
259			99	99	60		607	2		0
260			99	99	60		679	4		0
261			99	99	60		638	3		0
262			99	99	60		637	3		0
263			99	99	60		199	1		0
264			99	99	60		110	1		0
265			99	99	60		341	1		0
266			99	99	60		661	2		0
267			99	99	60		44	2		0
268			99	99	60		590	2		0
269			99	99	60		91	2		0
270			99	99	60		313	2		1
271			99	99	60		669	3		1
272			99	99	60		649	1		0
273					0		717	1		1
274			99	99	60		187	1		0
275			99	99	60		454	1		0
276			99	99	60		650	1		0
277			99	99	60		498	3		0
278			99	99	60		105	2		0
279			99	99	60		660	1		0
280			99	99	60		300	2		0
281			99	99	60		142	2		0
282			99	99	60		69	2		0
283			99	99	60		605	1		0
284			99	99	60		554	3		1
285			99	99	60		97	2		0
286			99	99	60		125	1		0
287			99	99	60		677	1		0
288			99	99	60		433	4		0
289			99	99	60		380	1		1
290			99	99	60		370	2		1
291			99	99	60		398	2		0
292			99	99	36		494	2		0
293			99	99	60		245	3		1
294			99	99	60		484	3		0
295			99	99	60		194	4		0
296			99	99	36		206	1		0
297			99	99	60		495	3		0
298			99	99	60		391	1		1
299			99	99	60		683	3		1
300			99	99	60		49	1		0
301					0		141	1		1
302			99	99	60		405	1		1
303			99	99	60		170	2		0
304			99	99	60		4	3		0
305			99	99	60		6	1		1
306			99	99	60		483	3		0
307					0		216	3		1
308			99	99	60		294	2		1
309			99	99	60		104	2		0
310			99	99	60		242	1		1
311			99	99	60		385	2		0
312			99	99	60		78	1		0
313					0		90	1		0
314					0		473	1		1
315					0		471	1		0
316					0		233	1		0
317					0		205	1		0
318					0		213	2		1
319					0		553	1		0
320					0		718	1		0
321					0		326	2		0
322					0		537	2		0
323					0		124	2		0
324					0		298	1		0
325					0		193	1		0
326					0		572	1		0
327					0		64	2		0
328					0		123	2		0
329					0		102	2		1
330					0		614	2		0
331					0		384	2		0
332					0		552	2		1
333					0		551	1		1
334					0		261	1		1
335					0		699	1		0
336					0		114	1		0
337					0		285	1		0
338					0		16	2		0
339					0		682	1		0
340					0		140	1		0
341					0		598	3		0
342					0		348	1		0
343					0		47	3		0
344					0		404	1		0
345					0		611	1		0
346					0		562	3		0
347					0		527	4		1
348					0		585	1		0
349					0		190	1		0
350					0		709	2		0
351					0		375	1		0
352					0		23	1		0
353					0		32	2		1
354					0		122	1		0
355					0		179	1		1
356					0		284	1		0
357					0		164	1		0
358					0		260	1		0
359					0		353	1		0
360					0		89	1		0
361					0		311	1		0
362					0		8	1		1
363					0		566	1		0
364					0		226	1		0
365					0		178	1		1
366					0		423	1		0
367					0		550	3		1
368					0		342	1		0
369					0		192	3		0
370					0		591	1		0
371					0		296	1		0
372					0		310	1		0
373					0		564	1		0
374					0		101	2		0
375					0		195	1		1
376					0		597	1		0
377					0		392	1		0
378					0		212	1		1
379					0		276	1		1
380					0		698	2		1
381					0		111	2		0
382					0		139	1		0
383					0		602	1		0
384					0		112	1		0
385					0		239	1		0
386					0		1	2		1
387					0		429	1		0
388					0		533	1		0
389					0		165	1		1
390					0		303	4		1
391					0		43	3		0
392					0		259	1		1
393					0		96	2		0
394					0		217	2		1
395					0		373	1		0
396					0		345	1		1
397					0		204	2		1
398					0		452	2		0
399					0		297	2		0
400					0		184	1		0
401					0		138	2		0
402					0		7	1		0
403					0		464	1		0
404					0		283	1		1
405					0		137	2		1
406					0		536	3		0
407					0		451	2		1
408					0		73	2		1
409					0		428	2		0
410					0		629	2		0
411					0		500	1		0
412					0		356	1		0
413					0		697	1		1
414					0		383	1		1
415					0		63	2		0
416					0		88	2		0
417					0		515	1		1
418					0		169	1		1
419					0		568	3		0
420					0		528	1		1
421					0		531	3		1
422					0		549	1		0
423					0		9	1		0
424					0		382	2		1
425					0		418	2		0
426					0		377	1		0
427					0		274	2		0
428					0		403	2		0
429					0		5	1		0
430					0		563	1		0
431					0		167	1		0
432					0		158	1		0
433					0		74	2		0
434					0		450	1		0
435					0		640	4		0
436					0		561	1		1
437					0		159	4		0
438					0		596	1		0
439					0		427	1		0
440					0		209	1		0
441					0		621	1		0
442					0		535	2		0
443					0		449	1		0
444					0		185	3		1
445					0		258	1		0
446					0		224	1		0
447					0		24	1		1
448					0		665	2		1
449					0		601	4		1
450					0		257	1		0
451					0		595	1		0
452					0		87	1		0
453					0		426	1		0
454					0		448	2		0
455					0		503	1		0
456					0		343	1		0
457					0		526	2		0
458					0		620	3		0
459					0		121	1		0
460					0		220	1		0
461					0		13	1		0
462					0		282	3		1
463					0		659	1		0
464					0		658	2		1
465					0		676	1		0
466					0		325	1		0
467					0		309	1		0
468					0		327	1		0
469					0		639	1		0
470					0		136	1		0
471					0		203	1		0
472					0		135	1		0
473					0		33	3		0
474					0		55	1		0
475					0		347	1		1
476					0		678	3		0
477					0		366	1		0
478					0		68	1		0
479					0		402	1		0
480					0		256	1		0
481					0		197	2		0
482					0		569	3		0
483					0		100	1		0
484					0		367	1		0
485					0		196	1		0
486					0		476	3		1
487					0		447	3		0
488					0		548	1		1
489					0		502	1		0
490					0		281	1		0
491					0		446	1		0
492					0		339	1		0
493					0		497	1		1
494					0		255	1		1
495					0		529	1		0
496					0		613	1		0
497					0		244	3		0
498					0		81	1		0
499					0		388	1		0
500					0		716	2		0
501					0		79	1		0
502					0		696	3		1
503					0		514	2		1
504					0		609	3		1
505					0		241	2		0
506					0		19	1		0
507					0		290	1		0
508					0		223	1		0
509					0		534	1		1
510					0		594	1		0
511					0		547	2		0
512					0		445	1		0
513					0		619	1		0
514					0		134	1		0
515					0		487	1		0
516					0		177	1		1
517					0		486	1		0
518					0		444	1		0
519					0		378	1		0
520					0		18	1		0
521					0		695	1		1
522					0		686	2		1
523					0		703	1		1
524					0		86	1		0
525					0		664	2		0
526					0		72	2		1
527					0		588	2		0
528					0		270	1		0
529					0		546	2		0
530					0		172	1		0
531					0		657	1		1
532					0		618	1		1
533					0		443	1		0
534					0		617	1		1
535					0		442	2		1
536					0		441	2		1
537					0		238	1		0
538					0		694	2		1
539					0		168	2		1
540					0		525	4		1
541					0		52	1		1
542					0		374	1		0
543					0		77	1		0
544					0		648	1		0
545					0		269	1		0
546					0		328	2		1
547					0		489	1		1
548					0		62	1		0
549					0		230	4		0
550					0		251	2		0
551					0		280	2		0
552					0		248	3		1
553					0		113	1		0
554					0		240	1		1
555					0		355	1		0
556					0		2	1		1
557					0		586	2		0
558					0		507	1		1
559					0		626	1		1
560					0		332	2		0
561					0		570	3		0
562					0		524	2		0
563					0		191	1		0
564					0		61	1		0
565					0		584	2		0
566					0		425	2		1
567					0		499	1		0
568					0		128	1		0
569					0		295	1		0
570					0		307	1		0
571					0		306	1		1
572					0		583	1		0
573					0		305	2		1
574					0		478	1		1
575					0		254	1		0
576					0		331	2		0
577					0		424	2		0
578					0		693	1		1
579					0		575	1		0
580					0		17	1		0
581					0		133	1		0
582					0		60	1		0
583					0		132	1		0
584					0		221	3		1
585					0		71	1		0
586					0		118	1		0
587					0		506	5		1
588					0		493	2		1
589					0		85	1		0
590					0		481	2		0
591					0		175	2		1
592					0		401	1		1
593					0		368	2		0
594					0		376	2		1
595					0		513	1		0
596					0		246	1		1
597					0		162	2		0
598					0		593	1		0
599					0		51	1		0
600					0		50	1		0
601					0		714	1		0
602					0		505	2		0
603					0		440	2		0
604					0		369	1		1
605					0		249	2		0
606					0		337	1		0
607					0		400	1		0
608					0		354	2		0
609					0		36	1		1
610					0		279	1		1
611					0		330	1		0
612					0		291	2		0
613					0		84	1		0
614					0		399	2		1
615					0		59	3		1
616					0		153	1		0
617					0		702	1		0
618					0		467	5		1
619					0		439	1		0
620					0		58	1		0
621					0		438	1		0
622					0		57	2		0
623					0		250	1		0
624					0		652	1		0
625					0		656	1		0
626					0		706	1		1
627					0		120	1		1
628					0		40	1		0
629					0		340	1		0
630					0		186	1		0
631					0		275	2		0
632					0		215	1		1
633					0		349	1		0
634					0		176	1		0
635					0		312	2		0
636					0		10	4		0
637					0		580	1		0
638					0		253	1		0
639					0		469	2		1
640					0		565	1		0
641					0		685	1		1
642					0		672	2		0
643					0		485	3		0
644					0		129	3		0
645					0		606	2		1
646					0		236	3		0
647					0		394	1		1
648					0		692	1		0
649					0		415	1		1
650					0		346	1		0
651					0		643	1		0
652					0		219	1		0
653					0		496	3		1
654					0		453	2		0
655					0		39	1		0
656					0		435	1		0
657					0		477	1		0
658					0		106	1		0
659					0		390	1		0
660					0		26	1		1
661					0		707	1		0
662					0		628	1		1
663					0		523	2		0
664					0		680	1		0
665					0		225	2		0
666					0		103	1		1
667					0		411	3		1
668					0		512	1		0
669					0		31	1		1
670					0		324	1		0
671					0		604	3		0
672					0		235	1		0
673					0		157	2		1
674					0		468	3		0
675					0		560	2		0
676					0		166	1		1
677					0		41	2		0
678					0		12	1		0
679					0		670	1		0
680					0		75	1		0
681					0		641	2		0
682					0		56	3		1
683					0		589	4		0
684					0		30	1		0
685					0		299	2		0
686					0		161	1		0
687					0		308	2		0
688					0		417	3		0
689					0		321	2		0
690					0		578	2		1
691					0		37	1		1
692			99	99	60		117	1		0
693					0		636	3		0
694					0		655	1		0
695					0		545	2		1
696					0		38	1		0
697					0		99	1		0
698					0		277	3		0
699					0		708	1		0
700					0		181	1		0
701					0		338	1		1
702					0		544	1		0
703					0		627	1		0
704					0		15	1		0
705					0		437	1		0
706					0		504	1		0
707					0		131	1		1
708					0		278	2		1
709					0		151	2		1
710					0		691	1		0
711					0		67	3		0
712					0		329	4		0
713					0		252	1		0
714					0		705	2		0
715					0		54	1		1
716					0		98	1		0

	74	75	76	77	78	79	80	81	82	83	84
	Current ‘Other’ Monthly Payment	Length of Employment: Borrower	Length of Employment: Co- Borrower	Years in Home	FICO Model Used	Most Recent FICO Date	Primary Wage Earner Original FICO: Equifax	Primary Wage Earner Original FICO: Experian	Primary Wage Earner Original FICO: TransUnion	Secondary Wage Earner Original FICO: Equifax	Secondary Wage Earner Original FICO: Experian
1		13		2	1
2		9	9	0	1
3		3.25		0	1
4		12	11.25	0	1
5		15		13	1
6		20		11	1
7		0.75	5.25	8	1
8		14	19.5	6	1
9		8.25	2	9	1
10		0.25	1	0	1
11		11		0	1
12		16.5		12.75	1
13		22	22	22	1
14		1		18	1
15		2.5	3	2	1
16		3		0	1
17		12	12	3	1
18		0		1.5	1
19		7		0	1
20		0.5		5	1
21		23	20	0	1
22		18	14	2.5	1
23		19.5		0	1
24		0.5	3	1.5	1
25		23		0	1
26		0.75	12	0	1
27		12		0	1
28		4		4	1
29		10.5	2.25	5.5	1
30		21		3	1
31		0		0	1
32		1.5		1.5	1
33		0	1.5	0	1
34		0	3	20	1
35		18	5	14	1
36		5		0	1
37		4	3	3	1
38		5		0	1
39		15	15	0	1
40		5		4	1
41		0		0	1
42		36		5.5	1
43		13	2.5	6.5	1
44		7		2.75	1
45		10	20	5	1
46		0.25		0	1
47		2.75	0	11	1
48		34.25		27	1
49		11		1	1
50		8.75	0	5	1
51		1.75		0	1
52		5		5	1
53		14	5	1	1
54		13.75		0	1
55		14	7	7	1
56		0		31	1
57		2		0.5	1
58		15		5	1
59		12		1	1
60		7		0	1
61		4	9.25	3	1
62		0.75	13.5	0	1
63		14		6.5	1
64		1.5	1.5	4	1
65		13	1.75	1.5	1
66		12		3	1
67		8.75	2	0	1
68		0.25		0	1
69		11.5		0	1
70		24		0	1
71		7	10.25	5	1
72		26		6.25	1
73		11		1.5	1
74		11		3	1
75		8	7	6	1
76		5.75		0	1
77		11	5	3	1
78		7.75		1.5	1
79		3.5		3	1
80		2	11	1	1
81		13		7	1
82		0	1	1	1
83		6	6	0	1
84		9		22	1
85		12.5		7.5	1
86		1.5		1.75	1
87		8		15.25	1
88		5.25	10	5	1
89		5		0	1
90		7.5	6	0	1
91		12		6	1
92		4.75		6	1
93		9		10	1
94		8	8	8.25	1
95		3.5		2.5	1
96		0.75	4.5	0	1
97		7.5	2.25	1.75	1
98		9.5	29.25	4.5	1
99		20	4.25	5	1
100		13	13	20	1
101		28		0	1
102		5		0	1
103		5.25		0	1
104		16	30	1.75	1
105		1.25		1	1
106		4	2	1	1
107		5		6	1
108		12		0	1
109		17		0	1
110		12	2	0	1
111		1.75	14	14	1
112		5		0	1
113		22		6	1
114		6		7	1
115		14	18	13	1
116		10	6	0	1
117		42.5		0	1
118		28		2	1
119		5.25		2.5	1
120		17		1.5	1
121		11.5		7	1
122		16.75	16.25	0	1
123		30		6	1
124		20	6	3	1
125		3.5		0.5	1
126		32	24	31	1
127		5		0	1
128		1.25	6.25	6.5	1
129		9		0	1
130		3.5		3.5	1
131		4.75	4.75	18	1
132		11		0	1
133		3		2	1
134		14.25	15	7	1
135		19	8	1	1
136		14.25	14.25	7	1
137		2		0	1
138		8		0	1
139		10		0	1
140		13		6	1
141		8		3	1
142		1.25	10	0.75	1
143		33		8	1
144		12		0	1
145		15.25	6.5	12	1
146		15.5	2	1.75	1
147		0	5	0	1
148		13		2	1
149		5.75		7.75	1
150		19		2	1
151		4.5	3.25	2	1
152		7	7	1	1
153		30		0	1
154		24	0.75	15	1
155		17		4	1
156		0		20	1
157		9	17	7	1
158		4		0	1
159		4		2	1
160		10		0	1
161		9	3.25	0	1
162		11		0	1
163		1	26	2	1
164		0		20	1
165		9.75		3	1
166		17.25		17	1
167		0		0	1
168		16		8.25	1
169		0		0	1
170		7		0	1
171		1.5	6.75	0	1
172		12.75		1	1
173		35	8	15	1
174		13	4	4	1
175		32	32	2	1
176		20		0	1
177		22		0	1
178		28		20	1
179		7	4.5	0	1
180		23	21	4	1
181		12		2	1
182		22.75		0	1
183		4		5	1
184		6	9	9	1
185		21		6	1
186		6	17	1	1
187		1	12	0.5	1
188		13		6	1
189		26		19	1
190		10.5		0.5	1
191		2.25		13	1
192		10.75		0	1
193		30	30	0	1
194		9	4	4	1
195		27		19	1
196		10		1	1
197		8		8	1
198		43		39.5	1
199		10		5	1
200		8.25	12.5	0.75	1
201		8		13	1
202		40	30	5	1
203		21.5		2	1
204		1.25		0	1
205		16		5	1
206		8.75		3	1
207		14	32	17	1
208		4		10	1
209		1.5	5	0	1
210		21	17	3.75	1
211		45	30	28	1
212		8		27	1
213		15.5		14	1
214		0	4	5	1
215		1.25	3	1	1
216		1		0	1
217		0	1.75	8	1
218		16		1	1
219		8		4	1
220		5.25	16.25	6	1
221		0		2	1
222		3		0	1
223		0		14	1
224		30		10	1
225		7		6	1
226		8	8	0.5	1
227		22		16	1
228		7		12	1
229		9		0	1
230		1		3	1
231		6		5	1
232		3	3	2.25	1
233		0	4.5	1.5	1
234		11		11	1
235		7	7	3	1
236		20.25	21	8	1
237		10.25		9	1
238		5		12	1
239		15	15	0	1
240		16		3	1
241		10		27	1
242		14.25		1.75	1
243		1		3	1
244		3.25	11.25	3	1
245		27.5	23.25	0	1
246		4	2.5	1.25	1
247		0	7	0	1
248		9.5		2.5	1
249		23		1.75	1
250		22.75		8	1
251		0		15.5	1
252		16	13	5	1
253		0		23	1
254		27	20	11	1
255		5.25	36.25	29.5	1
256		11.5		14	1
257		10		2	1
258		12	2	5	1
259		3.5		0	1
260		30		0	1
261		22		19	1
262		0		0	1
263		4		4	1
264		2.5		0	1
265		4	5	1	1
266		4		1	1
267		4	1	0	1
268		2		1	1
269		10	4	0	1
270		0	11	0	1
271		7	3	11	1
272		0	25	6	1
273		9		3	1
274		1		0	1
275		5	16	4	1
276		1.25		14	1
277		7		0	1
278		0		2	1
279		27		0	1
280		4		1	1
281		2		0	1
282		33		0	1
283		7	6	0	1
284		12	3	0	1
285		30		8	1
286		10	4	5	1
287		1		8	1
288		0		0	1
289		26		7	1
290		6		2	1
291		11	11	4	1
292		3		0	1
293		30		29	1
294		3		0	1
295		0		0	1
296		7		0	1
297		3		1	1
298		27		10	1
299		7		0	1
300		2	2	6	1
301		20	15	2	1
302		1	26	5	1
303		2		0	1
304		0		0	1
305		5	6	2	1
306		3		1	1
307		25		0	1
308		20	13	0	1
309		17		1	1
310		6		1	1
311		0		45	1
312		0		0	1
313		12	11	6	1
314		11	11	11	1
315		1.75	2	0	1
316		5	11	11	1
317		2		1.5	1
318		9	8	0	1
319		1		5	1
320		30	20	37	1
321		2.5		1	1
322		18.5		0	1
323		15	8	1	1
324		2	9.5	0	1
325		13	3	2	1
326		6.5	11	1	1
327		8	6	3	1
328		1		3.5	1
329		20	20	31	1
330		11	15	2.5	1
331		5.5	6.5	3.5	1
332		16	9	0	1
333		4	5	5	1
334		24		1	1
335		0		3	1
336		3		1.25	1
337		25	15	2	1
338		4		2.5	1
339		5	0	3	1
340		0	0.25	2	1
341		0		1.5	1
342		3.75		6	1
343		8	0	1.5	1
344		24		14	1
345		4	5	3	1
346		28		11	1
347		15	15	0.5	1
348		7		6.5	1
349		4	3	4	1
350		0.5	13	8.25	1
351		10		20	1
352		2.5	4	1.25	1
353		25		15	1
354		5		18	1
355		0.5	13	1.5	1
356		7	17	14	1
357		13		7	1
358		13		4.25	1
359		7.75		3	1
360		10	16	1.5	1
361		32	4	4	1
362		13		7	1
363		4	32	25	1
364		4	10	7	1
365		15		17	1
366		18		0	1
367		2	2	0	1
368		16		1.5	1
369		15		1.5	1
370		5		1	1
371		1.75		8	1
372		8		5	1
373		26	7	1	1
374		5	3	0	1
375		30	30	15	1
376		14	23	9	1
377		6	4	2.25	1
378		7	3.75	0.75	1
379		23	23	6	1
380		10		5	1
381		1		0	1
382		1.25	1.5	0.5	1
383		7		8	1
384		9		0.25	1
385		10		0	1
386		3.5		0	1
387		17	14	4	1
388		0.25		2	1
389		21		26.25	1
390		24		2	1
391		6.25		8.25	1
392		13.5	13	6	1
393		27.25	9.5	0	1
394		29		26	1
395		13	0.5	0.25	1
396		5.25		2.5	1
397		20		20	1
398		12		4	1
399		30		3	1
400		0		2	1
401		15	15	12.25	1
402		17	13	8	1
403		3	6	0	1
404		10	19	5	1
405		13	9	0	1
406		1	20	2.5	1
407		4	20	0	1
408		6		5	1
409		0		0	1
410		4		2	1
411		0		50	1
412		6.5		18	1
413		8		10	1
414		0	20	5	1
415		4	11	2.5	1
416		10	17.75	6.75	1
417		30	18	0	1
418		19.5		12.5	1
419		12		16	1
420		1		0	1
421		28	30	29	1
422		33		11	1
423		3		1.25	1
424		26.5		14	1
425		17.75	11.75	2.5	1
426		17.25	3.5	15	1
427		12.75		12	1
428		18.5	12.5	7	1
429		19		1	1
430		12		0	1
431		1.25		1	1
432		3		1.25	1
433		5	2	13	1
434		0.75		0	1
435		13		0	1
436		32		1.25	1
437		16.75		13	1
438		0.25		0	1
439		0.5		0	1
440		4		11	1
441		0		0	1
442		5	5	0	1
443		12		2	1
444		4	4	0	1
445		0		7	1
446		2.5		7	1
447		16	10	8.25	1
448		12		0	1
449		12		11	1
450		8		2	1
451		1		0	1
452		4		6	1
453		14		4	1
454		18		1	1
455		6		0	1
456		5		1	1
457		10		0	1
458		7	9	0.5	1
459		2.75	6.5	0	1
460		0		13	1
461		16		1.25	1
462		8		1.5	1
463		16.5		5.75	1
464		20	8	0	1
465		19		8.75	1
466		0.25		4	1
467		1.75		0	1
468		8		5	1
469		27	32	1	1
470		6		2.75	1
471		8		5	1
472		0	23.25	16	1
473		13	4	15	1
474		11		5	1
475		10		4.5	1
476		10		0	1
477		23		17	1
478		17	23	10	1
479		2.75	8	19	1
480		7	9	0.75	1
481		10.25	0.5	0.75	1
482		8	10	3	1
483		8		2	1
484		6	12	0	1
485		26	21	3	1
486		10.25		17	1
487		0	6	3	1
488		24	7	24	1
489		1.5	4	2	1
490		11	6	3	1
491		1		0	1
492		5		3	1
493		20		12	1
494		20		6	1
495		0.5	0.5	5	1
496		0.75		0	1
497		12	1.25	1	1
498		10	7	2	1
499		0		37	1
500		11		8	1
501		24	11.25	8	1
502		3	29	0	1
503		7	19	32	1
504		5		6	1
505		9		2.5	1
506		11		9.5	1
507		1.25		2	1
508		3.5	3	14	1
509		6		3.5	1
510		6.75		2.25	1
511		2		1	1
512		5	4	5.25	1
513		17	1	9.25	1
514		2		5	1
515		1		5.25	1
516		8		3.25	1
517		2		0	1
518		23.75		0	1
519		2	2	8	1
520		9.75		4	1
521		2.75		7	1
522		7		15	1
523		4.5		0	1
524		3.75		3.75	1
525		7	6	0	1
526		12		0	1
527		0	7	0	1
528		5.5		2	1
529		5	8	14	1
530		5	11	0.75	1
531		3	3	7	1
532		12		8.5	1
533		12		10	1
534		0	25	20	1
535		11.5	10.25	0	1
536		0.5		0	1
537		8		2.75	1
538		20	5	0	1
539		7		0	1
540		16	16	0	1
541		6		1	1
542		1.5		1.5	1
543		2.75	1	0	1
544		10		4	1
545		2		0.5	1
546		4		0	1
547		21		3	1
548		5		2	1
549		0.5	15.5	0	1
550		2.25	0.25	0.5	1
551		20		0	1
552		4	4	0	1
553		2	8	2	1
554		30		2	1
555		10		0.5	1
556		12	12	7.5	1
557		6		3	1
558		6		1	1
559		16		4	1
560		18.25	13.25	10	1
561		14.75		3	1
562		19	4	6.5	1
563		6.25		2.5	1
564		14.75		6	1
565		2.5		0	1
566		11	7	3	1
567		7.5	8	7.5	1
568		1		4	1
569		2.75		0	1
570		15	11	4	1
571		11		22	1
572		0		10	1
573		5		2	1
574		13		7	1
575		10	11	5	1
576		22		2.5	1
577		4.5		0.5	1
578		3.25	2	2	1
579		10		0	1
580		16	2	2	1
581		4	1	16	1
582		3	14	5	1
583		0	3	2.5	1
584		30	17	2	1
585		0		13	1
586		2.25		0	1
587		18		9	1
588		23		6	1
589		14		0	1
590		0		0	1
591		20	18	4	1
592		25	4	5	1
593		8.75		1.25	1
594		12		2.25	1
595		8.5		0	1
596		23		0	1
597		22.75		0	1
598		8.75		9	1
599		15	1.5	0	1
600		19	6	9	1
601		0		0	1
602		7.25	7.25	7.25	1
603		3.5	1.25	0	1
604		10		9	1
605		5		4	1
606		0.5		1.5	1
607		10	35	7	1
608		12.5		0	1
609		23	10	8	1
610		7	7	11	1
611		17	3	6	1
612		4.5		2	1
613		17		5	1
614		10		0	1
615		19.25	2.5	6	1
616		0	22.75	14	1
617		28	8	22	1
618		25	14.25	10.25	1
619		1.75	1.5	7.75	1
620		24		13	1
621		1.25	12	1.25	1
622		7	11	6	1
623		2	0.5	0	1
624		1.5	1.25	0	1
625		5	2.75	4	1
626		25		5	1
627		12		6	1
628		25		6	1
629		4	16	3.75	1
630		6		0.5	1
631		14	7.5	0	1
632		3		9	1
633		1.5	18	1.5	1
634		10		0	1
635		8		3	1
636		13		9	1
637		0.5	20	17	1
638		6		6	1
639		5.5	7	1.5	1
640		0.75		0	1
641		7	1.5	0	1
642		2	0	0	1
643		0.5	7	0	1
644		21.75	0	12	1
645		18		2	1
646		13	9	2	1
647		2.25		1	1
648		9.5	2.75	8	1
649		10	4	2.25	1
650		1.5	15	10.25	1
651		5.5	2	4	1
652		0	12.75	25.75	1
653		26	26	8	1
654		14.25		0	1
655		35		7	1
656		4.5		2.25	1
657		15		0	1
658		8	5	7	1
659		0		0	1
660		13		0	1
661		2	1.5	1.25	1
662		5		2	1
663		15		8.25	1
664		4		3	1
665		16.25		5	1
666		17.75		7	1
667		3	2	0	1
668		0		5	1
669		12		21	1
670		21		13	1
671		4		6	1
672		3		2	1
673		15		1	1
674		2.5		5	1
675		1.5	4.5	1	1
676		13		3	1
677		6	4.5	1.5	1
678		6	10	1	1
679		2		12	1
680		11.9	0	0	1
681		20	0.9	0	1
682		13.2	5.2	18	1
683		0.25	8.75	11	1
684		14.25	21.42	7	1
685		10	30	0	1
686		1.75		1.25	1
687		14	6	12	1
688		20	0.01	2	1
689		2	16.25	1	1
690		23		18	1
691		10	2.5	11	1
692		0		4	1
693		22		0	1
694		4.5	1.8	1.1	1
695		9.53	11.56	0	1
696		4.15	6.88	8	1
697		10	2	8	1
698		19	0.28	0	1
699		6.51		5	1
700		2.25		3.25	1
701		12.92		10	1
702		17	3	14	1
703		7		7	1
704		3.6	4.1	3	1
705		27	13	20	1
706		10		10	1
707		8		8	1
708		10	0	0	1
709		11		0	1
710		6.92		7	1
711		11	8	0	1
712		17.83		0	1
713		11.9	0.1	1.5	1
714		10	12	4	1
715		7		5	1
716		6		0	1

	85	86	87	88	89	90	91	92	93	94	95	96
	Secondary Wage Earner Original FICO: TransUnion	Original Primary Borrower FICO	Most Recent Primary Borrower FICO	Most Recent Co- Borrower FICO	Most Recent FICO Method	VantageScore: Primary Borrower	VantageScore: Co- Borrower	Most Recent VantageScore Method	VantageScore Date	Credit Report: Longest Trade Line	Credit Report: Maximum Trade Line	Credit Report: Number of Trade Lines
1		770
2		772
3		797
4		782
5		800
6		734
7		795
8		772
9		791
10		742
11		802
12		785
13		784
14		727
15		786
16		746
17		789
18		784
19		784
20		793
21		797
22		790
23		779
24		770
25		778
26		781
27		786
28		800
29		819
30		800
31		765
32		791
33		722
34		774
35		745
36		777
37		787
38		798
39		739
40		806
41		756
42		763
43		736
44		773
45		787
46		721
47		761
48		783
49		735
50		735
51		757
52		791
53		768
54		780
55		774
56		772
57		788
58		797
59		720
60		776
61		787
62		796
63		783
64		750
65		780
66		786
67		787
68		793
69		749
70		806
71		782
72		800
73		772
74		779
75		761
76		786
77		782
78		762
79		757
80		785
81		770
82		781
83		743
84		778
85		783
86		742
87		801
88		798
89		796
90		759
91		764
92		750
93		807
94		766
95		740
96		789
97		792
98		767
99		770
100		809
101		782
102		793
103		776
104		800
105		784
106		772
107		764
108		787
109		795
110		758
111		800
112		792
113		798
114		780
115		720
116		804
117		767
118		801
119		790
120		754
121		770
122		746
123		770
124		762
125		767
126		765
127		770
128		788
129		747
130		770
131		755
132		781
133		776
134		769
135		767
136		778
137		777
138		779
139		813
140		789
141		805
142		789
143		796
144		768
145		768
146		734
147		801
148		768
149		779
150		801
151		761
152		753
153		806
154		732
155		770
156		754
157		765
158		794
159		779
160		755
161		722
162		727
163		798
164		789
165		741
166		755
167		784
168		767
169		780
170		789
171		764
172		783
173		740
174		792
175		801
176		795
177		803
178		763
179		727
180		779
181		797
182		707
183		757
184		773
185		730
186		787
187		779
188		722
189		779
190		791
191		725
192		790
193		739
194		794
195		753
196		770
197		762
198		773
199		732
200		782
201		769
202		724
203		796
204		770
205		742
206		738
207		810
208		783
209		772
210		801
211		736
212		787
213		791
214		790
215		724
216		747
217		750
218		774
219		787
220		797
221		807
222		800
223		768
224		797
225		794
226		766
227		733
228		760
229		722
230		791
231		720
232		784
233		752
234		774
235		754
236		776
237		776
238		731
239		746
240		785
241		801
242		738
243		798
244		737
245		781
246		796
247		799
248		764
249		793
250		802
251		776
252		782
253		793
254		777
255		779
256		794
257		781
258		803
259		790
260		767
261		697
262		697
263		783
264		807
265		797
266		769
267		739
268		724
269		750
270		759
271		782
272		809
273		767
274		737
275		759
276		779
277		791
278		780
279		766
280		793
281		769
282		801
283		788
284		767
285		806
286		802
287		771
288		790
289		697
290		786
291		776
292		814
293		780
294		766
295		807
296		757
297		743
298		763
299		777
300		806
301		780
302		769
303		803
304		752
305		798
306		766
307		791
308		795
309		788
310		790
311		803
312		777
313		809
314		775
315		807
316		810
317		725
318		772
319		752
320		748
321		778
322		789
323		770
324		776
325		807
326		793
327		788
328		788
329		774
330		782
331		779
332		728
333		789
334		735
335		762
336		786
337		772
338		791
339		792
340		777
341		794
342		808
343		755
344		787
345		786
346		775
347		790
348		788
349		794
350		782
351		747
352		746
353		793
354		808
355		785
356		722
357		786
358		802
359		808
360		807
361		773
362		799
363		768
364		801
365		799
366		755
367		722
368		739
369		790
370		784
371		767
372		762
373		800
374		777
375		809
376		747
377		801
378		797
379		770
380		786
381		770
382		759
383		776
384		752
385		800
386		815
387		762
388		778
389		742
390		787
391		788
392		756
393		790
394		752
395		757
396		777
397		763
398		771
399		790
400		776
401		790
402		763
403		726
404		711
405		756
406		723
407		765
408		775
409		763
410		783
411		735
412		784
413		757
414		772
415		791
416		778
417		786
418		771
419		725
420		739
421		735
422		772
423		781
424		806
425		785
426		801
427		758
428		755
429		792
430		808
431		724
432		752
433		750
434		761
435		792
436		799
437		801
438		759
439		789
440		768
441		767
442		760
443		771
444		751
445		801
446		722
447		749
448		771
449		776
450		735
451		785
452		812
453		796
454		771
455		788
456		775
457		793
458		785
459		779
460		743
461		790
462		775
463		776
464		799
465		790
466		786
467		762
468		813
469		803
470		723
471		770
472		771
473		779
474		767
475		760
476		793
477		796
478		783
479		815
480		713
481		786
482		798
483		765
484		703
485		765
486		705
487		724
488		738
489		793
490		778
491		786
492		808
493		760
494		800
495		799
496		779
497		814
498		791
499		823
500		772
501		773
502		793
503		770
504		800
505		816
506		801
507		796
508		809
509		802
510		786
511		781
512		792
513		797
514		782
515		772
516		767
517		755
518		792
519		737
520		763
521		777
522		681
523		721
524		796
525		839
526		794
527		758
528		741
529		780
530		749
531		808
532		777
533		812
534		732
535		767
536		764
537		794
538		794
539		766
540		776
541		767
542		797
543		782
544		779
545		771
546		749
547		783
548		747
549		787
550		735
551		794
552		734
553		787
554		810
555		801
556		775
557		745
558		805
559		801
560		797
561		708
562		738
563		752
564		778
565		787
566		753
567		774
568		785
569		801
570		737
571		777
572		805
573		769
574		725
575		743
576		727
577		768
578		764
579		774
580		776
581		803
582		769
583		791
584		777
585		781
586		750
587		793
588		787
589		723
590		730
591		787
592		721
593		769
594		787
595		792
596		731
597		744
598		766
599		776
600		764
601		794
602		802
603		741
604		786
605		739
606		737
607		794
608		761
609		719
610		800
611		789
612		806
613		800
614		793
615		729
616		783
617		796
618		745
619		769
620		766
621		787
622		764
623		763
624		777
625		791
626		778
627		704
628		802
629		753
630		765
631		762
632		804
633		786
634		741
635		762
636		717
637		786
638		777
639		766
640		793
641		786
642		809
643		761
644		713
645		734
646		755
647		778
648		788
649		715
650		790
651		777
652		718
653		731
654		738
655		765
656		751
657		798
658		771
659		778
660		798
661		764
662		807
663		780
664		805
665		770
666		733
667		788
668		785
669		790
670		790
671		727
672		811
673		742
674		804
675		702
676		767
677		786
678		761
679		773
680		740
681		790
682		793
683		748
684		774
685		772
686		763
687		770
688		793
689		773
690		764
691		708
692		794
693		697
694		721
695		730
696		744
697		807
698		790
699		808
700		741
701		735
702		785
703		798
704		783
705		755
706		745
707		782
708		768
709		819
710		807
711		719
712		761
713		778
714		797
715		740
716		737

	97	98	99	100	101	102	103	104
	Credit Line Usage Ratio	Most Recent 12- month Pay History	Months Bankruptcy	Months Foreclosure	Primary Borrower Wage Income	Co-Borrower Wage Income	Primary Borrower Other Income	Co-Borrower Other Income
1		000000000000			41666.68		16937.50
2		000000000000			8401.19	8940.57	0.00	0.00
3		000000000000			30000.00		0.00
4		000000000000			19453.79	0.00	0.00	0.00
5		000000000000			25000.00	0.00	0.00	0.00
6		000000000000			25220.42		0.00
7		000000000000			14582.14	15500.01	0.00	0.00
8		000000000000			4158.25	6849.87	0.00	0.00
9		000000000000			8022.13	8022.13	0.00	0.00
10		000000000000			9487.50	7583.33	0.00	0.00
11		000000000000			15000.00	0.00	0.00	0.00
12		000000000000			39081.19		0.00
13		000000000000			24703.62	7201.00	0.00	0.00
14		000000000000			14941.39		0.00
15		000000000000			0.00	35799.88	0.00	0.00
16		000000000000			14109.33		0.00
17		000000000000			12618.96	7378.29	0.00	0.00
18		000000000000			7619.92	2334.70	14169.16	1869.00
19		000000000000			60431.08		0.00
20		000000000000			10000.00	0.00	4083.33	0.00
21		000000000000			18333.33	10000.00	11990.74	0.00
22		000000000000			16112.46	12251.75	7863.15	0.00
23		000000000000			25625.00		0.00
24		000000000000			16416.68	10151.61	0.00	0.00
25		000000000000			17500.00	0.00	0.00	0.00
26		000000000000			0.00	9209.00	0.00	0.00
27		000000000000			47666.67		0.00
28		000000000000			12500.00	0.00	0.00	0.00
29		000000000000			5166.66	7612.02	0.00	0.00
30		000000000000			32000.00		0.00
31		000000000000			17500.00	0.00	0.00	0.00
32		000000000000			21174.17	0.00	0.00	0.00
33		000000000000			7291.00	16151.20	0.00	0.00
34		000000000000			0.00	9495.00	0.00	0.00
35		000000000000			10293.37	3550.00	0.00	0.00
36		000000000000			13333.33		6331.19
37		000000000000			10599.16	7624.94	0.00	0.00
38		000000000000			9634.45		0.00
39		000000000000			15832.50	16240.92	0.00	0.00
40		000000000000			17767.40	0.00	0.00	0.00
41		000000000000			25000.00		0.00
42		000000000000			0.00	0.00	96543.12	0.00
43		000000000000			14590.14	12500.00	0.00	0.00
44		000000000000			16666.66	0.00	8354.16	0.00
45		000000000000			9145.10	4704.50	0.00	0.00
46		000000000000			15833.33	0.00	7054.85	0.00
47		000000000000			14588.33	0.00	0.00	0.00
48		000000000000			17261.39		0.00
49		000000000000			20625.00	0.00	0.00	0.00
50		000000000000			11161.67	15000.00	0.00	0.00
51		000000000000			18125.00	0.00	0.00	0.00
52		000000000000			21958.66		0.00
53		000000000000			8268.68	5457.16	0.00	0.00
54		000000000000			11461.15	0.00	0.00	0.00
55		000000000000			7991.89	7070.52	0.00	0.00
56		000000000000			5890.81	19012.93	0.00	0.00
57		000000000000			21250.00		0.00
58		000000000000			32767.12	0.00	0.00	0.00
59		000000000000			13717.06	0.00	0.00	0.00
60		000000000000			15952.79	0.00	10865.92	0.00
61		000000000000			19584.00	12750.00	0.00	0.00
62		000000000000			16250.00	0.00	7947.00	0.00
63		000000000000			24580.64	0.00	0.00	0.00
64		000000000000			22149.77	0.00	0.00	0.00
65		000000000000			6875.59	4375.00	0.00	0.00
66		000000000000			20263.18	0.00	0.00	0.00
67		000000000000			21901.41	1921.54	0.00	0.00
68		000000000000			18333.34		0.00
69		000000000000			18473.75	0.00	11896.00	0.00
70		000000000000			235493.25	0.00	0.00	0.00
71		000000000000			20740.76	14625.00	0.00	0.00
72		000000000000			15463.13	0.00	0.00	0.00
73		000000000000			26666.66	0.00	0.00	0.00
74		000000000000			10465.08	0.00	0.00	0.00
75		000000000000			15663.33	8816.00	0.00	0.00
76		000000000000			21693.00		0.00
77		000000000000			7500.00	0.00	21333.00	0.00
78		000000000000			12500.00	0.00	20262.85	0.00
79		000000000000			31186.09	0.00	0.00	0.00
80		000000000000			10821.84	11115.38	0.00	0.00
81		000000000000			15429.04	0.00	0.00	0.00
82		000000000000			10416.66	6097.73	0.00	0.00
83		000000000000			15160.75	5475.63	0.00	0.00
84		000000000000			13321.92		0.00
85		000000000000			8333.34		57594.57
86		000000000000			13747.85	0.00	13707.00	0.00
87		000000000000			13500.00	0.00	0.00	0.00
88		000000000000			4861.11	10082.05	0.00	1416.67
89		000000000000			18750.00		0.00
90		000000000000			10162.58	14333.34	0.00	0.00
91		000000000000			14100.84	0.00	0.00	0.00
92		000000000000			8333.34	0.00	17184.93	0.00
93		000000000000			44176.37		0.00
94		000000000000			30774.12	2083.32	0.00	0.00
95		000000000000			15515.12	0.00	0.00	0.00
96		000000000000			17541.99	13695.00	0.00	0.00
97		000000000000			12771.68	16658.08	0.00	0.00
98		000000000000			16666.67	5849.87	0.00	0.00
99		000000000000			13987.79	15995.50	0.00	0.00
100		000000000000			7056.88	7056.88	0.00	0.00
101		000000000000			32354.86	0.00	0.00	0.00
102		000000000000			34708.88	0.00	0.00	0.00
103		000000000000			16800.00		0.00
104		000000000000			18305.83	0.00	0.00	0.00
105		000000000000			22500.01	0.00	0.00	0.00
106		000000000000			19166.66	12500.00	0.00	0.00
107		000000000000			120789.75	0.00	0.00	0.00
108		000000000000			34883.83		0.00
109		000000000000			16132.27	0.00	3410.07	0.00
110		000000000000			12177.87	2386.77	0.00	0.00
111		000000000000			15000.00	8341.67	0.00	0.00
112		000000000000			25000.00		0.00
113		000000000000			16666.67		27464.33
114		000000000000			62500.00	0.00	0.00	0.00
115		000000000000			11176.50	11458.34	0.00	0.00
116		000000000000			8079.67	14583.34	0.00	0.00
117		000000000000			12828.00	0.00	0.00	0.00
118		000000000000			39410.00		0.00
119		000000000000			25450.00	0.00	0.00	0.00
120		000000000000			21208.72		0.00
121		000000000000			5750.00	0.00	19059.00	0.00
122		000000000000			11836.00	1397.08	0.00	0.00
123		000000000000			20000.00		0.00
124		000000000000			21230.00	14247.00	0.00	0.00
125		000000000000			52534.25	0.00	0.00	0.00
126		000000000000			12958.33	11333.34	0.00	0.00
127		000000000000			68569.08	0.00	0.00	0.00
128		000000000000			15576.17	42.02	0.00	0.00
129		000000000000			20833.33		16063.91
130		000000000000			32454.38	0.00	0.00	0.00
131		000000000000			2146.70	16770.52	0.00	0.00
132		000000000000			18280.83	0.00	0.00	0.00
133		000000000000			16404.50	0.00	0.00	0.00
134		000000000000			42206.21	0.00	0.00	0.00
135		000000000000			22916.89	18261.33	0.00	0.00
136		000000000000			4518.70	4518.70	0.00	0.00
137		000000000000			15100.00	0.00	9445.78	0.00
138		000000000000			81007.83	0.00	0.00	0.00
139		000000000000			13368.75		2733.33
140		000000000000			16424.95		0.00
141		000000000000			41666.66	0.00	0.00	0.00
142		000000000000			12372.96	6666.67	0.00	0.00
143		000000000000			18171.95		0.00
144		000000000000			23532.38		0.00
145		000000000000			13600.25	12250.00	0.00	0.00
146		000000000000			21718.88	0.00	9783.72	0.00
147		000000000000			0.00	16489.06	0.00	0.00
148		000000000000			22917.54		0.00
149		000000000000			20911.04		0.00
150		000000000000			16666.67		12287.79
151		000000000000			17408.33	11693.07	0.00	0.00
152		000000000000			5333.33	406.67	19542.42	0.00
153		000000000000			17013.44	5496.00	0.00	0.00
154		000000000000			6605.73	8333.33	0.00	0.00
155		000000000000			13279.46		0.00
156		000000000000			49269.66		0.00
157		000000000000			12903.08	13208.33	0.00	0.00
158		000000000000			16666.68		0.00
159		000000000000			10833.34	0.00	0.00	0.00
160		000000000000			16673.75		0.00
161		000000000000			12500.00	0.00	0.00	0.00
162		000000000000			20833.33	0.00	0.00	0.00
163		000000000000			9245.36	0.00	7160.00	0.00
164		000000000000			1848.80	2250.90	7410.00	4123.00
165		000000000000			18209.75		0.00
166		000000000000			0.00		53303.77
167		000000000000			15000.00		0.00
168		000000000000			44178.00	0.00	0.00	0.00
169		000000000000			16250.00	0.00	0.00	0.00
170		000000000000			17500.00		1508.29
171		000000000000			19523.75	10745.04	0.00	0.00
172		000000000000			10300.94	0.00	1951.39	0.00
173		000000000000			12615.50	10759.99	0.00	0.00
174		000000000000			12083.06	0.00	0.00	0.00
175		000000000000			11894.50	12150.00	0.00	0.00
176		000000000000			158756.58		0.00
177		000000000000			35280.58		0.00
178		000000000000			18988.65		0.00
179		000000000000			11731.91	11050.78	2396.60	0.00
180		000000000000			8158.00	9843.00	0.00	0.00
181		000000000000			11666.67		0.00
182		000000000000			14166.66	0.00	3750.00	0.00
183		000000000000			20000.00	0.00	0.00	0.00
184		000000000000			6739.33	6028.39	0.00	0.00
185		000000000000			10103.25		0.00
186		000000000000			10529.01	23000.00	0.00	0.00
187		000000000000			13493.91	10416.68	0.00	0.00
188		000000000000			13656.83		0.00
189		000000000000			15000.00	0.00	0.00	0.00
190		000000000000			13482.01	0.00	0.00	0.00
191		000000000000			23556.67	0.00	0.00	0.00
192		000000000000			15750.00		10878.46
193		000000000000			27540.17	0.00	0.00	0.00
194		000000000000			5947.92	15458.34	0.00	0.00
195		000000000000			16558.40		9368.72
196		000000000000			16666.67	0.00	26718.75	0.00
197		000000000000			18357.78	0.00	4769.66	0.00
198		000000000000			12779.08		0.00
199		000000000000			16424.00	889.90	0.00	0.00
200		000000000000			12500.00	12500.00	0.00	0.00
201		000000000000			14348.12		0.00
202		000000000000			16527.88	1800.00	0.00	0.00
203		000000000000			29064.54		16983.67
204		000000000000			8333.33	0.00	9229.41	0.00
205		000000000000			20497.33		0.00
206		000000000000			18333.34		5197.58
207		000000000000			7905.63	2600.00	0.00	0.00
208		000000000000			25875.00	0.00	0.00	0.00
209		000000000000			14583.33	5949.99	0.00	0.00
210		000000000000			21184.71	15875.00	0.00	0.00
211		000000000000			4654.04	500.00	2926.42	0.00
212		000000000000			25993.00		53004.00
213		000000000000			27500.00		0.00
214		000000000000			0.00	31666.67	6781.00	0.00
215		000000000000			13750.00	6250.00	0.00	0.00
216		000000000000			12499.58	0.00	1666.67	0.00
217		000000000000			0.00	14940.58	0.00	0.00
218		000000000000			15364.00		0.00
219		000000000000			41239.12	0.00	0.00	0.00
220		000000000000			0.00	12610.30	0.00	0.00
221		000000000000			12465.76	0.00	0.00	0.00
222		000000000000			9379.84	0.00	6070.00	3705.78
223		000000000000			19310.16	0.00	0.00	0.00
224		000000000000			24460.21	0.00	0.00	0.00
225		000000000000			20416.67		0.00
226		000000000000			74448.00	45143.00	0.00	0.00
227		000000000000			26739.24		0.00
228		000000000000			11951.83	0.00	0.00	0.00
229		000000000000			11666.66		0.00
230		000000000000			19219.46	0.00	0.00	0.00
231		000000000000			20916.12	0.00	0.00	0.00
232		000000000000			8099.62	8099.62	0.00	0.00
233		000000000000			0.00	16260.66	0.00	0.00
234		000000000000			36833.33	0.00	0.00	0.00
235		000000000000			15136.44	15191.06	0.00	0.00
236		000000000000			7162.92	2454.55	0.00	0.00
237		000000000000			21636.36		0.00
238		000000000000			17656.00	0.00	0.00	0.00
239		000000000000			4040.55	2187.33	12728.36	0.00
240		000000000000			22408.79	0.00	0.00	0.00
241		000000000000			26667.89		0.00
242		000000000000			100679.63		0.00
243		000000000000			58186.18	0.00	0.00	0.00
244		000000000000			23987.83	0.00	0.00	0.00
245		000000000000			17841.66	15991.66	0.00	0.00
246		000000000000			17045.62	14083.33	0.00	0.00
247		000000000000			14166.66	14669.84	0.00	0.00
248		000000000000			18276.80	0.00	0.00	0.00
249		000000000000			24398.51		0.00
250		000000000000			16123.00		0.00
251		000000000000			2085.00	3269.90	11076.25	0.00
252		000000000000			11207.56	11896.74	0.00	0.00
253		000000000000			0.00	0.00	7634.20	1498.12
254		000000000000			11859.00	0.00	0.00	0.00
255		000000000000			17361.42	13161.10	0.00	0.00
256		000000000000			41666.67	0.00	0.00	0.00
257		000000000000			57500.00	0.00	0.00	0.00
258		000000000000			25701.88	10416.66	32491.67	0.00
259		000000000000			18333.34	0.00	7250.00	0.00
260		000000000000			80294.00		0.00
261		000000000000			44633.33	0.00	29942.00	0.00
262		000000000000			44633.33	0.00	29942.00	0.00
263		000000000000			0.00	0.00	28348.41	0.00
264		000000000000			0.00	0.00	37480.72	0.00
265		000000000000			23498.00	0.00	0.00	5559.25
266		000000000000			20833.00		17516.00
267		000000000000			9638.13	7333.33	0.00	0.00
268		000000000000			48333.00	0.00	0.00	0.00
269		000000000000			14025.00	0.00	14712.25	0.00
270		000000000000			47916.00	47916.00	0.00	0.00
271		000000000000			18816.92	0.00	0.00	0.00
272		000000000000			0.00	0.00	20620.82	0.00
273		000000000000			50287.00	0.00	0.00	0.00
274		000000000000			20833.33		18995.21
275		000000000000			0.00	0.00	20988.00	4029.00
276		000000000000			15300.00	0.00	0.00	0.00
277		000000000000			39958.34		0.00
278		000000000000			10419.07	0.00	905.75	0.00
279		000000000000			130289.08	0.00	0.00	0.00
280		000000000000			37131.00		0.00
281		000000000000			38625.00	0.00	37500.00	0.00
282		000000000000			41416.00		0.00
283		000000000000			28901.25	22794.83	13126.58	20566.59
284		000000000000			81027.55	7075.67	0.00	0.00
285		000000000000			12500.00		17631.48
286		000000000000			15740.00	10075.00	0.00	0.00
287		000000000000			15583.33		0.00
288		000000000000			0.00	0.00	13109.75	1054.01
289		000000000000			14314.75		5392.05
290		000000000000			27928.33	0.00	27928.33	0.00
291		000000000000			0.00	49166.67	0.00	0.00
292		000000000000			18750.00		30416.67
293		000000000000			0.00		15195.82
294		000000000000			47018.00	0.00	0.00	0.00
295		000000000000			0.00		7113.25
296		000000000000			16666.66	0.00	52399.16	0.00
297		000000000000			0.00	0.00	0.00	64176.00
298		000000000000			0.00		9000.00
299		000000000000			0.00	0.00	25451.00	0.00
300		000000000000			35416.66	6250.00	0.00	0.00
301		000000000000			0.00	29323.00	40482.75	0.00
302		000000000000			0.00	0.00	33881.00	14467.00
303		000000000000			45603.00		0.00
304		000000000000			0.00	0.00	0.00	23751.34
305		000000000000			21537.79	0.00	0.00	0.00
306		000000000000			47018.00	0.00	0.00	0.00
307		000000000000			13378.22		31061.41
308		000000000000			22274.00	29200.00	0.00	0.00
309		000000000000			0.00	0.00	24745.83	0.00
310		000000000000			0.00	0.00	69315.00	0.00
311		000000000000			0.00	0.00	0.00	13009.01
312		000000000000			0.00		51746.00
313		000000000000			21011.51	0.00	0.00	0.00
314		000000000000			14500.29	0.00	0.00	0.00
315		000000000000			9441.67	4354.80	0.00	0.00
316		000000000000			10850.00	6792.23	0.00	0.00
317		000000000000			11703.38		0.00
318		000000000000			29805.79	0.00	0.00	0.00
319		000000000000			29738.02		0.00
320		000000000000			6771.00	1699.71	0.00	0.00
321		000000000000			18333.34	0.00	0.00	0.00
322		000000000000			16493.92	0.00	7830.00	0.00
323		000000000000			0.00	0.00	19531.92	0.00
324		000000000000			9204.17	8954.57	0.00	0.00
325		000000000000			9271.92	6100.68	0.00	0.00
326		000000000000			8932.59	7628.40	0.00	0.00
327		000000000000			9727.36	11000.00	0.00	0.00
328		000000000000			12500.00		6183.00
329		000000000000			1808.33	10663.00	0.00	0.00
330		000000000000			9588.36	7650.75	0.00	0.00
331		000000000000			7735.89	13274.00	0.00	0.00
332		000000000000			15692.36	3537.96	0.00	0.00
333		000000000000			14901.25	1665.00	0.00	0.00
334		000000000000			34730.09	0.00	0.00	0.00
335		000000000000			21666.67	0.00	0.00	0.00
336		000000000000			18333.33		8597.91
337		000000000000			13762.67	3223.41	0.00	0.00
338		000000000000			23333.34		0.00
339		000000000000			24999.99	0.00	0.00	0.00
340		000000000000			0.00	22386.75	0.00	0.00
341		000000000000			17500.00	0.00	0.00	0.00
342		000000000000			10833.34	0.00	10879.33	0.00
343		000000000000			6365.42	13333.33	0.00	0.00
344		000000000000			35548.67	0.00	0.00	0.00
345		000000000000			9371.98	11867.00	0.00	0.00
346		000000000000			8885.87	0.00	2319.20	0.00
347		000000000000			17606.78	1083.33	0.00	0.00
348		000000000000			16666.57	0.00	0.00	0.00
349		000000000000			33750.00	16233.34	0.00	0.00
350		000000000000			66666.69	22500.00	0.00	0.00
351		000000000000			4861.11		28541.00
352		000000000000			9010.00	9545.60	0.00	0.00
353		000000000000			21541.66		0.00
354		000000000000			1052.38		16565.20
355		000000000000			11250.00	16285.65	0.00	0.00
356		000000000000			14928.00	4673.30	0.00	0.00
357		000000000000			21782.52	0.00	0.00	0.00
358		000000000000			57657.62	0.00	0.00	0.00
359		000000000000			14025.00		0.00
360		000000000000			33683.33	28038.00	0.00	0.00
361		000000000000			1154.45	1325.98	7941.13	3770.00
362		000000000000			2245.75	707.50	12974.21	0.00
363		000000000000			32282.36	18578.22	0.00	0.00
364		000000000000			16666.66	0.00	37500.00	0.00
365		000000000000			24126.92		0.00
366		000000000000			14382.70		16911.83
367		000000000000			30046.50	2600.00	0.00	0.00
368		000000000000			27500.00		0.00
369		000000000000			15108.08		2917.25
370		000000000000			20833.34		0.00
371		000000000000			18750.00		0.00
372		000000000000			20833.33		48423.46
373		000000000000			22707.75	4904.72	0.00	0.00
374		000000000000			7077.91	5383.00	0.00	202.81
375		000000000000			9651.12	7500.00	0.00	0.00
376		000000000000			4039.20	5965.50	2097.50	0.00
377		000000000000			20834.00	0.00	0.00	0.00
378		000000000000			21507.50	9767.33	0.00	0.00
379		000000000000			7669.91	3250.00	0.00	0.00
380		000000000000			16400.00	0.00	0.00	0.00
381		000000000000			12500.00	0.00	8333.33	0.00
382		000000000000			25000.00	19416.66	0.00	0.00
383		000000000000			31460.51	0.00	0.00	0.00
384		000000000000			16666.67	0.00	19398.00	0.00
385		000000000000			14529.84	0.00	3410.90	0.00
386		000000000000			46146.00		0.00
387		000000000000			17928.91	20217.36	0.00	0.00
388		000000000000			19166.66	0.00	0.00	0.00
389		000000000000			17202.94	0.00	0.00	0.00
390		000000000000			54860.59	0.00	0.00	0.00
391		000000000000			25833.34	0.00	0.00	0.00
392		000000000000			28478.04	8199.30	0.00	3470.96
393		000000000000			5053.83	12032.08	0.00	0.00
394		000000000000			18904.83	1309.80	0.00	0.00
395		000000000000			1971.67	13775.00	73736.39	0.00
396		000000000000			32443.68		0.00
397		000000000000			13990.37		0.00
398		000000000000			16401.00	0.00	0.00	0.00
399		000000000000			34996.08	0.00	0.00	0.00
400		000000000000			0.00		23182.50
401		000000000000			10049.98	24793.53	0.00	0.00
402		000000000000			14331.90	5389.68	0.00	0.00
403		000000000000			25000.00	8822.97	0.00	0.00
404		000000000000			28436.45	37095.27	0.00	0.00
405		000000000000			18385.20	1083.33	0.00	0.00
406		000000000000			1567.00	8890.00	11820.00	0.00
407		000000000000			44450.00	27699.17	0.00	0.00
408		000000000000			29289.54		0.00
409		000000000000			16612.66		0.00
410		000000000000			18447.71	0.00	0.00	0.00
411		000000000000			0.00		11815.90
412		000000000000			20833.34	0.00	0.00	0.00
413		000000000000			41437.50	0.00	0.00	0.00
414		000000000000			16675.54	3142.29	0.00	0.00
415		000000000000			35414.51	9583.34	0.00	2694.58
416		000000000000			5925.92	2658.07	2131.99	0.00
417		000000000000			5832.00	5832.00	0.00	0.00
418		000000000000			24809.00	0.00	0.00	0.00
419		000000000000			22853.30		0.00
420		000000000000			17371.53	0.00	0.00	0.00
421		000000000000			18247.91	18247.91	0.00	0.00
422		000000000000			24363.71		0.00
423		000000000000			35024.12		0.00
424		000000000000			11334.64	0.00	0.00	0.00
425		000000000000			9992.96	9040.12	0.00	0.00
426		000000000000			7440.33	9125.45	3587.62	0.00
427		000000000000			63954.41		0.00
428		000000000000			3963.33	5685.77	0.00	0.00
429		000000000000			16739.17		0.00
430		000000000000			19349.67		0.00
431		000000000000			13123.57	0.00	0.00	0.00
432		000000000000			25000.00	0.00	10008.50	0.00
433		000000000000			9947.35	0.00	1750.00	0.00
434		000000000000			12500.00	0.00	0.00	0.00
435		000000000000			14561.62	5365.91	0.00	0.00
436		000000000000			24000.00	0.00	0.00	0.00
437		000000000000			5416.66	0.00	41105.61	0.00
438		000000000000			15000.00	0.00	0.00	0.00
439		000000000000			11041.66		0.00
440		000000000000			15099.00	0.00	1482.34	0.00
441		000000000000			25000.00	0.00	0.00	0.00
442		000000000000			15768.72	17035.70	0.00	0.00
443		000000000000			34942.76		0.00
444		000000000000			11216.00	11216.00	0.00	0.00
445		000000000000			1623.50	3361.15	2698.91	0.00
446		000000000000			20833.00	0.00	0.00	0.00
447		000000000000			41149.01	5438.50	0.00	0.00
448		000000000000			15889.38		0.00
449		000000000000			25918.77	0.00	0.00	0.00
450		000000000000			18332.98	0.00	0.00	0.00
451		000000000000			21305.85	0.00	0.00	0.00
452		000000000000			14445.34	0.00	0.00	0.00
453		000000000000			19124.99	0.00	0.00	0.00
454		000000000000			27892.58		0.00
455		000000000000			13165.50	0.00	4438.19	0.00
456		000000000000			9483.33		0.00
457		000000000000			25000.00		0.00
458		000000000000			12911.62	12908.33	0.00	0.00
459		000000000000			8333.33	15419.63	4104.17	0.00
460		000000000000			24121.53	0.00	0.00	0.00
461		000000000000			20833.34		8201.90
462		000000000000			53559.68		0.00
463		000000000000			12500.00	0.00	22500.38	0.00
464		000000000000			25968.13	3600.22	0.00	0.00
465		000000000000			18750.00	0.00	0.00	0.00
466		000000000000			18750.00	0.00	0.00	0.00
467		000000000000			16666.68	0.00	0.00	0.00
468		000000000000			18700.16	0.00	0.00	0.00
469		000000000000			33333.34	0.00	0.00	0.00
470		000000000000			21209.00	0.00	0.00	0.00
471		000000000000			19500.00	0.00	0.00	0.00
472		000000000000			0.00	23844.08	0.00	0.00
473		000000000000			36052.30	0.00	0.00	0.00
474		000000000000			14333.34		25125.00
475		000000000000			19614.79		0.00
476		000000000000			21483.97		9899.17
477		000000000000			0.00	0.00	24561.01	0.00
478		000000000000			16413.03	0.00	0.00	0.00
479		000000000000			7179.29	1849.33	2397.37	0.00
480		000000000000			11333.34	4833.34	2372.87	0.00
481		000000000000			15833.35	12000.00	0.00	0.00
482		000000000000			12801.01	34666.68	0.00	0.00
483		000000000000			24166.68		0.00
484		000000000000			5623.00	13758.00	0.00	0.00
485		000000000000			12980.58	15616.66	0.00	0.00
486		000000000000			24521.67		0.00
487		000000000000			15000.00	6699.33	0.00	0.00
488		000000000000			6693.23	9472.38	0.00	0.00
489		000000000000			13650.00	4019.17	0.00	0.00
490		000000000000			15990.00	6098.47	0.00	0.00
491		000000000000			12750.01	0.00	0.00	0.00
492		000000000000			11960.00		0.00
493		000000000000			22035.00		0.00
494		000000000000			11542.92		0.00
495		000000000000			8528.00	4584.00	0.00	0.00
496		000000000000			12916.67		0.00
497		000000000000			5000.00	11000.00	9875.14	0.00
498		000000000000			12958.33	20831.20	0.00	0.00
499		000000000000			8203.21	686.00	0.00	0.00
500		000000000000			18200.00	0.00	0.00	0.00
501		000000000000			9900.11	14875.01	0.00	0.00
502		000000000000			1733.34	19585.76	4557.77	2213.92
503		000000000000			6991.37	6883.21	0.00	0.00
504		000000000000			77017.08		0.00
505		000000000000			20629.15	0.00	0.00	0.00
506		000000000000			37765.20		0.00
507		000000000000			21731.74	0.00	0.00	0.00
508		000000000000			5306.67	4649.01	0.00	0.00
509		000000000000			28515.33		0.00
510		000000000000			28382.49	0.00	467.41	0.00
511		000000000000			15833.34		0.00
512		000000000000			20833.33	15495.48	8519.95	0.00
513		000000000000			18489.49	16583.34	0.00	0.00
514		000000000000			13804.16		250.31
515		000000000000			19583.34	0.00	0.00	0.00
516		000000000000			20494.67		0.00
517		000000000000			16831.92		2642.96
518		000000000000			23071.92	0.00	0.00	0.00
519		000000000000			3883.47	9875.00	0.00	0.00
520		000000000000			18750.00	0.00	17773.59	0.00
521		000000000000			36636.92		0.00
522		000000000000			30986.68	0.00	0.00	0.00
523		000000000000			51362.02	0.00	0.00	0.00
524		000000000000			23333.33	0.00	0.00	0.00
525		000000000000			3404.05	6219.30	0.00	0.00
526		000000000000			22445.66		0.00
527		000000000000			14583.34	7500.00	0.00	0.00
528		000000000000			14153.47	0.00	0.00	0.00
529		000000000000			15833.34	3796.16	0.00	0.00
530		000000000000			6250.00	7357.89	25554.12	0.00
531		000000000000			0.00	0.00	33328.83	0.00
532		000000000000			42727.55	0.00	0.00	0.00
533		000000000000			3031.64	1717.00	5900.00	0.00
534		000000000000			0.00	8500.00	4872.00	0.00
535		000000000000			29836.50	15170.33	0.00	0.00
536		000000000000			22070.90		364.29
537		000000000000			13083.33		0.00
538		000000000000			46499.75	0.00	0.00	0.00
539		000000000000			66410.96	0.00	0.00	0.00
540		000000000000			4079.00	4279.00	0.00	0.00
541		000000000000			44613.00	0.00	0.00	0.00
542		000000000000			12204.40	0.00	0.00	0.00
543		000000000000			10936.46	9195.92	0.00	0.00
544		000000000000			20358.34	0.00	0.00	0.00
545		000000000000			20153.87	0.00	0.00	0.00
546		000000000000			30567.17	0.00	0.00	0.00
547		000000000000			24716.13	0.00	0.00	0.00
548		000000000000			0.00	0.00	14614.55	0.00
549		000000000000			18333.34	5717.58	0.00	0.00
550		000000000000			13750.00	14162.33	0.00	0.00
551		000000000000			32249.50		0.00
552		000000000000			69010.33	69010.33	0.00	0.00
553		000000000000			8995.18	6564.25	0.00	0.00
554		000000000000			25624.04		0.00
555		000000000000			13000.00		0.00
556		000000000000			13176.83	6276.82	0.00	0.00
557		000000000000			43985.75	0.00	0.00	0.00
558		000000000000			95769.96	0.00	0.00	0.00
559		000000000000			77138.58	0.00	0.00	0.00
560		000000000000			14751.84	8808.50	0.00	0.00
561		000000000000			18075.83		0.00
562		000000000000			16575.00	9175.33	0.00	0.00
563		000000000000			12749.40		670.83
564		000000000000			12500.00		37157.21
565		000000000000			32083.33	0.00	15080.00	0.00
566		000000000000			14895.54	0.00	0.00	0.00
567		000000000000			12083.34	11541.66	0.00	0.00
568		000000000000			13086.00	0.00	0.00	0.00
569		000000000000			25834.00		2175.03
570		000000000000			18415.41	15439.67	0.00	0.00
571		000000000000			25485.08	0.00	0.00	0.00
572		000000000000			0.00		6652.86
573		000000000000			21766.21		184.50
574		000000000000			13000.00		0.00
575		000000000000			25000.00	0.00	0.00	0.00
576		000000000000			11827.92		0.00
577		000000000000			20599.99	0.00	0.00	0.00
578		000000000000			53199.67	0.00	0.00	0.00
579		000000000000			0.00	0.00	23967.52	0.00
580		000000000000			15051.74	25308.00	0.00	0.00
581		000000000000			3296.29	6000.00	179.99	0.00
582		000000000000			31250.27	0.00	0.00	0.00
583		000000000000			0.00	46795.25	0.00	0.00
584		000000000000			95657.05	0.00	0.00	0.00
585		000000000000			20833.33	0.00	20833.33	0.00
586		000000000000			20416.67	0.00	0.00	0.00
587		000000000000			7498.86		0.00
588		000000000000			18723.63	0.00	0.00	0.00
589		000000000000			14049.84		0.00
590		000000000000			2498.43		94306.53
591		000000000000			0.00	29498.19	0.00	0.00
592		000000000000			30150.18	11611.76	0.00	0.00
593		000000000000			17703.47	0.00	0.00	0.00
594		000000000000			9194.21		9104.08
595		000000000000			42299.17	0.00	0.00	0.00
596		000000000000			7955.37		0.00
597		000000000000			25947.36	0.00	0.00	0.00
598		000000000000			19625.84	0.00	0.00	0.00
599		000000000000			12451.79	8786.20	0.00	0.00
600		000000000000			17083.34	4408.97	0.00	0.00
601		000000000000			20833.33		0.00
602		000000000000			16248.34	24274.84	0.00	0.00
603		000000000000			30424.51	18238.31	0.00	0.00
604		000000000000			20926.14		0.00
605		000000000000			28891.67	0.00	0.00	0.00
606		000000000000			20833.33		0.00
607		000000000000			6053.41	3146.00	0.00	0.00
608		000000000000			2000.00		31001.37
609		000000000000			16138.13	5416.67	0.00	0.00
610		000000000000			8268.13	4569.66	1908.41	0.00
611		000000000000			23861.79	0.00	0.00	0.00
612		000000000000			7500.00		21638.21
613		000000000000			15166.66		0.00
614		000000000000			18592.25		0.00
615		000000000000			58481.52	0.00	0.00	0.00
616		000000000000			0.00	15428.40	0.00	0.00
617		000000000000			8363.01	4583.35	0.00	0.00
618		000000000000			22086.05	2830.67	157.21	0.00
619		000000000000			13124.99	12083.34	1354.17	0.00
620		000000000000			17801.75	0.00	0.00	0.00
621		000000000000			18830.28	8272.42	0.00	0.00
622		000000000000			5625.08	21007.63	0.00	0.00
623		000000000000			5690.43	6666.66	16283.48	0.00
624		000000000000			6911.80	18750.00	0.00	0.00
625		000000000000			7041.66	8258.32	0.00	0.00
626		000000000000			0.00	0.00	35482.94	0.00
627		000000000000			25000.00	0.00	0.00	0.00
628		000000000000			16930.00	0.00	17255.00	0.00
629		000000000000			14583.34	13444.16	0.00	0.00
630		000000000000			16331.26		0.00
631		000000000000			13552.93	9976.37	400.00	0.00
632		000000000000			2597.84		11608.16
633		000000000000			16250.00	5375.00	0.00	0.00
634		000000000000			14791.66	0.00	7573.41	0.00
635		000000000000			6550.42		8353.21
636		000000000000			14583.33	0.00	19088.00	0.00
637		000000000000			12500.46	4487.55	0.00	0.00
638		000000000000			23333.33		0.00
639		000000000000			16566.46	9017.95	0.00	0.00
640		000000000000			20833.32		0.00
641		000000000000			14166.68	5954.72	0.00	0.00
642		000000000000			14712.13	11250.00	0.00	0.00
643		000000000000			9860.26	6059.73	0.00	0.00
644		000000000000			5898.00	9583.33	498.26	0.00
645		000000000000			50619.63	0.00	0.00	0.00
646		000000000000			13516.66	0.00	12500.00	0.00
647		000000000000			19113.54		0.00
648		000000000000			18500.00	13067.16	0.00	0.00
649		000000000000			10400.80	10608.28	0.00	0.00
650		000000000000			4320.79	12858.34	0.00	3556.21
651		000000000000			9441.68	16268.82	0.00	0.00
652		000000000000			1350.00	14583.33	0.00	0.00
653		000000000000			14831.46	14831.46	0.00	0.00
654		000000000000			0.00		28660.71
655		000000000000			15101.67	0.00	0.00	0.00
656		000000000000			13341.67		0.00
657		000000000000			12122.33		0.00
658		000000000000			17996.04	7083.33	0.00	0.00
659		000000000000			14138.00		0.00
660		000000000000			170833.33		0.00
661		000000000000			9348.31	9437.50	0.00	0.00
662		000000000000			36000.00		0.00
663		000000000000			12913.11		0.00
664		000000000000			28510.61	0.00	0.00	0.00
665		000000000000			19532.34		1610.17
666		000000000000			35026.63		0.00
667		000000000000			25000.00	8203.87	0.00	0.00
668		000000000000			16875.00	0.00	0.00	0.00
669		000000000000			12118.21	0.00	0.00	0.00
670		000000000000			12022.61		0.00
671		000000000000			18333.34	0.00	0.00	0.00
672		000000000000			21821.33		0.00
673		000000000000			64577.62		0.00
674		000000000000			8333.34		6874.73
675		000000000000			16124.75	11268.70	0.00	0.00
676		000000000000			20696.74	0.00	0.00	1147.00
677		000000000000			21666.66	23834.26	0.00	0.00
678		000000000000			9229.36	14166.67	0.00	0.00
679		000000000000			20612.50		0.00
680		000000000000			20916.89	0.00	0.00	0.00
681		000000000000			14173.62	4232.80	0.00	0.00
682		000000000000			0.00	7683.87	11723.10	0.00
683		000000000000			12083.32	7500.00	-138.38	-1526.00
684		000000000000			22770.00	7524.60	0.00	-92.00
685		000000000000			16666.66	5844.14	0.00	0.00
686		000000000000			23333.33	0.00	0.00	0.00
687		000000000000			7314.00	7650.00	0.00	0.00
688		000000000000			60861.33		0.00	0.00
689		000000000000			14008.80	0.00	0.00	0.00
690		000000000000			28565.00		0.00
691		000000000000			0.00	5320.35	14148.92	0.00
692		000000000000			16666.66	0.00	0.00	0.00
693		000000000000			44633.34	0.00	29941.67	0.00
694		000000000000			0.00	14166.66	0.00	0.00
695		000000000000			25000.00	10186.80	0.00	0.00
696		000000000000			12534.58	11653.20	0.00	0.00
697		000000000000			12333.00	0.00	0.00	0.00
698		000000000000			0.00	25000.00	22831.21	0.00
699		000000000000			25000.00		-1215.75
700		000000000000			10416.66	0.00	16224.78	0.00
701		000000000000			0.00		57163.83
702		000000000000			21260.69		-1453.00	0.00
703		000000000000			24770.93		-257.17	0.00
704		000000000000			8819.21	8874.49	0.00	0.00
705		000000000000			13750.00	674.66	193.00	0.00
706		000000000000			15093.00		0.00
707		000000000000			0.00		102923.49
708		000000000000			0.00		11849.15	0.00
709		000000000000			1454.54		6960.70
710		000000000000			24062.86		0.00
711		000000000000			18685.17	8789.34	-688.42	0.00
712		000000000000			36157.66		-5112.15
713		000000000000			14583.31	0.00	0.00	0.00
714		000000000000			8294.50	9608.34	-383.38	0.00
715		000000000000			10833.33		10821.08
716		000000000000			14875.00		0.00

	105	106	107	108	109	110	111	112	113
	All Borrower Wage Income	All Borrower Total Income	4506-T Indicator	Borrower Income Verification Level	Co-Borrower Income Verification	Borrower Employment Verification	Co-Borrower Employment Verification	Borrower Asset Verification	Co-Borrower Asset Verification
1	41666.68	58604.18	1	5		3		4
2	17341.76	17341.76	1	5		3		4
3	30000.00	30000.00	1	5		3		4
4	19453.79	19453.79	1	5		3		4
5	25000.00	25000.00	1	5		3		4
6	25220.42	25220.42	1	5		3		4
7	30082.15	30082.15	1	5		3		4
8	11008.12	11008.12	1	5		3		4
9	16044.26	16044.26	1	5		3		4
10	17070.83	17070.83	1	5		3		4
11	15000.00	15000.00	1	5		3		4
12	39081.19	39081.19	1	5		3		4
13	31904.62	31904.62	1	5		3		4
14	14941.39	14941.39	1	5		3		4
15	35799.88	35799.88	1	5		3		4
16	14109.33	14109.33	1	5		3		4
17	19997.25	19997.25	1	5		3		4
18	9954.62	25992.78	1	5		3		4
19	60431.08	60431.08	1	5		3		4
20	10000.00	14083.33	1	5		3		4
21	28333.33	40324.07	1	5		3		4
22	28364.21	36227.36	1	5		3		4
23	25625.00	25625.00	1	5		3		4
24	26568.29	26568.29	1	5		3		4
25	17500.00	17500.00	1	5		3		4
26	9209.00	9209.00	1	5		3		4
27	47666.67	47666.67	1	5		3		4
28	12500.00	12500.00	1	5		3		4
29	12778.68	12778.68	1	5		3		4
30	32000.00	32000.00	1	5		3		4
31	17500.00	17500.00	1	5		3		4
32	21174.17	21174.17	1	5		3		4
33	23442.20	23442.20	1	5		3		4
34	9495.00	9495.00	1	5		3		4
35	13843.37	13843.37	1	5		3		4
36	13333.33	19664.52	1	5		3		4
37	18224.10	18224.10	1	5		3		4
38	9634.45	9634.45	1	5		3		4
39	32073.42	32073.42	1	5		3		4
40	17767.40	17767.40	1	5		3		4
41	25000.00	25000.00	1	5		3		4
42	0.00	96543.12	1	5		3		4
43	27090.14	27090.14	1	5		3		4
44	16666.66	25020.82	1	5		3		4
45	13849.60	13849.60	1	5		3		4
46	15833.33	22888.18	1	5		3		4
47	14588.33	14588.33	1	5		3		4
48	17261.39	17261.39	1	5		3		4
49	20625.00	20625.00	1	5		3		4
50	26161.67	26161.67	1	5		3		4
51	18125.00	18125.00	1	5		3		4
52	21958.66	21958.66	1	5		3		4
53	13725.84	13725.84	1	5		3		4
54	11461.15	11461.15	1	5		3		4
55	15062.41	15062.41	1	5		3		4
56	24903.74	24903.74	1	5		3		4
57	21250.00	21250.00	1	5		3		4
58	32767.12	32767.12	1	5		3		4
59	13717.06	13717.06	1	5		3		4
60	15952.79	26818.71	1	5		3		4
61	32334.00	32334.00	1	4		3		4
62	16250.00	24197.00	1	5		3		4
63	24580.64	24580.64	1	5		3		4
64	22149.77	22149.77	1	5		3		4
65	11250.59	11250.59	1	5		3		4
66	20263.18	20263.18	1	4		3		4
67	23822.95	23822.95	1	5		3		4
68	18333.34	18333.34	1	5		3		4
69	18473.75	30369.75	1	5		3		4
70	235493.25	235493.25	1	5		3		4
71	35365.76	35365.76	1	5		3		4
72	15463.13	15463.13	1	5		3		4
73	26666.66	26666.66	1	5		3		4
74	10465.08	10465.08	1	5		3		4
75	24479.33	24479.33	1	5		3		4
76	21693.00	21693.00	1	5		3		4
77	7500.00	28833.00	1	5		3		4
78	12500.00	32762.85	1	5		3		4
79	31186.09	31186.09	1	5		3		4
80	21937.22	21937.22	1	5		3		4
81	15429.04	15429.04	1	5		3		4
82	16514.39	16514.39	1	5		3		4
83	20636.38	20636.38	1	5		3		4
84	13321.92	13321.92	1	5		3		4
85	8333.34	65927.91	1	5		3		4
86	13747.85	27454.85	1	5		3		4
87	13500.00	13500.00	1	5		3		4
88	14943.16	16359.83	1	5		3		4
89	18750.00	18750.00	1	5		3		4
90	24495.92	24495.92	1	5		3		4
91	14100.84	14100.84	1	5		3		4
92	8333.34	25518.27	1	5		3		4
93	44176.37	44176.37	1	5		3		4
94	32857.44	32857.44	1	5		3		4
95	15515.12	15515.12	1	5		3		4
96	31236.99	31236.99	1	5		3		4
97	29429.76	29429.76	1	5		3		4
98	22516.54	22516.54	1	5		3		4
99	29983.29	29983.29	1	5		3		4
100	14113.76	14113.76	1	5		3		4
101	32354.86	32354.86	1	4		3		4
102	34708.88	34708.88	1	5		3		4
103	16800.00	16800.00	1	5		3		4
104	18305.83	18305.83	1	5		3		4
105	22500.01	22500.01	1	5		3		4
106	31666.66	31666.66	1	5		3		4
107	120789.75	120789.75	1	5		3		4
108	34883.83	34883.83	1	5		3		4
109	16132.27	19542.34	1	5		3		4
110	14564.64	14564.64	1	5		3		4
111	23341.67	23341.67	1	5		3		4
112	25000.00	25000.00	1	5		3		4
113	16666.67	44131.00	1	5		3		4
114	62500.00	62500.00	1	5		3		4
115	22634.84	22634.84	1	5		3		4
116	22663.01	22663.01	1	5		3		4
117	12828.00	12828.00	1	5		3		4
118	39410.00	39410.00	1	5		3		4
119	25450.00	25450.00	1	5		3		4
120	21208.72	21208.72	1	5		3		4
121	5750.00	24809.00	1	5		3		4
122	13233.08	13233.08	1	5		3		4
123	20000.00	20000.00	1	5		3		4
124	35477.00	35477.00	1	5		3		4
125	52534.25	52534.25	1	5		3		4
126	24291.67	24291.67	1	5		3		4
127	68569.08	68569.08	1	5		3		4
128	15618.19	15618.19	1	5		3		4
129	20833.33	36897.24	1	5		3		4
130	32454.38	32454.38	1	5		3		4
131	18917.22	18917.22	1	5		3		4
132	18280.83	18280.83	1	5		3		4
133	16404.50	16404.50	1	5		3		4
134	42206.21	42206.21	1	4		3		4
135	41178.22	41178.22	1	5		3		4
136	9037.40	9037.40	1	5		3		4
137	15100.00	24545.78	1	5		3		4
138	81007.83	81007.83	1	5		3		4
139	13368.75	16102.08	1	5		3		4
140	16424.95	16424.95	1	5		3		4
141	41666.66	41666.66	1	5		3		4
142	19039.63	19039.63	1	5		3		4
143	18171.95	18171.95	1	5		3		4
144	23532.38	23532.38	1	5		3		4
145	25850.25	25850.25	1	5		3		4
146	21718.88	31502.60	1	5		3		4
147	16489.06	16489.06	1	5		3		4
148	22917.54	22917.54	1	5		3		4
149	20911.04	20911.04	1	5		3		4
150	16666.67	28954.46	1	5		3		4
151	29101.40	29101.40	1	5		3		4
152	5740.00	25282.42	1	5		3		4
153	22509.44	22509.44	1	5		3		4
154	14939.06	14939.06	1	5		3		4
155	13279.46	13279.46	1	4		3		4
156	49269.66	49269.66	1	5		3		4
157	26111.41	26111.41	1	5		3		4
158	16666.68	16666.68	1	5		3		4
159	10833.34	10833.34	1	5		3		4
160	16673.75	16673.75	1	5		3		4
161	12500.00	12500.00	1	4		3		4
162	20833.33	20833.33	1	5		3		4
163	9245.36	16405.36	1	5		3		4
164	4099.70	15632.70	1	5		3		4
165	18209.75	18209.75	1	5		3		4
166	0.00	53303.77	1	5		3		4
167	15000.00	15000.00	1	5		3		4
168	44178.00	44178.00	1	5		3		4
169	16250.00	16250.00	1	5		3		4
170	17500.00	19008.29	1	5		3		4
171	30268.79	30268.79	1	5		3		4
172	10300.94	12252.33	1	5		3		4
173	23375.49	23375.49	1	5		3		4
174	12083.06	12083.06	1	5		3		4
175	24044.50	24044.50	1	5		3		4
176	158756.58	158756.58	1	5		3		4
177	35280.58	35280.58	1	5		3		4
178	18988.65	18988.65	1	5		3		4
179	22782.69	25179.29	1	5		3		4
180	18001.00	18001.00	1	5		3		4
181	11666.67	11666.67	1	5		3		4
182	14166.66	17916.66	1	5		3		4
183	20000.00	20000.00	1	5		3		4
184	12767.72	12767.72	1	5		3		4
185	10103.25	10103.25	1	5		3		4
186	33529.01	33529.01	1	5		3		4
187	23910.59	23910.59	1	5		3		4
188	13656.83	13656.83	1	5		3		4
189	15000.00	15000.00	1	5		3		4
190	13482.01	13482.01	1	5		3		4
191	23556.67	23556.67	1	5		3		4
192	15750.00	26628.46	1	5		3		4
193	27540.17	27540.17	1	5		3		4
194	21406.26	21406.26	1	5		3		4
195	16558.40	25927.12	1	5		3		4
196	16666.67	43385.42	1	5		3		4
197	18357.78	23127.44	1	5		3		4
198	12779.08	12779.08	1	5		3		4
199	17313.90	17313.90	1	5		3		4
200	25000.00	25000.00	1	5		3		4
201	14348.12	14348.12	1	5		3		4
202	18327.88	18327.88	1	5		3		4
203	29064.54	46048.21	1	5		3		4
204	8333.33	17562.74	1	5		3		4
205	20497.33	20497.33	1	5		3		4
206	18333.34	23530.92	1	5		3		4
207	10505.63	10505.63	1	5		3		4
208	25875.00	25875.00	1	5		3		4
209	20533.32	20533.32	1	5		3		4
210	37059.71	37059.71	1	5		3		4
211	5154.04	8080.46	1	5		3		4
212	25993.00	78997.00	1	5		3		4
213	27500.00	27500.00	1	5		3		4
214	31666.67	38447.67	1	5		3		4
215	20000.00	20000.00	1	5		3		4
216	12499.58	14166.25	1	5		3		4
217	14940.58	14940.58	1	5		3		4
218	15364.00	15364.00	1	5		3		4
219	41239.12	41239.12	1	5		3		4
220	12610.30	12610.30	1	5		3		4
221	12465.76	12465.76	1	5		3		4
222	9379.84	19155.62	1	5		3		4
223	19310.16	19310.16	1	5		3		4
224	24460.21	24460.21	1	5		3		4
225	20416.67	20416.67	1	5		3		4
226	119591.00	119591.00	1	5		3		4
227	26739.24	26739.24	1	5		3		4
228	11951.83	11951.83	1	5		3		4
229	11666.66	11666.66	1	5		3		4
230	19219.46	19219.46	1	4		3		4
231	20916.12	20916.12	1	5		3		4
232	16199.24	16199.24	1	5		3		4
233	16260.66	16260.66	1	5		3		4
234	36833.33	36833.33	1	5		3		4
235	30327.50	30327.50	1	5		3		4
236	9617.47	9617.47	1	5		3		4
237	21636.36	21636.36	1	5		3		4
238	17656.00	17656.00	1	5		3		4
239	6227.88	18956.24	1	5		3		4
240	22408.79	22408.79	1	5		3		4
241	26667.89	26667.89	1	5		3		4
242	100679.63	100679.63	1	5		3		4
243	58186.18	58186.18	1	5		3		4
244	23987.83	23987.83	1	5		3		4
245	33833.32	33833.32	1	5		3		4
246	31128.95	31128.95	1	5		3		4
247	28836.50	28836.50	1	5		3		4
248	18276.80	18276.80	1	5		3		4
249	24398.51	24398.51	1	5		3		4
250	16123.00	16123.00	1	5		3		4
251	5354.90	16431.15	1	5		3		4
252	23104.30	23104.30	1	5		3		4
253	0.00	9132.32	1	5		3		4
254	11859.00	11859.00	1	5		3		4
255	30522.52	30522.52	1	4		3		4
256	41666.67	41666.67	0	5		2		4
257	57500.00	57500.00	0	5		2		4
258	36118.54	68610.21	0	5		2		4
259	18333.34	25583.34	0	5		2		4
260	80294.00	80294.00	0	5		2		4
261	44633.33	74575.33	0	5		2		4
262	44633.33	74575.33	0	5		2		4
263	0.00	28348.41	0	5		2		4
264	0.00	37480.72	0	5		2		4
265	23498.00	29057.25	0	5		2		4
266	20833.00	38349.00	0	5		2		4
267	16971.46	16971.46	0	5		2		4
268	48333.00	48333.00	0	5		2		4
269	14025.00	28737.25	0	5		2		4
270	95832.00	95832.00	0	4		2		4
271	18816.92	18816.92	0	4		2		4
272	0.00	20620.82	0	5		2		4
273	50287.00	50287.00	0	4		2		4
274	20833.33	39828.54	0	5		2		4
275	0.00	25017.00	0	5		2		4
276	15300.00	15300.00	0	5		2		4
277	39958.34	39958.34	0	5		2		4
278	10419.07	11324.82	0	5		2		4
279	130289.08	130289.08	0	5		2		4
280	37131.00	37131.00	0	5		2		4
281	38625.00	76125.00	0	5		2		4
282	41416.00	41416.00	0	5		2		4
283	51696.08	85389.25	0	5		2		4
284	88103.22	88103.22	0	4		2		3
285	12500.00	30131.48	0	5		2		4
286	25815.00	25815.00	0	5		2		4
287	15583.33	15583.33	0	5		2		4
288	0.00	14163.76	0	5		2		4
289	14314.75	19706.80	0	5		2		3
290	27928.33	55856.66	0	4		2		4
291	49166.67	49166.67	0	5		2		4
292	18750.00	49166.67	0	5		2		4
293	0.00	15195.82	0	4		2		4
294	47018.00	47018.00	0	5		2		4
295	0.00	7113.25	0	5		2		4
296	16666.66	69065.82	0	5		2		4
297	0.00	64176.00	0	5		2		4
298	0.00	9000.00	0	4		2		4
299	0.00	25451.00	0	4		2		4
300	41666.66	41666.66	0	5		2		4
301	29323.00	69805.75	0	4		2		4
302	0.00	48348.00	0	4		2		4
303	45603.00	45603.00	0	5		2		4
304	0.00	23751.34	0	5		2		4
305	21537.79	21537.79	0	5		2		3
306	47018.00	47018.00	0	5		2		4
307	13378.22	44439.63	0	4		2		4
308	51474.00	51474.00	0	4		2		4
309	0.00	24745.83	0	5		2		4
310	0.00	69315.00	0	4		2		4
311	0.00	13009.01	0	5		2		4
312	0.00	51746.00	0	5		2		4
313	21011.51	21011.51	1	5		3		4
314	14500.29	14500.29	1	5		3		4
315	13796.47	13796.47	1	5		3		4
316	17642.23	17642.23	1	5		3		4
317	11703.38	11703.38	1	5		3		4
318	29805.79	29805.79	1	5		3		4
319	29738.02	29738.02	1	5		3		4
320	8470.71	8470.71	1	5		3		4
321	18333.34	18333.34	1	5		3		4
322	16493.92	24323.92	1	5		3		4
323	0.00	19531.92	1	5		3		4
324	25992.07	25992.07	1	5		3		4
325	15372.60	15372.60	1	5		3		4
326	16560.99	16560.99	1	5		3		4
327	20727.36	20727.36	1	5		3		4
328	12500.00	18683.00	1	5		3		4
329	12471.33	12471.33	1	4		3		4
330	17239.11	17239.11	1	5		3		4
331	21009.89	21009.89	1	5		3		4
332	19230.32	19230.32	1	5		3		4
333	16566.25	16566.25	1	5		3		4
334	34730.09	34730.09	1	5		3		4
335	21666.67	21666.67	1	5		3		4
336	18333.33	26931.24	1	5		3		4
337	16986.08	16986.08	1	5		3		4
338	23333.34	23333.34	1	5		3		4
339	24999.99	24999.99	1	5		3		4
340	22386.75	22386.75	1	5		3		4
341	17500.00	17500.00	1	5		3		4
342	10833.34	21712.67	1	5		3		4
343	19698.75	19698.75	1	5		3		4
344	35548.67	35548.67	1	5		3		4
345	21238.98	21238.98	1	5		3		4
346	8885.87	11205.07	1	5		3		4
347	18690.11	18690.11	1	5		3		4
348	16666.57	16666.57	1	5		3		4
349	49983.34	49983.34	1	5		3		4
350	89166.69	89166.69	1	5		3		4
351	4861.11	33402.11	1	5		3		4
352	18555.60	18555.60	1	5		3		4
353	21541.66	21541.66	1	5		3		4
354	1052.38	17617.58	1	5		3		4
355	27535.65	27535.65	1	5		3		4
356	19601.30	19601.30	1	5		3		4
357	21782.52	21782.52	1	5		3		4
358	57657.62	57657.62	1	5		3		4
359	14025.00	14025.00	1	5		3		4
360	61721.33	61721.33	1	5		3		4
361	2480.43	14191.56	1	5		3		4
362	2953.25	15927.46	1	5		3		4
363	50860.58	50860.58	1	5		3		4
364	16666.66	54166.66	1	5		3		4
365	24126.92	24126.92	1	5		3		4
366	14382.70	31294.53	1	5		3		4
367	32646.50	32646.50	1	5		3		4
368	27500.00	27500.00	1	5		3		4
369	15108.08	18025.33	1	5		3		4
370	20833.34	20833.34	1	5		3		4
371	18750.00	18750.00	1	5		3		4
372	20833.33	69256.79	1	5		3		4
373	27612.47	27612.47	1	5		3		4
374	12460.91	12663.72	1	5		3		4
375	17151.12	17151.12	1	5		3		4
376	10004.70	12102.20	1	5		3		4
377	20834.00	20834.00	1	5		3		4
378	31274.83	31274.83	1	5		3		4
379	10919.91	10919.91	1	5		3		4
380	16400.00	16400.00	1	5		3		4
381	12500.00	20833.33	1	5		3		4
382	44416.66	44416.66	1	5		3		4
383	31460.51	31460.51	1	5		3		4
384	16666.67	36064.67	1	5		3		4
385	14529.84	17940.74	1	5		3		4
386	46146.00	46146.00	1	5		3		4
387	38146.27	38146.27	1	5		3		4
388	19166.66	19166.66	1	5		3		4
389	17202.94	17202.94	1	5		3		4
390	54860.59	54860.59	1	5		3		4
391	25833.34	25833.34	1	5		3		4
392	36677.34	40148.30	1	5		3		4
393	17085.91	17085.91	1	5		3		4
394	20214.63	20214.63	1	5		3		4
395	15746.67	89483.06	1	5		3		4
396	32443.68	32443.68	1	5		3		4
397	13990.37	13990.37	1	5		3		4
398	16401.00	16401.00	1	5		3		4
399	34996.08	34996.08	1	5		3		4
400	0.00	23182.50	1	5		3		4
401	34843.51	34843.51	1	5		3		4
402	19721.58	19721.58	1	5		3		4
403	33822.97	33822.97	1	5		3		4
404	65531.72	65531.72	1	5		3		4
405	19468.53	19468.53	1	5		3		4
406	10457.00	22277.00	1	5		3		4
407	72149.17	72149.17	1	5		3		4
408	29289.54	29289.54	1	5		3		4
409	16612.66	16612.66	1	5		3		4
410	18447.71	18447.71	1	5		3		4
411	0.00	11815.90	1	5		3		4
412	20833.34	20833.34	1	5		3		4
413	41437.50	41437.50	1	5		3		4
414	19817.83	19817.83	1	5		3		4
415	44997.85	47692.43	1	5		3		4
416	8583.99	10715.98	1	5		3		4
417	11664.00	11664.00	1	5		3		4
418	24809.00	24809.00	1	5		3		4
419	22853.30	22853.30	1	5		3		4
420	17371.53	17371.53	1	5		3		4
421	36495.82	36495.82	1	5		3		4
422	24363.71	24363.71	1	5		3		4
423	35024.12	35024.12	1	5		3		4
424	11334.64	11334.64	1	5		3		4
425	19033.08	19033.08	1	5		3		4
426	16565.78	20153.40	1	5		3		4
427	63954.41	63954.41	1	5		3		4
428	9649.10	9649.10	1	5		3		4
429	16739.17	16739.17	1	5		3		4
430	19349.67	19349.67	1	5		3		4
431	13123.57	13123.57	1	5		3		4
432	25000.00	35008.50	1	5		3		4
433	9947.35	11697.35	1	5		3		4
434	12500.00	12500.00	1	5		3		4
435	19927.53	19927.53	1	5		3		4
436	24000.00	24000.00	1	5		3		4
437	5416.66	46522.27	1	5		3		4
438	15000.00	15000.00	1	5		3		4
439	11041.66	11041.66	1	5		3		4
440	15099.00	16581.34	1	5		3		4
441	25000.00	25000.00	1	5		3		4
442	32804.42	32804.42	1	5		3		4
443	34942.76	34942.76	1	5		3		4
444	22432.00	22432.00	1	5		3		4
445	4984.65	7683.56	1	5		3		4
446	20833.00	20833.00	1	5		3		4
447	46587.51	46587.51	1	4		3		4
448	15889.38	15889.38	1	5		3		4
449	25918.77	25918.77	1	5		3		4
450	18332.98	18332.98	1	5		3		4
451	21305.85	21305.85	1	5		3		4
452	14445.34	14445.34	1	5		3		4
453	19124.99	19124.99	1	5		3		4
454	27892.58	27892.58	1	5		3		4
455	13165.50	17603.69	1	5		3		4
456	9483.33	9483.33	1	5		3		4
457	25000.00	25000.00	1	5		3		4
458	25819.95	25819.95	1	5		3		4
459	23752.96	27857.13	1	5		3		4
460	24121.53	24121.53	1	5		3		4
461	20833.34	29035.24	1	5		3		4
462	53559.68	53559.68	1	5		3		4
463	12500.00	35000.38	1	5		3		4
464	29568.35	29568.35	1	5		3		4
465	18750.00	18750.00	1	5		3		4
466	18750.00	18750.00	1	5		3		4
467	16666.68	16666.68	1	5		3		4
468	18700.16	18700.16	1	5		3		4
469	33333.34	33333.34	1	5		3		4
470	21209.00	21209.00	1	5		3		4
471	19500.00	19500.00	1	5		3		4
472	23844.08	23844.08	1	5		3		4
473	36052.30	36052.30	1	5		3		4
474	14333.34	39458.34	1	5		3		4
475	19614.79	19614.79	1	5		3		4
476	21483.97	31383.14	1	5		3		4
477	0.00	24561.01	1	5		3		4
478	16413.03	16413.03	1	5		3		4
479	9028.62	11425.99	1	5		3		4
480	16166.68	18539.55	1	5		3		4
481	27833.35	27833.35	1	5		3		4
482	47467.69	47467.69	1	5		3		4
483	24166.68	24166.68	1	5		3		4
484	19381.00	19381.00	1	5		3		4
485	28597.24	28597.24	1	5		3		4
486	24521.67	24521.67	1	5		3		4
487	21699.33	21699.33	1	5		3		4
488	16165.61	16165.61	1	5		3		4
489	17669.17	17669.17	1	5		3		4
490	22088.47	22088.47	1	5		3		4
491	12750.01	12750.01	1	5		3		4
492	11960.00	11960.00	1	5		3		4
493	22035.00	22035.00	1	5		3		4
494	11542.92	11542.92	1	5		3		4
495	13112.00	13112.00	1	5		3		4
496	12916.67	12916.67	1	5		3		4
497	16000.00	25875.14	1	5		3		4
498	33789.53	33789.53	1	5		3		4
499	8889.21	8889.21	1	5		3		4
500	18200.00	18200.00	1	5		3		4
501	24775.12	24775.12	1	5		3		4
502	21319.10	28090.79	1	4		3		4
503	13874.58	13874.58	1	4		3		4
504	77017.08	77017.08	1	4		3		4
505	20629.15	20629.15	1	5		3		4
506	37765.20	37765.20	1	5		3		4
507	21731.74	21731.74	1	5		3		4
508	9955.68	9955.68	1	5		3		4
509	28515.33	28515.33	1	5		3		4
510	28382.49	28849.90	1	5		3		4
511	15833.34	15833.34	1	5		3		4
512	36328.81	44848.76	1	5		3		4
513	35072.83	35072.83	1	5		3		4
514	13804.16	14054.47	1	5		3		4
515	19583.34	19583.34	1	5		3		4
516	20494.67	20494.67	1	5		3		4
517	16831.92	19474.88	1	5		3		4
518	23071.92	23071.92	1	5		3		4
519	13758.47	13758.47	1	5		3		4
520	18750.00	36523.59	1	5		3		4
521	36636.92	36636.92	1	5		3		4
522	30986.68	30986.68	1	5		3		4
523	51362.02	51362.02	1	5		3		4
524	23333.33	23333.33	1	5		3		4
525	11867.20	11867.20	1	5		3		4
526	22445.66	22445.66	1	5		3		4
527	22083.34	22083.34	1	5		3		4
528	14153.47	14153.47	1	5		3		4
529	19629.50	19629.50	1	5		3		4
530	13607.89	39162.01	1	5		3		4
531	0.00	33328.83	1	5		3		4
532	42727.55	42727.55	1	5		3		4
533	4748.64	10648.64	1	5		3		4
534	8500.00	13372.00	1	5		3		4
535	45006.83	45006.83	1	5		3		4
536	22070.90	22435.19	1	5		3		4
537	13083.33	13083.33	1	5		3		4
538	46499.75	46499.75	1	5		3		4
539	66410.96	66410.96	1	5		3		4
540	8358.00	8358.00	1	5		3		4
541	44613.00	44613.00	1	5		3		4
542	12204.40	12204.40	1	5		3		4
543	20132.38	20132.38	1	5		3		4
544	20358.34	20358.34	1	5		3		4
545	20153.87	20153.87	1	5		3		4
546	30567.17	30567.17	1	5		3		4
547	24716.13	24716.13	1	4		3		4
548	0.00	14614.55	1	5		3		4
549	24050.92	24050.92	1	5		3		4
550	27912.33	27912.33	1	5		3		4
551	32249.50	32249.50	1	5		3		4
552	138020.66	138020.66	1	5		3		4
553	15559.43	15559.43	1	5		3		4
554	25624.04	25624.04	1	5		3		4
555	13000.00	13000.00	1	5		3		4
556	19453.65	19453.65	1	5		3		4
557	43985.75	43985.75	1	5		3		4
558	95769.96	95769.96	1	5		3		4
559	77138.58	77138.58	1	5		3		4
560	23560.34	23560.34	1	5		3		4
561	18075.83	18075.83	1	5		3		4
562	25750.33	25750.33	1	5		3		4
563	12749.40	13420.23	1	5		3		4
564	12500.00	49657.21	1	5		3		4
565	32083.33	47163.33	1	5		3		4
566	14895.54	14895.54	1	5		3		4
567	23625.00	23625.00	1	5		3		4
568	13086.00	13086.00	1	5		3		4
569	25834.00	28009.03	1	5		3		4
570	33855.08	33855.08	1	5		3		4
571	25485.08	25485.08	1	5		3		4
572	0.00	6652.86	1	5		3		4
573	21766.21	21950.71	1	5		3		4
574	13000.00	13000.00	1	5		3		4
575	25000.00	25000.00	1	5		3		4
576	11827.92	11827.92	1	5		3		4
577	20599.99	20599.99	1	5		3		4
578	53199.67	53199.67	1	5		3		4
579	0.00	23967.52	1	5		3		4
580	40359.74	40359.74	1	5		3		4
581	9296.29	9476.28	1	5		3		4
582	31250.27	31250.27	1	5		3		4
583	46795.25	46795.25	1	5		3		4
584	95657.05	95657.05	1	5		3		4
585	20833.33	41666.66	1	5		3		4
586	20416.67	20416.67	1	5		3		4
587	7498.86	7498.86	1	5		3		4
588	18723.63	18723.63	1	5		3		4
589	14049.84	14049.84	1	5		3		4
590	2498.43	96804.96	1	5		3		4
591	29498.19	29498.19	1	5		3		4
592	41761.94	41761.94	1	5		3		4
593	17703.47	17703.47	1	5		3		4
594	9194.21	18298.29	1	5		3		4
595	42299.17	42299.17	1	5		3		4
596	7955.37	7955.37	1	5		3		4
597	25947.36	25947.36	1	5		3		4
598	19625.84	19625.84	1	5		3		4
599	21237.99	21237.99	1	5		3		4
600	21492.31	21492.31	1	5		3		4
601	20833.33	20833.33	1	5		3		4
602	40523.18	40523.18	1	5		3		4
603	48662.82	48662.82	1	5		3		4
604	20926.14	20926.14	1	5		3		4
605	28891.67	28891.67	1	5		3		4
606	20833.33	20833.33	1	5		3		4
607	9199.41	9199.41	1	5		3		4
608	2000.00	33001.37	1	5		3		4
609	21554.80	21554.80	1	5		3		4
610	12837.79	14746.20	1	5		3		4
611	23861.79	23861.79	1	5		3		4
612	7500.00	29138.21	1	5		3		4
613	15166.66	15166.66	1	5		3		4
614	18592.25	18592.25	1	5		3		4
615	58481.52	58481.52	1	5		3		4
616	15428.40	15428.40	1	5		3		4
617	12946.36	12946.36	1	5		3		4
618	24916.72	25073.93	1	5		3		4
619	25208.33	26562.50	1	5		3		4
620	17801.75	17801.75	1	5		3		4
621	27102.70	27102.70	1	5		3		4
622	26632.71	26632.71	1	5		3		4
623	12357.09	28640.57	1	5		3		4
624	25661.80	25661.80	1	5		3		4
625	15299.98	15299.98	1	5		3		4
626	0.00	35482.94	1	4		3		4
627	25000.00	25000.00	1	5		3		4
628	16930.00	34185.00	1	5		3		4
629	28027.50	28027.50	1	5		3		4
630	16331.26	16331.26	1	5		3		4
631	23529.30	23929.30	1	5		3		4
632	2597.84	14206.00	1	5		3		4
633	21625.00	21625.00	1	5		3		4
634	14791.66	22365.07	1	5		3		4
635	6550.42	14903.63	1	5		3		4
636	14583.33	33671.33	1	5		3		4
637	16988.01	16988.01	1	5		3		4
638	23333.33	23333.33	1	5		3		4
639	25584.41	25584.41	1	5		3		4
640	20833.32	20833.32	1	5		3		4
641	20121.40	20121.40	1	4		3		4
642	25962.13	25962.13	1	5		3		4
643	15919.99	15919.99	1	5		3		4
644	15481.33	15979.59	1	5		3		4
645	50619.63	50619.63	1	5		3		4
646	13516.66	26016.66	1	5		3		4
647	19113.54	19113.54	1	5		3		4
648	31567.16	31567.16	1	5		3		4
649	21009.08	21009.08	1	4		3		4
650	17179.13	20735.34	1	5		3		4
651	25710.50	25710.50	1	5		3		4
652	15933.33	15933.33	1	5		3		4
653	29662.92	29662.92	1	5		3		4
654	0.00	28660.71	1	5		3		4
655	15101.67	15101.67	1	5		3		4
656	13341.67	13341.67	1	5		3		4
657	12122.33	12122.33	1	5		3		4
658	25079.37	25079.37	1	5		3		4
659	14138.00	14138.00	1	5		3		4
660	170833.33	170833.33	1	5		3		4
661	18785.81	18785.81	1	5		3		4
662	36000.00	36000.00	1	5		3		4
663	12913.11	12913.11	1	5		3		4
664	28510.61	28510.61	1	5		3		4
665	19532.34	21142.51	1	5		3		4
666	35026.63	35026.63	1	5		3		4
667	33203.87	33203.87	1	5		3		4
668	16875.00	16875.00	1	5		3		4
669	12118.21	12118.21	1	4		3		4
670	12022.61	12022.61	1	5		3		4
671	18333.34	18333.34	1	5		3		4
672	21821.33	21821.33	1	5		3		4
673	64577.62	64577.62	1	5		3		4
674	8333.34	15208.07	1	5		3		4
675	27393.45	27393.45	1	5		3		4
676	20696.74	21843.74	1	4		3		4
677	45500.92	45500.92	1	5		3		4
678	23396.03	23396.03	1	5		3		4
679	20612.50	20612.50	1	5		3		4
680	20916.89	20916.89	1	5		3		4
681	18406.42	18406.42	1	5		3		4
682	7683.87	19406.97	1	5		3		4
683	19583.32	17918.94	1	5		3		4
684	30294.60	30202.60	1	5		3		4
685	22510.80	22510.80	1	5		3		4
686	23333.33	23333.33	1	5		3		4
687	14964.00	14964.00	1	5		3		4
688	60861.33	60861.33	1	5		3		4
689	14008.80	21547.35	1	5		3		4
690	28565.00	28565.00	1	5		3		4
691	5320.35	19469.27	0	4		2		4
692	16666.66	16666.66	0	5		2		4
693	44633.34	74575.01	0	5		2		4
694	14166.66	14166.66	1	5		3		4
695	35186.80	35186.80	1	4		3		4
696	24187.78	24187.78	1	5		3		4
697	12333.00	12333.00	1	5		3		4
698	25000.00	47831.21	1	5		3		4
699	25000.00	23784.25	1	5		3		4
700	10416.66	26641.44	1	5		3		4
701	0.00	57163.83	1	5		3		4
702	21260.69	19807.69	1	5		3		4
703	24770.93	24513.76	1	5		3		4
704	17693.70	17693.70	1	5		3		4
705	14424.66	14617.66	1	5		3		4
706	15093.00	15093.00	1	5		3		4
707	0.00	102923.49	1	5		3		4
708	0.00	11849.15	1	5		3		4
709	1454.54	8415.24	1	5		3		4
710	24062.86	24062.86	1	5		3		4
711	27474.51	26786.09	1	5		3		4
712	36157.66	31045.51	1	5		3		4
713	14583.31	14583.31	1	5		3		4
714	17902.84	17519.46	1	5		3		4
715	10833.33	21654.41	1	5		3		4
716	14875.00	14875.00	1	5		3		4

	114	115	116	117	118	119	120	121	122
	Liquid / Cash Reserves	Monthly Debt All Borrowers	Originator DTI	Fully Indexed Rate	Qualification Method	Percentage of Down Payment from Borrower Own Funds	City	State	Postal Code
1	80835.21	6872.04	0.117262				NORTH CALDWELL	NJ	07006
2	92855.20	7445.74	0.429353			100.000000	LAS VEGAS	NV	89134
3	77212.38	5720.73	0.190691			100.000000	UNIVERSITY PARK	TX	75225
4	445131.25	6613.28	0.339948			100.000000	ISSAQUAH	WA	98029
5	104040.24	4235.98	0.169439				BOULDER	CO	80303
6	425675.15	11119.28	0.440884				DANA POINT	CA	92629
7	120035.50	5417.89	0.180103				PIEDMONT	CA	94610
8	79199.76	3140.78	0.285315				POULSBO	WA	98370
9	69961.45	7216.84	0.449808				IRVINE	CA	92603
10	18202.50	3203.84	0.187679			100.000000	BELLEVUE	WA	98005
11	48256.69	4846.63	0.323109				DENVER	CO	80224
12	255139.98	6691.72	0.171226				CHARLOTTE	NC	28207
13	247379.53	10379.75	0.325337				WOODINVILLE	WA	98077
14	29786.31	5763.54	0.385743				DALLAS	TX	75225
15	30071.38	5088.99	0.142151				ELKHOM	NE	68022
16	142466.96	5419.82	0.384130			100.000000	FORT LAUDERDALE	FL	33330
17	104118.76	5071.58	0.253614				BOULDER	CO	80303
18	1616121.51	6750.40	0.259703				GHENT	NY	12075
19	357143.74	6799.22	0.112512			100.000000	SEDONA	AZ	86336
20	528547.39	5666.64	0.402365				MCLEAN	VA	22102
21	608594.12	14021.24	0.347714			5.906000	STATELINE	NV	89449
22	786383.39	5987.59	0.165278				EDMONDS	WA	98026
23	131901.63	6424.90	0.250728				NEWPORT BEACH	CA	92661
24	82723.17	6652.17	0.250380				LOS GATOS	CA	95032
25	83792.06	5624.38	0.321393			100.000000	OAKLAND	CA	94618
26	222428.27	3710.47	0.402918			100.000000	SEATTLE	WA	98126
27	688103.49	7122.78	0.149429			100.000000	NORTH BEND	WA	98045
28	132692.03	3501.18	0.280094				OLYMPIA	WA	98502
29	35784.70	3283.41	0.256944				KIRKLAND	WA	98033
30	245432.50	11907.04	0.372095				LAGUNA HILLS	CA	92653
31	123292.02	3314.97	0.189427			100.000000	DENVER	CO	80220
32	178781.53	4661.92	0.220170				DALLAS	TX	75214
33	139000.37	8111.12	0.346005			94.210700	ENCINO	CA	91436
34	79541.35	3157.77	0.332572				SAN MATEO	CA	94402
35	306857.57	4061.35	0.293379				SEATTLE	WA	98117
36	546315.57	9820.58	0.499406			100.000000	AUSTIN	TX	78756
37	27161.09	4017.96	0.220475				SEATTLE	WA	98116
38	1318387.45	3463.25	0.359465			100.000000	BOULDER	CO	80301
39	283810.69	9961.62	0.310588			100.000000	AVILA BEACH	CA	93424
40	84311.61	4573.97	0.257436				WINCHESTER	MA	01890
41	192704.53	7888.78	0.315551			100.000000	DENVER	CO	80210
42	207612.49	7366.24	0.076300				DALLAS	TX	75230
43	167160.10	7770.62	0.286843				SANDY SPRINGS	GA	30350
44	295085.34	4539.10	0.181413				HOUSTON	TX	77024
45	88617.54	6119.47	0.441852				OOLTEWAH	TN	37363
46	92285.02	9639.24	0.421145			100.000000	DANVILLE	CA	94506
47	71699.15	3963.97	0.271722				SEATTLE	WA	98105
48	229227.86	4929.20	0.285562				SANTA ANA	CA	92705
49	131160.94	4556.37	0.220915				CHICAGO	IL	60613
50	809541.97	7262.35	0.277595				MERCER ISLAND	WA	98040
51	526927.86	3231.07	0.178266			100.000000	SOMERVILLE	MA	02144
52	30247.32	7493.66	0.341262				MERCER ISLAND	WA	98040
53	95930.86	5177.13	0.377181				RANCHO CUCAMONGA	CA	91739
54	97643.75	4549.68	0.396965			100.000000	CHANDLER	AZ	85249
55	84267.70	5523.90	0.366734				ORINDA	CA	94563
56	47302.03	7752.91	0.311315				ENCINO	CA	91436
57	80647.96	7557.69	0.355656				LEXINGTON	MA	02421
58	360256.53	8043.90	0.245487				LONE TREE	CO	80124
59	58069.51	5250.64	0.382782				SAN JOSE	CA	95120
60	253163.04	5808.58	0.216587			100.000000	TACOMA	WA	98406
61	286710.53	4431.31	0.137048				NEWPORT BEACH	CA	92660
62	123848.77	6779.32	0.280172			100.000000	SHADY SIDE	MD	20764
63	61922.92	5186.39	0.210995				CONCORD	NC	28027
64	158170.41	5866.17	0.264841				HOUSTON	TX	77096
65	192043.33	3950.04	0.351096				SEATTLE	WA	98119
66	1087142.95	5119.11	0.252631				KENNEWICK	WA	99337
67	156779.85	9632.64	0.404343			100.000000	MADISON	CT	06443
68	2126867.31	4156.42	0.226714			100.000000	SEATTLE	WA	98119
69	124535.16	6475.20	0.213212			100.000000	VIENNA	VA	22182
70	2677406.67	7503.52	0.031863				JACKSON	NH	03846
71	678852.74	6274.31	0.177412				MERCER ISLAND	WA	98040
72	397031.07	6057.39	0.391731				COLLEYVILLE	TX	76034
73	112313.91	4694.45	0.176042				BETHESDA	MD	20814
74	91425.56	3980.65	0.380375				SAMMANISH	WA	98074
75	58410.98	5182.71	0.211718				VIENNA	VA	22182
76	156619.18	8380.79	0.386336			100.000000	ATLANTA	GA	30306
77	681304.56	7428.94	0.257654				CHICAGO	IL	60657
78	330436.04	6535.44	0.199477				DANVILLE	CA	94526
79	43499.62	6610.67	0.211975				WELLESLEY	MA	02482
80	221187.59	6295.94	0.286998				SHENANDOAH	TX	77381
81	2927171.97	7292.26	0.472632				PORTLAND	OR	97229
82	162582.79	5864.82	0.355134				SOUTHLAKE	TX	76092
83	127652.08	9089.87	0.440478			100.000000	OAK PARK	IL	60302
84	66923.89	5357.13	0.402129				SARATOGA	CA	95070
85	532328.38	21320.89	0.323397				DALLAS	TX	75205
86	114623.72	8031.81	0.292546				LOS ANGELES	CA	90045
87	52040.58	5065.15	0.375196				PISMO BEACH	CA	93449
88	228597.34	7223.93	0.441565				SAINT LOUIS	MO	63112
89	300591.27	4976.12	0.265393			100.000000	CHICAGO	IL	60611
90	87158.58	8407.61	0.343225			100.000000	NEWTON HIGHLANDS	MA	02461
91	402345.67	3369.80	0.238979				SEATTE	WA	98105
92	59136.16	5932.92	0.232497				ARCADIA	OK	73007
93	132089.95	9233.61	0.209017				FRISCO	TX	75034
94	54252.40	8820.97	0.268462				FRISCO	TX	75034
95	149588.93	5096.62	0.328494				SAMMAMISH	WA	98075
96	494874.00	8007.57	0.256349			100.000000	BEVERLY HILLS	CA	90210
97	173812.21	7989.47	0.271476				SAN FRANCISCO	CA	94121
98	134073.65	5090.63	0.226084				BLOOMFIELD HILLS	MI	48302
99	41906.60	6697.13	0.223362				SAN CARLOS	CA	94070
100	1925548.53	4832.33	0.342384				DALLAS	TX	75230
101	159385.19	8696.73	0.268792			100.000000	COTO DE CAZA	CA	92679
102	84130.25	6525.96	0.188020			100.000000	GREENWOOD VILLAGE	CO	80121
103	205654.12	4150.81	0.247072			100.000000	HOUSTON	TX	77025
104	139206.88	5886.22	0.321549				CAMBRIDGE	MA	02138
105	379674.15	4084.29	0.181524				STUDIO CITY	CA	91604
106	956387.26	4943.77	0.156119				NEW CANAAN	CT	06840
107	120482.63	6683.06	0.055328				HINSDALE	IL	60521
108	388755.44	11719.61	0.335961			100.000000	YORBA LINDA	CA	92887
109	174418.84	3876.91	0.198385			100.000000	FORT COLLINS	CO	80524
110	109175.57	6340.91	0.435363			100.000000	KURE BEACH	NC	28449
111	149382.47	4104.56	0.175847				DENVER	CO	80209
112	34757.86	7696.62	0.307865			34.081200	FAIRFAX STATION	VA	22039
113	405436.49	6327.02	0.143369				BIRMINGHAM	AL	35216
114	231489.92	9556.25	0.152900				GREENWICH	CT	06830
115	259530.59	5983.41	0.264345				MERCER ISLAND	WA	98040
116	441022.22	4833.43	0.213274			100.000000	MORAGA	CA	94556
117	382045.02	4154.54	0.323865			100.000000	LINCOLN	CA	95648
118	172991.03	15106.48	0.383316				CHICAGO	IL	60618
119	200896.88	7539.46	0.296246				BOULDER	CO	80302
120	597350.76	8469.38	0.399335				SEATTLE	WA	98116
121	221786.63	3898.86	0.157155				NEEDHAM	MA	02492
122	202762.28	5269.76	0.398226			100.000000	LOOMIS	CA	95650
123	2421255.00	6136.92	0.306846				LOS GATOS	CA	95030
124	60549.35	4710.42	0.132774				SANTA MONICA	CA	90405
125	100370.91	8738.70	0.166343				NORTH CALDWELL	NJ	07006
126	164826.00	9462.72	0.389546				MCLEAN	VA	22101
127	343135.47	6941.45	0.101233			100.000000	HIGHLANDS RANCH	CO	80126
128	121370.53	3260.20	0.208744				RALEIGH	NC	27613
129	212109.91	13608.03	0.368809			100.000000	IRVING	TX	75038
130	1180042.36	5499.88	0.169465				MIRAMAR BEACH	FL	32550
131	256024.81	5756.04	0.304275				LAGUNA BEACH	CA	92651
132	141939.51	5118.89	0.280014			99.865700	BROOKLINE	MA	02467
133	48244.20	3619.59	0.220646				ISSAQUAH	WA	98027
134	1217802.29	18301.41	0.433619				NEW YORK	NY	10075
135	421071.57	9713.45	0.235888				CHICAGO	IL	60614
136	25198.17	3484.12	0.385522				EATONTON	GA	31024
137	241359.96	5322.92	0.216857			100.000000	SAN CLEMENTE	CA	92672
138	116628.33	4882.02	0.060266			100.000000	KNOXVILLE	TN	37922
139	172689.15	4440.97	0.275801			100.000000	AUSTIN	TX	78703
140	304893.01	3949.38	0.240450				BROOKLINE	MA	02467
141	1568579.31	11356.21	0.272549				HILLSBOROUGH	CA	94010
142	88572.39	5639.27	0.296186				BOULDER	CO	80302
143	591660.09	7329.15	0.403322				BOSTON	MA	02115
144	128868.30	8880.84	0.377388			100.000000	SANTA ROSA	CA	95404
145	237045.25	5566.93	0.215353				ARLINGTON	VA	22205
146	537383.35	6438.82	0.204390				CHICAGO	IL	60614
147	161352.93	6808.76	0.412926			90.530500	PIEDMONT	CA	94611
148	1467387.24	8120.97	0.354356				PALO ALTO	CA	94303
149	494343.34	5111.37	0.244434				VIENNA	VA	22180
150	1143716.69	7257.70	0.250659				WASHINGTON	DC	20008
151	328129.47	7962.93	0.273627				WASHINGTON	DC	20008
152	370797.06	6971.45	0.275743				PORTLAND	OR	97225
153	1301706.09	8494.09	0.377357			100.000000	RANCHO PALOS VERDES	CA	90275
154	133313.46	5455.97	0.365215				RANCHO PALOS VERDES	CA	90275
155	65813.97	4726.88	0.355954				WABAN	MA	02466
156	905556.50	19955.35	0.405023				SUMMIT	NJ	07901
157	342454.61	7057.52	0.270285				NEW YORK	NY	10025
158	387464.58	4808.35	0.288501			100.000000	BROOKLYN	NY	11215
159	748880.94	4068.65	0.375567				WESTON	MA	02493
160	90597.41	6369.27	0.381994			100.000000	SHOREWOOD	MN	55331
161	133751.41	4053.70	0.324296			100.000000	ARLINGTON	VA	22203
162	312832.32	5921.02	0.284209			100.000000	NEW CANAAN	CT	06840
163	175595.63	7277.29	0.443592				SELBYVILLE	DE	19975
164	2835733.92	6906.00	0.441766				DANVILLE	CA	94506
165	104099.55	5923.58	0.325297				GREAT FALLS	VA	22066
166	303345.73	7355.39	0.137990				DALLAS	TX	75225
167	132236.57	4095.21	0.273014			100.000000	FRANKLIN	TN	37064
168	354121.35	6852.89	0.155120				WESTON	MA	02493
169	167574.29	6605.90	0.406517			100.000000	SHARON	MA	02067
170	140764.88	7691.29	0.404628			100.000000	CHANDLER	AZ	85249
171	288054.43	4993.65	0.164977			100.000000	JAMAICA PLAIN	MA	02130
172	511206.33	4608.86	0.376162				FRISCO	TX	75034
173	521708.50	4331.55	0.185303				LAFAYETTE	CA	94549
174	182104.72	5239.44	0.433619				LOS ALTOS	CA	94022
175	52617.58	7752.14	0.322408				NEWCASTLE	WA	98059
176	1654407.03	25642.05	0.161518				AVENTURA	FL	33180
177	719366.83	3906.30	0.110721			100.000000	SEATTLE	WA	98109
178	1121738.61	7804.37	0.411002				WASHINGTON	DC	20003
179	167332.24	6925.34	0.275041			100.000000	TORRANCE	CA	90505
180	202053.35	5006.91	0.278146				LOS ANGELES	CA	90049
181	59031.34	3716.23	0.318534				NEWTON	MA	02460
182	367283.55	6146.27	0.343048			100.000000	SEATTLE	WA	98105
183	284163.98	6426.04	0.321302				NEWTON	MA	02460
184	96515.59	2834.28	0.221988				BOULDER	CO	80304
185	192195.90	4355.12	0.431061				DALLAS	TX	75230
186	903101.61	5654.16	0.168635				REDMOND	WA	98053
187	177687.37	5451.45	0.227993				CHICA	IL	60622
188	405996.71	5772.56	0.422687				MORGAN HILL	CA	95037
189	91444.54	6323.48	0.421565				AUSTIN	TX	78746
190	279471.70	4665.80	0.346076				DENVER	CO	80209
191	59713.35	4567.00	0.193873				LOS ANGELES	CA	90004
192	605941.17	11238.25	0.422039			100.000000	SAN DIEGO	CA	92130
193	339743.66	8018.51	0.291157			100.000000	GEORGETOWN	TX	78626
194	55427.19	5344.86	0.249687				BELMONT	CA	94002
195	816183.04	6225.26	0.240106				LAGUNA NIGUEL	CA	92677
196	842312.99	15590.68	0.359353				BROOKLYN	NY	11201
197	120311.88	6913.81	0.298944				ESCONDIDO	CA	92025
198	560443.77	3517.05	0.275219				NEWPORT BEACH	CA	92661
199	57348.39	6563.39	0.379082				GRAPEVINE	TX	76051
200	227163.89	4019.73	0.160789				SEATTLE	WA	98105
201	684924.42	4624.41	0.322301				LOS ANGELES	CA	90049
202	350896.20	7614.56	0.415463				BELLAIRE	TX	77401
203	870471.94	4835.20	0.105003				ALPHARETTA	GA	30005
204	1123542.78	6250.56	0.355899			100.000000	PALOS VERDES ESTATES	CA	90274
205	187471.06	8935.87	0.435953				LOS ANGELES	CA	90035
206	225978.63	5214.22	0.221590				LOS ALTOS	CA	94022
207	31772.37	4538.82	0.432037				SONOMA	CA	95476
208	342480.61	6885.13	0.266092				CHARLOTTESVILLE	VA	22901
209	77575.82	5364.86	0.261276			100.000000	OAK PARK	CA	91377
210	141321.48	7692.19	0.207562				TRABUCO CANYON	CA	92679
211	108950.74	3521.14	0.435760				SAN FRANCISCO	CA	94114
212	347061.05	25789.12	0.326457				BOSTON	MA	02118
213	149463.94	5221.12	0.189859				VENICE	CA	90291
214	106122.78	7192.44	0.187071				LUBBOCK	TX	79424
215	135239.34	6835.30	0.341765				PALO ALTO	CA	94301
216	1725857.91	5929.96	0.418598				HOPKINTON	MA	01748
217	144352.20	6572.38	0.439901				CLYDE HILL	WA	98004
218	406433.06	5866.91	0.381861				DALLAS	TX	75230
219	1258464.45	14350.14	0.347974				PARADISE VALLEY	AZ	85253
220	716302.85	4390.99	0.348207				CARLSBAD	CA	92009
221	79036.56	4182.29	0.335502				MENLO PARK	CA	94025
222	360724.02	6399.62	0.334086			100.000000	NEWPORT	NC	28570
223	44891.93	6996.80	0.362338				CARMICHAEL	CA	95608
224	437107.42	4198.08	0.171629				SAN JUAN CAPRISTRANO	CA	92675
225	164502.51	7416.99	0.363281				BOSTON	MA	02118
226	95486.48	11547.71	0.096560				OAKLAND	CA	94611
227	230427.51	6210.70	0.232269				LAGUNA BEACH	CA	92651
228	92293.57	4833.83	0.404443				CROWNSVILLE	MD	21032
229	108608.13	4646.12	0.398239				CHATHAM	MA	02659
230	100118.19	4511.35	0.234728				NEEDHAM	MA	02494
231	231553.74	8936.58	0.427258				SAN MATEO	CA	94402
232	69673.63	5911.88	0.364948				BOGART	GA	30622
233	54076.18	4610.04	0.283509				CHARLESTOWN	MA	02129
234	563171.86	16391.72	0.445024				DIABLO	CA	94528
235	264992.99	8683.58	0.286327				AUSTIN	TX	78703
236	62001.31	3659.89	0.380546				BELLEVUE	WA	98005
237	71540.38	5785.84	0.267413				STUDIO CITY	CA	91604
238	158253.33	4563.83	0.258486				WELLESLEY	MA	02481
239	343773.04	6945.53	0.366398			100.000000	BOULDER	CO	80304
240	58512.89	4960.79	0.221377				SAN FRANCISCO	CA	94132
241	91179.49	5686.69	0.213241				SAUSALITO	CA	94965
242	183264.42	10052.96	0.099851				EL CAJON	CA	92019
243	370224.64	6096.98	0.104784				SACRAMENTO	CA	95864
244	93762.08	6163.94	0.256961				CHICAGO	IL	60613
245	196816.39	10894.26	0.321998			100.000000	MORAGA	CA	94556
246	36612.27	6195.31	0.199021				WESTWOOD	MA	02090
247	113676.75	5878.15	0.203844				BOSTON	MA	02118
248	93362.30	4927.11	0.269583				SEATTLE	WA	98199
249	171479.13	5673.07	0.232517				REDWOOD CITY	CA	94061
250	160763.20	5527.16	0.342812				BELLEVUE	WA	98006
251	5462050.16	7002.22	0.426155				NEWPORT BEACH	CA	92660
252	210189.15	6949.50	0.300788				LOS GATOS	CA	95032
253	2790164.44	4150.46	0.454480				LAGUNA BEACH	CA	92651
254	246934.85	4829.47	0.407241				HERMOSA BEACH	CA	90254
255	1056298.77	8267.82	0.270876			0.000000	HITCHCOCK	TX	77563
256	1007085.00	11634.75	0.279234				SAN FRANCISCO	CA	94118
257	2109314.00	8992.94	0.156399				TIBURON	CA	94920
258	823661.92	7584.65	0.110547				SAN FRANCISCO	CA	94116
259	556926.82	5673.11	0.221750			100.000000	ORINDA	CA	94563
260	10772640.00	26207.16	0.326390			100.000000	HOMEWOOD	CA	96141
261	9649651.24	24201.86	0.324529				LINCOLN	MA	01773
262	10701687.83	23159.59	0.310553				CHATHAM	MA	02633
263	2326464.00	5954.78	0.210057				Novato	CA	94949
264	732391.92	7315.75	0.195187			100.000000	COTO DE CAZA	CA	92679
265	548505.27	6576.88	0.226342				TIBURON	CA	94920
266	734501.68	9372.96	0.244412				MILL VALLEY	CA	94941
267	130464.79	7267.84	0.428239				San Mateo	CA	94401
268	837007.79	11708.72	0.242251				ORINDA	CA	94563
269	363543.00	11952.28	0.415916				SAN FRANCISCO	CA	94123
270	1007882.18	16625.70	0.173488			100.000000	BROOKLYN	NY	11217
271	732081.28	7176.32	0.381376				SAN DIEGO	CA	92130
272	886318.43	5592.06	0.271185				PALO ALTO	CA	94301
273	508142.64	8906.08	0.177105				LOS ANGELES	CA	90036
274	1133382.39	12246.48	0.307480			100.000000	Manhattan Beach	CA	90266
275	1271083.72	10971.93	0.438579				Los Gatos	CA	95032
276	76250.00	5059.34	0.330676				SAN FRANCISCO	CA	94121
277	276591.29	15434.43	0.386263				STINSON BEACH	CA	94970
278	312564.30	6649.49	0.587161				LAKE OSWEGO	OR	97034
279	603800.72	15289.94	0.117354				Orinda	CA	94563
280	6418931.03	8742.35	0.235446				NEW YORK	NY	10128
281	2712933.82	23021.57	0.302418			100.000000	WATER MILL	NY	11976
282	1044518.00	9224.13	0.222719				NEW YORK	NY	10011
283	1399068.60	7191.23	0.084217				Claremont	CA	91711
284	658992.06	29490.00	0.334721			100.000000	ENCINITAS	CA	92024
285	2124166.32	9575.66	0.317796				SAN FRANCISCO	CA	94116
286	47263.58	7129.07	0.276160				SAN FRANCISCO	CA	94131
287	217705.42	1980.52	0.127092				San Francisco	CA	94105
288	671847.32	6515.33	0.460000				OAKLAND	CA	94618
289	7524454.31	5558.38	0.282054				SAN FRANCISCO	CA	94109
290	3845390.25	11579.20	0.207302				NEW YORK	NY	10013
291	94705.15	16984.97	0.345457				NEWPORT BEACH	CA	92662
292	332309.76	8731.90	0.177598				SCARSDALE	NY	10583
293	1741686.00	7634.21	0.502389				BEVERLY HILLS	CA	90210
294	196470.26	13593.52	0.289113				San Francisco	CA	94117
295	673269.08	2179.20	0.306358				SAN FRANCISCO	CA	94117
296	796892.94	15087.98	0.218458			100.000000	QUOGUE	NY	11959
297	327141.00	14707.73	0.229178				HILLSBOROUGH	CA	94010
298	201802.02	3814.95	0.423883				BURBANK	CA	91504
299	922892.72	11007.12	0.432483			100.000000	WELLESLEY	MA	02482
300	315597.42	11585.21	0.278045				PORTOLA VALLEY	CA	94028
301	604554.00	8474.14	0.121396				LOS ANGELES ENCINO AREA	CA	91436
302	861488.61	15129.20	0.312923				MENLO PARK	CA	94025
303	4922852.93	9416.24	0.206483			100.000000	SAN FRANCISCO	CA	94110
304	2612658.89	11618.51	0.489173				SAN FRANCISCO	CA	94118
305	74268.20	9465.66	0.439491				LOS ANGELES	CA	90077
306	449247.32	14005.20	0.297869				Menlo Park	CA	94025
307	711193.25	19072.42	0.429176			100.000000	ENCINO AREA LOS ANGELES	CA	91436
308	1446698.78	19812.03	0.384894			100.000000	SAN FRANCISCO	CA	94109
309	451865.62	9489.21	0.383467				Kentfield	CA	94904
310	192671.20	7322.09	0.105635				TIBURON	CA	94920
311	2307487.80	3645.55	0.280233				SAN FRANSCICO	CA	94115
312	16156061.58	13990.62	0.270371			0.000000	NANTUCKET	MA	02554
313	28208.10	3589.40	0.170830				LUCAS	TX	75002
314	79329.05	5796.06	0.399720				CLARKSVILLE	MD	21029
315	158926.11	6104.07	0.442437			100.000000	AUSTIN	TX	78703
316	344175.35	6608.94	0.374609				SAN DIEGO	CA	92130
317	103367.35	4294.34	0.366932				NASHVILLE	TN	37205
318	135751.60	6563.89	0.220222			100.000000	NEW ORLEANS	LA	70115
319	224200.22	9185.24	0.308872				WASHINGTON	DC	20001
320	60018.73	3708.19	0.437766				WELLESLEY	MA	02481
321	79197.15	8035.34	0.438291				DALLAS	TX	75225
322	115359.49	7929.74	0.326006			100.000000	COMMERCE TOWNSHIP	MI	48382
323	310201.13	5583.34	0.285857				ABERDEEN	WA	98520
324	267978.49	7437.66	0.286151			100.000000	WALPOLE	MA	02032
325	81879.75	6014.05	0.391219				San Marino	CA	91108
326	74438.86	5876.62	0.354847				MILLBRAE	CA	94030
327	65121.92	6654.27	0.321038				FREMONT	CA	94539
328	1762539.40	8138.48	0.435609				MENLO PARK	CA	94025
329	2061834.19	3949.40	0.316678				LA JOLLA	CA	92037
330	107393.19	4997.53	0.289895				ENCINITAS	CA	92024
331	189161.02	5616.38	0.267321				REDWOOD CITY	CA	94065
332	48670.64	5258.68	0.273458			100.000000	Watsonville	CA	95076
333	594000.46	5231.16	0.315772				WESTPORT	CT	06880
334	107034.05	7827.29	0.225375				DALLAS	TX	75225
335	131602.57	5644.08	0.260496				SAMMAMISH	WA	98074
336	514690.39	8311.36	0.308614				Rolling Hills Estates	CA	90274
337	598493.75	6090.55	0.358561				Manhattan Beach	CA	90266
338	92524.51	9301.79	0.398648				MENLO PARK	CA	94025
339	1002945.43	8445.07	0.337803				CUPERTINO	CA	95014
340	87078.75	6487.12	0.289775				Rolling Hills Estates	CA	90274
341	1622941.18	6014.72	0.343698				POWAY	CA	92064
342	163139.86	5170.89	0.238151				Westport	CT	06880
343	149097.09	6592.27	0.334654				HINSDALE	IL	60521
344	134861.30	5710.89	0.160650				LA CANADA FLINTRIDGE	CA	91011
345	108975.41	6786.55	0.319533				Mountain View	CA	94040
346	427509.28	4162.78	0.371509				MIAMI BEACH	FL	33139
347	597265.42	5682.60	0.304043				BROOKLYN	NY	11210
348	863000.91	5294.42	0.317667				Pittsburgh	PA	15215
349	172782.04	6767.34	0.135392				REDLANDS	CA	92373
350	508708.52	13657.93	0.153173				Woodbridge	CT	06525
351	197780.05	5223.12	0.156371				Sausalito	CA	94965
352	169783.51	5028.73	0.271009				SAN FRANCISCO	CA	94116
353	473128.16	6535.70	0.303398				WINNETKA	IL	60093
354	770491.73	7081.42	0.401952				KENILWORTH	IL	60043
355	152145.98	6197.12	0.225058				NEWPORT BEACH	CA	92660
356	110583.21	7558.26	0.385600				SCARSDALE	NY	10583
357	509448.32	4870.42	0.223593				Seattle	WA	98119
358	319901.02	7464.47	0.129462				Naperville	IL	60540
359	99074.32	4329.69	0.308712				NORTHBROOK	IL	60062
360	363990.48	7048.70	0.114202				SAN DIEGO	CA	92103
361	112841.56	5315.72	0.374569				SOLANA BEACH	CA	92075
362	2043653.55	7100.10	0.445777				CHICAGO	IL	60611
363	261116.20	6783.68	0.133378				Los Angeles	CA	90034
364	250833.22	12236.90	0.225912				New Canaan	CT	06840
365	217539.87	4619.29	0.191458				Richmond	VA	23225
366	51923.62	8730.45	0.278977			100.000000	Gibsonia	PA	15044
367	198719.72	10811.28	0.331162			100.000000	Massapequa	NY	11758
368	109043.27	5016.06	0.182402				SANDY SPRING	MD	20860
369	283548.61	3934.19	0.218259				Bellevue	WA	98004
370	46306.25	5999.34	0.287968				Dallas	TX	75209
371	217273.43	6430.29	0.342949				Newton	MA	02459
372	136967.05	6204.58	0.089588				Westfield	NJ	07090
373	198322.82	4936.81	0.178789				MASON	OH	45040
374	111783.14	3551.64	0.280458			100.000000	WINCHESTER	MA	01890
375	704966.18	7205.10	0.420095				DUXBURY	MA	02332
376	181744.02	4079.65	0.337100				Marblehead	MA	01945
377	821079.36	4869.86	0.233746				NEWTON	MA	02466
378	159981.16	8203.58	0.262306				BOSTON	MA	02118
379	44503.80	4174.40	0.382274				MANCHESTER	MA	01944
380	89007.34	5609.47	0.342041				MARBLEHEAD	MA	01945
381	401591.93	6001.58	0.288076			100.000000	WELLESLEY	MA	02482
382	206146.05	8876.00	0.199835				NEWTON	MA	02459
383	110347.83	6685.42	0.212502				NEWTON	MA	02459
384	1001774.42	7024.24	0.194768				MARBLEHEAD	MA	01945
385	172832.46	7595.80	0.423383			100.000000	ATLANTA	GA	30309
386	741041.36	9194.27	0.199243			100.000000	RESTON	VA	20190
387	1915079.20	8470.30	0.222048				OAKTON	VA	22124
388	196865.11	4694.80	0.244946				KENSINGTON	MD	20895
389	40419.95	7543.52	0.438502				ROCKVILLE	MD	20852
390	305910.75	13885.22	0.253100				POTOMAC	MD	20854
391	108816.57	5994.14	0.232031				FAIRFAX	VA	22031
392	365586.92	13336.58	0.332183				GREAT FALLS	VA	22066
393	756998.39	6124.09	0.358429			100.000000	MCLEAN	VA	22101
394	85084.57	8724.23	0.431580				POTOMAC	MD	20854
395	680437.06	8079.16	0.090287				WASHINGTON	DC	20015
396	34720.68	6512.81	0.200742				ARLINGTON	VA	22205
397	389497.28	6083.08	0.434805				POTOMAC	MD	20854
398	161816.21	7376.73	0.449773				IRVINE	CA	92602
399	212386.47	6655.13	0.190168				CHINO HILLS	CA	91709
400	2677555.96	4271.91	0.184273				LA JOLLA	CA	92037
401	242718.02	6007.58	0.172416				LOS ANGELES	CA	90064
402	27534.63	4267.99	0.216412				New York	NY	10025
403	320385.21	5496.30	0.162502			100.000000	PELHAM	NY	10803
404	1137448.75	9423.07	0.143794				NEW YORK	NY	10024
405	201560.55	8003.98	0.411124			100.000000	LAGUANA HILLS	CA	92653
406	133313.41	4792.94	0.215152				CAMAS	WA	98607
407	614140.64	7370.04	0.102150				ST. GEORGE	UT	84770
408	284796.11	10274.33	0.350785				HIGHLAND	UT	84003
409	233945.53	3905.99	0.235121			100.000000	COOPER	FL	33024
410	49545.05	4690.37	0.254252				CAMAS	WA	98607
411	1293755.90	4637.97	0.392519				PHOENIX	AZ	85007
412	81099.31	6545.31	0.314175				LAGUNA BEACH	CA	92651
413	61913.39	6581.64	0.158833				NEWPORT BEACH	CA	92663
414	130090.75	6186.20	0.312153				BOULDER	CO	80304
415	132280.91	8185.26	0.171626				BOULDER	CO	80304
416	213799.14	4440.20	0.414353				LA JOLLA	CA	92037
417	27738.62	4134.65	0.354480				EDGEWATER	MD	21037
418	740189.09	3533.42	0.142425				ELGIN	SC	29045
419	284143.66	8408.48	0.367933				LEXINGTON	SC	29072
420	170169.18	7070.04	0.406990			0.000000	GREENVILLE	SC	29615
421	129118.02	12696.82	0.347898				CHARLESTON	SC	29401
422	898673.55	6633.85	0.272284				RIDGEFIELD	CT	06877
423	247089.76	8433.00	0.240777				HUNTINGTON	NY	11743
424	141674.69	2649.73	0.233773				DEL MAR	CA	92014
425	84609.90	4459.30	0.234292				SAN DIEGO	CA	92116
426	172692.47	4890.50	0.242664				LOS ALTOS	CA	94024
427	337665.72	10101.92	0.157955				HILLSBOROUGH	CA	94010
428	248197.25	4155.55	0.430667				MORGAN HILL	CA	95037
429	69330.14	4371.85	0.261175				Arlington	MA	02474
430	747917.26	7595.60	0.392544			100.000000	MILL VALLEY	CA	94941
431	220558.55	5853.24	0.446010				NEWTON	MA	02461
432	290125.17	12566.90	0.358967				SAN MATEO	CA	94402
433	708313.65	5988.36	0.511942				REDMOND	WA	98074
434	409997.21	4485.88	0.358870			100.000000	CAMAS	WA	98607
435	223863.29	9727.94	0.488166			100.000000	SEATTLE	WA	98125
436	125728.16	9408.98	0.392041				EDMONDS	WA	98020
437	452169.32	10173.72	0.218685				REDMOND	WA	98074
438	42803.64	3869.18	0.257945			100.000000	BELLEVUE	WA	98006
439	58895.28	4444.15	0.402489			68.749800	SEATTLE	WA	98115
440	397571.53	5385.98	0.324822				KIRKLAND	WA	98034
441	70937.15	6853.70	0.274148			94.145400	BRENTWOOD	TN	37027
442	187215.84	9793.69	0.298548			100.000000	Alexandria	VA	22308
443	304092.39	7586.67	0.217117				vienna	VA	22182
444	104627.80	9191.78	0.409762			28.447200	BRENTWOOD	TN	37027
445	68807.98	3353.74	0.436483				SENECA	SC	29672
446	99810.57	3789.88	0.181917				ALPHARETTA	GA	30005
447	727364.10	4671.47	0.100273				DECATUR	GA	30030
448	239299.95	7131.82	0.448842			100.000000	ATLANTA	GA	30308
449	115081.73	8498.84	0.327903				GREAT FALLS	VA	22066
450	72552.20	4544.10	0.247865				Brentwood	TN	37027
451	395332.15	7716.70	0.362187			100.000000	NORTH OAKS	MN	55127
452	81400.17	3728.47	0.258109				MOORESVILLE	NC	28117
453	146462.35	3824.98	0.199999				DOWNERS GROVE	IL	60515
454	1127605.72	11463.82	0.410999				OAK BROOK	IL	60523
455	80979.44	6196.97	0.352027			100.000000	PARK RIDGE	IL	60068
456	93498.85	3636.58	0.383471				EDINA	MN	55410
457	489318.84	11568.30	0.462732			100.000000	SOUTH BARRINGTON	IL	60010
458	55492.37	4138.03	0.160265				NORTHBROOK	IL	60062
459	791148.31	10639.08	0.381916			100.000000	GLENCOE	IL	60022
460	75090.60	5399.75	0.223856				LINCOLNWOOD	IL	60712
461	430403.16	7149.17	0.246224				CHICAGO	IL	60657
462	842307.68	16292.32	0.304190				ELBURN	IL	60119
463	337731.71	5600.87	0.160023				COLLEYVILLE	TX	76034
464	115615.81	8819.29	0.298268			11.492500	TABERNASH	CO	80478
465	108032.33	7709.34	0.411165				WESTPORT	CT	06880
466	124238.37	4783.33	0.255111				CANTON	MA	02021
467	210163.32	6579.02	0.394741			100.000000	SHREWSBURY	MA	01545
468	72765.86	6114.17	0.326958				CAMBRIDGE	MA	02138
469	221912.20	6902.50	0.207075				BOSTON	MA	02118
470	2056461.51	5617.18	0.264849				DARIEN	CT	06820
471	552920.27	5588.54	0.286592				NEWTON	MA	02458
472	59145.47	7362.84	0.308791				WELLESLEY	MA	02481
473	270384.47	7785.35	0.215946				BROOKLINE	MA	02445
474	358300.81	8781.65	0.222555				SUDBURY	MA	01776
475	62889.10	4496.93	0.229262				Mercer Island	WA	98040
476	692166.11	11410.13	0.363575			100.000000	SAN DIEGO	CA	92127
477	462710.94	5447.66	0.221801				DANVILLE	CA	94506
478	210384.24	5602.11	0.341321				MOORPARK	CA	93021
479	45792.91	5134.67	0.449385				FREMONT	CA	94539
480	1271005.15	6712.17	0.362046				SAN DIEGO	CA	92037
481	67015.50	6861.37	0.246516				SAN JOSE	CA	95125
482	148018.71	6777.20	0.142775				CAMPBELL	CA	95008
483	124088.16	6162.94	0.255018				MANHATTAN BEACH	CA	90266
484	54060.25	5825.31	0.300568			98.400000	RANCHO PALOS VERDES	CA	90275
485	431853.09	6145.32	0.214892				ALAMEDA	CA	94501
486	214625.20	9993.12	0.407522				CUPERTINO	CA	95014
487	231520.14	6394.92	0.294706				SAN DIEGO	CA	92127
488	27038.73	5051.19	0.312465				BURLINGAME	CA	94010
489	340793.48	4916.69	0.278264				FREMONT	CA	94539
490	602352.67	6731.31	0.304743				LOS GATOS	CA	95032
491	275173.74	4211.44	0.330309			100.000000	SALINAS	CA	93908
492	92371.00	4622.47	0.386494				SAN RAMON	CA	94582
493	548524.45	6809.56	0.309034				SANTA MONICA	CA	90402
494	130415.52	5323.32	0.461176				PALM SPRINGS	CA	92264
495	131310.65	5781.04	0.440897				SAN RAMON	CA	94582
496	189654.93	5240.78	0.405738			40.786000	SAN FRANCISCO	CA	94110
497	75118.23	7101.46	0.274451				FOSTER CITY	CA	94404
498	313962.76	8356.29	0.247304				MENLO PARK	CA	94025
499	27563.80	3696.15	0.415802				SARATOGA	CA	95070
500	748926.06	7336.66	0.403113				ORINDA	CA	94563
501	55967.70	4361.39	0.176039				LA HABRA HEIGHTS	CA	90631
502	81576.49	11617.68	0.413576			100.000000	PEBBLE BEACH	CA	93953
503	814805.59	6097.10	0.439444				CARMEL	CA	93923
504	341960.70	5907.90	0.076709				PLEASANTON	CA	94566
505	54877.07	6590.87	0.319493				GRANITE BAY	CA	95746
506	193697.44	6085.22	0.161133				NEWTON	MA	02468
507	150352.03	5442.52	0.250441				NEWTON	MA	02468
508	1767195.92	3462.79	0.347821				GREENWOOD VILLAGE	CO	80111
509	96282.39	5208.55	0.182658				ELMHURST	IL	60126
510	159033.34	6159.31	0.213495				ELMHURST	IL	60126
511	71329.30	6661.43	0.420722				HINSDALE	IL	60521
512	228686.67	6514.19	0.145248				Wayland	MA	01778
513	182531.00	4880.03	0.139140				NEWTON	MA	02461
514	66987.00	5098.40	0.362760				MOORESVILLE	NC	28117
515	35673.66	5793.22	0.295824				WINCHESTER	MA	01890
516	256521.78	4834.75	0.235903				GRAND JUNCTION	CO	81507
517	211773.75	6341.12	0.325605			100.000000	BOSTON	MA	02110
518	121405.08	5329.52	0.230996				HOPKINTON	MA	01748
519	116791.87	5685.32	0.413223				NEWTON	MA	02459
520	394350.18	7039.96	0.192751				Cohasset	MA	02025
521	445530.91	6908.37	0.188563				BURLINGAME	CA	94010
522	6362214.09	10853.27	0.350256				SHORELINE	WA	98177
523	612194.97	11032.15	0.214792			100.000000	PARK CITY	UT	84098
524	36028.67	3546.20	0.151980				VIRGINIA BEACH	VA	23454
525	35048.09	5063.43	0.426674			91.834300	ELLICOTT CITY	MD	21042
526	84942.67	9874.25	0.439918			100.000000	VIRGINIA BEACH	VA	23452
527	264950.88	9911.25	0.448811			100.000000	DENVER	CO	80220
528	98033.08	5652.85	0.399397				Los Angeles	CA	90035
529	535288.76	7712.29	0.392893				ARCADIA	CA	91007
530	282058.37	4516.79	0.115336				EDINA	MN	55416
531	2943504.34	10135.30	0.304100				EL CAJON	CA	92021
532	317298.45	6708.52	0.157007				LOS ANGELES	CA	91105
533	1170996.74	3907.07	0.366908				CARMEL	CA	93923
534	27205.03	5982.59	0.447397				ROSEBURG	OR	97471
535	291682.49	11457.52	0.254573			100.000000	GILBERT	AZ	85296
536	1250414.03	6718.91	0.299481			100.000000	Golf	IL	60029
537	262430.44	4348.38	0.332360				BELMONT	CA	94002
538	152294.26	9398.90	0.202128				ISLE OF PALMS	SC	29451
539	642868.34	10979.06	0.165320			100.000000	CORAL GABLES	FL	33134
540	122023.83	3535.52	0.423010			61.256600	SAN FRANCISCO	CA	94127
541	115998.15	5889.01	0.132002				OREM	UT	84097
542	50606.81	4760.16	0.390036				SAN FRANCISCO	CA	94131
543	109144.84	7151.99	0.355248			100.000000	RANCHO PALOS VERDES	CA	90275
544	195836.53	5694.04	0.279691				PIEDMONT	CA	94610
545	250456.39	5600.72	0.277898				BELLEVUE	WA	98005
546	114683.70	8050.11	0.263358			100.000000	SCOTTSDALE	AZ	85260
547	276855.53	7443.02	0.301140				SANTA BARBARA	CA	93110
548	89080.82	4047.35	0.276940				BRAINTREE	MA	02184
549	300055.37	9308.57	0.387036			100.000000	BURLINGAME	CA	94010
550	54099.41	11703.47	0.419294				SAN DIEGO	CA	92130
551	72912.15	10091.22	0.312911			100.000000	CHINO HILLS	CA	91709
552	439459.25	9566.76	0.069314				CHINO HILLS	CA	91709
553	256095.39	3669.64	0.235847				PARKER	CO	80138
554	96104.37	5769.07	0.225143				ARCADIA	CA	91007
555	141800.44	4042.22	0.310940				HINGHAM	MA	02043
556	116721.18	7831.55	0.402575				DIAMOND BAR	CA	91765
557	280120.72	6909.15	0.157077				OAKLAND	CA	94611
558	518137.38	3996.38	0.041729				TOWSON	MD	21204
559	86903.68	7683.93	0.099612				SAN MARINO	CA	91108
560	281228.50	5681.15	0.241132				ARCADIA	CA	91006
561	355961.85	3876.98	0.214484				NEW YORK	NY	10037
562	67358.17	6716.64	0.260837				BETHESDA	MD	20817
563	63871.74	5628.65	0.419415				IRVINE	CA	92603
564	1790788.68	6132.02	0.123487				COLTS NECK	NJ	07722
565	2069145.69	18138.64	0.384592			100.000000	SCARSDALE	NY	10583
566	96724.56	5549.42	0.372556				IRVINE	CA	92618
567	45711.62	6721.90	0.284525				HOUSTON	TX	77005
568	187572.81	3508.58	0.268117				SEATTLE	WA	98199
569	125915.28	7417.35	0.264820			100.000000	DEL MAR	CA	92014
570	259741.04	6722.81	0.198576				LOS ANGELES	CA	90094
571	83522.72	4089.23	0.160456				REDMOND	WA	98052
572	36328.57	2889.55	0.434332				BAINBRIDGE ISLAND	WA	98110
573	38672.59	8386.27	0.382050				BELLEVUE	WA	98006
574	65867.19	4521.27	0.347790				HIGHLAND	UT	84003
575	45081.88	5953.52	0.238141				UNIVERSITY CITY	MO	63130
576	182893.30	4616.98	0.390346				BETHANY	CT	06524
577	179743.01	7579.95	0.367959				St. Louis	MO	63117
578	2521115.14	9667.55	0.181722				Beverly Hills	CA	90210
579	94378.25	5849.44	0.244057			100.000000	ATLANTA	GA	30319
580	110014.68	6878.03	0.170418				MANKATO	MN	56001
581	111924.04	4164.37	0.439452				SAN RAFAEL	CA	94903
582	40499.42	5360.83	0.171545				Ardmore	PA	19003
583	1735158.81	6456.34	0.137970				LEAWOOD	KS	66206
584	1410109.22	13851.52	0.144804				MATTITUCK	NY	11952
585	205891.24	11193.16	0.268636				NEW CANAAN	CT	06840
586	203017.43	6369.63	0.311982				BEND	OR	97702
587	55369.82	2987.13	0.398345				CORVALLIS	OR	97333
588	586593.09	7874.41	0.420560				SAN CLEMENTE	CA	92672
589	81059.64	2790.05	0.198582			100.000000	VALLEJO	CA	94591
590	111973.72	5752.73	0.059426			100.000000	TEMECULA	CA	92592
591	49402.63	8047.64	0.272818				Denver	CO	80210
592	380994.19	13522.14	0.323791				TAMPA	FL	33615
593	77111.04	5431.25	0.306790				LOS GATOS	CA	95032
594	3864445.64	6596.30	0.360487				NEWPORT BEACH	CA	92660
595	2114152.44	10800.67	0.255340			100.000000	GREENWICH	CT	06831
596	1168048.48	3324.23	0.417860			100.000000	ABIQUIU	NM	87510
597	308727.63	7810.88	0.301028			100.000000	MIRAMAR BEACH	FL	32550
598	62314.98	4585.32	0.233637				DALLAS	TX	75225
599	387078.68	3834.22	0.180536			100.000000	AUSTIN	TX	78731
600	594946.19	7272.03	0.338355				DALLAS	TX	75205
601	132852.52	7552.17	0.362504			100.000000	SAINT LOUIS	MO	63131
602	135408.21	8027.89	0.198106				DOWNERS GROVE	IL	60515
603	569674.83	13331.13	0.273949			100.000000	DEL MAR	CA	92014
604	389862.95	8158.77	0.389884				DALLAS	TX	75230
605	204176.68	9165.30	0.317230				Burr Ridge	IL	60527
606	324206.95	10430.75	0.500676				DALLAS	TX	75225
607	40990.97	3458.17	0.375912				ALBUQUERQUE	NM	87122
608	138122.49	8114.71	0.245890				MOUNT VERNON	TX	75457
609	229070.93	8476.64	0.393260				Potomac	MD	20854
610	157749.60	6448.14	0.437275				SOUTH PASEDENA	CA	91030
611	107074.87	8875.56	0.371957				warren	NJ	07059
612	92332.87	6037.26	0.207194				NORTH CHARLESTON	SC	29420
613	137575.64	4745.24	0.312873				BIRMINGHAM	AL	35242
614	136221.17	5709.36	0.307083			100.000000	ATLANTA	GA	30306
615	128620.82	15738.02	0.269111				SEAL BEACH	CA	90740
616	145444.76	3763.48	0.243932				DUNSTABLE	MA	01827
617	250423.14	4187.31	0.323435				HINGHAM	MA	02043
618	117701.87	9954.95	0.397024				ALAMO HEIGHTS	TX	78209
619	203534.62	5363.37	0.201915				PALO ALTO	CA	94301
620	20451.22	4306.46	0.241912				BOULDER	CO	80304
621	75034.67	6356.64	0.234539				Los Gatos	CA	95032
622	157662.20	5527.43	0.207543				SAN JOSE	CA	95130
623	331597.41	6113.10	0.213442			100.000000	Orinda	CA	94563
624	134434.00	9537.28	0.371653			67.217000	San Francisco	CA	94122
625	98610.39	5005.48	0.327156				San Jose	CA	95148
626	132696.42	9787.08	0.275825				ENCINO	CA	91436
627	162943.80	6089.78	0.243591				Piedmont	CA	94611
628	63905.47	8455.08	0.247333				VALENCIA	CA	91381
629	395419.48	6876.15	0.245336				San Francisco	CA	94114
630	276070.99	5155.66	0.315693				san francisco	CA	94107
631	88525.65	10278.26	0.429526				San Anselmo	CA	94960
632	171989.57	5095.32	0.358674				Stinson Beach	CA	94970
633	90114.38	8290.90	0.383394				Saratoga	CA	95070
634	179651.55	9309.91	0.416270			100.000000	El Dorado Hills	CA	95762
635	1482378.59	6015.16	0.403604				Raleigh	NC	27609
636	118099.84	5337.65	0.158522				BEDFORD	NY	10506
637	55521.31	3943.15	0.232114				MOUNTAIN VIEW	CA	94041
638	226946.58	5181.40	0.222060				YORK TOWNSHIP	IL	60126
639	137842.03	4042.77	0.158017				SEATTLE	WA	98122
640	103852.28	8854.54	0.425018			100.000000	LAGUNA BEACH	CA	92651
641	95948.24	5320.06	0.264398				FREMONT	CA	94539
642	171424.88	7841.13	0.302022			100.000000	DUBLIN	CA	94568
643	46725.19	6325.16	0.397309			100.000000	WOODINVILLE	WA	98077
644	103414.71	3645.42	0.228130				TUSTIN	CA	92782
645	424562.43	16223.84	0.320505				SARATOGA	CA	95070
646	536589.14	11110.99	0.427072				AUBURN	WA	98092
647	174196.75	5032.38	0.263289				HERMOSA BEACH	CA	90254
648	737148.20	5790.68	0.183440				SARATOGA	CA	95070
649	1273476.49	3337.40	0.158855				BROOKLYN	NY	11215
650	309256.05	3507.20	0.169141				CLARKSVILLE	MD	21029
651	268292.81	6160.52	0.239611				FALLS CHURCH	VA	22043
652	29168.64	4025.67	0.252657				OXFORD	NC	27565
653	2723472.73	12960.59	0.436929				ISSAQUAH	WA	98027
654	294613.60	8412.58	0.293523			100.000000	RANCHO MIRAGE	CA	92270
655	58785.25	6291.96	0.416640				LEAWOOD	KS	66224
656	110923.14	3757.16	0.281611				LEXINGTON	MA	02421
657	504580.46	4773.34	0.393764			100.000000	WASHINGTON	DC	20007
658	915117.07	6495.03	0.258979				PELHAM	NY	10803
659	115054.60	5017.38	0.354886			68.508900	NORTHRIDGE	CA	91325
660	5764104.80	18729.65	0.109637			100.000000	BROOKLYN	NY	11201
661	50743.98	6108.83	0.325183				MOUNTAIN VIEW	CA	94040
662	416718.35	8244.65	0.229018				NEWPORT COAST	CA	92657
663	87079.42	3847.94	0.297987				LEXINGTON	MA	02421
664	417000.89	8486.67	0.297667				OAKLAND	CA	94610
665	149490.55	8094.98	0.382877				BETHESDA	MD	20817
666	381031.30	7813.29	0.223067				NEW YORK	NY	10028
667	67337.50	7932.94	0.238916				PALATINE	IL	60067
668	72402.61	6274.33	0.371812				BROOKLINE	MA	02445
669	221625.89	4496.45	0.371049				WOODSIDE	CA	94062
670	354067.03	4631.27	0.385213				WALNUT CREEK	CA	94595
671	8017818.81	6624.29	0.361325				FREMONT	CA	94539
672	64658.06	5096.76	0.233568				LOS ANGELES	CA	90036
673	807717.50	8413.30	0.130282				PLEASANTON	CA	94566
674	287681.14	6545.51	0.430397				PLEASANTON	CA	94588
675	92978.26	12083.42	0.441106				BOSTON	MA	02114
676	88224.12	6035.67	0.276311				ST MICHAELS	MD	21663
677	35192.69	7821.61	0.171900				MAUMEE	OH	43537
678	119962.30	5113.76	0.218574				LEXINGTON	MA	02420
679	57451.59	5468.21	0.265286				BLOOMFIELD HILLS	MI	48301
680	254961.42	8273.26	0.395530			32.070000	VIENNA	VA	22182
681	369212.32	7685.23	0.417530			5.000000	POTOMAC	MD	20854
682	118296.59	7153.22	0.368590				POTOMAC	MD	20854
683	175815.21	4977.70	0.277790				SAN DIEGO	CA	92130
684	230578.34	6259.49	0.207250				SAN DIEGO	CA	92130
685	96423.00	10409.22	0.462410				VAIL	CO	81657
686	270670.18	6936.09	0.297261				AUSTIN	TX	78737
687	136325.78	6531.08	0.436453				SAN CARLOS	CA	94070
688	2337100.82	13831.95	0.227270				Renton	WA	98056
689	33722.15	8249.02	0.382832				LAFAYETTE	CA	94549
690	104213.43	8270.60	0.289536				San Jose	CA	95125
691	675977.00	6191.33	0.318005				NEW YORK	NY	10025
692	89983.44	6595.66	0.395740				PORTOLA VALLEY	CA	94028
693	722849.35	22321.27	0.299313				CHATHAM	MA	02633
694	82712.11	4396.62	0.310350				FREMONT	CA	94536
695	122963.48	10901.22	0.309810			22.790000	SOUTHBOROUGH	MA	01772
696	30317.32	5091.04	0.210480				BOSTON	MA	02118
697	71419.24	3864.42	0.313340				BELMONT	MA	02478
698	382227.45	21528.83	0.450100			25.000000	STAMFORD	CT	06902
699	540281.91	4810.13	0.202240				PROVIDENCE	RI	02906
700	176077.28	6622.32	0.248572				CHICAGO	IL	60657
701	61914.89	6410.35	0.112140				BARRINGTON	IL	60010
702	261993.32	4388.79	0.221570				WALNUT CREEK	CA	94598
703	987009.55	6511.59	0.265630				BURIEN	WA	98146
704	40926.53	3907.12	0.220820				SAN DIEGO	CA	92130
705	61615.37	6515.12	0.445702				ORINDA	CA	94563
706	47825.39	4931.18	0.326720				STUDIO CITY	CA	91604
707	755483.39	5737.98	0.055750				BOCA RATON	FL	33433
708	79725.95	4184.05	0.353110			5.000000	RENO	NV	89509
709	41475.50	3702.87	0.440020			40.000000	BOSTON	MA	02210
710	21759.25	3415.48	0.141940				BEND	OR	97701
711	281194.40	9480.67	0.353940			30.000000	MANHASSET	NY	11030
712	201739.31	9851.98	0.317340			25.000000	SALINAS	CA	93908
713	30927.20	5845.87	0.400860				SAN CARLOS	CA	94070
714	148819.00	6804.21	0.388380				WESTPORT	CT	06880
715	49745.66	8263.32	0.381600				BLOOMFIELD HILLS	MI	48301
716	67859.30	4574.51	0.307530				ATLANTA	GA	30327

	123	124	125	126	127	128	129	130	131	132
	Property Type	Occupancy	Sales Price	Original Appraised Property Value	Original Property Valuation Type	Original Property Valuation Date	Original Automated Valuation Model (AVM) Model Name	Original AVM Confidence Score	Most Recent Property Value2	Most Recent Property Valuation Type
1	1	1		1300000.00	3	20130114
2	7	1	750000.00	750000.00	3	20121129
3	1	1	745000.00	772500.00	3	20130108
4	7	1	679950.00	680000.00	3	20130103
5	1	1		1200000.00	3	20121230
6	7	1		2240000.00	3	20130103
7	1	1		1390000.00	3	20130104
8	1	1		685000.00	3	20130102
9	7	1		1650000.00	3	20121103
10	1	1	825000.00	827000.00	3	20130105
11	1	1		805000.00	3	20121231
12	1	1		1300000.00	3	20130110
13	1	1		2325000.00	3	20121228
14	1	1		1100000.00	3	20130108
15	7	1		840000.00	3	20121207
16	7	1	850000.00	875000.00	3	20121214
17	1	1		1230000.00	3	20121127
18	1	1		1335000.00	3	20130105
19	1	1	1065000.00	1070000.00	3	20121208
20	1	1		1355000.00	3	20121224
21	1	1	4250000.00	4500000.00	3	20121206
22	7	1		1075000.00	3	20130114
23	3	1		1195000.00	3	20121116
24	1	1		1315000.00	3	20121221
25	1	1	1034000.00	1065000.00	3	20121228
26	1	1	819000.00	815000.00	3	20130108
27	1	1	750000.00	750000.00	3	20130101
28	1	1		825000.00	3	20121018
29	1	1		800000.00	3	20121218
30	7	1		1400000.00	3	20121215
31	1	1	592250.00	598000.00	3	20130109
32	1	1		745000.00	3	20130110
33	1	1	1049000.00	1049000.00	3	20130108
34	1	1		1075000.00	3	20130112
35	1	1		810000.00	3	20130107
36	1	1	720000.00	750000.00	3	20130104
37	1	1		940000.00	3	20130103
38	7	1	839900.00	840000.00	3	20130111
39	7	1	1100000.00	1150000.00	3	20121217
40	1	1		1500000.00	3	20130103
41	1	1	1070000.00	1095000.00	3	20130108
42	12	1		1156000.00	3	20121217
43	7	1		1300000.00	3	20121117
44	1	1		925000.00	3	20130110
45	7	1		1300000.00	3	20121214
46	7	1	1389000.00	1389000.00	3	20121228
47	1	1		740000.00	3	20121226
48	1	1		1225000.00	3	20121228
49	1	1		941000.00	3	20130104
50	7	1		1550000.00	3	20120807
51	1	1	640000.00	650000.00	3	20121228
52	1	1		1050000.00	3	20121221
53	1	1		660000.00	3	20121218
54	7	1	760000.00	760000.00	3	20121129
55	1	1		1525000.00	3	20121213
56	1	1		1350000.00	3	20121217
57	1	1		1275000.00	3	20121228
58	1	1		1170000.00	3	20121210
59	1	1		910000.00	3	20121120
60	1	1	765000.00	770000.00	3	20121213
61	1	1		1150000.00	3	20121218
62	1	1	875000.00	925000.00	3	20121227
63	7	1		1185000.00	3	20121218
64	1	1		910000.00	3	20130105
65	1	1		1050000.00	3	20121214
66	7	1		615000.00	3	20121025
67	1	1	685000.00	685000.00	3	20121208
68	1	1	1130000.00	1200000.00	3	20121228
69	7	1	1340000.00	1390000.00	3	20121227
70	1	2		1142000.00	3	20121220
71	1	1		970000.00	3	20121221
72	7	1		695000.00	3	20121113
73	1	1		885000.00	3	20121226
74	7	1		660000.00	3	20121215
75	7	1		980000.00	3	20121213
76	1	1	715000.00	715000.00	3	20121212
77	1	1		1342000.00	3	20121231
78	1	1		1245000.00	3	20121220
79	1	1		1397000.00	3	20121204
80	7	1		895000.00	3	20121226
81	7	1		1375000.00	3	20121207
82	7	1		934000.00	3	20121231
83	1	1	710000.00	740000.00	3	20121229
84	1	1		2100000.00	3	20121221
85	1	1		5200000.00	3	20121115
86	1	1		1400000.00	3	20121203
87	1	1		915000.00	3	20130111
88	7	1		1469000.00	3	20120913
89	4	1	765000.00	765000.00	3	20121220
90	1	1	792500.00	795000.00	3	20121122
91	1	1		725000.00	3	20121212
92	7	1		1000000.00	3	20130103
93	7	1		1481000.00	3	20121231
94	7	1		809000.00	3	20121221
95	1	1		768000.00	3	20121219
96	3	1	985000.00	985000.00	3	20121215
97	1	1		1560000.00	3	20121128
98	1	1		697000.00	3	20121212
99	1	1		2175000.00	3	20130105
100	1	1		1200000.00	3	20121217
101	7	1	1950000.00	1950000.00	3	20121206
102	7	1	1050000.00	1050000.00	3	20121215
103	1	1	765000.00	765000.00	3	20121227
104	1	1		1525000.00	3	20121212
105	1	1		1065000.00	3	20121221
106	1	1		1400000.00	3	20121027
107	1	1		2230000.00	3	20121213
108	7	1	1667500.00	1667500.00	3	20130102
109	7	1	855000.00	857000.00	3	20121228
110	7	2	700000.00	700000.00	3	20121217
111	1	1		734000.00	3	20130102
112	7	1	881000.00	881000.00	3	20121130
113	7	1		1280000.00	3	20121031
114	1	1		3650000.00	3	20121220
115	1	1		830000.00	3	20121105
116	1	1	995000.00	1000000.00	3	20121206
117	7	1	770000.00	760000.00	3	20121130
118	1	1		900000.00	3	20121119
119	1	1		2100000.00	3	20130103
120	1	1		938000.00	3	20121219
121	1	1		962000.00	3	20121212
122	1	1	950000.00	1100000.00	3	20121213
123	1	1		1775000.00	3	20121217
124	1	1		1777000.00	3	20121129
125	1	1		1155000.00	3	20121218
126	1	1		1750000.00	3	20130119
127	7	1	1450000.00	1450000.00	3	20121215
128	7	1		743000.00	3	20121221
129	7	1	1202500.00	1210000.00	3	20121220
130	7	1		1400000.00	3	20130108
131	7	1		2200000.00	3	20121227
132	1	1	1078000.00	1078000.00	3	20121220
133	7	1		717000.00	3	20121121
134	4	1		4500000.00	3	20121206
135	1	1		1495000.00	3	20121029
136	7	1		775000.00	3	20121229
137	7	1	1100000.00	1150000.00	3	20121214
138	1	1	1150000.00	1200000.00	3	20121213
139	1	1	821525.00	825000.00	3	20130103
140	1	1		1100000.00	3	20121221
141	1	1		2800000.00	3	20121213
142	1	1		1500000.00	3	20121222
143	1	1		2850000.00	3	20121212
144	1	1	720000.00	725000.00	3	20121203
145	1	1		1150000.00	3	20121120
146	1	1		3660000.00	3	20121220
147	1	1	1536112.00	1575000.00	3	20121126
148	1	1		2700000.00	3	20121214
149	1	1		1300000.00	3	20121212
150	1	1		1385000.00	3	20121221
151	1	1		1200000.00	3	20121205
152	7	1		1150000.00	3	20121029
153	1	1	1652000.00	1658000.00	3	20121211
154	1	1		1385000.00	3	20121127
155	1	1		767000.00	3	20121218
156	1	1		2000000.00	3	20121121
157	2	1		2100000.00	3	20121123
158	1	1	1425000.00	1425000.00	3	20121108
159	1	1		850000.00	3	20121214
160	1	1	680000.00	685000.00	3	20121212
161	1	1	919500.00	925000.00	3	20121214
162	1	1	1330000.00	1350000.00	3	20121113
163	1	1		1120000.00	3	20121213
164	7	1		1925000.00	3	20130102
165	7	1		1550000.00	3	20121115
166	1	1		1450000.00	3	20121218
167	7	1	585000.00	600000.00	3	20121208
168	1	1		2200000.00	3	20121218
169	1	1	735000.00	750000.00	3	20121210
170	12	1	850000.00	850000.00	3	20121031
171	1	1	1000000.00	1135000.00	3	20121214
172	7	1		910000.00	3	20121213
173	1	1		1075000.00	3	20121211
174	1	1		1550000.00	3	20121214
175	7	1		1150000.00	3	20121207
176	4	2		790000.00	3	20121130
177	1	1	876000.00	890000.00	3	20121217
178	12	1		1325000.00	3	20121217
179	1	1	1200000.00	1220000.00	3	20121206
180	1	1		1360000.00	3	20121030
181	1	1		729000.00	3	20121221
182	1	1	1300000.00	1300000.00	3	20121119
183	1	1		1295000.00	3	20120910
184	1	1		700000.00	3	20121219
185	1	1		760000.00	3	20121214
186	1	1		1275000.00	3	20121204
187	1	1		950000.00	3	20121128
188	7	1		1275000.00	3	20121126
189	7	1		1600000.00	3	20121211
190	7	1		1350000.00	3	20130103
191	1	1		1700000.00	3	20121213
192	7	1	1600000.00	1640000.00	3	20121127
193	1	1	1350000.00	1400000.00	3	20121219
194	1	1		1200000.00	3	20121214
195	7	1		1100000.00	3	20121208
196	13	1		3200000.00	3	20121204
197	1	1		820000.00	3	20121205
198	1	1		1235000.00	3	20121210
199	1	1		954000.00	3	20121212
200	1	1		1150000.00	3	20121201
201	1	1		1750000.00	3	20121208
202	1	1		1100000.00	3	20121210
203	7	1		1055000.00	3	20121121
204	1	1	1404529.00	1435000.00	3	20121130
205	1	1		1150000.00	3	20121130
206	1	1		1340000.00	3	20121213
207	1	1		830000.00	3	20121114
208	1	1		1430000.00	3	20121123
209	7	1	1019000.00	1019000.00	3	20121115
210	7	1		1100000.00	3	20121211
211	1	1		2300000.00	3	20121129
212	4	1		1500000.00	3	20121217
213	1	1		1665000.00	3	20121206
214	1	1		1300000.00	3	20121213
215	1	1		2000000.00	3	20121210
216	1	1		900000.00	3	20121124
217	7	1		1280000.00	3	20121115
218	1	1		1120000.00	3	20121128
219	1	1		2350000.00	3	20121102
220	7	1		875000.00	3	20121105
221	1	1		1060000.00	3	20121212
222	7	1	625000.00	630000.00	3	20121107
223	1	1		820000.00	3	20121130
224	7	1		820000.00	3	20121002
225	8	1		1675000.00	3	20121203
226	1	1		2450000.00	3	20121115
227	7	1		2562500.00	3	20121211
228	7	1		852000.00	3	20121120
229	1	2		2175000.00	3	20121201
230	1	1		1100000.00	3	20121201
231	1	1		1330000.00	3	20121207
232	7	1		730000.00	3	20121128
233	1	1		920000.00	3	20121128
234	1	1		2775000.00	3	20120924
235	1	1		1200000.00	3	20121129
236	1	1		856000.00	3	20121201
237	1	1		1275000.00	3	20121215
238	1	1		1150000.00	3	20121210
239	1	1		1725000.00	3	20121129
240	1	1		988000.00	3	20121217
241	3	1		1250000.00	3	20121126
242	1	1		1500000.00	3	20121106
243	1	1		1350000.00	3	20121119
244	1	1		1204000.00	3	20121024
245	1	1	1135000.00	1135000.00	3	20121117
246	1	1		1160000.00	3	20121130
247	3	1		1350000.00	3	20121214
248	1	1		1260000.00	3	20121112
249	1	1		1400000.00	3	20121212
250	7	1		1150000.00	3	20121116
251	7	1		2818000.00	3	20120828
252	1	1		2100000.00	3	20121115
253	1	1		1550000.00	3	20121130
254	1	1		1400000.00	3	20121109
255	7	1		985000.00	3	20121212
256	1	1		3400000.00	3	20121119
257	1	1		3300000.00	3	20130108
258	1	1		1550000.00	3	20121212
259	1	1	1285000.00	1285000.00	3	20121206
260	3	2	3900000.00	3900000.00	3	20121125
261	1	1		2325000.00	3	20121203
262	1	2		3350000.00	3	20121201
263	1	1		1190000.00	3	20121214
264	7	1	2100000.00	2100000.00	3	20121126
265	1	1		1300000.00	3	20121126
266	1	1		1210000.00	3	20121127
267	14	3		1050000.00	3	20121210
268	1	1		1900000.00	3	20121127
269	3	3		1430000.00	3	20121204
270	12	1	2500000.00	2500000.00	3	20121114
271	1	1		1350000.00	3	20121206
272	1	1		1750000.00	3	20121115
273	1	1		1950000.00	3	20121203
274	1	1	2555000.00	2555000.00	3	20121119
275	1	1		2850000.00	3	20130107
276	1	1		1340000.00	3	20121127
277	1	2		1250000.00	3	20121116
278	1	1		1700000.00	3	20121126
279	1	1		3000000.00	3	20121128
280	2	1		2850000.00	3	20121207
281	1	2	3613000.00	3613000.00	3	20121109
282	4	2		850000.00	3	20121114
283	1	1		1550000.00	3	20121101
284	1	1	2700000.00	2700000.00	3	20121105
285	7	1		1800000.00	3	20121121
286	1	1		1525000.00	3	20121121
287	4	1		600000.00	3	20121109
288	15	3		1850000.00	3	20121113
289	3	1		1800000.00	3	20121119
290	4	1		2100000.00	3	20121116
291	1	1		2440000.00	3	20121113
292	1	1		1330000.00	3	20121114
293	1	1		4750000.00	3	20121114
294	3	3		860000.00	3	20121030
295	13	3		1625000.00	3	20121105
296	1	2	1925000.00	1950000.00	3	20121031
297	1	1		4100000.00	3	20121029
298	1	1		820000.00	3	20121113
299	1	1	1587500.00	1600000.00	3	20121029
300	1	1		2000000.00	3	20121102
301	1	1		1685000.00	3	20121112
302	1	1		2850000.00	3	20121114
303	3	1	1295000.00	1295000.00	3	20121029
304	1	1		6400000.00	3	20121115
305	7	1		1550000.00	3	20121106
306	1	1		1950000.00	3	20121026
307	1	3	730000.00	730000.00	3	20121004
308	2	3	1935000.00	2000000.00	3	20121026
309	7	1		1650000.00	3	20121114
310	1	1		1250000.00	3	20121107
311	1	1		2700000.00	3	20121030
312	1	3	1337500.00	1400000.00	3	20120911
313	7	1		735000.00	3	20121114
314	1	1		1270000.00	3	20121112
315	1	1	733500.00	740000.00	3	20121213
316	7	1		1700000.00	3	20121129
317	1	1		845000.00	3	20121212
318	1	1	1070000.00	1070000.00	3	20121201
319	4	1		1450000.00	3	20121121
320	1	1		800000.00	3	20121115
321	1	1		1620000.00	3	20121025
322	7	1	696000.00	705000.00	3	20130105
323	1	1		865000.00	3	20121227
324	1	1	926438.00	935000.00	3	20121129
325	1	1		1365000.00	3	20120920
326	7	1		1340000.00	3	20130107
327	1	1		1060000.00	3	20121218
328	1	1		2150000.00	3	20121219
329	1	1		1500000.00	3	20121211
330	1	1		912000.00	3	20121223
331	7	1		1250000.00	3	20130109
332	1	1	940000.00	940000.00	3	20121126
333	1	1		1900000.00	3	20130102
334	1	1		1840000.00	3	20121212
335	7	1		1040000.00	3	20121212
336	1	1		1600000.00	3	20121206
337	1	1		1450000.00	3	20121205
338	1	1		1580000.00	3	20130105
339	1	1		2200000.00	3	20130105
340	7	1		1450000.00	3	20121128
341	7	1		1260000.00	3	20121214
342	1	1		1600000.00	3	20121129
343	1	1		735000.00	3	20121204
344	1	1		1487000.00	3	20121213
345	1	1		1500000.00	3	20121211
346	1	1		926000.00	3	20121019
347	1	1		3300000.00	3	20121204
348	1	1		735000.00	3	20121205
349	1	1		955000.00	3	20121002
350	1	1		1280000.00	3	20121201
351	1	1		1383000.00	3	20121116
352	1	1		1100000.00	3	20121113
353	1	1		1325000.00	3	20121126
354	1	1		1564000.00	3	20121203
355	1	1		1660000.00	3	20121129
356	1	1		1560000.00	3	20121006
357	1	1		1220000.00	3	20121113
358	1	1		1250000.00	3	20121112
359	1	1		764000.00	3	20121109
360	1	1		1650000.00	3	20121015
361	1	1		1311000.00	3	20121108
362	4	1		2225000.00	3	20121101
363	1	1		1250000.00	3	20121101
364	1	1		3100000.00	3	20121025
365	1	1		977000.00	3	20121027
366	7	1	1164300.00	1170000.00	3	20121026
367	1	1	940000.00	950000.00	3	20121106
368	7	1		1050000.00	3	20121011
369	7	1		1000000.00	3	20121002
370	1	1		1075000.00	3	20120724
371	1	1		1450000.00	3	20120904
372	1	1		1510000.00	3	20120823
373	7	1		1330000.00	3	20121019
374	1	1	670000.00	670000.00	3	20121129
375	1	1		1892000.00	3	20121120
376	1	1		1100000.00	3	20121120
377	1	1		1100000.00	3	20121115
378	4	1		1100000.00	3	20121114
379	1	1		950000.00	3	20121012
380	1	1		1200000.00	3	20121108
381	1	1	1459000.00	1460000.00	3	20121023
382	1	1		1312000.00	98	20121029
383	1	1		1600000.00	3	20121023
384	1	1		1450000.00	3	20121017
385	1	1	1401616.00	1450000.00	3	20121214
386	1	1	1500000.00	1400000.00	3	20121202
387	7	1		1725000.00	3	20121211
388	1	1		900000.00	3	20121203
389	1	1		1500000.00	3	20121127
390	1	1		1515000.00	3	20121129
391	7	1		1165000.00	3	20121126
392	1	1		3000000.00	3	20121120
393	1	1	1427661.00	1500000.00	3	20121124
394	1	1		1360000.00	3	20121031
395	1	1		2025000.00	3	20121127
396	1	1		1909000.00	3	20121220
397	1	1		1225000.00	3	20121004
398	7	1		1335000.00	3	20121026
399	7	1		1400000.00	3	20121030
400	1	1		1000000.00	3	20121103
401	1	1		1900000.00	3	20121106
402	2	1		810000.00	3	20121018
403	1	1	999999.00	1000000.00	3	20121203
404	2	1		1950000.00	3	20121106
405	7	1	1265000.00	1275000.00	3	20121117
406	7	1		690000.00	3	20121108
407	7	2		880000.00	3	20121119
408	1	1		749000.00	3	20121129
409	7	1	566593.00	570000.00	3	20121204
410	1	1		745000.00	3	20121127
411	1	1		635000.00	3	20121102
412	1	1		1800000.00	3	20121217
413	7	1		2870000.00	3	20120827
414	1	1		840000.00	3	20121119
415	1	1		1400000.00	3	20121108
416	1	1		1355000.00	3	20120914
417	1	1		1000000.00	3	20121116
418	7	1		935000.00	3	20121207
419	1	1		915000.00	3	20121004
420	7	1		1090000.00	3	20121126
421	1	1		1700000.00	3	20121105
422	1	1		1025000.00	3	20120914
423	1	1		1300000.00	3	20120926
424	1	1		1000000.00	3	20121207
425	1	1		875000.00	3	20121116
426	1	1		2575000.00	3	20121128
427	1	1		4350000.00	3	20121031
428	1	1		955000.00	3	20121026
429	1	1		1250000.00	3	20121130
430	1	1	1855000.00	1850000.00	3	20121029
431	1	1		975000.00	3	20121217
432	1	1		3600000.00	3	20121101
433	7	1		930000.00	3	20121211
434	1	1	600000.00	600000.00	3	20121121
435	1	1	900000.00	905000.00	3	20121004
436	1	1		1900000.00	3	20121013
437	7	1		890000.00	3	20121127
438	7	1	690000.00	720000.00	3	20121116
439	1	1	822000.00	822000.00	3	20121024
440	7	1		670000.00	3	20121105
441	7	1	1099000.00	1100000.00	3	20121114
442	1	1	918000.00	925000.00	3	20121208
443	7	1		1570500.00	3	20121201
444	7	1	1241597.00	1242000.00	3	20121113
445	7	1		675000.00	3	20121206
446	7	1		975000.00	3	20121118
447	1	1		925000.00	3	20121112
448	1	1	950000.00	940000.00	3	20121111
449	1	1		1700000.00	3	20120928
450	1	1		850000.00	3	20120908
451	7	1	771000.00	800000.00	3	20121209
452	7	1		833000.00	3	20121211
453	1	1		715000.00	3	20121213
454	7	1		950000.00	3	20121210
455	1	1	700000.00	700000.00	3	20121205
456	1	1		1145000.00	3	20121115
457	7	1	1125000.00	1175000.00	3	20121120
458	1	1		920000.00	3	20121208
459	1	1	1400000.00	1400000.00	3	20121201
460	1	1		900000.00	3	20121025
461	1	1		1250000.00	3	20121026
462	1	1		1200000.00	98	20120925
463	7	1		775000.00	3	20121218
464	7	2	1450000.00	1400000.00	98	20121113
465	1	1		2100000.00	3	20121126
466	1	1		1147000.00	3	20121117
467	1	1	1020000.00	1050000.00	3	20120928
468	1	1		1550000.00	3	20121105
469	3	1		1490000.00	3	20121211
470	1	1		1285000.00	3	20121101
471	1	1		1880000.00	3	20121106
472	1	1		1762000.00	3	20121016
473	12	1		1575000.00	3	20121009
474	1	1		1300000.00	3	20121010
475	7	1		1064000.00	3	20121113
476	7	2	1195000.00	1150000.00	3	20121208
477	7	1		1110000.00	3	20121205
478	7	1		855000.00	3	20121128
479	7	1		1825000.00	3	20121219
480	1	1		1950000.00	98	20121220
481	1	1		1265000.00	3	20121218
482	7	1		1395000.00	3	20121204
483	1	1		1200000.00	3	20121211
484	1	1	1531000.00	1531000.00	3	20121204
485	1	1		1517000.00	3	20121208
486	1	1		975000.00	3	20121107
487	7	1		1300000.00	3	20121112
488	1	1		1500000.00	3	20121127
489	1	1		1100000.00	3	20130103
490	1	1		1475000.00	3	20121123
491	1	1	846000.00	846000.00	3	20121120
492	1	1		870000.00	3	20121121
493	1	1		3000000.00	3	20121110
494	1	1		925000.00	3	20121029
495	7	1		1545000.00	3	20121105
496	3	1	1215000.00	1215000.00	3	20121106
497	1	1		1300000.00	3	20121108
498	1	1		3975000.00	3	20121220
499	1	1		2725000.00	3	20121102
500	1	1		1711000.00	3	20121019
501	1	1		800000.00	3	20121022
502	1	1	840000.00	840000.00	3	20121002
503	1	1		1225000.00	3	20120902
504	1	1		1485000.00	3	20120926
505	7	1		900000.00	3	20121212
506	1	1		1250000.00	3	20121217
507	1	1		1120000.00	3	20121126
508	7	1		1200000.00	3	20121204
509	1	1		900000.00	3	20121207
510	1	1		795000.00	3	20121115
511	1	1		700000.00	3	20121128
512	1	1		873000.00	3	20121129
513	1	1		1004000.00	3	20121017
514	1	1		900000.00	3	20121121
515	1	1		1250000.00	3	20121129
516	7	1		1100000.00	3	20121113
517	4	1	866000.00	866000.00	3	20121120
518	1	1		950000.00	98	20121105
519	1	1		920000.00	3	20121018
520	1	1		1347000.00	3	20120927
521	1	1		1550000.00	3	20121204
522	7	1		2700000.00	3	20121127
523	7	2	1785000.00	1785000.00	3	20121026
524	1	1		710000.00	3	20121114
525	7	1	800325.00	850000.00	3	20121010
526	1	1	1075000.00	1100000.00	3	20121126
527	7	1	1195000.00	1200000.00	3	20121218
528	7	1		1150000.00	3	20121219
529	1	1		1200000.00	3	20121215
530	1	1		1028300.00	3	20121210
531	1	1		1700000.00	3	20121203
532	1	1		1080000.00	3	20121109
533	1	1		1090000.00	3	20121119
534	1	1		950000.00	3	20121001
535	1	1	1085000.00	1085000.00	3	20121211
536	1	1	1000000.00	1000000.00	3	20121217
537	1	1		1250000.00	3	20121207
538	7	2		1320000.00	3	20121219
539	1	1	1510000.00	1535000.00	3	20121129
540	7	1	1362000.00	1365000.00	3	20121210
541	7	1		1330000.00	3	20121127
542	1	1		1180000.00	3	20121128
543	1	1	999999.00	910000.00	98	20121119
544	1	1		1050000.00	3	20121121
545	1	1		1500000.00	3	20121126
546	1	1	1257400.00	1275000.00	3	20121117
547	7	1		2050000.00	3	20121203
548	1	1		620000.00	3	20121130
549	1	1	1051000.00	1051000.00	3	20121121
550	7	1		1300000.00	3	20121215
551	7	1	1433000.00	1366000.00	3	20121108
552	7	1		1475000.00	3	20121126
553	7	1		800000.00	3	20121203
554	1	1		1240000.00	3	20121205
555	1	1		944000.00	3	20121220
556	7	1		1600000.00	3	20121114
557	1	1		1000000.00	3	20121113
558	1	1		1465000.00	3	20121108
559	1	1		1700000.00	3	20121203
560	1	1		1300000.00	3	20121021
561	4	1		773000.00	3	20121118
562	1	1		1390000.00	3	20121124
563	7	1		955000.00	3	20121203
564	1	1		1550000.00	3	20121114
565	1	1	3150000.00	3050000.00	3	20121008
566	7	1		1046700.00	3	20121129
567	1	1		963500.00	3	20120913
568	1	1		980000.00	3	20121012
569	1	1	817500.00	820000.00	3	20121129
570	3	1		950000.00	3	20121118
571	1	1		693000.00	3	20121017
572	7	1		660000.00	3	20121113
573	7	1		930000.00	3	20121018
574	1	1		685000.00	3	20121114
575	1	1		800000.00	3	20121227
576	1	1		800000.00	3	20121129
577	7	1		1050000.00	3	20121220
578	1	1		2100000.00	3	20121201
579	7	1	845000.00	850000.00	3	20121119
580	1	1		900000.00	3	20121017
581	7	1		950000.00	3	20121109
582	1	1		1100000.00	3	20121109
583	7	1		960000.00	3	20121026
584	1	1		1800000.00	3	20120730
585	1	1		2900000.00	3	20121206
586	7	1		940000.00	3	20121114
587	1	1		835000.00	3	20121012
588	1	1		1250000.00	3	20121113
589	1	1	570000.00	575000.00	3	20121106
590	1	1	1065000.00	1225000.00	3	20121001
591	1	1		1617000.00	3	20121026
592	7	1		1100000.00	3	20120908
593	1	1		1100000.00	3	20121129
594	7	1		1530000.00	3	20121119
595	1	1	4600000.00	4600000.00	3	20121121
596	1	1	750000.00	750000.00	3	20121204
597	7	1	725000.00	725000.00	3	20121023
598	1	1		730000.00	3	20121031
599	1	1	818000.00	820000.00	3	20121115
600	1	1		1500000.00	3	20121002
601	7	1	1275000.00	1390000.00	3	20121019
602	1	1		1000000.00	3	20121023
603	1	1	2200000.00	2200000.00	3	20121010
604	1	1		2050000.00	3	20121001
605	1	1		1250000.00	3	20121207
606	1	1		2300000.00	3	20120830
607	7	1		670000.00	3	20120918
608	7	2		960000.00	3	20120906
609	1	1		1500000.00	3	20121103
610	1	1		1450000.00	3	20121027
611	1	1		1830000.00	3	20121027
612	7	1		750000.00	3	20121219
613	7	1		1085000.00	3	20121202
614	1	1	910830.00	911000.00	3	20121114
615	7	1		1430000.00	3	20121026
616	1	1		660000.00	3	20121022
617	1	1		810000.00	3	20121102
618	1	1		990000.00	3	20121015
619	1	1		1510000.00	3	20120920
620	7	1		856500.00	3	20121114
621	1	1		1500000.00	3	20130108
622	1	1		1100000.00	3	20121221
623	1	1	1225000.00	1225000.00	3	20121223
624	1	1	1000000.00	1000000.00	3	20121211
625	1	1		980000.00	3	20121113
626	1	1		2800000.00	3	20121119
627	1	1		1760000.00	3	20121210
628	7	1		1650000.00	3	20121212
629	3	1		1328000.00	3	20121116
630	3	1		1265000.00	3	20121119
631	1	1		1468000.00	3	20121112
632	1	1		1345000.00	3	20121121
633	1	1		1696000.00	3	20121214
634	7	1	985000.00	985000.00	3	20121023
635	1	1		830000.00	3	20130103
636	1	1		900000.00	3	20130117
637	1	1		1200000.00	3	20120118
638	1	1		1125000.00	3	20130111
639	1	1		736000.00	3	20130121
640	1	1	2400000.00	2400000.00	3	20130118
641	1	1		1229000.00	3	20121217
642	7	1	929318.00	930000.00	3	20121204
643	7	1	750000.00	753000.00	3	20130111
644	1	1		780000.00	3	20121116
645	1	1		2720000.00	3	20121221
646	7	1		805000.00	3	20121220
647	1	1		1300000.00	3	20121211
648	1	1		1730000.00	3	20130107
649	4	1		1000000.00	3	20121125
650	1	1		850000.00	3	20130102
651	1	1		1150000.00	3	20121214
652	1	1		1127000.00	3	20130104
653	1	1		3100000.00	3	20121219
654	7	2	805000.00	805000.00	3	20121101
655	7	1		1085000.00	3	20121207
656	1	1		970000.00	3	20121227
657	1	1	1100000.00	1100000.00	3	20121214
658	1	1		1100000.00	3	20121026
659	1	1	859000.00	1025000.00	3	20121120
660	4	1	4100000.00	3300000.00	3	20121115
661	1	1		1410000.00	3	20121227
662	7	1		2100000.00	3	20121226
663	1	1		1000000.00	3	20121212
664	1	1		1725000.00	3	20121203
665	1	1		1949000.00	3	20121117
666	2	1		1800000.00	3	20121114
667	1	1		850000.00	3	20121107
668	1	1		1500000.00	3	20121112
669	1	1		1400000.00	3	20121203
670	1	1		1200000.00	3	20121124
671	1	1		1485000.00	3	20121126
672	1	1		1250000.00	3	20121205
673	7	1		1975000.00	3	20121102
674	7	1		1355000.00	3	20121112
675	12	1		1715000.00	3	20120925
676	1	1		1500000.00	3	20121012
677	1	1		1050000.00	3	20121019
678	1	1		1170000.00	3	20130102
679	1	1		741000.00	3	20130117
680	7	2	1325000.00	1340000.00	3	20121211
681	1	1	1189100.00	1225000.00	3	20121204
682	1	1		1075000.00	3	20121205
683	1	1		995000.00	3	20121214
684	1	1		1225000.00	3	20121218
685	1	2		1300000.00	3	20121108
686	7	1		1350000.00	3	20121228
687	1	1		1190000.00	3	20121113
688	7	1		1600000.00	3	20121217
689	1	1		840000.00	3	20121006
690	1	1		1575000.00	3	20121125
691	2	1		1775000.00	3	20121221
692	1	1		2450000.00	3	20121105
693	1	2		1250000.00	3	20121201
694	1	1		1050000.00	3	20121120
695	1	1	1110000.00	1150000.00	3	20121130
696	3	1		1394000.00	3	20121127
697	1	1		925000.00	3	20121210
698	1	1	1682500.00	1700000.00	3	20121130
699	1	1		830000.00	3	20121204
700	1	1		1200000.00	3	20121204
701	1	1		800000.00	3	20121129
702	1	1		860000.00	3	20121109
703	1	1		1950000.00	3	20121212
704	1	1		1040000.00	3	20121204
705	1	1		1250000.00	3	20121109
706	1	1		795000.00	3	20121227
707	7	1		900000.00	3	20121223
708	1	1	575000.00	575000.00	3	20121218
709	3	1	831500.00	835000.00	3	20121211
710	7	1		725000.00	3	20121220
711	1	1	1255000.00	1255000.00	3	20121004
712	1	1	1325000.00	1325000.00	3	20121212
713	1	1		1100000.00	3	20121218
714	1	1		1050000.00	3	20121203
715	1	1		930000.00	3	20121207
716	1	1		900000.00	3	20121214

	133	134	135	136	137	138	139	140	141	142
	Most Recent Property Valuation Date	Most Recent AVM Model Name	Most Recent AVM Confidence Score	Original CLTV	Original LTV	Original Pledged Assets	Mortgage Insurance Company Name	Mortgage Insurance Percent	MI: Lender or Borrower Paid?	Pool Insurance Co. Name
1				0.650000	0.650000	0	0	0
2				0.800000	0.800000	0	0	0
3				0.800000	0.800000	0	0	0
4				0.800000	0.800000	0	0	0
5				0.625000	0.625000	0	0	0
6				0.651700	0.651700	0	0	0
7				0.506500	0.506500	0	0	0
8				0.795600	0.795600	0	0	0
9				0.659300	0.538100	0	0	0
10				0.750000	0.750000	0	0	0
11				0.742200	0.742200	0	0	0
12				0.623800	0.623800	0	0	0
13				0.600000	0.476900	0	0	0
14				0.454500	0.454500	0	0	0
15				0.794000	0.794000	0	0	0
16				0.588200	0.588200	0	0	0
17				0.757700	0.757700	0	0	0
18				0.584200	0.584200	0	0	0
19				0.800000	0.800000	0	0	0
20				0.693700	0.693700	0	0	0
21				0.444700	0.444700	0	0	0
22				0.798000	0.798000	0	0	0
23				0.645100	0.645100	0	0	0
24				0.698000	0.698000	0	0	0
25				0.800000	0.800000	0	0	0
26				0.795000	0.795000	0	0	0
27				0.800000	0.800000	0	0	0
28				0.575700	0.575700	0	0	0
29				0.775300	0.775300	0	0	0
30				0.690700	0.690700	0	0	0
31				0.763600	0.763600	0	0	0
32				0.751600	0.751600	0	0	0
33				0.800000	0.657000	0	0	0
34				0.545100	0.461300	0	0	0
35				0.746900	0.746900	0	0	0
36				0.800000	0.800000	0	0	0
37				0.601900	0.601900	0	0	0
38				0.750000	0.750000	0	0	0
39				0.800000	0.800000	0	0	0
40				0.386600	0.386600	0	0	0
41				0.800000	0.800000	0	0	0
42				0.800000	0.800000	0	0	0
43				0.737300	0.737300	0	0	0
44				0.641200	0.641200	0	0	0
45				0.609700	0.609700	0	0	0
46				0.800000	0.800000	0	0	0
47				0.747200	0.747200	0	0	0
48				0.617100	0.535500	0	0	0
49				0.669500	0.669500	0	0	0
50				0.716100	0.582500	0	0	0
51				0.800000	0.800000	0	0	0
52				0.774200	0.774200	0	0	0
53				0.731800	0.731800	0	0	0
54				0.800000	0.800000	0	0	0
55				0.587900	0.587900	0	0	0
56				0.570300	0.570300	0	0	0
57				0.768600	0.768600	0	0	0
58				0.800000	0.800000	0	0	0
59				0.797300	0.797300	0	0	0
60				0.800000	0.800000	0	0	0
61				0.643400	0.643400	0	0	0
62				0.800000	0.800000	0	0	0
63				0.647200	0.647200	0	0	0
64				0.759400	0.623100	0	0	0
65				0.640000	0.640000	0	0	0
66				0.800000	0.800000	0	0	0
67				0.800000	0.800000	0	0	0
68				0.584000	0.584000	0	0	0
69				0.800000	0.746200	0	0	0
70				0.600000	0.600000	0	0	0
71				0.783500	0.737100	0	0	0
72				0.700000	0.700000	0	0	0
73				0.792600	0.792600	0	0	0
74				0.800000	0.800000	0	0	0
75				0.724400	0.724400	0	0	0
76				0.800000	0.800000	0	0	0
77				0.680300	0.680300	0	0	0
78				0.619200	0.619200	0	0	0
79				0.671400	0.549700	0	0	0
80				0.787100	0.787100	0	0	0
81				0.696700	0.696700	0	0	0
82				0.758200	0.758200	0	0	0
83				0.800000	0.800000	0	0	0
84				0.457100	0.338000	0	0	0
85				0.480700	0.480700	0	0	0
86				0.700000	0.700000	0	0	0
87				0.672100	0.672100	0	0	0
88				0.750000	0.750000	0	0	0
89				0.800000	0.800000	0	0	0
90				0.800000	0.800000	0	0	0
91				0.786200	0.786200	0	0	0
92				0.673700	0.673700	0	0	0
93				0.752600	0.662100	0	0	0
94				0.706400	0.706400	0	0	0
95				0.772700	0.772700	0	0	0
96				0.750000	0.750000	0	0	0
97				0.772400	0.695500	0	0	0
98				0.648400	0.648400	0	0	0
99				0.426600	0.426600	0	0	0
100				0.419200	0.419200	0	0	0
101				0.487100	0.487100	0	0	0
102				0.800000	0.800000	0	0	0
103				0.700000	0.700000	0	0	0
104				0.677300	0.677300	0	0	0
105				0.577900	0.577900	0	0	0
106				0.498500	0.498500	0	0	0
107				0.309400	0.309400	0	0	0
108				0.800000	0.800000	0	0	0
109				0.637400	0.637400	0	0	0
110				0.750000	0.750000	0	0	0
111				0.743100	0.743100	0	0	0
112				0.750000	0.750000	0	0	0
113				0.660100	0.632800	0	0	0
114				0.402100	0.265200	0	0	0
115				0.800000	0.800000	0	0	0
116				0.800000	0.800000	0	0	0
117				0.800000	0.800000	0	0	0
118				0.800000	0.800000	0	0	0
119				0.647600	0.647600	0	0	0
120				0.740900	0.740900	0	0	0
121				0.642400	0.642400	0	0	0
122				0.800000	0.800000	0	0	0
123				0.408000	0.408000	0	0	0
124				0.377000	0.377000	0	0	0
125				0.796500	0.796500	0	0	0
126				0.542800	0.542800	0	0	0
127				0.551700	0.551700	0	0	0
128				0.731900	0.731900	0	0	0
129				0.749900	0.749900	0	0	0
130				0.628500	0.628500	0	0	0
131				0.414500	0.414500	0	0	0
132				0.800000	0.800000	0	0	0
133				0.748900	0.748900	0	0	0
134				0.546600	0.546600	0	0	0
135				0.646300	0.646300	0	0	0
136				0.661300	0.661300	0	0	0
137				0.800000	0.800000	0	0	0
138				0.800000	0.800000	0	0	0
139				0.749900	0.749900	0	0	0
140				0.522700	0.522700	0	0	0
141				0.519600	0.519600	0	0	0
142				0.610000	0.610000	0	0	0
143				0.181700	0.181700	0	0	0
144				0.800000	0.800000	0	0	0
145				0.743400	0.743400	0	0	0
146				0.327000	0.327000	0	0	0
147				0.615100	0.537000	0	0	0
148				0.392500	0.262900	0	0	0
149				0.557600	0.557600	0	0	0
150				0.667100	0.667100	0	0	0
151				0.754300	0.595800	0	0	0
152				0.650000	0.650000	0	0	0
153				0.515700	0.515700	0	0	0
154				0.557400	0.557400	0	0	0
155				0.799200	0.799200	0	0	0
156				0.355000	0.355000	0	0	0
157				0.473800	0.473800	0	0	0
158				0.491200	0.491200	0	0	0
159				0.751700	0.751700	0	0	0
160				0.800000	0.800000	0	0	0
161				0.728600	0.728600	0	0	0
162				0.750000	0.750000	0	0	0
163				0.638300	0.638300	0	0	0
164				0.365100	0.365100	0	0	0
165				0.711200	0.711200	0	0	0
166				0.591700	0.591700	0	0	0
167				0.800000	0.800000	0	0	0
168				0.344000	0.344000	0	0	0
169				0.750000	0.750000	0	0	0
170				0.800000	0.800000	0	0	0
171				0.800000	0.800000	0	0	0
172				0.602500	0.602500	0	0	0
173				0.650000	0.619300	0	0	0
174				0.499300	0.425100	0	0	0
175				0.671200	0.671200	0	0	0
176				0.650000	0.650000	0	0	0
177				0.800000	0.800000	0	0	0
178				0.603700	0.603700	0	0	0
179				0.800000	0.800000	0	0	0
180				0.611000	0.507300	0	0	0
181				0.693400	0.693400	0	0	0
182				0.700000	0.700000	0	0	0
183				0.719600	0.719600	0	0	0
184				0.687100	0.687100	0	0	0
185				0.743000	0.743000	0	0	0
186				0.576400	0.576400	0	0	0
187				0.770000	0.770000	0	0	0
188				0.650900	0.650900	0	0	0
189				0.341500	0.341500	0	0	0
190				0.683700	0.639200	0	0	0
191				0.394100	0.394100	0	0	0
192				0.750000	0.750000	0	0	0
193				0.629600	0.629600	0	0	0
194				0.735800	0.735800	0	0	0
195				0.754500	0.754500	0	0	0
196				0.562500	0.562500	0	0	0
197				0.739700	0.739700	0	0	0
198				0.663900	0.542500	0	0	0
199				0.797700	0.560600	0	0	0
200				0.607800	0.607800	0	0	0
201				0.405700	0.405700	0	0	0
202				0.536100	0.536100	0	0	0
203				0.727000	0.727000	0	0	0
204				0.605100	0.605100	0	0	0
205				0.615600	0.615600	0	0	0
206				0.634300	0.634300	0	0	0
207				0.720900	0.638500	0	0	0
208				0.717400	0.717400	0	0	0
209				0.800000	0.800000	0	0	0
210				0.764100	0.764100	0	0	0
211				0.458200	0.458200	0	0	0
212				0.400000	0.400000	0	0	0
213				0.648000	0.527900	0	0	0
214				0.724400	0.724400	0	0	0
215				0.500000	0.500000	0	0	0
216				0.700000	0.700000	0	0	0
217				0.570300	0.570300	0	0	0
218				0.785500	0.785500	0	0	0
219				0.557400	0.493600	0	0	0
220				0.772500	0.772500	0	0	0
221				0.650000	0.650000	0	0	0
222				0.750000	0.750000	0	0	0
223				0.682900	0.682900	0	0	0
224				0.800000	0.800000	0	0	0
225				0.611300	0.611300	0	0	0
226				0.448900	0.448900	0	0	0
227				0.275500	0.275500	0	0	0
228				0.800000	0.800000	0	0	0
229				0.264600	0.264600	0	0	0
230				0.650000	0.650000	0	0	0
231				0.749600	0.749600	0	0	0
232				0.800000	0.800000	0	0	0
233				0.750000	0.750000	0	0	0
234				0.700000	0.594900	0	0	0
235				0.706100	0.706100	0	0	0
236				0.713600	0.713600	0	0	0
237				0.631300	0.631300	0	0	0
238				0.548600	0.548600	0	0	0
239				0.463700	0.463700	0	0	0
240				0.800000	0.800000	0	0	0
241				0.800000	0.672000	0	0	0
242				0.600000	0.600000	0	0	0
243				0.700000	0.700000	0	0	0
244				0.750000	0.750000	0	0	0
245				0.799500	0.799500	0	0	0
246				0.653400	0.653400	0	0	0
247				0.554800	0.554800	0	0	0
248				0.714200	0.515800	0	0	0
249				0.515700	0.515700	0	0	0
250				0.713000	0.713000	0	0	0
251				0.250300	0.250300	0	0	0
252				0.560000	0.560000	0	0	0
253				0.448300	0.448300	0	0	0
254				0.591400	0.484200	0	0	0
255				0.723300	0.723300	0	0	0
256				0.470500	0.382300	0	0	0
257				0.303000	0.303000	0	0	0
258				0.554800	0.445100	0	0	0
259				0.800000	0.800000	0	0	0
260				0.487100	0.487100	0	0	0
261				0.720400	0.290300	0	0	0
262				0.174600	0.114900	0	0	0
263				0.597400	0.597400	0	0	0
264				0.590000	0.590000	0	0	0
265				0.680700	0.588400	0	0	0
266				0.793300	0.793300	0	0	0
267				0.571400	0.571400	0	0	0
268				0.700000	0.700000	0	0	0
269				0.594400	0.524400	0	0	0
270				0.750000	0.750000	0	0	0
271				0.650000	0.650000	0	0	0
272				0.452500	0.452500	0	0	0
273				0.656400	0.656400	0	0	0
274				0.782700	0.782700	0	0	0
275				0.561400	0.561400	0	0	0
276				0.578300	0.578300	0	0	0
277				0.764000	0.764000	0	0	0
278				0.345200	0.345200	0	0	0
279				0.366600	0.366600	0	0	0
280				0.350800	0.350800	0	0	0
281				0.700000	0.561600	0	0	0
282				0.640000	0.640000	0	0	0
283				0.722500	0.722500	0	0	0
284				0.740700	0.740700	0	0	0
285				0.688800	0.588800	0	0	0
286				0.652400	0.619600	0	0	0
287				0.768300	0.768300	0	0	0
288				0.627000	0.540500	0	0	0
289				0.396600	0.396600	0	0	0
290				0.333300	0.333300	0	0	0
291				0.749100	0.749100	0	0	0
292				0.781900	0.781900	0	0	0
293				0.233600	0.149400	0	0	0
294				0.611500	0.611500	0	0	0
295				0.455300	0.455300	0	0	0
296				0.700000	0.700000	0	0	0
297				0.513900	0.513900	0	0	0
298				0.577800	0.577800	0	0	0
299				0.755900	0.755900	0	0	0
300				0.750000	0.750000	0	0	0
301				0.693100	0.584500	0	0	0
302				0.549100	0.549100	0	0	0
303				0.800000	0.800000	0	0	0
304				0.557000	0.557000	0	0	0
305				0.683800	0.683800	0	0	0
306				0.683500	0.632200	0	0	0
307				0.673900	0.571200	0	0	0
308				0.649600	0.649600	0	0	0
309				0.666600	0.666600	0	0	0
310				0.736000	0.736000	0	0	0
311				0.222200	0.222200	0	0	0
312				0.749700	0.749700	0	0	0
313				0.617000	0.617000	0	0	0
314				0.745600	0.745600	0	0	0
315				0.800000	0.800000	0	0	0
316				0.585200	0.585200	0	0	0
317				0.647300	0.647300	0	0	0
318				0.750000	0.750000	0	0	0
319				0.698700	0.666200	0	0	0
320				0.665000	0.665000	0	0	0
321				0.592500	0.592500	0	0	0
322				0.750000	0.750000	0	0	0
323				0.664700	0.664700	0	0	0
324				0.699900	0.699900	0	0	0
325				0.712800	0.712800	0	0	0
326				0.692200	0.692200	0	0	0
327				0.648100	0.648100	0	0	0
328				0.446500	0.446500	0	0	0
329				0.445300	0.445300	0	0	0
330				0.700000	0.700000	0	0	0
331				0.561600	0.561600	0	0	0
332				0.700000	0.700000	0	0	0
333				0.447300	0.447300	0	0	0
334				0.419500	0.419500	0	0	0
335				0.718200	0.718200	0	0	0
336				0.615600	0.615600	0	0	0
337				0.686200	0.686200	0	0	0
338				0.575900	0.575900	0	0	0
339				0.606800	0.606800	0	0	0
340				0.484800	0.484800	0	0	0
341				0.698400	0.698400	0	0	0
342				0.581200	0.456200	0	0	0
343				0.749600	0.749600	0	0	0
344				0.655000	0.655000	0	0	0
345				0.602600	0.469300	0	0	0
346				0.497800	0.497800	0	0	0
347				0.260000	0.260000	0	0	0
348				0.750000	0.750000	0	0	0
349				0.750000	0.750000	0	0	0
350				0.742100	0.742100	0	0	0
351				0.556700	0.488000	0	0	0
352				0.692700	0.692700	0	0	0
353				0.426400	0.426400	0	0	0
354				0.574100	0.574100	0	0	0
355				0.590300	0.590300	0	0	0
356				0.437100	0.437100	0	0	0
357				0.577000	0.577000	0	0	0
358				0.750000	0.750000	0	0	0
359				0.653100	0.653100	0	0	0
360				0.695500	0.695500	0	0	0
361				0.625400	0.625400	0	0	0
362				0.368000	0.368000	0	0	0
363				0.674400	0.674400	0	0	0
364				0.444300	0.444300	0	0	0
365				0.831100	0.692900	0	0	0
366				0.749900	0.749900	0	0	0
367				0.750000	0.750000	0	0	0
368				0.676100	0.676100	0	0	0
369				0.657000	0.657000	0	0	0
370				0.750000	0.750000	0	0	0
371				0.648200	0.648200	0	0	0
372				0.546300	0.546300	0	0	0
373				0.695400	0.695400	0	0	0
374				0.800000	0.800000	0	0	0
375				0.404800	0.404800	0	0	0
376				0.575400	0.461800	0	0	0
377				0.722700	0.722700	0	0	0
378				0.736300	0.736300	0	0	0
379				0.781000	0.781000	0	0	0
380				0.600000	0.516600	0	0	0
381				0.685400	0.685400	0	0	0
382				0.750000	0.750000	0	0	0
383				0.569300	0.444300	0	0	0
384				0.689600	0.689600	0	0	0
385				0.699900	0.699900	0	0	0
386				0.500000	0.500000	0	0	0
387				0.463700	0.463700	0	0	0
388				0.800000	0.800000	0	0	0
389				0.665500	0.639300	0	0	0
390				0.631600	0.631600	0	0	0
391				0.698700	0.595700	0	0	0
392				0.583300	0.583300	0	0	0
393				0.696900	0.696900	0	0	0
394				0.650000	0.650000	0	0	0
395				0.432000	0.432000	0	0	0
396				0.491800	0.491800	0	0	0
397				0.695900	0.695900	0	0	0
398				0.527300	0.527300	0	0	0
399				0.734300	0.428500	0	0	0
400				0.675000	0.675000	0	0	0
401				0.601400	0.451500	0	0	0
402				0.619100	0.619100	0	0	0
403				0.725000	0.725000	0	0	0
404				0.697400	0.697400	0	0	0
405				0.790500	0.790500	0	0	0
406				0.800000	0.800000	0	0	0
407				0.696500	0.696500	0	0	0
408				0.800000	0.800000	0	0	0
409				0.799900	0.799900	0	0	0
410				0.738200	0.738200	0	0	0
411				0.656600	0.656600	0	0	0
412				0.491600	0.491600	0	0	0
413				0.328500	0.328500	0	0	0
414				0.628500	0.628500	0	0	0
415				0.750000	0.750000	0	0	0
416				0.493700	0.493700	0	0	0
417				0.700000	0.675000	0	0	0
418				0.588200	0.588200	0	0	0
419				0.608700	0.608700	0	0	0
420				0.750000	0.750000	0	0	0
421				0.586400	0.586400	0	0	0
422				0.785300	0.785300	0	0	0
423				0.757600	0.757600	0	0	0
424				0.583000	0.583000	0	0	0
425				0.780500	0.780500	0	0	0
426				0.262100	0.262100	0	0	0
427				0.187300	0.187300	0	0	0
428				0.800000	0.800000	0	0	0
429				0.629600	0.629600	0	0	0
430				0.513500	0.513500	0	0	0
431				0.774300	0.774300	0	0	0
432				0.444400	0.444400	0	0	0
433				0.716100	0.716100	0	0	0
434				0.800000	0.800000	0	0	0
435				0.800000	0.800000	0	0	0
436				0.735700	0.735700	0	0	0
437				0.705400	0.617900	0	0	0
438				0.798800	0.798800	0	0	0
439				0.800000	0.800000	0	0	0
440				0.800000	0.800000	0	0	0
441				0.636900	0.636900	0	0	0
442				0.800000	0.800000	0	0	0
443				0.697200	0.697200	0	0	0
444				0.642700	0.642700	0	0	0
445				0.696200	0.696200	0	0	0
446				0.594800	0.594800	0	0	0
447				0.648600	0.648600	0	0	0
448				0.795700	0.795700	0	0	0
449				0.548200	0.412900	0	0	0
450				0.800000	0.800000	0	0	0
451				0.800000	0.800000	0	0	0
452				0.723800	0.723800	0	0	0
453				0.783200	0.783200	0	0	0
454				0.796800	0.796800	0	0	0
455				0.800000	0.800000	0	0	0
456				0.567600	0.567600	0	0	0
457				0.800000	0.800000	0	0	0
458				0.595600	0.595600	0	0	0
459				0.642800	0.642800	0	0	0
460				0.683300	0.683300	0	0	0
461				0.796000	0.696000	0	0	0
462				0.533300	0.533300	0	0	0
463				0.741900	0.741900	0	0	0
464				0.700000	0.700000	0	0	0
465				0.450000	0.450000	0	0	0
466				0.592800	0.592800	0	0	0
467				0.800000	0.800000	0	0	0
468				0.561200	0.561200	0	0	0
469				0.693900	0.693900	0	0	0
470				0.699600	0.699600	0	0	0
471				0.331300	0.331300	0	0	0
472				0.374000	0.374000	0	0	0
473				0.600000	0.600000	0	0	0
474				0.793000	0.752300	0	0	0
475				0.650000	0.650000	0	0	0
476				0.565200	0.565200	0	0	0
477				0.650000	0.650000	0	0	0
478				0.800000	0.800000	0	0	0
479				0.381700	0.381700	0	0	0
480				0.512800	0.512800	0	0	0
481				0.612600	0.612600	0	0	0
482				0.502500	0.502500	0	0	0
483				0.699100	0.699100	0	0	0
484				0.559100	0.559100	0	0	0
485				0.514800	0.462000	0	0	0
486				0.730200	0.730200	0	0	0
487				0.674600	0.674600	0	0	0
488				0.446600	0.446600	0	0	0
489				0.636300	0.636300	0	0	0
490				0.725400	0.725400	0	0	0
491				0.800000	0.800000	0	0	0
492				0.786200	0.786200	0	0	0
493				0.239600	0.239600	0	0	0
494				0.778300	0.778300	0	0	0
495				0.533900	0.533900	0	0	0
496				0.617200	0.617200	0	0	0
497				0.554500	0.554500	0	0	0
498				0.276700	0.276700	0	0	0
499				0.262300	0.262300	0	0	0
500				0.448500	0.399700	0	0	0
501				0.800000	0.800000	0	0	0
502				0.800000	0.800000	0	0	0
503				0.538700	0.538700	0	0	0
504				0.616100	0.616100	0	0	0
505				0.620000	0.620000	0	0	0
506				0.799900	0.799900	0	0	0
507				0.716900	0.716900	0	0	0
508				0.400000	0.400000	0	0	0
509				0.700500	0.700500	0	0	0
510				0.766600	0.766600	0	0	0
511				0.798500	0.798500	0	0	0
512				0.800000	0.800000	0	0	0
513				0.750000	0.750000	0	0	0
514				0.741100	0.741100	0	0	0
515				0.720000	0.720000	0	0	0
516				0.655900	0.655900	0	0	0
517				0.750000	0.750000	0	0	0
518				0.629600	0.629600	0	0	0
519				0.783600	0.783600	0	0	0
520				0.614600	0.614600	0	0	0
521				0.612900	0.612900	0	0	0
522				0.367000	0.367000	0	0	0
523				0.560200	0.560200	0	0	0
524				0.792200	0.792200	0	0	0
525				0.724700	0.724700	0	0	0
526				0.706900	0.706900	0	0	0
527				0.750000	0.750000	0	0	0
528				0.617300	0.617300	0	0	0
529				0.625000	0.625000	0	0	0
530				0.700000	0.700000	0	0	0
531				0.584700	0.584700	0	0	0
532				0.800000	0.800000	0	0	0
533				0.594000	0.594000	0	0	0
534				0.650000	0.650000	0	0	0
535				0.800000	0.800000	0	0	0
536				0.750000	0.750000	0	0	0
537				0.555200	0.555200	0	0	0
538				0.562100	0.562100	0	0	0
539				0.658900	0.658900	0	0	0
540				0.732000	0.732000	0	0	0
541				0.659700	0.659700	0	0	0
542				0.583000	0.583000	0	0	0
543				0.800000	0.800000	0	0	0
544				0.752000	0.646600	0	0	0
545				0.664300	0.597600	0	0	0
546				0.693800	0.693800	0	0	0
547				0.600000	0.600000	0	0	0
548				0.779800	0.779800	0	0	0
549				0.694500	0.694500	0	0	0
550				0.750000	0.750000	0	0	0
551				0.731900	0.731900	0	0	0
552				0.696900	0.696900	0	0	0
553				0.745000	0.745000	0	0	0
554				0.570100	0.570100	0	0	0
555				0.628100	0.628100	0	0	0
556				0.584300	0.584300	0	0	0
557				0.750000	0.750000	0	0	0
558				0.379100	0.379100	0	0	0
559				0.694100	0.629400	0	0	0
560				0.533800	0.533800	0	0	0
561				0.601500	0.601500	0	0	0
562				0.640200	0.640200	0	0	0
563				0.800000	0.747600	0	0	0
564				0.616700	0.455400	0	0	0
565				0.426200	0.426200	0	0	0
566				0.673500	0.673500	0	0	0
567				0.609700	0.609700	0	0	0
568				0.700300	0.570700	0	0	0
569				0.800000	0.800000	0	0	0
570				0.750000	0.750000	0	0	0
571				0.793600	0.793600	0	0	0
572				0.686300	0.686300	0	0	0
573				0.769300	0.596700	0	0	0
574				0.799800	0.799800	0	0	0
575				0.712500	0.712500	0	0	0
576				0.725000	0.725000	0	0	0
577				0.795900	0.795900	0	0	0
578				0.429500	0.429500	0	0	0
579				0.800000	0.800000	0	0	0
580				0.675500	0.675500	0	0	0
581				0.746800	0.699400	0	0	0
582				0.663600	0.663600	0	0	0
583				0.761900	0.761900	0	0	0
584				0.523800	0.523800	0	0	0
585				0.431000	0.431000	0	0	0
586				0.742500	0.742500	0	0	0
587				0.766400	0.766400	0	0	0
588				0.564000	0.564000	0	0	0
589				0.800000	0.800000	0	0	0
590				0.800000	0.800000	0	0	0
591				0.417400	0.417400	0	0	0
592				0.700000	0.700000	0	0	0
593				0.700000	0.700000	0	0	0
594				0.467300	0.467300	0	0	0
595				0.260800	0.260800	0	0	0
596				0.746600	0.746600	0	0	0
597				0.750000	0.750000	0	0	0
598				0.766000	0.766000	0	0	0
599				0.650000	0.650000	0	0	0
600				0.750000	0.750000	0	0	0
601				0.780000	0.780000	0	0	0
602				0.784000	0.784000	0	0	0
603				0.800000	0.800000	0	0	0
604				0.532000	0.532000	0	0	0
605				0.684000	0.684000	0	0	0
606				0.495600	0.495600	0	0	0
607				0.740000	0.740000	0	0	0
608				0.645300	0.645300	0	0	0
609				0.586300	0.464000	0	0	0
610				0.800000	0.689600	0	0	0
611				0.483600	0.483600	0	0	0
612				0.716000	0.716000	0	0	0
613				0.763100	0.763100	0	0	0
614				0.800000	0.800000	0	0	0
615				0.653100	0.653100	0	0	0
616				0.750000	0.750000	0	0	0
617				0.639500	0.639500	0	0	0
618				0.630300	0.630300	0	0	0
619				0.521800	0.521800	0	0	0
620				0.622300	0.622300	0	0	0
621				0.663300	0.663300	0	0	0
622				0.749900	0.649700	0	0	0
623				0.800000	0.800000	0	0	0
624				0.800000	0.800000	0	0	0
625				0.725200	0.725200	0	0	0
626				0.540300	0.540300	0	0	0
627				0.471500	0.471500	0	0	0
628				0.600000	0.600000	0	0	0
629				0.547400	0.547400	0	0	0
630				0.717700	0.717700	0	0	0
631				0.634100	0.634100	0	0	0
632				0.539000	0.539000	0	0	0
633				0.750000	0.750000	0	0	0
634				0.800000	0.800000	0	0	0
635				0.750000	0.750000	0	0	0
636				0.646600	0.646600	0	0	0
637				0.571600	0.571600	0	0	0
638				0.766200	0.766200	0	0	0
639				0.756700	0.756700	0	0	0
640				0.541600	0.541600	0	0	0
641				0.679400	0.679400	0	0	0
642				0.799900	0.799900	0	0	0
643				0.800000	0.800000	0	0	0
644				0.650000	0.650000	0	0	0
645				0.693000	0.693000	0	0	0
646				0.714200	0.670800	0	0	0
647				0.666500	0.666500	0	0	0
648				0.556600	0.412100	0	0	0
649				0.405000	0.405000	0	0	0
650				0.658800	0.658800	0	0	0
651				0.700000	0.700000	0	0	0
652				0.514600	0.514600	0	0	0
653				0.597000	0.274500	0	0	0
654				0.700000	0.700000	0	0	0
655				0.681100	0.681100	0	0	0
656				0.546300	0.546300	0	0	0
657				0.800000	0.800000	0	0	0
658				0.621800	0.621800	0	0	0
659				0.788100	0.788100	0	0	0
660				0.757500	0.757500	0	0	0
661				0.670200	0.670200	0	0	0
662				0.619000	0.619000	0	0	0
663				0.670000	0.670000	0	0	0
664				0.713000	0.713000	0	0	0
665				0.638700	0.638700	0	0	0
666				0.594400	0.594400	0	0	0
667				0.800000	0.800000	0	0	0
668				0.701400	0.648600	0	0	0
669				0.528000	0.528000	0	0	0
670				0.616600	0.616600	0	0	0
671				0.505000	0.505000	0	0	0
672				0.560000	0.560000	0	0	0
673				0.592400	0.592400	0	0	0
674				0.512900	0.512900	0	0	0
675				0.548100	0.548100	0	0	0
676				0.654000	0.654000	0	0	0
677				0.800000	0.800000	0	0	0
678				0.582000	0.582000	0	0	0
679				0.800000	0.700000	0	0	0
680				0.686700	0.686700	0	0	0
681				0.672700	0.672700	0	0	0
682				0.652000	0.652000	0	0	0
683				0.643200	0.643200	0	0	0
684				0.662000	0.662000	0	0	0
685				0.700000	0.700000	0	0	0
686				0.665300	0.665300	0	0	0
687				0.680600	0.680600	0	0	0
688				0.700000	0.700000	0	0	0
689				0.761900	0.761900	0	0	0
690				0.446300	0.446300	0	0	0
691				0.450700	0.450700	0	0	0
692				0.539900	0.539900	0	0	0
693				0.480000	0.320000	0	0	0
694				0.657100	0.657100	0	0	0
695				0.800000	0.800000	0	0	0
696				0.623300	0.569500	0	0	0
697				0.659400	0.659400	0	0	0
698				0.750000	0.750000	0	0	0
699				0.778300	0.778300	0	0	0
700				0.682900	0.682900	0	0	0
701				0.790000	0.790000	0	0	0
702				0.750000	0.750000	0	0	0
703				0.512300	0.512300	0	0	0
704				0.619400	0.619400	0	0	0
705				0.528000	0.528000	0	0	0
706				0.786700	0.786700	0	0	0
707				0.650000	0.650000	0	0	0
708				0.800000	0.800000	0	0	0
709				0.600000	0.600000	0	0	0
710				0.750000	0.750000	0	0	0
711				0.700000	0.700000	0	0	0
712				0.750000	0.750000	0	0	0
713				0.650000	0.650000	0	0	0
714				0.605700	0.605700	0	0	0
715				0.598900	0.598900	0	0	0
716				0.673600	0.673600	0	0	0

	143	144	145	146	147	148	149	150	151
	Pool Insurance Stop Loss %	MI Certificate Number	Updated DTI (Front-end)	Updated DTI (Back-end)	Modification Effective Payment Date	Total Capitalized Amount	Total Deferred Amount	Pre-Modification Interest (Note) Rate	Pre-Modification P&I Payment
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99
100
101
102
103
104
105
106
107
108
109
110
111
112
113
114
115
116
117
118
119
120
121
122
123
124
125
126
127
128
129
130
131
132
133
134
135
136
137
138
139
140
141
142
143
144
145
146
147
148
149
150
151
152
153
154
155
156
157
158
159
160
161
162
163
164
165
166
167
168
169
170
171
172
173
174
175
176
177
178
179
180
181
182
183
184
185
186
187
188
189
190
191
192
193
194
195
196
197
198
199
200
201
202
203
204
205
206
207
208
209
210
211
212
213
214
215
216
217
218
219
220
221
222
223
224
225
226
227
228
229
230
231
232
233
234
235
236
237
238
239
240
241
242
243
244
245
246
247
248
249
250
251
252
253
254
255
256
257
258
259
260
261
262
263
264
265
266
267
268
269
270
271
272
273
274
275
276
277
278
279
280
281
282
283
284
285
286
287
288
289
290
291
292
293
294
295
296
297
298
299
300
301
302
303					20130129			0.0345	4623.24
304
305
306
307
308
309
310
311
312
313
314
315
316
317
318
319
320
321
322
323
324
325
326
327
328
329
330
331
332
333
334
335
336
337
338
339
340
341
342
343
344
345
346
347
348
349
350
351
352
353
354
355
356
357
358
359
360
361
362
363
364
365
366
367
368
369
370
371
372
373
374
375
376
377
378
379
380
381
382
383
384
385
386
387
388
389
390
391
392
393
394
395
396
397
398
399
400
401
402
403
404
405
406
407
408
409
410
411
412
413
414
415
416
417
418
419
420
421
422
423
424
425
426
427
428
429
430
431
432
433
434
435
436
437
438
439
440
441
442
443
444
445
446
447
448
449
450
451
452
453
454
455
456
457
458
459
460
461
462
463
464
465
466
467
468
469
470
471
472
473
474
475
476
477
478
479
480
481
482
483
484
485
486
487
488
489
490
491
492
493
494
495
496
497
498
499
500
501
502
503
504
505
506
507
508
509
510
511
512
513
514
515
516
517
518
519
520
521
522
523
524
525
526
527
528
529
530
531
532
533
534
535
536
537
538
539
540
541
542
543
544
545
546
547
548
549
550
551
552
553
554
555
556
557
558
559
560
561
562
563
564
565
566
567
568
569
570
571
572
573
574
575
576
577
578
579
580
581
582
583
584
585
586
587
588
589
590
591
592
593
594
595
596
597
598
599
600
601
602
603
604
605
606
607
608
609
610
611
612
613
614
615
616
617
618
619
620
621
622
623
624
625
626
627
628
629
630
631
632
633
634
635
636
637
638
639
640
641
642
643
644
645
646
647
648
649
650
651
652
653
654
655
656
657
658
659
660
661
662
663
664
665
666
667
668
669
670
671
672
673
674
675
676
677
678
679
680
681
682
683
684
685
686
687
688
689
690
691
692
693
694
695
696
697
698
699
700
701
702
703
704
705
706
707
708
709
710
711
712
713
714
715
716

	152	153	154	155	156	157	158	159	160	161
	Pre-Modification Initial Interest Rate Change Downward Cap	Pre-Modification Subsequent Interest Rate Cap	Pre-Modification Next Interest Rate Change Date	Pre-Modification I/O Term	Forgiven Principal Amount	Forgiven Interest Amount	Number of Modifications	Cash To/From Brrw at Closing	Brrw - Yrs at in Industry	CoBrrw - Yrs at in Industry
1									13
2									25	25
3									4
4									20	11.25
5									25
6									32
7									18	18
8									15	20
9									20	18
10									10	5
11									11
12									20
13									22	22
14									3
15									3	3
16									17
17									20	12
18									0
19									22
20									20
21									28	20
22									20	17
23									25
24									13	3
25									23
26									2	15
27									20
28									12
29									14	20
30									21
31									15
32									10
33									12	4
34									0	3
35									18	5
36									7
37									15	15
38									23
39									15	15
40									5
41									20
42									38
43									13	2.5
44									8
45									10	20
46									25
47									24	24
48									34.25
49									11
50									10	25
51									28
52									15
53									14	5
54									40
55									14	7
56									0
57									16
58									15
59									16
60									12
61									16	13
62									33.25	14
63									14
64									4.5	35
65									13	9
66									21
67									13	2
68									8
69									11.5
70									26
71									20	18
72									26
73									11
74									11
75									15	23
76									12
77									12.25	16
78									14
79									12
80									7	11
81									23
82									17	11
83									22	22
84									30
85									23
86									8
87									25
88									10	10
89									5
90									15	9
91									26
92									4.75
93									9
94									10	10
95									4
96									30
97									7.5	7
98									9.5	29.25
99									20	4.25
100									13	13
101									38
102									5
103									15
104									16	30
105									31
106									4	7
107									29
108									13
109									22
110									12	23
111									12	30
112									15
113									22
114									12
115									14	18
116									13	9
117									42.5
118									28
119									16
120									20
121									17
122									16.75	20
123									30
124									20	6
125									8
126									32	24
127									5
128									12	8
129									20
130									15
131									4.75	10
132									11
133									3
134									14.25	15
135									19	8
136									14.25	14.25
137									13
138									8
139									24
140									17
141									20
142									16	10.75
143									33
144									12
145									15.25	10
146									15.5	2
147									4	5
148									25
149									10
150									20
151									16	15
152									27	7
153									30
154									24	11
155									17
156									0
157									19	17
158									12
159									12
160									10
161									9	3.25
162									15
163									35	26
164									0
165									20
166									20
167									15
168									17
169									14
170									7
171									20	20
172									12.75
173									35	8
174									15	16
175									32	32
176									20
177									30
178									28
179									24	23
180									23	21
181									12
182									23
183									4
184									6	9
185									21
186									7	17
187									17	17
188									15
189									31
190									10.5
191									24
192									11
193									30	30
194									12	4
195									27
196									10
197									22
198									43
199									10
200									8.25	12.5
201									28
202									40	30
203									27
204									11
205									35
206									20
207									36	32
208									4
209									8	5
210									21	17
211									45	30
212									24
213									18
214									0	5
215									15	3
216									11
217									0	25
218									25
219									30
220									35	18
221									20
222									40
223									21
224									30
225									8
226									8	8
227									27
228									30
229									20
230									10
231									17
232									4	4
233									0	17
234									20
235									8	8
236									22	21
237									22
238									18
239									18	15
240									25
241									20
242									14.25
243									11.5
244									18	17
245									28	24
246									13	12
247									15	7
248									13
249									23
250									23
251									0
252									16	13
253									0
254									27	20
255									5.25	36.25
256									25
257									12
258									12	12
259									21
260									30
261									22
262									0
263									42
264									2.5
265									9	100
266									20
267									4	6
268									11
269									10	7
270									0	11
271									20	7
272									19	25
273									9
274									10
275									10	16
276									25
277									26
278									20
279									27
280									4
281									14
282									37
283									36	31
284									25	25
285									30
286									15	10
287									1
288									0
289									26
290									20
291									11	11
292									22
293									44
294									9
295									0
296									7
297									10
298									27
299									20
300									12	20
301									20	15
302									7	26
303									2
304									0
305									5	6
306									9
307									25
308									20	18
309									21
310									10
311									0
312									0
313									12	11
314									11	11
315									15	4
316									19	21
317									30
318									15	20
319									30
320									30	30
321									11
322									18.5
323									20	16
324									12	15
325									13	9
326									14	15
327									10	10
328									22
329									25	25
330									11	17
331									20	17
332									31	9
333									20	5
334									24
335									10
336									30
337									25	20
338									8
339									19	14
340									0	7
341									20
342									12
343									8	10
344									29
345									8	10
346									28
347									15	15
348									30
349									12	10
350									14	14
351									30
352									12	9
353									25
354									21
355									14	14
356									17	17
357									13
358									18
359									14
360									10	16
361									32	4
362									13
363									38	32
364									11	10
365									39
366									18
367									15	15
368									20
369									15
370									6
371									15
372									17
373									26	7
374									5	5
375									30	30
376									14	23
377									7	4
378									15	8
379									23	23
380									10
381									7
382									9	5
383									22
384									12
385									12
386									12
387									19	15
388									10
389									39
390									24
391									17
392									24	22
393									27.25	9.5
394									29
395									13	22
396									5.25
397									20
398									29
399									30
400									0
401									15	15
402									17	13
403									8	8
404									13.25	19
405									13	9
406									11	20
407									6	20
408									6
409									12
410									12
411									0
412									25
413									36
414									12	20
415									4	11
416									31	18
417									37	18
418									20
419									12
420									3
421									30	32
422									33
423									15
424									30
425									18	11.75
426									17.25	33
427									26
428									18.5	25
429									20
430									16
431									13
432									18
433									5	2
434									6.5
435									25
436									32
437									17
438									23
439									12
440									14
441									19
442									5	5
443									18
444									4	4
445									0
446									18
447									18	10
448									12
449									12
450									8
451									10
452									28
453									14
454									23
455									8
456									10
457									22
458									10	10
459									6	10
460									15
461									16
462									8
463									20
464									20	8
465									19
466									19
467									15
468									14
469									30	32
470									25
471									14
472									0	24
473									15	10
474									15
475									30
476									28
477									25
478									27	23
479									5	8
480									30	30
481									10.25	10
482									25	16
483									16
484									6	12
485									26	21
486									14
487									15	15
488									24	17
489									18	4
490									22	25
491									15
492									13
493									20
494									20
495									10	10
496									9
497									20	2
498									25	25
499									0
500									30
501									24	19
502									3	29
503									7	30
504									5
505									30
506									11
507									4
508									4	20
509									6
510									16
511									20
512									5	16
513									17	6
514									10
515									10
516									11
517									16
518									23.75
519									15	21
520									10
521									14
522									29
523									11
524									36
525									7	7
526									15
527									13	15
528									6
529									35	35
530									12	12
531									3	3
532									18
533									12
534									0	25
535									11.5	10.25
536									6
537									20
538									21	5
539									25
540									21	21
541									6
542									2
543									15	12
544									18
545									20
546									13
547									21
548									18
549									7	18
550									16	9
551									20
552									4	4
553									10	10
554									30
555									10
556									12	12
557									6
558									23
559									16
560									18.25	13.25
561									14.75
562									25	4
563									10
564									14.75
565									16
566									11	7
567									8	8
568									2
569									11
570									15	11
571									27
572									0
573									13
574									13
575									10	11
576									22
577									11
578									10	10
579									10
580									16	2
581									40	30
582									16	14
583									0	5
584									30	17
585									25
586									18
587									20
588									23
589									14
590									0
591									20	18
592									25	22.25
593									19
594									12
595									15
596									23
597									23
598									11
599									15	11
600									20	6
601									20
602									16	16
603									21	20
604									10
605									15
606									15
607									17	35
608									12.5
609									23	10
610									14	7
611									17	3
612									13
613									17
614									15
615									19.25	2.5
616									0	22.75
617									34	20
618									25	14.25
619									20	1.5
620									24
621									20	20
622									9	11
623									10	10
624									13	8
625									15	15
626									30
627									20
628									25
629									20	18
630									8
631									17	8
632									32
633									16	26
634									10
635									8.75
636									26
637									20	20
638									12
639									15	7
640									24
641									20	7
642									13.5	9
643									20	8
644									21.75	22
645									18
646									13	9
647									25
648									20	14
649									10	4
650									10	15
651									5.5	2
652									0	26
653									26	26
654									22
655									35
656									5
657									20
658									28	5
659									0
660									13
661									6	6
662									12
663									20
664									11
665									16.25
666									17.75
667									10	10
668									14.5
669									30
670									21
671									4
672									3
673									15
674									13
675									11	6
676									30
677									6	5.5
678									15	10
679									20
680									11.9	0
681									20	5
682									16	10
683									19	16
684									21	22
685									10	30
686									10
687									21	23
688									30	0.01
689									5	35
690									23
691									10	5
692									20
693									22
694									7	7
695									15	12
696									17	18
697									13	2
698									20	34
699									7
700									17
701									13
702									27	3
703									25
704									21	15
705									27	13
706									15
707									15
708									20	0
709									11
710									10
711									15	12
712									25
713									16	0.1
714									10	12
715									7
716									7

	162	163	164	165	166	167	168	169	170	171	172
	Junior Mortgage Drawn Amount	Maturity Date	Primary Borrower Wage Income (Salary)	Primary Borrower Wage Income (Bonus)	Primary Borrower Wage Income (Commission)	Co-Borrower Wage Income (Salary)	Co-Borrower Wage Income (Bonus)	Co-Borrower Wage Income (Commission)	Originator Doc Code	RWT Income Verification	RWT Asset Verification
1	0	20430201	41666.68	16937.5	0	0	0	0	Full	Two Years	Two Months
2	0	20430201	8401.19	0	0	8940.57	0	0	Full	Two Years	Two Months
3	0	20430301	30000	0	0	0	0	0	Full	Two Years	Two Months
4	0	20430201	19453.79	0	0	0	0	0	Full	Two Years	Two Months
5	0	20430201	25000	0	0	0	0	0	Full	Two Years	Two Months
6	0	20430201	25220.42	0	0	0	0	0	Full	Two Years	Two Months
7	0	20430201	14582.14	0	0	15500.01	0	0	Full	Two Years	Two Months
8	0	20430201	4158.25	0	0	6849.87	0	0	Full	Two Years	Two Months
9	200000	20430201	8022.13	0	0	8022.13	0	0	Full	Two Years	Two Months
10	0	20430201	9487.5	0	0	7583.33	0	0	Full	Two Years	Two Months
11	0	20430201	15000	0	0	0	0	0	Full	Two Years	Two Months
12	0	20430201	39081.19	0	0	0	0	0	Full	Two Years	Two Months
13	286000	20430201	24703.62	0	0	7201	0	0	Full	Two Years	Two Months
14	0	20430201	14941.39	0	0	0	0	0	Full	Two Years	Two Months
15	0	20430201	0	0	0	35799.88	0	0	Full	Two Years	Two Months
16	0	20430201	14109.33	0	0	0	0	0	Full	Two Years	Two Months
17	0	20430201	12618.96	0	0	7378.29	0	0	Full	Two Years	Two Months
18	0	20430201	7619.92	0	0	2334.7	0	0	Full	Two Years	Two Months
19	0	20430201	60431.08	0	0	0	0	0	Full	Two Years	Two Months
20	0	20430201	10000	0	4083.33	0	0	0	Full	Two Years	Two Months
21	0	20430201	18333.33	0	0	10000	0	0	Full	Two Years	Two Months
22	0	20430201	16112.46	7863.15	0	12251.75	0	0	Full	Two Years	Two Months
23	0	20430201	25625	0	0	0	0	0	Full	Two Years	Two Months
24	0	20430201	16416.68	0	0	10151.61	0	0	Full	Two Years	Two Months
25	0	20430201	17500	0	0	0	0	0	Full	Two Years	Two Months
26	0	20430201	0	0	0	9209	0	0	Full	Two Years	Two Months
27	0	20430201	47666.67	0	0	0	0	0	Full	Two Years	Two Months
28	0	20421201	12500	0	0	0	0	0	Full	Two Years	Two Months
29	0	20430201	5166.66	0	0	7612.02	0	0	Full	Two Years	Two Months
30	0	20430201	32000	0	0	0	0	0	Full	Two Years	Two Months
31	0	20430201	17500	0	0	0	0	0	Full	Two Years	Two Months
32	0	20430201	21174.17	0	0	0	0	0	Full	Two Years	Two Months
33	150000	20430201	7291	0	0	16151.2	0	0	Full	Two Years	Two Months
34	90000	20430201	0	0	0	9495	0	0	Full	Two Years	Two Months
35	0	20430201	10293.37	0	0	3550	0	0	Full	Two Years	Two Months
36	0	20430201	13333.33	0	6331.19	0	0	0	Full	Two Years	Two Months
37	0	20430201	10599.16	0	0	7624.94	0	0	Full	Two Years	Two Months
38	0	20430201	9634.45	0	0	0	0	0	Full	Two Years	Two Months
39	0	20430201	15832.5	0	0	16240.92	0	0	Full	Two Years	Two Months
40	0	20430201	17767.4	0	0	0	0	0	Full	Two Years	Two Months
41	0	20430201	25000	0	0	0	0	0	Full	Two Years	Two Months
42	0	20430301	0	0	0	0	0	0	Full	Two Years	Two Months
43	0	20430201	14590.14	0	0	12500	0	0	Full	Two Years	Two Months
44	0	20430201	16666.66	8354.16	0	0	0	0	Full	Two Years	Two Months
45	0	20430201	9145.1	0	0	4704.5	0	0	Full	Two Years	Two Months
46	0	20430201	15833.33	0	0	0	0	0	Full	Two Years	Two Months
47	0	20430201	14588.33	0	0	0	0	0	Full	Two Years	Two Months
48	100000	20430201	17261.39	0	0	0	0	0	Full	Two Years	Two Months
49	0	20430201	20625	0	0	0	0	0	Full	Two Years	Two Months
50	203758.67	20421201	11161.67	0	0	15000	0	0	Full	Two Years	Two Months
51	0	20430201	18125	0	0	0	0	0	Full	Two Years	Two Months
52	0	20430201	21958.66	0	0	0	0	0	Full	Two Years	Two Months
53	0	20430201	8268.68	0	0	5457.16	0	0	Full	Two Years	Two Months
54	0	20430101	11461.15	0	0	0	0	0	Full	Two Years	Two Months
55	0	20430201	7991.89	0	0	7070.52	0	0	Full	Two Years	Two Months
56	0	20430201	5890.81	0	0	19012.93	0	0	Full	Two Years	Two Months
57	0	20430201	21250	0	0	0	0	0	Full	Two Years	Two Months
58	0	20430201	32767.12	0	0	0	0	0	Full	Two Years	Two Months
59	0	20430201	13717.06	0	0	0	0	0	Full	Two Years	Two Months
60	0	20430101	15952.79	10865.92	0	0	0	0	Full	Two Years	Two Months
61	0	20430201	19584	0	0	12750	0	0	Full	Two Years	Two Months
62	0	20430201	16250	0	0	0	0	0	Full	Two Years	Two Months
63	0	20430201	24580.64	0	0	0	0	0	Full	Two Years	Two Months
64	124100	20430201	22149.77	0	0	0	0	0	Full	Two Years	Two Months
65	0	20430201	6875.59	0	0	4375	0	0	Full	Two Years	Two Months
66	0	20430201	20263.18	0	0	0	0	0	Full	Two Years	Two Months
67	0	20430201	21901.41	0	0	1921.54	0	0	Full	Two Years	Two Months
68	0	20430201	18333.34	0	0	0	0	0	Full	Two Years	Two Months
69	72000	20430201	18473.75	11896	0	0	0	0	Full	Two Years	Two Months
70	0	20430201	235493.25	0	0	0	0	0	Full	Two Years	Two Months
71	45007	20430201	20740.76	0	0	14625	0	0	Full	Two Years	Two Months
72	0	20430201	15463.13	0	0	0	0	0	Full	Two Years	Two Months
73	0	20430201	26666.66	0	0	0	0	0	Full	Two Years	Two Months
74	0	20430201	10465.08	0	0	0	0	0	Full	Two Years	Two Months
75	0	20430201	15663.33	0	0	8816	0	0	Full	Two Years	Two Months
76	0	20430201	21693	0	0	0	0	0	Full	Two Years	Two Months
77	0	20430201	7500	0	0	0	0	0	Full	Two Years	Two Months
78	0	20430201	12500	1176.14	19086.71	0	0	0	Full	Two Years	Two Months
79	170000	20430201	31186.09	0	0	0	0	0	Full	Two Years	Two Months
80	0	20430201	10821.84	0	0	11115.38	0	0	Full	Two Years	Two Months
81	0	20430201	15429.04	0	0	0	0	0	Full	Two Years	Two Months
82	0	20430201	10416.66	0	0	6097.73	0	0	Full	Two Years	Two Months
83	0	20430201	15160.75	0	0	5475.63	0	0	Full	Two Years	Two Months
84	227258.95	20430201	13321.92	0	0	0	0	0	Full	Two Years	Two Months
85	0	20430101	8333.34	0	57594.57	0	0	0	Full	Two Years	Two Months
86	0	20430201	13747.85	0	13707	0	0	0	Full	Two Years	Two Months
87	0	20430201	13500	0	0	0	0	0	Full	Two Years	Two Months
88	0	20430201	4861.11	0	0	10082.05	1416.67	0	Full	Two Years	Two Months
89	0	20430201	18750	0	0	0	0	0	Full	Two Years	Two Months
90	0	20430201	10162.58	0	0	14333.34	0	0	Full	Two Years	Two Months
91	0	20430201	14100.84	0	0	0	0	0	Full	Two Years	Two Months
92	0	20430201	8333.34	0	17184.93	0	0	0	Full	Two Years	Two Months
93	134000	20430201	44176.37	0	0	0	0	0	Full	Two Years	Two Months
94	0	20430201	30774.12	0	0	2083.32	0	0	Full	Two Years	Two Months
95	0	20430201	15515.12	0	0	0	0	0	Full	Two Years	Two Months
96	0	20430101	17541.99	0	0	13695	0	0	Full	Two Years	Two Months
97	120000	20430201	12771.68	0	0	16658.08	0	0	Full	Two Years	Two Months
98	0	20430201	16666.67	0	0	5849.87	0	0	Full	Two Years	Two Months
99	0	20430201	13987.79	0	0	15995.5	0	0	Full	Two Years	Two Months
100	0	20430201	7056.88	0	0	7056.88	0	0	Full	Two Years	Two Months
101	0	20430201	32354.86	0	0	0	0	0	Full	Two Years	Two Months
102	0	20430201	34708.88	0	0	0	0	0	Full	Two Years	Two Months
103	0	20430201	16800	0	0	0	0	0	Full	Two Years	Two Months
104	0	20430301	18305.83	0	0	0	0	0	Full	Two Years	Two Months
105	0	20430201	22500.01	0	0	0	0	0	Full	Two Years	Two Months
106	0	20430201	19166.66	0	0	12500	0	0	Full	Two Years	Two Months
107	0	20430201	120789.75	0	0	0	0	0	Full	Two Years	Two Months
108	0	20430201	34883.83	0	0	0	0	0	Full	Two Years	Two Months
109	0.00	20430201	16132.27	0	0	0	0	0	Full	Two Years	Two Months
110	0	20430101	12177.87	0	0	2386.77	0	0	Full	Two Years	Two Months
111	0	20430201	15000	0	0	8341.67	0	0	Full	Two Years	Two Months
112	0	20430201	25000	0	0	0	0	0	Full	Two Years	Two Months
113	33081	20430201	16666.67	27464.33	0	0	0	0	Full	Two Years	Two Months
114	500000	20430301	62500	0	0	0	0	0	Full	Two Years	Two Months
115	0	20430201	11176.5	0	0	11458.34	0	0	Full	Two Years	Two Months
116	0	20430101	8079.67	0	0	14583.34	0	0	Full	Two Years	Two Months
117	0	20430201	12828	0	0	0	0	0	Full	Two Years	Two Months
118	0	20430201	39410	0	0	0	0	0	Full	Two Years	Two Months
119	0	20430201	25450	0	0	0	0	0	Full	Two Years	Two Months
120	0	20430201	21208.72	0	0	0	0	0	Full	Two Years	Two Months
121	0	20430201	5750	19059	0	0	0	0	Full	Two Years	Two Months
122	0	20430101	11836	0	0	1397.08	0	0	Full	Two Years	Two Months
123	0	20430201	20000	0	0	0	0	0	Full	Two Years	Two Months
124	0	20430201	21230	0	0	14247	0	0	Full	Two Years	Two Months
125	0	20430301	52534.25	0	0	0	0	0	Full	Two Years	Two Months
126	0	20430301	12958.33	0	0	11333.34	0	0	Full	Two Years	Two Months
127	0	20430201	68569.08	0	0	0	0	0	Full	Two Years	Two Months
128	0	20430201	15576.17	0	0	42.02	0	0	Full	Two Years	Two Months
129	0	20430201	20833.33	16063.91	0	0	0	0	Full	Two Years	Two Months
130	0	20430201	32454.38	0	0	0	0	0	Full	Two Years	Two Months
131	0	20430201	2146.7	0	0	16770.52	0	0	Full	Two Years	Two Months
132	0	20430201	18280.83	0	0	0	0	0	Full	Two Years	Two Months
133	0	20430201	16404.5	0	0	0	0	0	Full	Two Years	Two Months
134	0	20430201	42206.21	0	0	0	0	0	Full	Two Years	Two Months
135	0	20430201	22916.89	0	0	18261.33	0	0	Full	Two Years	Two Months
136	0	20430201	4518.7	0	0	4518.7	0	0	Full	Two Years	Two Months
137	0	20430201	15100	0	9445.78	0	0	0	Full	Two Years	Two Months
138	0	20430201	81007.83	0	0	0	0	0	Full	Two Years	Two Months
139	0	20430201	13368.75	2733.33	0	0	0	0	Full	Two Years	Two Months
140	0	20430301	16424.95	0	0	0	0	0	Full	Two Years	Two Months
141	0	20430201	41666.66	0	0	0	0	0	Full	Two Years	Two Months
142	0	20430201	12372.96	0	0	6666.67	0	0	Full	Two Years	Two Months
143	0	20430201	18171.95	0	0	0	0	0	Full	Two Years	Two Months
144	0	20430201	23532.38	0	0	0	0	0	Full	Two Years	Two Months
145	0	20430201	13600.25	0	0	12250	0	0	Full	Two Years	Two Months
146	0	20430201	21718.88	9783.72	0	0	0	0	Full	Two Years	Two Months
147	120000	20430101	0	0	0	16489.06	0	0	Full	Two Years	Two Months
148	350000	20430201	22917.54	0	0	0	0	0	Full	Two Years	Two Months
149	0	20430201	20911.04	0	0	0	0	0	Full	Two Years	Two Months
150	0	20430201	16666.67	12287.79	0	0	0	0	Full	Two Years	Two Months
151	162445	20430201	17408.33	0	0	11693.07	0	0	Full	Two Years	Two Months
152	0	20430201	5333.33	0	19542.42	406.67	0	0	Full	Two Years	Two Months
153	0	20430201	17013.44	0	0	5496	0	0	Full	Two Years	Two Months
154	0	20430101	6605.73	0	0	8333.33	0	0	Full	Two Years	Two Months
155	0	20430201	13279.46	0	0	0	0	0	Full	Two Years	Two Months
156	0	20430201	49269.66	0	0	0	0	0	Full	Two Years	Two Months
157	0	20430201	12903.08	0	0	13208.33	0	0	Full	Two Years	Two Months
158	0	20430301	16666.68	0	0	0	0	0	Full	Two Years	Two Months
159	0	20430201	10833.34	0	0	0	0	0	Full	Two Years	Two Months
160	0	20430201	16673.75	0	0	0	0	0	Full	Two Years	Two Months
161	0	20430101	12500	0	0	0	0	0	Full	Two Years	Two Months
162	0	20430201	20833.33	0	0	0	0	0	Full	Two Years	Two Months
163	0	20430201	9245.36	0	0	0	0	0	Full	Two Years	Two Months
164	0	20430201	1848.8	0	0	2250.9	0	0	Full	Two Years	Two Months
165	0	20430101	18209.75	0	0	0	0	0	Full	Two Years	Two Months
166	0	20430201	0	0	53303.77	0	0	0	Full	Two Years	Two Months
167	0	20430201	15000	0	0	0	0	0	Full	Two Years	Two Months
168	0	20430201	44178	0	0	0	0	0	Full	Two Years	Two Months
169	0	20430201	16250	0	0	0	0	0	Full	Two Years	Two Months
170	0	20430101	17500	0	0	0	0	0	Full	Two Years	Two Months
171	0	20430201	19523.75	0	0	10745.04	0	0	Full	Two Years	Two Months
172	0	20430201	10300.94	1951.39	0	0	0	0	Full	Two Years	Two Months
173	33000	20430201	12615.5	0	0	10759.99	0	0	Full	Two Years	Two Months
174	115000	20430201	12083.06	0	0	0	0	0	Full	Two Years	Two Months
175	0	20430201	11894.5	0	0	12150	0	0	Full	Two Years	Two Months
176	0	20430201	158756.58	0	0	0	0	0	Full	Two Years	Two Months
177	0	20430201	35280.58	0	0	0	0	0	Full	Two Years	Two Months
178	0	20430101	18988.65	0	0	0	0	0	Full	Two Years	Two Months
179	0	20430201	11731.91	2396.6	0	11050.78	0	0	Full	Two Years	Two Months
180	141052	20430201	8158	0	0	9843	0	0	Full	Two Years	Two Months
181	0	20430201	11666.67	0	0	0	0	0	Full	Two Years	Two Months
182	0	20430201	14166.66	3750	0	0	0	0	Full	Two Years	Two Months
183	0	20430201	20000	0	0	0	0	0	Full	Two Years	Two Months
184	0	20430201	6739.33	0	0	6028.39	0	0	Full	Two Years	Two Months
185	0	20430201	10103.25	0	0	0	0	0	Full	Two Years	Two Months
186	0	20430201	10529.01	0	0	23000	0	0	Full	Two Years	Two Months
187	0	20430201	13493.91	0	0	10416.68	0	0	Full	Two Years	Two Months
188	0	20430201	13656.83	0	0	0	0	0	Full	Two Years	Two Months
189	0	20430201	15000	0	0	0	0	0	Full	Two Years	Two Months
190	60000	20430201	13482.01	0	0	0	0	0	Full	Two Years	Two Months
191	0	20430201	23556.67	0	0	0	0	0	Full	Two Years	Two Months
192	0	20430101	15750	10878.46	0	0	0	0	Full	Two Years	Two Months
193	0	20430101	27540.17	0	0	0	0	0	Full	Two Years	Two Months
194	0	20430201	5947.92	0	0	15458.34	0	0	Full	Two Years	Two Months
195	0	20430201	16558.4	0	9368.72	0	0	0	Full	Two Years	Two Months
196	0	20430201	16666.67	26718.75	0	0	0	0	Full	Two Years	Two Months
197	0	20430201	18357.78	4769.66	0	0	0	0	Full	Two Years	Two Months
198	32216.94	20430201	12779.08	0	0	0	0	0	Full	Two Years	Two Months
199	226173	20430201	16424	0	0	889.9	0	0	Full	Two Years	Two Months
200	0	20430201	12500	0	0	12500	0	0	Full	Two Years	Two Months
201	0	20430201	14348.12	0	0	0	0	0	Full	Two Years	Two Months
202	0	20430201	16527.88	0	0	1800	0	0	Full	Two Years	Two Months
203	0	20430101	29064.54	16983.67	0	0	0	0	Full	Two Years	Two Months
204	0	20430101	8333.33	9229.41	0	0	0	0	Full	Two Years	Two Months
205	0	20430201	20497.33	0	0	0	0	0	Full	Two Years	Two Months
206	0	20430201	18333.34	5197.58	0	0	0	0	Full	Two Years	Two Months
207	729	20430201	7905.63	0	0	2600	0	0	Full	Two Years	Two Months
208	0	20430201	25875	0	0	0	0	0	Full	Two Years	Two Months
209	0	20430201	14583.33	0	0	5949.99	0	0	Full	Two Years	Two Months
210	0	20430201	21184.71	0	0	15875	0	0	Full	Two Years	Two Months
211	0	20430201	4654.04	0	0	500	0	0	Full	Two Years	Two Months
212	0	20430201	25993	0	0	0	0	0	Full	Two Years	Two Months
213	35840	20430201	27500	0	0	0	0	0	Full	Two Years	Two Months
214	0	20430201	0	0	0	31666.67	0	0	Full	Two Years	Two Months
215	0	20430201	13750	0	0	6250	0	0	Full	Two Years	Two Months
216	0	20430201	12499.58	1666.67	0	0	0	0	Full	Two Years	Two Months
217	0	20430201	0	0	0	14940.58	0	0	Full	Two Years	Two Months
218	0	20430201	15364	0	0	0	0	0	Full	Two Years	Two Months
219	38000	20430201	41239.12	0	0	0	0	0	Full	Two Years	Two Months
220	0.00	20430101	0	0	0	12610.3	0	0	Full	Two Years	Two Months
221	0	20430201	12465.76	0	0	0	0	0	Full	Two Years	Two Months
222	0	20430201	9379.84	0	0	0	0	0	Full	Two Years	Two Months
223	0	20430201	19310.16	0	0	0	0	0	Full	Two Years	Two Months
224	0	20430101	24460.21	0	0	0	0	0	Full	Two Years	Two Months
225	0	20430201	20416.67	0	0	0	0	0	Full	Two Years	Two Months
226	0	20430101	74448	0	0	45143	0	0	Full	Two Years	Two Months
227	0	20430201	26739.24	0	0	0	0	0	Full	Two Years	Two Months
228	0	20430101	11951.83	0	0	0	0	0	Full	Two Years	Two Months
229	0	20430201	11666.66	0	0	0	0	0	Full	Two Years	Two Months
230	0	20430201	19219.46	0	0	0	0	0	Full	Two Years	Two Months
231	0	20430201	20916.12	0	0	0	0	0	Full	Two Years	Two Months
232	0	20430101	8099.62	0	0	8099.62	0	0	Full	Two Years	Two Months
233	0	20430201	0	0	0	16260.66	0	0	Full	Two Years	Two Months
234	277787.28	20430101	36833.33	0	0	0	0	0	Full	Two Years	Two Months
235	0	20430201	15136.44	0	0	15191.06	0	0	Full	Two Years	Two Months
236	0	20430201	7162.92	0	0	2454.55	0	0	Full	Two Years	Two Months
237	0	20430201	21636.36	0	0	0	0	0	Full	Two Years	Two Months
238	0	20430201	17656	0	0	0	0	0	Full	Two Years	Two Months
239	0	20430101	4040.55	0	0	2187.33	0	0	Full	Two Years	Two Months
240	0	20430201	22408.79	0	0	0	0	0	Full	Two Years	Two Months
241	133000	20430201	26667.89	0	0	0	0	0	Full	Two Years	Two Months
242	0	20430201	100679.63	0	0	0	0	0	Full	Two Years	Two Months
243	0	20430101	58186.18	0	0	0	0	0	Full	Two Years	Two Months
244	0	20421201	23987.83	0	0	0	0	0	Full	Two Years	Two Months
245	0	20430101	17841.66	0	0	15991.66	0	0	Full	Two Years	Two Months
246	0	20430201	17045.62	0	0	14083.33	0	0	Full	Two Years	Two Months
247	0	20430201	14166.66	0	0	14669.84	0	0	Full	Two Years	Two Months
248	197855.67	20430201	18276.8	0	0	0	0	0	Full	Two Years	Two Months
249	0	20430201	24398.51	0	0	0	0	0	Full	Two Years	Two Months
250	0	20380201	16123	0	0	0	0	0	Full	Two Years	Two Months
251	0	20430101	2085	0	0	3269.9	0	0	Full	Two Years	Two Months
252	0	20430201	11207.56	0	0	11896.74	0	0	Full	Two Years	Two Months
253	0	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
254	150000	20430101	11859	0	0	0	0	0	Full	Two Years	Two Months
255	0	20430201	17361.42	0	0	13161.1	0	0	Full	Two Years	Two Months
256	300000	20330201	41666.67	0	0	0	0	0	Full	Two Years	Two Months
257	0	20330201	57500	0	0	0	0	0	Full	Two Years	Two Months
258	170000	20430201	25701.88	32491.67	0	10416.66	0	0	Full	Two Years	Two Months
259	0	20430101	18333.34	7250	0	0	0	0	Full	Two Years	Two Months
260	0	20330101	80294	0	0	0	0	0	Full	Two Years	Two Months
261	1000000	20330101	44633.33	29942	0	0	0	0	Full	Two Years	Two Months
262	200000	20330101	44633.33	29942	0	0	0	0	Full	Two Years	Two Months
263	0	20430201	0	0	0	0	0	0	Full	Two Years	Two Months
264	0	20430101	0	0	37480.72	0	0	0	Full	Two Years	Two Months
265	120000	20430101	23498	0	0	0	0	0	Full	Two Years	Two Months
266	0	20430101	20833	0	0	0	0	0	Full	Two Years	Two Months
267	0	20430201	9638.13	0	0	7333.33	0	0	Full	Two Years	Two Months
268	0	20430101	48333	0	0	0	0	0	Full	Two Years	Two Months
269	100000	20430201	14025	0	14307	0	0	0	Full	Two Years	Two Months
270	0	20430201	47916	0	0	47916	0	0	Full	Two Years	Two Months
271	0	20430201	18816.92	0	0	0	0	0	Full	Two Years	Two Months
272	0	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
273	0	20430201	50287	0	0	0	0	0	Full	Two Years	Two Months
274	0	20430201	20833.33	16666.67	0	0	0	0	Full	Two Years	Two Months
275	0	20430201	0	0	0	0	0	0	Full	Two Years	Two Months
276	0	20430201	15300	0	0	0	0	0	Full	Two Years	Two Months
277	0	20430201	39958.34	0	0	0	0	0	Full	Two Years	Two Months
278	0	20430101	10419.07	0	0	0	0	0	Full	Two Years	Two Months
279	0	20430201	130289.08	0	0	0	0	0	Full	Two Years	Two Months
280	0	20430201	37131	0	0	0	0	0	Full	Two Years	Two Months
281	500000	20430101	38625	37500	0	0	0	0	Full	Two Years	Two Months
282	0	20430201	41416	0	0	0	0	0	Full	Two Years	Two Months
283	0	20430101	28901.25	0	0	22794.83	0	0	Full	Two Years	Two Months
284	0	20430101	81027.55	0	0	7075.67	0	0	Full	Two Years	One Month
285	180000	20430101	12500	17631.48	0	0	0	0	Full	Two Years	Two Months
286	50000	20430101	15740	0	0	10075	0	0	Full	Two Years	Two Months
287	0	20430101	15583.33	0	0	0	0	0	Full	Two Years	Two Months
288	160000	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
289	0	20430101	14314.75	0	0	0	0	0	Full	Two Years	One Month
290	0	20430201	27928.33	0	0	0	0	0	Full	Two Years	Two Months
291	0	20430101	0	0	0	49166.67	0	0	Full	Two Years	Two Months
292	0	20430201	18750	30416.67	0	0	0	0	Full	Two Years	Two Months
293	400000	20430201	0	0	0	0	0	0	Full	Two Years	Two Months
294	0	20330201	47018	0	0	0	0	0	Full	Two Years	Two Months
295	0	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
296	0	20430201	16666.66	52399.16	0	0	0	0	Full	Two Years	Two Months
297	0	20421201	0	0	0	0	0	0	Full	Two Years	Two Months
298	0	20330201	0	0	0	0	0	0	Full	Two Years	Two Months
299	0	20430201	0	0	0	0	0	0	Full	Two Years	Two Months
300	0	20430101	35416.66	0	0	6250	0	0	Full	Two Years	Two Months
301	183000	20430201	0	0	0	29323	0	0	Full	Two Years	Two Months
302	0	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
303	0	20421201	45603	0	0	0	0	0	Full	Two Years	Two Months
304	0	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
305	0	20430101	21537.79	0	0	0	0	0	Full	Two Years	One Month
306	100000	20430201	47018	0	0	0	0	0	Full	Two Years	Two Months
307	75000	20421101	13378.22	0	0	0	0	0	Full	Two Years	Two Months
308	0	20421201	22274	0	0	29200	0	0	Full	Two Years	Two Months
309	0	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
310	0	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
311	0	20421201	0	0	0	0	0	0	Full	Two Years	Two Months
312	0	20421101	0	0	0	0	0	0	Full	Two Years	Two Months
313	0	20430101	21011.51	0	0	0	0	0	Full	Two Years	Two Months
314	0	20430201	14500.29	0	0	0	0	0	Full	Two Years	Two Months
315	0	20430201	9441.67	0	0	4354.8	0	0	Full	Two Years	Two Months
316	0	20430101	10850	0	0	6792.23	0	0	Full	Two Years	Two Months
317	0	20430201	11703.38	0	0	0	0	0	Full	Two Years	Two Months
318	0	20430101	29805.79	0	0	0	0	0	Full	Two Years	Two Months
319	47213	20430201	29738.02	0	0	0	0	0	Full	Two Years	Two Months
320	0	20430201	6771	0	0	1699.71	0	0	Full	Two Years	Two Months
321	0	20430101	18333.34	0	0	0	0	0	Full	Two Years	Two Months
322	0	20430201	16493.92	7830	0	0	0	0	Full	Two Years	Two Months
323	0	20430201	0	0	0	0	0	0	Full	Two Years	Two Months
324	0	20430201	9204.17	0	0	8954.57	0	0	Full	Two Years	Two Months
325	0	20430201	9271.92	0	0	6100.68	0	0	Full	Two Years	Two Months
326	0	20430201	8932.59	0	0	7628.4	0	0	Full	Two Years	Two Months
327	0	20430201	9727.36	0	0	11000	0	0	Full	Two Years	Two Months
328	0	20430201	12500	0	0	0	0	0	Full	Two Years	Two Months
329	0	20430201	1808.33	0	0	10663	0	0	Full	Two Years	Two Months
330	0	20430201	9588.36	0	0	7650.75	0	0	Full	Two Years	Two Months
331	0	20430201	7735.89	0	0	13274	0	0	Full	Two Years	Two Months
332	0	20430101	15692.36	0	0	3537.96	0	0	Full	Two Years	Two Months
333	0	20430201	14901.25	0	0	1665	0	0	Full	Two Years	Two Months
334	0	20430201	34730.09	0	0	0	0	0	Full	Two Years	Two Months
335	0	20430201	21666.67	0	0	0	0	0	Full	Two Years	Two Months
336	0	20430201	18333.33	8597.91	0	0	0	0	Full	Two Years	Two Months
337	0	20430201	13762.67	0	0	3223.41	0	0	Full	Two Years	Two Months
338	0	20430201	23333.34	0	0	0	0	0	Full	Two Years	Two Months
339	0	20430201	24999.99	0	0	0	0	0	Full	Two Years	Two Months
340	0	20430201	0	0	0	22386.75	0	0	Full	Two Years	Two Months
341	0	20430201	17500	0	0	0	0	0	Full	Two Years	Two Months
342	15000	20430201	10833.34	10879.33	0	0	0	0	Full	Two Years	Two Months
343	0	20430201	6365.42	0	0	13333.33	0	0	Full	Two Years	Two Months
344	0	20430201	35548.67	0	0	0	0	0	Full	Two Years	Two Months
345	200000	20430201	9371.98	0	0	11867	0	0	Full	Two Years	Two Months
346	0	20430101	8885.87	0	0	0	0	0	Full	Two Years	Two Months
347	0	20430201	17606.78	0	0	1083.33	0	0	Full	Two Years	Two Months
348	0	20430201	16666.57	0	0	0	0	0	Full	Two Years	Two Months
349	0	20430201	33750	0	0	16233.34	0	0	Full	Two Years	Two Months
350	0	20430201	66666.69	0	0	22500	0	0	Full	Two Years	Two Months
351	95000	20430201	4861.11	0	28541	0	0	0	Full	Two Years	Two Months
352	0	20430201	9010	0	0	9545.6	0	0	Full	Two Years	Two Months
353	0	20430201	21541.66	0	0	0	0	0	Full	Two Years	Two Months
354	0	20430201	1052.38	0	0	0	0	0	Full	Two Years	Two Months
355	0	20430201	11250	0	0	16285.65	0	0	Full	Two Years	Two Months
356	0	20430201	14928	0	0	4673.3	0	0	Full	Two Years	Two Months
357	0	20430101	21782.52	0	0	0	0	0	Full	Two Years	Two Months
358	0	20430101	57657.62	0	0	0	0	0	Full	Two Years	Two Months
359	0	20430101	14025	0	0	0	0	0	Full	Two Years	Two Months
360	0	20430201	33683.33	0	0	28038	0	0	Full	Two Years	Two Months
361	0	20430101	1154.45	0	0	1325.98	0	0	Full	Two Years	Two Months
362	0	20430101	2245.75	0	0	707.5	0	0	Full	Two Years	Two Months
363	0	20430101	32282.36	0	0	18578.22	0	0	Full	Two Years	Two Months
364	0	20430101	16666.66	37500	0	0	0	0	Full	Two Years	Two Months
365	97255	20430101	24126.92	0	0	0	0	0	Full	Two Years	Two Months
366	0	20430101	14382.7	5354.58	11557.25	0	0	0	Full	Two Years	Two Months
367	0	20430101	30046.5	0	0	2600	0	0	Full	Two Years	Two Months
368	0	20421201	27500	0	0	0	0	0	Full	Two Years	Two Months
369	0	20430101	15108.08	2917.25	0	0	0	0	Full	Two Years	Two Months
370	0	20421001	20833.34	0	0	0	0	0	Full	Two Years	Two Months
371	0	20430101	18750	0	0	0	0	0	Full	Two Years	Two Months
372	0	20430101	20833.33	48423.46	0	0	0	0	Full	Two Years	Two Months
373	0	20421201	22707.75	0	0	4904.72	0	0	Full	Two Years	Two Months
374	0	20430201	7077.91	0	0	5383	0	0	Full	Two Years	Two Months
375	0	20430201	9651.12	0	0	7500	0	0	Full	Two Years	Two Months
376	10856	20430201	4039.2	2097.5	0	5965.5	0	0	Full	Two Years	Two Months
377	0	20430201	20834	0	0	0	0	0	Full	Two Years	Two Months
378	0	20430201	21507.5	0	0	9767.33	0	0	Full	Two Years	Two Months
379	0	20430201	7669.91	0	0	3250	0	0	Full	Two Years	Two Months
380	89987	20430201	16400	0	0	0	0	0	Full	Two Years	Two Months
381	0	20430201	12500	8333.33	0	0	0	0	Full	Two Years	Two Months
382	0	20430201	25000	0	0	19416.66	0	0	Full	Two Years	Two Months
383	172724	20430201	31460.51	0	0	0	0	0	Full	Two Years	Two Months
384	0	20421201	16666.67	19398	0	0	0	0	Full	Two Years	Two Months
385	0	20430101	14529.84	3410.9	0	0	0	0	Full	Two Years	Two Months
386	0	20430101	46146	0	0	0	0	0	Full	Two Years	Two Months
387	0	20430201	17928.91	0	0	20217.36	0	0	Full	Two Years	Two Months
388	0	20430201	19166.66	0	0	0	0	0	Full	Two Years	Two Months
389	38999	20430201	17202.94	0	0	0	0	0	Full	Two Years	Two Months
390	0	20430201	54860.59	0	0	0	0	0	Full	Two Years	Two Months
391	120000	20430201	25833.34	0	0	0	0	0	Full	Two Years	Two Months
392	0	20430101	28478.04	0	0	8199.3	0	0	Full	Two Years	Two Months
393	0	20430101	5053.83	0	0	12032.08	0	0	Full	Two Years	Two Months
394	0	20430201	18904.83	0	0	1309.8	0	0	Full	Two Years	Two Months
395	0	20430201	1971.67	0	73736.39	13775	0	0	Full	Two Years	Two Months
396	0	20430201	32443.68	0	0	0	0	0	Full	Two Years	Two Months
397	0	20421201	13990.37	0	0	0	0	0	Full	Two Years	Two Months
398	0	20430101	16401	0	0	0	0	0	Full	Two Years	Two Months
399	104382	20430201	34996.08	0	0	0	0	0	Full	Two Years	Two Months
400	0	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
401	284750	20430201	10049.98	0	0	24793.53	0	0	Full	Two Years	Two Months
402	0	20430201	14331.9	0	0	5389.68	0	0	Full	Two Years	Two Months
403	0	20430201	25000	0	0	8822.97	0	0	Full	Two Years	Two Months
404	0	20430201	28436.45	0	0	37095.27	0	0	Full	Two Years	Two Months
405	0	20430101	18385.2	0	0	1083.33	0	0	Full	Two Years	Two Months
406	0	20430101	1567	0	11820	8890	0	0	Full	Two Years	Two Months
407	0	20430101	44450	0	0	27699.17	0	0	Full	Two Years	Two Months
408	0	20430201	29289.54	0	0	0	0	0	Full	Two Years	Two Months
409	0	20430101	16612.66	0	0	0	0	0	Full	Two Years	Two Months
410	0	20430101	18447.71	0	0	0	0	0	Full	Two Years	Two Months
411	0	20421201	0	0	0	0	0	0	Full	Two Years	Two Months
412	0	20430201	20833.34	0	0	0	0	0	Full	Two Years	Two Months
413	0	20421201	41437.5	0	0	0	0	0	Full	Two Years	Two Months
414	0	20430201	16675.54	0	0	3142.29	0	0	Full	Two Years	Two Months
415	0	20430101	35414.51	0	0	9583.34	2694.58	0	Full	Two Years	Two Months
416	0	20430101	5925.92	0	0	2658.07	0	0	Full	Two Years	Two Months
417	25000	20430101	5832	0	0	5832	0	0	Full	Two Years	Two Months
418	0	20430201	24809	0	0	0	0	0	Full	Two Years	Two Months
419	0	20430101	22853.3	0	0	0	0	0	Full	Two Years	Two Months
420	0	20430201	17371.53	0	0	0	0	0	Full	Two Years	Two Months
421	0	20430201	18247.91	0	0	18247.91	0	0	Full	Two Years	Two Months
422	0	20430201	24363.71	0	0	0	0	0	Full	Two Years	Two Months
423	0	20430201	35024.12	0	0	0	0	0	Full	Two Years	Two Months
424	0	20430201	11334.64	0	0	0	0	0	Full	Two Years	Two Months
425	0	20430201	9992.96	0	0	9040.12	0	0	Full	Two Years	Two Months
426	0	20430201	7440.33	0	0	9125.45	0	0	Full	Two Years	Two Months
427	0	20430201	63954.41	0	0	0	0	0	Full	Two Years	Two Months
428	0	20430101	3963.33	0	0	5685.77	0	0	Full	Two Years	Two Months
429	0	20430201	16739.17	0	0	0	0	0	Full	Two Years	Two Months
430	0	20430101	19349.67	0	0	0	0	0	Full	Two Years	Two Months
431	0	20430201	13123.57	0	0	0	0	0	Full	Two Years	Two Months
432	0	20430101	25000	10008.5	0	0	0	0	Full	Two Years	Two Months
433	0	20430201	9947.35	0	0	0	0	0	Full	Two Years	Two Months
434	0	20430101	12500	0	0	0	0	0	Full	Two Years	Two Months
435	0	20430101	14561.62	0	0	5365.91	0	0	Full	Two Years	Two Months
436	0	20430101	24000	0	0	0	0	0	Full	Two Years	Two Months
437	77867	20430101	5416.66	0	41105.61	0	0	0	Full	Two Years	Two Months
438	0	20421201	15000	0	0	0	0	0	Full	Two Years	Two Months
439	0	20430101	11041.66	0	0	0	0	0	Full	Two Years	Two Months
440	0	20430101	15099	1482.34	0	0	0	0	Full	Two Years	Two Months
441	0	20430101	25000	0	0	0	0	0	Full	Two Years	Two Months
442	0	20430201	15768.72	0	0	17035.7	0	0	Full	Two Years	Two Months
443	0	20430201	34942.76	0	0	0	0	0	Full	Two Years	Two Months
444	0	20430101	11216	0	0	11216	0	0	Full	Two Years	Two Months
445	0	20430201	1623.5	0	0	3361.15	0	0	Full	Two Years	Two Months
446	0	20430101	20833	0	0	0	0	0	Full	Two Years	Two Months
447	0	20430101	41149.01	0	0	5438.5	0	0	Full	Two Years	Two Months
448	0	20330101	15889.38	0	0	0	0	0	Full	Two Years	Two Months
449	17364	20430201	25918.77	0	0	0	0	0	Full	Two Years	Two Months
450	0	20430101	18332.98	0	0	0	0	0	Full	Two Years	Two Months
451	0	20430201	21305.85	0	0	0	0	0	Full	Two Years	Two Months
452	0	20430201	14445.34	0	0	0	0	0	Full	Two Years	Two Months
453	0	20430201	19124.99	0	0	0	0	0	Full	Two Years	Two Months
454	0	20430201	27892.58	0	0	0	0	0	Full	Two Years	Two Months
455	0	20430201	13165.5	4438.19	0	0	0	0	Full	Two Years	Two Months
456	0	20430201	9483.33	0	0	0	0	0	Full	Two Years	Two Months
457	0	20430201	25000	0	0	0	0	0	Full	Two Years	Two Months
458	0	20430201	12911.62	0	0	12908.33	0	0	Full	Two Years	Two Months
459	0	20430201	8333.33	4104.17	0	15419.63	0	0	Full	Two Years	Two Months
460	0	20430201	24121.53	0	0	0	0	0	Full	Two Years	Two Months
461	125000	20430201	20833.34	8201.9	0	0	0	0	Full	Two Years	Two Months
462	0	20430201	53559.68	0	0	0	0	0	Full	Two Years	Two Months
463	0	20430201	12500	0	22500.38	0	0	0	Full	Two Years	Two Months
464	0	20430201	25968.13	0	0	3600.22	0	0	Full	Two Years	Two Months
465	0	20430201	18750	0	0	0	0	0	Full	Two Years	Two Months
466	0	20430201	18750	0	0	0	0	0	Full	Two Years	Two Months
467	0	20430101	16666.68	0	0	0	0	0	Full	Two Years	Two Months
468	0	20430201	18700.16	0	0	0	0	0	Full	Two Years	Two Months
469	0	20430201	33333.34	0	0	0	0	0	Full	Two Years	Two Months
470	0	20430201	21209	0	0	0	0	0	Full	Two Years	Two Months
471	0	20430201	19500	0	0	0	0	0	Full	Two Years	Two Months
472	0	20430201	0	0	0	23844.08	0	0	Full	Two Years	Two Months
473	0	20430201	36052.3	0	0	0	0	0	Full	Two Years	Two Months
474	48448	20430201	14333.34	25125	0	0	0	0	Full	Two Years	Two Months
475	0	20430201	19614.79	0	0	0	0	0	Full	Two Years	Two Months
476	0	20430201	21483.97	9899.17	0	0	0	0	Full	Two Years	Two Months
477	0	20430101	0	1542.85	23018.16	0	0	0	Full	Two Years	Two Months
478	0	20430101	16413.03	0	0	0	0	0	Full	Two Years	Two Months
479	0	20430201	7179.29	833.33	1564.04	1849.33	0	0	Full	Two Years	Two Months
480	0	20430201	11333.34	0	0	4833.34	0	0	Full	Two Years	Two Months
481	0	20430201	15833.35	0	0	12000	0	0	Full	Two Years	Two Months
482	0	20430101	12801.01	0	0	34666.68	0	0	Full	Two Years	Two Months
483	0	20430201	24166.68	0	0	0	0	0	Full	Two Years	Two Months
484	0	20430101	5623	0	0	13758	0	0	Full	Two Years	Two Months
485	37065	20430201	12980.58	0	0	15616.66	0	0	Full	Two Years	Two Months
486	0	20430201	24521.67	0	0	0	0	0	Full	Two Years	Two Months
487	0	20430101	15000	0	0	6699.33	0	0	Full	Two Years	Two Months
488	0	20430201	6693.23	0	0	9472.38	0	0	Full	Two Years	Two Months
489	0	20430201	13650	0	0	4019.17	0	0	Full	Two Years	Two Months
490	0	20430201	15990	0	0	6098.47	0	0	Full	Two Years	Two Months
491	0	20430101	12750.01	0	0	0	0	0	Full	Two Years	Two Months
492	0	20430101	11960	0	0	0	0	0	Full	Two Years	Two Months
493	0	20430101	22035	0	0	0	0	0	Full	Two Years	Two Months
494	0	20421201	11542.92	0	0	0	0	0	Full	Two Years	Two Months
495	0	20421201	8528	0	0	4584	0	0	Full	Two Years	Two Months
496	0	20430101	12916.67	0	0	0	0	0	Full	Two Years	Two Months
497	0	20430201	5000	9875.14	0	11000	0	0	Full	Two Years	Two Months
498	0	20430201	12958.33	0	0	20831.2	0	0	Full	Two Years	Two Months
499	0	20430101	8203.21	0	0	686	0	0	Full	Two Years	Two Months
500	83500	20430101	18200	0	0	0	0	0	Full	Two Years	Two Months
501	0	20430201	9900.11	0	0	14875.01	0	0	Full	Two Years	Two Months
502	0	20430101	1733.34	0	0	19585.76	0	0	Full	Two Years	Two Months
503	0	20421201	6991.37	0	0	6883.21	0	0	Full	Two Years	Two Months
504	0	20421101	77017.08	0	0	0	0	0	Full	Two Years	Two Months
505	0	20430201	20629.15	0	0	0	0	0	Full	Two Years	Two Months
506	0	20430201	37765.2	0	0	0	0	0	Full	Two Years	Two Months
507	0	20430201	21731.74	0	0	0	0	0	Full	Two Years	Two Months
508	0	20430201	5306.67	0	0	4649.01	0	0	Full	Two Years	Two Months
509	0	20430201	28515.33	0	0	0	0	0	Full	Two Years	Two Months
510	0	20430201	28382.49	0	0	0	0	0	Full	Two Years	Two Months
511	0	20430201	15833.34	0	0	0	0	0	Full	Two Years	Two Months
512	0	20430201	20833.33	0	0	15495.48	0	0	Full	Two Years	Two Months
513	0	20430101	18489.49	0	0	16583.34	0	0	Full	Two Years	Two Months
514	0	20430201	13804.16	250.31	0	0	0	0	Full	Two Years	Two Months
515	0	20430201	19583.34	0	0	0	0	0	Full	Two Years	Two Months
516	0	20430101	20494.67	0	0	0	0	0	Full	Two Years	Two Months
517	0	20430101	16831.92	2642.96	0	0	0	0	Full	Two Years	Two Months
518	0	20430201	23071.92	0	0	0	0	0	Full	Two Years	Two Months
519	0	20421201	3883.47	0	0	9875	0	0	Full	Two Years	Two Months
520	0	20421201	18750	0	17773.59	0	0	0	Full	Two Years	Two Months
521	0	20430201	36636.92	0	0	0	0	0	Full	Two Years	Two Months
522	0	20430201	30986.68	0	0	0	0	0	Full	Two Years	Two Months
523	0	20430101	51362.02	0	0	0	0	0	Full	Two Years	Two Months
524	0	20430101	23333.33	0	0	0	0	0	Full	Two Years	Two Months
525	0	20421201	3404.05	0	0	6219.3	0	0	Full	Two Years	Two Months
526	0	20430101	22445.66	0	0	0	0	0	Full	Two Years	Two Months
527	0	20430101	14583.34	0	0	7500	0	0	Full	Two Years	Two Months
528	0	20430201	14153.47	0	0	0	0	0	Full	Two Years	Two Months
529	0	20430201	15833.34	0	0	3796.16	0	0	Full	Two Years	Two Months
530	0	20430201	6250	25554.12	0	7357.89	0	0	Full	Two Years	Two Months
531	0	20430201	0	0	0	0	0	0	Full	Two Years	Two Months
532	0	20430101	42727.55	0	0	0	0	0	Full	Two Years	Two Months
533	0	20430201	3031.64	0	0	1717	0	0	Full	Two Years	Two Months
534	0	20430201	0	0	0	8500	0	0	Full	Two Years	Two Months
535	0	20430201	29836.5	0	0	15170.33	0	0	Full	Two Years	Two Months
536	0	20430201	22070.9	0	0	0	0	0	Full	Two Years	Two Months
537	0	20430201	13083.33	0	0	0	0	0	Full	Two Years	Two Months
538	0	20430201	46499.75	0	0	0	0	0	Full	Two Years	Two Months
539	0	20430201	66410.96	0	0	0	0	0	Full	Two Years	Two Months
540	0	20430201	4079	0	0	4279	0	0	Full	Two Years	Two Months
541	0	20430201	44613	0	0	0	0	0	Full	Two Years	Two Months
542	0	20430101	12204.4	0	0	0	0	0	Full	Two Years	Two Months
543	0	20430101	10936.46	0	0	9195.92	0	0	Full	Two Years	Two Months
544	103120	20430201	20358.34	0	0	0	0	0	Full	Two Years	Two Months
545	100000	20430201	20153.87	0	0	0	0	0	Full	Two Years	Two Months
546	0	20430201	30567.17	0	0	0	0	0	Full	Two Years	Two Months
547	0	20430201	24716.13	0	0	0	0	0	Full	Two Years	Two Months
548	0	20430201	0	0	0	0	0	0	Full	Two Years	Two Months
549	0	20430101	18333.34	0	0	5717.58	0	0	Full	Two Years	Two Months
550	0	20430201	13750	0	0	14162.33	0	0	Full	Two Years	Two Months
551	0	20430201	32249.5	0	0	0	0	0	Full	Two Years	Two Months
552	0	20430201	69010.33	0	0	69010.33	0	0	Full	Two Years	Two Months
553	0	20430201	8995.18	0	0	6564.25	0	0	Full	Two Years	Two Months
554	0	20430101	25624.04	0	0	0	0	0	Full	Two Years	Two Months
555	0	20430201	13000	0	0	0	0	0	Full	Two Years	Two Months
556	0	20430201	13176.83	0	0	6276.82	0	0	Full	Two Years	Two Months
557	0	20430201	43985.75	0	0	0	0	0	Full	Two Years	Two Months
558	0	20430201	95769.96	0	0	0	0	0	Full	Two Years	Two Months
559	110000	20430201	77138.58	0	0	0	0	0	Full	Two Years	Two Months
560	0	20421201	14751.84	0	0	8808.5	0	0	Full	Two Years	Two Months
561	0	20430201	18075.83	0	0	0	0	0	Full	Two Years	Two Months
562	0	20430201	16575	0	0	9175.33	0	0	Full	Two Years	Two Months
563	50000	20430201	12749.4	670.83	0	0	0	0	Full	Two Years	Two Months
564	250000	20430101	12500	37157.21	0	0	0	0	Full	Two Years	Two Months
565	0	20421201	32083.33	15080	0	0	0	0	Full	Two Years	Two Months
566	0	20430201	14895.54	0	0	0	0	0	Full	Two Years	Two Months
567	0	20430101	12083.34	0	0	11541.66	0	0	Full	Two Years	Two Months
568	127000	20430201	13086	0	0	0	0	0	Full	Two Years	Two Months
569	0	20430201	25834	2175.03	0	0	0	0	Full	Two Years	Two Months
570	0	20430101	18415.41	0	0	15439.67	0	0	Full	Two Years	Two Months
571	0	20430101	25485.08	0	0	0	0	0	Full	Two Years	Two Months
572	0	20430101	0	0	0	0	0	0	Full	Two Years	Two Months
573	160500	20430201	21766.21	0	0	0	0	0	Full	Two Years	Two Months
574	0	20430201	13000	0	0	0	0	0	Full	Two Years	Two Months
575	0	20430201	25000	0	0	0	0	0	Full	Two Years	Two Months
576	0	20430201	11827.92	0	0	0	0	0	Full	Two Years	Two Months
577	0	20430201	20599.99	0	0	0	0	0	Full	Two Years	Two Months
578	0	20430201	53199.67	0	0	0	0	0	Full	Two Years	Two Months
579	0	20430201	0	0	23967.52	0	0	0	Full	Two Years	Two Months
580	0	20430201	15051.74	0	0	25308	0	0	Full	Two Years	Two Months
581	41974.85	20430101	3296.29	0	0	6000	0	0	Full	Two Years	Two Months
582	0	20430101	31250.27	0	0	0	0	0	Full	Two Years	Two Months
583	0	20430201	0	0	0	46795.25	0	0	Full	Two Years	Two Months
584	0	20421201	95657.05	0	0	0	0	0	Full	Two Years	Two Months
585	0	20430201	20833.33	20833.33	0	0	0	0	Full	Two Years	Two Months
586	0	20430201	20416.67	0	0	0	0	0	Full	Two Years	Two Months
587	0	20421201	7498.86	0	0	0	0	0	Full	Two Years	Two Months
588	0	20430101	18723.63	0	0	0	0	0	Full	Two Years	Two Months
589	0	20421201	14049.84	0	0	0	0	0	Full	Two Years	Two Months
590	0	20421201	2498.43	0	0	0	0	0	Full	Two Years	Two Months
591	0	20430101	0	0	0	29498.19	0	0	Full	Two Years	Two Months
592	0	20430101	30150.18	0	0	11611.76	0	0	Full	Two Years	Two Months
593	0	20430201	17703.47	0	0	0	0	0	Full	Two Years	Two Months
594	0	20430201	9194.21	0	0	0	0	0	Full	Two Years	Two Months
595	0	20430201	42299.17	0	0	0	0	0	Full	Two Years	Two Months
596	0	20430201	7955.37	0	0	0	0	0	Full	Two Years	Two Months
597	0	20430201	25947.36	0	0	0	0	0	Full	Two Years	Two Months
598	0	20421201	19625.84	0	0	0	0	0	Full	Two Years	Two Months
599	0	20430101	12451.79	0	0	8786.2	0	0	Full	Two Years	Two Months
600	0	20430101	17083.34	0	0	4408.97	0	0	Full	Two Years	Two Months
601	0	20421201	20833.33	0	0	0	0	0	Full	Two Years	Two Months
602	0	20421201	16248.34	0	0	24274.84	0	0	Full	Two Years	Two Months
603	0	20421101	30424.51	0	0	18238.31	0	0	Full	Two Years	Two Months
604	0	20421201	20926.14	0	0	0	0	0	Full	Two Years	Two Months
605	0	20430201	28891.67	0	0	0	0	0	Full	Two Years	Two Months
606	0	20421101	20833.33	0	0	0	0	0	Full	Two Years	Two Months
607	0	20421101	6053.41	0	0	3146	0	0	Full	Two Years	Two Months
608	0	20421101	2000	0	31001.37	0	0	0	Full	Two Years	Two Months
609	183558.01	20430301	16138.13	0	0	5416.67	0	0	Full	Two Years	Two Months
610	155082	20430201	8268.13	0	0	4569.66	0	0	Full	Two Years	Two Months
611	0	20430201	23861.79	0	0	0	0	0	Full	Two Years	Two Months
612	0	20430201	7500	0	21638.21	0	0	0	Full	Two Years	Two Months
613	0	20430201	15166.66	0	0	0	0	0	Full	Two Years	Two Months
614	0	20430101	18592.25	0	0	0	0	0	Full	Two Years	Two Months
615	0	20430201	58481.52	0	0	0	0	0	Full	Two Years	Two Months
616	0	20430101	0	0	0	15428.4	0	0	Full	Two Years	Two Months
617	0	20430101	8363.01	0	0	4583.35	0	0	Full	Two Years	Two Months
618	0	20430101	22086.05	0	0	2830.67	0	0	Full	Two Years	Two Months
619	0	20430201	13124.99	1354.17	0	12083.34	0	0	Full	Two Years	Two Months
620	0	20430101	17801.75	0	0	0	0	0	Full	Two Years	Two Months
621	0	20430201	18830.28	0	0	8272.42	0	0	Full	Two Years	Two Months
622	110250	20430201	5625.08	0	0	21007.63	0	0	Full	Two Years	Two Months
623	0	20430201	5690.43	0	16283.48	6666.66	0	0	Full	Two Years	Two Months
624	0	20430101	6911.8	0	0	18750	0	0	Full	Two Years	Two Months
625	0	20430201	7041.66	0	0	8258.32	0	0	Full	Two Years	Two Months
626	0	20430201	0	0	0	0	0	0	Full	Two Years	Two Months
627	0	20430201	25000	0	0	0	0	0	Full	Two Years	Two Months
628	0	20430201	16930	17255	0	0	0	0	Full	Two Years	Two Months
629	0	20430201	14583.34	0	0	13444.16	0	0	Full	Two Years	Two Months
630	0	20430101	16331.26	0	0	0	0	0	Full	Two Years	Two Months
631	0	20430201	13552.93	400	0	9976.37	0	0	Full	Two Years	Two Months
632	0	20430101	2597.84	0	0	0	0	0	Full	Two Years	Two Months
633	0	20430201	16250	0	0	5375	0	0	Full	Two Years	Two Months
634	0	20421201	14791.66	7573.41	0	0	0	0	Full	Two Years	Two Months
635	0	20430201	6550.42	0	0	0	0	0	Full	Two Years	Two Months
636	0	20430301	14583.33	19088	0	0	0	0	Full	Two Years	Two Months
637	0	20430301	12500.46	0	0	4487.55	0	0	Full	Two Years	Two Months
638	0	20430201	23333.33	0	0	0	0	0	Full	Two Years	Two Months
639	0	20430201	16566.46	0	0	9017.95	0	0	Full	Two Years	Two Months
640	0	20430301	20833.32	0	0	0	0	0	Full	Two Years	Two Months
641	0	20430301	14166.68	0	0	5954.72	0	0	Full	Two Years	Two Months
642	0	20430201	14712.13	0	0	11250	0	0	Full	Two Years	Two Months
643	0	20430301	9860.26	0	0	6059.73	0	0	Full	Two Years	Two Months
644	0	20430201	5898	0	0	9583.33	0	0	Full	Two Years	Two Months
645	0	20430301	50619.63	0	0	0	0	0	Full	Two Years	Two Months
646	19099	20430301	13516.66	12500	0	0	0	0	Full	Two Years	Two Months
647	0	20430201	19113.54	0	0	0	0	0	Full	Two Years	Two Months
648	71404	20430201	18500	0	0	13067.16	0	0	Full	Two Years	Two Months
649	0	20430201	10400.8	0	0	10608.28	0	0	Full	Two Years	Two Months
650	0	20430201	4320.79	0	0	12858.34	3341.67	0	Full	Two Years	Two Months
651	0	20430201	9441.68	0	0	16268.82	0	0	Full	Two Years	Two Months
652	0	20430301	1350	0	0	14583.33	0	0	Full	Two Years	Two Months
653	840000	20430201	14831.46	0	0	14831.46	0	0	Full	Two Years	Two Months
654	0	20430201	0	0	28660.71	0	0	0	Full	Two Years	Two Months
655	0	20430301	15101.67	0	0	0	0	0	Full	Two Years	Two Months
656	0	20430301	13341.67	0	0	0	0	0	Full	Two Years	Two Months
657	0	20430201	12122.33	0	0	0	0	0	Full	Two Years	Two Months
658	0	20430301	17996.04	0	0	7083.33	0	0	Full	Two Years	Two Months
659	0	20430101	14138	0	0	0	0	0	Full	Two Years	Two Months
660	0	20430201	170833.33	0	0	0	0	0	Full	Two Years	Two Months
661	0	20430301	9348.31	0	0	9437.5	0	0	Full	Two Years	Two Months
662	0	20430301	36000	0	0	0	0	0	Full	Two Years	Two Months
663	0	20430201	12913.11	0	0	0	0	0	Full	Two Years	Two Months
664	0	20430201	28510.61	0	0	0	0	0	Full	Two Years	Two Months
665	0	20430201	19532.34	0	1610.17	0	0	0	Full	Two Years	Two Months
666	0	20430301	35026.63	0	0	0	0	0	Full	Two Years	Two Months
667	0	20430201	25000	0	0	8203.87	0	0	Full	Two Years	Two Months
668	79100	20430101	16875	0	0	0	0	0	Full	Two Years	Two Months
669	0	20430201	12118.21	0	0	0	0	0	Full	Two Years	Two Months
670	0	20430101	12022.61	0	0	0	0	0	Full	Two Years	Two Months
671	0	20430201	18333.34	0	0	0	0	0	Full	Two Years	Two Months
672	0	20430201	21821.33	0	0	0	0	0	Full	Two Years	Two Months
673	0	20430101	64577.62	0	0	0	0	0	Full	Two Years	Two Months
674	0	20430101	8333.34	0	6874.73	0	0	0	Full	Two Years	Two Months
675	0	20430101	16124.75	0	0	11268.7	0	0	Full	Two Years	Two Months
676	0	20430301	20696.74	0	0	0	0	0	Full	Two Years	Two Months
677	0	20421201	21666.66	0	0	23834.26	0	0	Full	Two Years	Two Months
678	0	20430301	9229.36	0	0	14166.67	0	0	Full	Two Years	Two Months
679	41771.51	20430201	20612.5	0	0	0	0	0	Full	Two Years	Two Months
680	0	20430201	20916.89	0	0	0	0	0	Full	Two Years	Two Months
681	0	20430201	14173.62	0	0	4232.8	0	0	Full	Two Years	Two Months
682	0	20430201	0	0	0	7683.87	0	0	Full	Two Years	Two Months
683	0	20430201	12083.32	0	0	7500	0	0	Full	Two Years	Two Months
684	0	20430201	22770	0	0	7524.6	0	0	Full	Two Years	Two Months
685	0	20430201	16666.66	0	0	5844.14	0	0	Full	Two Years	Two Months
686	0	20430201	23333.33	0	0	0	0	0	Full	Two Years	Two Months
687	0	20430201	7314	0	0	7650	0	0	Full	Two Years	Two Months
688	0	20430201	60861.33	0	0	0	0	0	Full	Two Years	Two Months
689	0	20421201	14008.8	0	0	0	0	0	Full	Two Years	Two Months
690	0	20430201	28565	0	0	0	0	0	Full	Two Years	Two Months
691	0	20430301	0	0	0	5320.35	0	0	Full	Two Years	Two Months
692	0	20430101	16666.66	0	0	0	0	0	Full	Two Years	Two Months
693	200000	20330101	44633.34	29941.67	0	0	0	0	Full	Two Years	Two Months
694	0	20430201	0	0	0	14166.66	0	0	Full	Two Years	Two Months
695	0	20430201	25000	0	0	10186.8	0	0	Full	Two Years	Two Months
696	25054	20430201	12534.58	0	0	11653.2	0	0	Full	Two Years	Two Months
697	0	20430201	12333	0	0	0	0	0	Full	Two Years	Two Months
698	0	20430201	0	0	0	25000	0	0	Full	Two Years	Two Months
699	0	20430201	25000	0	0	0	0	0	Full	Two Years	Two Months
700	0	20430201	10416.66	0	16224.78	0	0	0	Full	Two Years	Two Months
701	0	20430201	0	0	0	0	0	0	Full	Two Years	Two Months
702	0	20430201	21260.69	0	0	0	0	0	Full	Two Years	Two Months
703	0	20430201	24770.93	0	0	0	0	0	Full	Two Years	Two Months
704	0	20430201	8819.21	0	0	8874.49	0	0	Full	Two Years	Two Months
705	0	20430201	13750	193	0	674.66	0	0	Full	Two Years	Two Months
706	0	20430201	15093	0	0	0	0	0	Full	Two Years	Two Months
707	0	20430201	0	0	0	0	0	0	Full	Two Years	Two Months
708	0	20430201	0	0	0	0	0	0	Full	Two Years	Two Months
709	0	20430201	1454.54	0	0	0	0	0	Full	Two Years	Two Months
710	0	20430201	24062.86	0	0	0	0	0	Full	Two Years	Two Months
711	0	20430201	18685.17	0	0	8789.34	0	0	Full	Two Years	Two Months
712	0	20430201	36157.66	0	0	0	0	0	Full	Two Years	Two Months
713	0	20430201	14583.31	0	0	0	0	0	Full	Two Years	Two Months
714	0	20430201	8294.5	0	0	9608.34	0	0	Full	Two Years	Two Months
715	0	20430201	10833.33	0	0	0	0	0	Full	Two Years	Two Months
716	0	20430201	14875	0	0	0	0	0	Full	Two Years	Two Months

MERSID	Organization
1000324	Shore Financial Services, Inc.
1000383	RRAC/Cenlar
1000536	Prime Lending
1001105	Fremont Bank
1002338	First Republic
1008808	Cole Taylor Bank
9999999	Other

ASF RMBS DISCLOSURE PACKAGE

Field Number	Field Name	Field Description	Type of Field	Data Type	Sample Data	Format	When Applicable?	Valid Values	Proposed Unique Coding	Notes
1	Primary Servicer	The MERS Organization ID of the company that has or will have the right to service the loan.	General Information	Numeric – Integer	2351805	9(7)	Always	”9999999” if Unknown
2	Servicing Fee—Percentage	Aggregate monthly fee paid to all servicers, stated in decimal form.	General Information	Numeric - Decimal	0.0025	9.999999	Loans without flat-dollar servicing fees	>= 0 and < 1		Must be populated if Field 3 is Null
3	Servicing Fee—Flat-dollar	Aggregate monthly fee paid to all servicers, stated as a dollar amount.	General Information	Numeric – Decimal	7.5	9(3).99	Loans with flat-dollar servicing fees	>= 0 and <= 999		Must be populated if 2 is Null
4	Servicing Advance Methodology	The manner in which principal and/or interest are to be advanced by the servicer.	General Information	Numeric – Integer	2	99	Always	See Coding	1 = Scheduled Interest, Scheduled Principal 2 = Actual Interest, Actual Principal 3 = Scheduled Interest, Actual Principal 99 = Unknown
5	Originator	The MERS Organization ID of the entity that lends funds to the borrower and, in return, places a lien on the mortgage property as collateral.	General Information	Numeric – Integer	5938671	9(7)	Always	”9999999” if Unknown
6	Loan Group	Indicates the collateral group number in which the loan falls (for structures with multiple collateral groups). Use “1” if there is only one loan group.	General Information	Text	1A	XXXX	Always	“UNK” if Unknown
7	Loan Number	Unique National Mortgage Loan ID Number (Vendor TBD).	General Information	Numeric – Integer	TBD	TBD	Always	TBD		Details to be provided by Vendor
8	Amortization Type	Indicates whether the loan’s interest rate is fixed or adjustable (Hybrid ARMs are adjustable).	Loan Type	Numeric – Integer	2	99	Always	See Coding	1 = Fixed 2 = Adjustable 99 = Unknown
9	Lien Position	A number indicating the loan’s lien position (1 = first lien, etc.).	Loan Type	Numeric – Integer	1	99	Always	>0	99 = Unknown
10	HELOC Indicator	Indicates whether the loan is a home equity line of credit.	Loan Type	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
11	Loan Purpose	Indicates the purpose of the loan.	Loan Type	Numeric – Integer	9	99	Always	See Coding	See Appendix A
12	Cash Out Amount	For “Cash-out” loans (see Glossary): [NEW LOAN AMOUNT] – [PAID-OFF FIRST MORTGAGE LOAN AMOUNT] – [PAID-OFF SECOND MORTGAGE LOAN AMOUNT (if Second was used to purchase the property)] – [CLOSING COSTS].	Loan Type	Numeric – Decimal	72476.5	9(10).99	Always	>= 0
13	Total Origination and Discount Points (in dollars)	Amount paid to the lender to increase the lender’s effective yield and, in the case of discount points, to reduce the interest rate paid by the borrower.	Loan Type	Numeric – Decimal	5250	9(10).99	Always	>= 0		Typically Lines 801 and 802 of HUD Settlement Statement
14	Covered/High Cost Loan Indicator	Indicates whether the loan is categorized as “high cost” or “covered” according to state or federal statutes or regulations.	Loan Type	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
15	Relocation Loan Indicator	Indicates whether the loan is part of a corporate relocation program.	Loan Type	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
16	Broker Indicator	Indicates whether a broker took the application.	Loan Type	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
17	Channel	Code indicating the source (channel) from which the Issuer obtained the mortgage loan.	Loan Type	Numeric – Integer	2	99	Always	See Coding	1 = Retail 2 = Broker 3 = Correspondent Bulk 4 = Correspondent Flow with delegated underwriting 5 = Correspondent Flow without delegated underwriting 99 = Unknown
18	Escrow Indicator	Indicates whether various homeownership expenses are paid by the borrower directly or through an escrow account (as of securitization cut-off date).	Loan Type	Numeric – Integer	3	99	Always	See Coding	0 = No Escrows 1 = Taxes 2 = Insurance 3 = HOA dues 4 = Taxes and Insurance 5 = All 99 =Unknown
19	Senior Loan Amount(s)	For non-first mortgages, the sum of the balances of all associated senior mortgages at the time of origination of the subordinate lien.	Mortgage Lien Info	Numeric – Decimal	611004.25	9(10).99	If Lien Position > 1	>= 0
20	Loan Type of Most Senior Lien	For non-first mortgages, indicates whether the associated first mortgage is a Fixed, ARM, Hybrid, or negative amortization loan.	Mortgage Lien Info	Numeric – Integer	2	99	If Lien Position > 1	See Coding	1 = Fixed Rate 2 = ARM 3 = Hybrid 4 = Neg Am 99 = Unknown
21	Hybrid Period of Most Senior Lien (in months)	For non-first mortgages where the associated first mortgage is a hybrid ARM, the number of months remaining in the initial fixed interest rate period for the hybrid first mortgage.	Mortgage Lien Info	Numeric – Integer	23	999	If Lien Position > 1 AND the most senior lien is a hybrid ARM (see Field 20)	>= 0
22	Neg Am Limit of Most Senior Lien	For non-first mortgages where the associated first mortgage features negative amortization, the maximum percentage by which the negatively amortizing balance may increase (expressed as a proportion of the senior lien’s original balance).	Mortgage Lien Info	Numeric – Decimal	1.25	9.999999	If Lien Position > 1 AND the senior lien is Neg Am (see Field 20)	>= 1 and <= 2
23	Junior Mortgage Balance	For first mortgages with subordinate liens at the time of origination, the combined balance of the subordinate liens (if known).	Mortgage Lien Info	Numeric – Decimal	51775.12	9(10).99	If Lien Position = 1 and there is a 2nd lien on the subject property	>= 0		Subject to Regulatory Confirmation
24	Origination Date of Most Senior Lien	For non-first mortgages, the origination date of the associated first mortgage.	Mortgage Lien Info	Date	20090914	YYYYMMDD	If Lien Position > 1 and there is a 2nd lien on the subject property	“19010101” if unknown
25	Origination Date	The date of the Mortgage Note and Mortgage/Deed of Trust	Loan Term and Amortization Type	Date	20090914	YYYYMMDD	Always	“19010101” if unknown
26	Original Loan Amount	The dollar amount of the mortgage loan, as specified on the mortgage note at the time of the loan’s origination. For HELOCs, the maximum available line of credit.	Loan Term and Amortization Type	Numeric – Decimal	150000	9(10).99	Always	>0
27	Original Interest Rate	The original note rate as indicated on the mortgage note.	Loan Term and Amortization Type	Numeric – Decimal	0.0475	9.999999	Always	> 0 and <= 1
28	Original Amortization Term	The number of months in which the loan would be retired if the amortizing principal and interest payment were to be paid each month.	Loan Term and Amortization Type	Numeric – Integer	360	999	Always	>= 60
29	Original Term to Maturity	The initial number of months between loan origination and the loan maturity date, as specified on the mortgage note.	Loan Term and Amortization Type	Numeric – Integer	60	999	Always	>0	N/A
30	First Payment Date of Loan	The date of the first scheduled mortgage payment to be made by the borrower as specified on the mortgage note.	Loan Term and Amortization Type	Date	20090914	YYYYMMDD	Always	“19010101” if unknown	N/A
31	Interest Type Indicator	Indicates whether the interest rate calculation method is simple or actuarial.	Loan Term and Amortization Type	Numeric – Integer	2	99	Always	See Coding	1= Simple 2 = Actuarial 99 = Unknown
32	Original Interest Only Term	Original interest-only term for a loan in months (including NegAm Loans).	Loan Term and Amortization Type	Numeric – Integer	60	999	Always	>= 0 and <= 240 Unknown = Blank; No Interest Only Term = 0
33	Buy Down Period	The total number of months during which any buy down is in effect, representing the accumulation of all buy down periods.	Loan Term and Amortization Type	Numeric – Integer	65	999	Always	>= 0 and <= 100 Unknown = Blank; No Buy Down = 0
34	HELOC Draw Period	The original number of months during which the borrower may draw funds against the HELOC account.	Loan Term and Amortization Type	Numeric – Integer	24	999	HELOCs Only	>= 12 and <= 120
35	Scheduled Loan Amount	Mortgage loan scheduled principal balance as of cut-off date. For HELOCs, the current drawn amount.	Loan Term and Amortization Type	Numeric – Decimal	248951.19	9(10).99	Always	>= 0
36	Current Interest Rate	The interest rate used to calculate the current P&I or I/O payment.	Loan Term and Amortization Type	Numeric – Decimal	0.05875	9.999999	Always	> 0 and <= 1
37	Current Payment Amount Due	Next Total Payment due to be collected (including principal, interest or both—but Exclude Escrow Amounts).	Loan Term and Amortization Type	Numeric – Decimal	1250.15	9(10).99	Always	> 0
38	Scheduled Interest Paid Through Date		Loan Term and Amortization Type	Date	20090429	YYYYMMDD	Always	“19010101” if unknown
39	Current Payment Status	Number of payments the borrower is past due as of the securitization cut-off date.	Loan Term and Amortization Type	Numeric – Integer	3	99	Always	>= 0
40	Index Type	Specifies the type of index to be used to determine the interest rate at each adjustment.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	18	99	ARMs Only	See Coding	See Appendix B
41	ARM Look-back Days	The number of days prior to the interest rate adjustment date to retrieve the index value.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	45	99	ARMs Only	>= 0 to <=99
42	Gross Margin	The percentage stated on the mortgage note representing the spread between the ARM Index value and the mortgage interest rate. The gross mortgage margin is added to the index value to establish a new gross interest rate in the manner prescribed on the mortgage note.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.03	9.999999	ARMs Only	>0 and <= 1
43	ARM Round Flag	An indicator of whether an adjusted interest rate is rounded to the next higher ARM round factor, to the next lower round factor, or to the nearest round factor.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	3	9	ARMs Only	See Coding	0 = No Rounding 1 = Up 2 = Down 3 = Nearest 99=Unknown
44	ARM Round Factor	The percentage to which an adjusted interest rate is to be rounded.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.0025 or 0.00125	9.999999	ARMs Only Where ARM Round Flag = 1, 2, or 3	>= 0 and < 1
45	Initial Fixed Rate Period	For hybrid ARMs, the period between the first payment date of the mortgage and the first interest rate adjustment date.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	60	999	Hybrid ARMs Only	>= 1 to <=240
46	Initial Interest Rate Cap (Change Up)	The maximum percentage by which the mortgage note rate may increase at the first interest rate adjustment date.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.02	9.999999	ARMs Only	>= 0 and <= 1	99=no cap
47	Initial Interest Rate Cap (Change Down)	The maximum percentage by which the mortgage note rate may decrease at the first interest rate adjustment date.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.02	9.999999	ARMs Only	>= 0 and <= 1	99=no cap
48	Subsequent Interest Rate Reset Period	The number of months between subsequent rate adjustments.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	60	999	ARMs Only	>=0 and <= 120		0 = Loan does not adjust after initial reset
49	Subsequent Interest Rate (Change Down)	The maximum percentage by which the interest rate may decrease at each rate adjustment date after the initial adjustment.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.02	9.999999	ARMs Only	>= 0 and <= 1	99=no cap
50	Subsequent Interest Rate Cap (Change Up)	The maximum percentage by which the interest rate may increase at each rate adjustment date after the initial adjustment.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.02	9.999999	ARMs Only	>= 0 and <= 1	99=no cap
51	Lifetime Maximum Rate (Ceiling)	The maximum interest rate that can be in effect during the life of the loan.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.125	9.999999	ARMs Only	>= 0 and <= 1		=1 if no ceiling specified

52	Lifetime Minimum Rate (Floor)	The minimum interest rate that can be in effect during the life of the loan.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.015	9.999999	ARMs Only	>= 0 and <= 1		If no floor is specified enter the greater of the margin or 0.
53	Negative Amortization Limit	The maximum amount of negative amortization allowed before recast is required. (Expressed as a percentage of the original unpaid principal balance.)	Negative Amortization	Numeric – Decimal	1.25	9.999999	Negatively Amortizing ARMs Only	>=0, and <2
54	Initial Negative Amortization Recast Period	The number of months in which the payment is required to recast if the loan does not reach the prescribed maximum balance earlier.	Negative Amortization	Numeric – Integer	60	999	Negatively Amortizing ARMs Only	>=0
55	Subsequent Negative Amortization Recast Period	The number of months after which the payment is required to recast AFTER the first recast period.	Negative Amortization	Numeric – Integer	48	999	Negatively Amortizing ARMs Only	>=0
56	Initial Fixed Payment Period	Number of months after origination during which the payment is fixed.	Negative Amortization	Numeric – Integer	60	999	Negatively Amortizing Hybrid ARMs Only	>= 0 to <=120
57	Subsequent Payment Reset Period	Number of months between payment adjustments after first payment reset.	Negative Amortization	Numeric – Integer	12	999	Negatively Amortizing ARMs Only	>= 0 to <=120
58	Initial Periodic Payment Cap	The maximum percentage by which a payment can change (increase or decrease) in the first period.	Negative Amortization	Numeric – Decimal	0.075	9.999999	Negatively Amortizing ARMs Only	>= 0 and < 1
59	Subsequent Periodic Payment Cap	The maximum percentage by which a payment can change (increase or decrease) in one period after the initial cap.	Negative Amortization	Numeric – Decimal	0.075	9.999999	Negatively Amortizing ARMs Only	>= 0 and < 1
60	Initial Minimum Payment Reset Period	The maximum number of months a borrower can initially pay the minimum payment before a new minimum payment is determined.	Negative Amortization	Numeric – Integer	12	999	Negatively Amortizing ARMs Only	>= 0 to <=120
61	Subsequent Minimum Payment Reset Period	The maximum number of months (after the initial period) a borrower can pay the minimum payment before a new minimum payment is determined after the initial period.	Negative Amortization	Numeric – Integer	12	999	Negatively Amortizing ARMs Only	>= 0 to <=120
62	Option ARM Indicator	An indicator of whether the loan is an Option ARM.	Negative Amortization	Numeric – Integer	1	99	ARMs Only	See Coding	0 = No 1 = Yes 99 = Unknown
63	Options at Recast	The means of computing the lowest monthly payment available to the borrower after recast.	Option ARM	Numeric – Integer	2	99	Option ARMs Only	N/A	1= Fully amortizing 30 year 2= Fully amortizing 15 year 3=Fully amortizing 40 year 4 = Interest-Only 5 = Minimum Payment 99= Unknown
64	Initial Minimum Payment	The initial minimum payment the borrower is permitted to make.	Option ARM	Numeric – Decimal	879.52	99	Option ARMs Only	>=0
65	Current Minimum Payment	Current Minimum Payment (in dollars).	Negative Amortization	Numeric – Decimal	250	9(10).99	Option ARMs Only	>= 0
66	Prepayment Penalty Calculation	A description of how the prepayment penalty would be calculated during each phase of the prepayment penalty term.	Prepayment Penalties	Numeric – Integer	12	99	Always	See Coding	See Appendix C
67	Prepayment Penalty Type	• Hard: The prepayment penalty is incurred regardless of the reason the loan is prepaid in full. • Hybrid: The prepayment penalty can be characterized as hard for a certain amount of time and as soft during another period.	Prepayment Penalties	Numeric – Integer	1	99	All loans with Prepayment Penalties (i.e., loans for which Field 66 = something other than “0”)	See Coding	1 = Hard 2 = Soft 3 = Hybrid 99 = Unknown
68	Prepayment Penalty Total Term	The total number of months that the prepayment penalty may be in effect.	Prepayment Penalties	Numeric – Integer	60	999	All loans with Prepayment Penalties (i.e., loans for which Field 66 = something other than “0”)	>0 to <=120
69	Prepayment Penalty Hard Term	For hybrid prepayment penalties, the number of months during which a “hard” prepayment penalty applies.	Prepayment Penalties	Numeric – Integer	12	999	Loans with Hybrid Prepayment Penalties (i.e., loans for which Field 67 = “3”)	>= 0 to <=120
70	Primary Borrower ID	A lender-generated ID number for the primary borrower on the mortgage	Borrower	Numeric—Integer	123456789	999999999	Always	>0		Used to identify the number of times a single borrower appears in a given deal.
71	Number of Mortgaged Properties	The number of residential properties owned by the borrower that currently secure mortgage loans.	Borrower	Numeric – Integer	1	99	Always	> 0
72	Total Number of Borrowers	The number of Borrowers who are obligated to repay the mortgage note.	Borrower	Numeric – Integers	2	99	Always	> 0
73	Self-employment Flag	An indicator of whether the primary borrower is self-employed.	Borrower	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
74	Current ‘Other’ Monthly Payment	The aggregate of all payments pertaining to the subject property other than principal and interest (includes common charges, condo fees, T&I, HOA, etc.), whether escrowed or not.	Loan Term and Amortization Type	Numeric – Decimal	1789.25	9(10).99	Always	> 0
75	Length of Employment: Borrower	The number of years of service with the borrower’s current employer as of the date of the loan.	Borrower Qualification	Numeric – Decimal	3.5	99.99	Always	>=0	99 = Retired, None employment income soure (social security, trust income, dividends, etc.)
76	Length of Employment: Co-Borrower	The number of years of service with the co-borrower’s current employer as of the date of the loan.	Borrower Qualification	Numeric – Decimal	3.5	99.99	If “Total Number of Borrowers” > 1	>= 0	99 = Retired, None employment income soure (social security, trust income, dividends, etc.)
77	Years in Home	Length of time that the borrower has been at current address.	Borrower Qualification	Numeric – Decimal	14.5	99.99	Refinances of Primary Residences Only (Loan Purpose = 1, 2, 3, 4, 8 or 9)	> 0
78	FICO Model Used	Indicates whether the FICO score was calculated using the Classic, Classic 08, or Next Generation model.	Borrower Qualification	Numeric – Integer	1	99	If a FICO score was obtained	See Coding	1 = Classic 2 = Classic 08 3 = Next Generation 99 = Unknown
79	Most Recent FICO Date	Specifies the date on which the most recent FICO score was obtained	Borrower Qualification	Date	20090914	YYYYMMDD	If a FICO score was obtained	“19010101” if unknown		Issuers unable to Provide may Rep and Warrant that the FICO score used for underwriting was not more than 4 months old at the date of issuance.
80	Primary Wage Earner Original FICO: Equifax	Equifax FICO score for primary borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If a FICO score was obtained	>= 350 and <= 850
81	Primary Wage Earner Original FICO: Experian	Experian FICO score for primary borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If a FICO score was obtained	>= 350 and <= 850
82	Primary Wage Earner Original FICO: TransUnion	TransUnion FICO score for primary borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If a FICO score was obtained	>= 350 and <= 850
83	Secondary Wage Earner Original FICO: Equifax	Equifax FICO score for Co-borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If “Total Number of Borrowers” > 1	>= 350 and <= 850
84	Secondary Wage Earner Original FICO: Experian	Experian FICO score for Co-borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If “Total Number of Borrowers” > 1	>= 350 and <= 850
85	Secondary Wage Earner Original FICO: TransUnion	TransUnion FICO score for Co-borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If “Total Number of Borrowers” > 1	>= 350 and <= 850
86	Most Recent Primary Borrower FICO	Most Recent Primary Borrower FICO score used by the lender to approve the loan.	Borrower Qualification	Numeric – Integer	720	9999	If a FICO score was obtained	>= 350 and <= 850
87	Most Recent Co-Borrower FICO	Most Recent Co-Borrower FICO score used by the lender to approve the loan.	Borrower Qualification	Numeric – Integer	720	9999	If “Total Number of Borrowers” > 1	>= 350 and <= 850
88	Most Recent FICO Method	Number of credit repositories used to update the FICO Score.	Borrower Qualification	Numeric – Integer	2	9	If a FICO score was obtained	>0
89	VantageScore: Primary Borrower	Credit Score for the Primary Borrower used to approve the loan and obtained using the Vantage credit evaluation model.	Borrower Qualification	Numeric – Integer	720	9999	If a Vantage Credit Score was obtained	>= 501 and <= 990
90	VantageScore: Co-Borrower	Credit Score for the Co-borrower used to approve the loan and obtained using the Vantage credit evaluation model.	Borrower Qualification	Numeric – Integer	720	9999	If a VantageScore was obtained AND “Total Number of Borrowers” > 1	>= 501 and <= 990
91	Most Recent VantageScore Method	Number of credit repositories used to update the Vantage Score.	Borrower Qualification	Numeric – Integer	2	9	If a Vantage Credit Score was obtained	>0
92	VantageScore Date	Date Vantage Credit Score was obtained.	Borrower Qualification	Date	20090914	YYYYMMDD	If a Vantage Credit Score was obtained	“19010101” if unknown
93	Credit Report: Longest Trade Line	The length of time in months that the oldest active trade line, installment or revolving, has been outstanding. For a loan with more than one borrower, populate field based on status for the primary borrower.	Borrower Qualification	Numeric – Integer	999	999	Always	> =0		Subject to Regulatory Confirmation
94	Credit Report: Maximum Trade Line	The dollar amount for the trade line, installment or revolving, with the largest unpaid balance. For revolving lines of credit, e.g. credit card, the dollar amount reported should reflect the maximum amount of credit available under the credit line whether used or not. For a loan with more than one borrower, populate field based on status for the primary borrower.	Borrower Qualification	Numeric – Decimal	339420.19	9(10).99	Always	>=0		Subject to Regulatory Confirmation
95	Credit Report: Number of Trade Lines	A count of non-derogatory, currently open and active, consumer trade lines (installment or revolving) for the borrower. For a loan with more than one borrower, populate field based on status for the primary borrower.	Borrower Qualification	Numeric – Integer	57	999	Always	>=0		Subject to Regulatory Confirmation
96	Credit Line Usage Ratio	Sum of credit balances divided by sum of total open credit available.	Borrower Qualification	Numeric – Decimal	0.27	9.999999	Always	>= 0 and <= 1		Subject to Regulatory Confirmation
97	Most Recent 12-month Pay History	String indicating the payment status per month listed from oldest to most recent.	Borrower Qualification	Text	77X123200001	X(12)	Always	See Coding	0 = Current 1 = 30-59 days delinquent 2 = 60-89 days delinquent 3 = 90-119 days delinquent 4 = 120+ days delinquent 5 = Foreclosure 6 = REO 7 = Loan did not exist in period X = Unavailable
98	Months Bankruptcy	Number of months since any borrower was discharged from bankruptcy. (Issuers unable to provide this information may rep and warrant that at least x years—as specified in the loan program—have passed since most recent discharge from bankruptcy.)	Borrower Qualification	Numeric – Integer	12	999	If Borrower has ever been in Bankruptcy	>= 0		Blank = Borrower is not known to have been in bankruptcy
99	Months Foreclosure	Number of months since foreclosure sale date. (Issuers unable to provide this information may rep and warrant that at least x years—as specified in the loan program— have passed since most recent foreclosure.)	Borrower Qualification	Numeric – Integer	12	999	If Borrower has ever been in Foreclosure	>= 0		Blank = Borrower is not known to have been in foreclosure
100	Primary Borrower Wage Income	Monthly base wage income for primary borrower.	Borrower Qualification	Numeric – Decimal	9000	9(9).99	Always	>= 0
101	Co-Borrower Wage Income	Monthly base wage income for all other borrowers.	Borrower Qualification	Numeric – Decimal	9000	9(9).99	If “Total Number of Borrowers” > 1	>= 0
102	Primary Borrower Other Income	Monthly Other (non-wage) income for primary borrower. (This figure should include net rental income and be reduced by any net rental loss.)	Borrower Qualification	Numeric – Decimal	9000	9(9).99	Always	>= 0
103	Co-Borrower Other Income	Monthly Other (non-wage) income for all other borrowers. (This figure should include net rental income and be reduced by any net rental loss.)	Borrower Qualification	Numeric – Decimal	9000	9(9).99	If “Total Number of Borrowers” > 1	>= 0
104	All Borrower Wage Income	Monthly income of all borrowers derived from base salary only.	Borrower Qualification	Numeric – Decimal	9000	9(9).99	Always	>= 0
105	All Borrower Total Income	Monthly income of all borrowers derived from base salary, commission, tips and gratuities, overtime and bonuses, part-time or second-job earnings, alimony, child support, interest and dividend income, notes receivable, trust income, net rental income, retirement income, social security, veterans income, military income, foster care income, and self-employed income.	Borrower Qualification	Numeric – Decimal	9000	9(9).99	Always	>= 0
106	4506-T Indicator	A yes/no indicator of whether a Transcript of Tax Return (received pursuant to the filing of IRS Form 4506-T) was obtained and considered.	Borrower Qualification	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
107	Borrower Income Verification Level
A code indicating the extent to which the borrower’s income has been verified:
Level 4 Income Verification = [W-2 (Prev. Yr.) OR TAX RETURNS* (Prev. Yr.)] AND PAY STUBS (YTD (at least one month)–if salaried)
Level 5 Income Verification = 24 months income verification (W-2s, pay stubs, bank statements and/or tax returns**)
*For self-employed borrowers:  Level 4 Income Verification:
• 2 Years Tax Returns
• Self-prepared tax returns (regardless of 4506 and tax transcripts)

** For self-employed borrowers: Level 5 Income Verification:
• 2 Years tax returns
• Tax returns prepared and not executed by a CPA, with
          o CPA name & phone number shown on the Preparer section of the tax return
          o Executed 4506 and tax transcripts (matching returns in file)
• Tax returns prepared and executed by a CPA  (regardless of 4506 and tax transcripts)
			Borrower Qualification	Numeric – Integer	1	9	Always	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, “Partially” Verified 4 = Stated, “Level 4” Verified (as defined) 5 = Stated, “Level 5” Verified (as defined)
108	Co-Borrower Income Verification
A code indicating the extent to which the co-borrower’s income has been verified:

Level 4 Income Verification = [W-2 (Prev. Yr.) OR TAX RETURNS* (Prev. Yr.)] AND PAY STUBS (YTD (at least one month)–if salaried)

Level 5 Income Verification = 24 months income verification (W-2s, pay stubs, bank statements and/or tax returns**)
*For self-employed borrowers:  Level 4 Income Verification:
• 2 Years Tax Returns
• Self-prepared tax returns (regardless of 4506 and tax transcripts)

** For self-employed borrowers: Level 5 Income Verification:
• 2 Years tax returns
• Tax returns prepared and not executed by a CPA, with
          o CPA name & phone number shown on the Preparer section of the tax return
          o Executed 4506 and tax transcripts (matching returns in file)
• Tax returns prepared and executed by a CPA  (regardless of 4506 and tax transcripts)
			Borrower Qualification	Numeric – Integer	2	9	If “Total Number of Borrowers” > 1	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, “Partially” Verified 4 = Stated, “Level 4” Verified (as defined) 5 = Stated, “Level 5” Verified (as defined)
109	Borrower Employment Verification	A code indicating the extent to which the primary borrower’s employment has been verified: Level 3 Verified = Direct Independent Verification with a third party of the borrower’s current employment.	Borrower Qualification	Numeric – Integer	2	9	Always	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, Level 3 Verified (as defined)
110	Co-Borrower Employment Verification	A code indicating the extent to which the co-borrower’s employment has been verified: Level 3 Verified = Direct Independent Verification with a third party of the co-borrower’s current employment.	Borrower Qualification	Numeric – Integer	1	9	If “Total Number of Borrowers” > 1	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, Level 3 Verified (as defined)
111	Borrower Asset Verification	A code indicating the extent to which the primary borrower’s assets used to qualify the loan have been verified: Level 4 Verified = 2 months of bank statements/balance documentation (written or electronic) for liquid assets (or gift letter).	Borrower Qualification	Numeric – Integer	3	9	Always	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, “Partially” Verified 4 = Stated, Level 4 Verified (as defined)
112	Co-Borrower Asset Verification	A code indicating the extent to which the co-borrower’s assets used to qualify the loan have been verified: Level 4 = 2 months of bank statements/balance documentation (written or electronic) for liquid assets (or gift letter).	Borrower Qualification	Numeric – Integer	2	9	If “Total Number of Borrowers” > 1	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, “Partially” Verified 4 = Stated, Level 4 Verified (as defined)
113	Liquid / Cash Reserves	The actual dollar amount of remaining verified liquid assets after settlement. (This should not include cash out amount of subject loan.)	Borrower Qualification	Numeric – Decimal	3242.76	9(9).99	Always	>= 0
114	Monthly Debt All Borrowers	The aggregate monthly payment due on other debt (excluding only installment loans with fewer than 10 payments remaining and other real estate loans used to compute net rental income— which is added/subtracted in the income fields).	Borrower Qualification	Numeric – Decimal	3472.43	9(9).99	Always	>= 0
115	Originator DTI	Total Debt to income ratio used by the originator to qualify the loan.	Borrower Qualification	Numeric – Decimal	0.35	9.999999	Always	>= 0 and >= 1
116	Fully Indexed Rate	The fully indexed interest rate as of securitization cut-off.	Borrower Qualification	Numeric – Decimal	0.0975	9.999999	ARMs Only	>= 0 and >= 1
117	Qualification Method	Type of mortgage payment used to qualify the borrower for the loan.	Borrower Qualification	Numeric – Integer	3	99	Always	See Coding	1 = Start Rate 2 = First Year Cap Rate 3 = I/O Amount 4 = Fully Indexed 5 = Min Payment 98 = Other 99 = Unknown
118	Percentage of Down Payment from Borrower Own Funds	Include only borrower funds, do not include any gift or borrowed funds. (Issuers may provide the actual percentage for each loan, or the guideline percentage and note departure concentration on the transaction summary.)	Borrower Qualification	Numeric – Decimal	0.5	9.999999	Purchase Loans Only	>= 0 and >= 1
119	City	The name of the city.	Subject Property	Text	New York	X(45)	Always	Unk=Unknown
120	State	The name of the state as a 2-digit Abbreviation.	Subject Property	Text	NY	XX	Always	See Coding	See Appendix H
121	Postal Code	The postal code (zip code in the US) where the subject property is located.	Subject Property	Text	10022	X(5)	Always	Unk=Unknown
122	Property Type	Specifies the type of property being used to secure the loan.	Subject Property	Numeric – Integer	11	99	Always	See Coding	See Appendix D
123	Occupancy	Specifies the property occupancy status (e.g., owner-occupied, investment property, second home, etc.).	Subject Property	Numeric – Integer	4	9	Always	See Coding	See Appendix E
124	Sales Price	The negotiated price of a given property between the buyer and seller.	Subject Property	Numeric – Decimal	450000.23	9(10).99	Purchase Loans Only	> 0
125	Original Appraised Property Value	The appraised value of the property used to approve the loan.	Subject Property	Numeric – Decimal	550000.23	9(10).99	Always	> 0
126	Original Property Valuation Type	Specifies the method by which the property value (at the time of underwriting) was reported.	Subject Property	Numeric – Integer	8	99	Always	See Coding	See Appendix F
127	Original Property Valuation Date	Specifies the date on which the original property value (at the time of underwriting) was reported. (Issuers unable to provide may Rep and Warrant that the appraisal used for underwriting was not more than x days old at time of loan closing.)	Subject Property	Date	20090914	YYYYMMDD	Always	“19010101” if unknown
128	Original Automated Valuation Model (AVM) Model Name	The name of the AVM Vendor if an AVM was used to determine the original property valuation.	Subject Property	Numeric – Integer	1	99	Always	See Appendix I	See Appendix I
129	Original AVM Confidence Score	The confidence range presented on the AVM report.	Subject Property	Numeric – Decimal	0.74	9.999999	If AVM Model Name (Field 127) > 0	>= 0 to <= 1
130	Most Recent Property Value[1]	If a valuation was obtained subsequent to the valuation used to calculate LTV, the most recent property value.	Subject Property	Numeric – Decimal	500000	9(10).99	If updated value was obtained subsequent to loan approval	> 0
131	Most Recent Property Valuation Type	If an additional property valuation was obtained after the valuation used for underwriting purposes, the method by which the property value was reported.	Subject Property	Numeric – Integer	6	9	If updated value was obtained subsequent to loan approval	See Coding	See Appendix F
132	Most Recent Property Valuation Date	Specifies the date on which the updated property value was reported.	Subject Property	Date	20090914	YYYYMMDD	If updated value was obtained subsequent to loan approval	“19010101” if unknown
133	Most Recent AVM Model Name	The name of the AVM Vendor if an AVM was used to determine the updated property valuation.	Subject Property	Numeric – Integer	19	99	If updated value was obtained subsequent to loan approval	See Coding	See Appendix I
134	Most Recent AVM Confidence Score	If AVM used to determine the updated property valuation, the confidence range presented on the AVM report.	Subject Property	Numeric – Decimal	0.85	9.999999	If “Most Recent AVM Model Name” > 0	>= 0 to <= 1
135	Original CLTV	The ratio obtained by dividing the amount of all known outstanding mortgage liens on a property at origination by the lesser of the appraised value or the sales price.	Loan-to-Value (LTV)	Numeric – Decimal	0.96	9.999999	Always	>= 0 and <= 1.5
136	Original LTV	The ratio obtained by dividing the original mortgage loan amount on the note date by the lesser of the mortgaged property’s appraised value on the note date or its purchase price.	Loan-to-Value (LTV)	Numeric – Decimal	0.8	9.999999	Always	>= 0 and <= 1.25
137	Original Pledged Assets	The total value of assets pledged as collateral for the loan at the time of origination. Pledged assets may include cash or marketable securities.	Loan-to-Value (LTV)	Numeric – Decimal	75000	9(10).99	Always	>=0
138	Mortgage Insurance Company Name	The name of the entity providing mortgage insurance for a loan.	Mortgage Insurance	Numeric – Integer	3	99	Always	See Coding	See Appendix G
139	Mortgage Insurance Percent	Mortgage Insurance coverage percentage.	Mortgage Insurance	Numeric – Decimal	0.25	9.999999	“Mortgage Insurance Company Name” > 0	>= 0 to <= 1
140	MI: Lender or Borrower Paid?	An indicator of whether mortgage insurance is paid by the borrower or the lender.	Mortgage Insurance	Numeric – Integer	1	99	“Mortgage Insurance Company Name” > 0	See Coding	1 = Borrower-Paid 2 = Lender- Paid 99 = Unknown
141	Pool Insurance Co. Name	Name of pool insurance provider.	Mortgage Insurance	Numeric – Integer	8	99	Always	See Coding	See Appendix G
142	Pool Insurance Stop Loss %	The aggregate amount that a pool insurer will pay, calculated as a percentage of the pool balance.	Mortgage Insurance	Numeric – Decimal	0.25	9.999999	Pool MI Company > 0	>= 0 to <= 1
143	MI Certificate Number	The unique number assigned to each individual loan insured under an MI policy.	Mortgage Insurance	Text	123456789G	X(20)	MI Company > 0	UNK = Unknown
144	Updated DTI (Front-end)	Updated front-end DTI ratio (total monthly housing expense divided by total monthly income) used to qualify the loan modification.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.35	9.999999	Modified Loans Only	>= 0 and >= 1
145	Updated DTI (Back-end)	Updated back-end DTI ratio (total monthly debt expense divided by total monthly income) used to qualify the loan modification.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.35	9.999999	Modified Loans Only	>= 0 and >= 1
146	Modification Effective Payment Date	Date of first payment due post modification.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Date	20090914	YYYYMMDD	Modified Loans Only	“19010101” if unknown
147	Total Capitalized Amount	Amount added to the principal balance of a loan due to the modification.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	12000	9(10).99	Modified Loans Only	>= 0
148	Total Deferred Amount	Any non-interest-bearing deferred amount (e.g., principal, interest and fees).	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	12000	9(10).99	Modified Loans Only	>= 0
149	Pre-Modification Interest (Note) Rate	Scheduled Interest Rate Of The Loan Immediately Preceding The Modification Effective Payment Date.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.075	9.999999	Modified Loans Only	>= 0 to <= 1
150	Pre-Modification P&I Payment	Scheduled Total Principal And Interest Payment Amount Preceding The Modification Effective Payment Date – or if servicer is no longer advancing P&I, the payment that would be in effect if the loan were current.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	2310.57	9(10).99	Modified Loans Only	> 0
151	Pre-Modification Initial Interest Rate Change Downward Cap	Maximum amount the rate can adjust downward on the first interest rate adjustment date (prior to modification) – Only provide if the rate floor is modified.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.015	9.999999	Modified Loans Only	>= 0 to <= 1
152	Pre-Modification Subsequent Interest Rate Cap	Maximum increment the rate can adjust upward AFTER the initial rate adjustment (prior to modification) – Only provide if the Cap is modified.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.015	9.999999	Modified Loans Only	>= 0 to <= 1
153	Pre-Modification Next Interest Rate Change Date	Next Interest Reset Date Under The Original Terms Of The Loan (one month prior to new payment due date).	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Date	20090914	YYYYMMDD	Modified Loans Only	“19010101” if unknown
154	Pre-Modification I/O Term	Interest Only Term (in months) preceding The Modification Effective Payment Date.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Integer	36	999	Modified Loans Only	>= 0 to <= 120
155	Forgiven Principal Amount	The sum total of all principal balance reductions (as a result of loan modification) over the life of the loan.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	12000	9(10).99	Modified Loans Only	>= 0
156	Forgiven Interest Amount	The sum total of all interest incurred and forgiven (as a result of loan modification) over the life of the loan.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	12000	9(10).99	Modified Loans Only	>= 0
157	Number of Modifications	The number of times the loan has been modified.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Integer	1	9	Modified Loans Only	>= 0
MH-1	Real Estate Interest	Indicates whether the property on which the manufactured home is situated is owned outright or subject to the terms of a short- or long-term lease. (A long-term lease is defined as a lease whose term is greater than or equal to the loan term.)	Manufactured Housing	Numeric – Integer	2	99	Manufactured Housing Loans Only	See Coding	1 = Owned 2 = Short-term lease 3 = Long-term lease 99 = Unavailable
MH-2	Community Ownership Structure	If the manufactured home is situated in a community, a means of classifying ownership of the community.	Manufactured Housing	Numeric – Integer	2	99	Manufactured Housing Loans Only	See Coding	1 = Public Institutional 2 = Public Non-Institutional 3 = Private Institutional 4 = Private Non-Institutional 5 = HOA-Owned 6 = Non-Community 99 = Unavailable
MH-3	Year of Manufacture	The year in which the home was manufactured (Model Year — YYYY Format). Required only in cases where a full appraisal is not provided.	Manufactured Housing	Numeric – Integer	2006	YYYY	Manufactured Housing Loans Only	1901 = Unavailable
MH-4	HUD Code Compliance Indicator (Y/N)	Indicates whether the home was constructed in accordance with the 1976 HUD code. In general, homes manufactured after 1976 comply with this code.	Manufactured Housing	Numeric – Integer	1	9	Manufactured Housing Loans Only	See Codes	0 = No 1 = Yes 99 = Unavailable
MH-5	Gross Manufacturer’s Invoice Price	The total amount that appears on the manufacturer’s invoice (typically includes intangible costs such as transportation, association, on-site setup, service and warranty costs, taxes, dealer incentives, and other fees).	Manufactured Housing	Numeric – Decimal	72570.62	9(10).99	Manufactured Housing Loans Only	>= 0
MH-6	LTI (Loan-to-Invoice) Gross	The ratio of the loan amount divided by the Gross Manufacturer’s Invoice Price (Field MH-5).	Manufactured Housing	Numeric – Decimal	0.75	9.999999	Manufactured Housing Loans Only	>= 0 to <= 1
MH-7	Net Manufacturer’s Invoice Price	The Gross Manufacturer’s Invoice Price (Field MH-5) minus intangible costs, including: transportation, association, on-site setup, service, and warranty costs, taxes, dealer incentives, and other fees.	Manufactured Housing	Numeric – Decimal	61570.62	9(10).99	Manufactured Housing Loans Only	>= 0
MH-8	LTI (Net)	The ratio of the loan amount divided by the Net Manufacturer’s Invoice Price (Field MH-7).	Manufactured Housing	Numeric – Decimal	0.62	9.999999	Manufactured Housing Loans Only	>= 0 to <= 1
MH-9	Manufacturer Name	The manufacturer of the subject property. (To be applied only in cases where no appraised value/other type of property valuation is available.)	Manufactured Housing	Text	“XYZ Corp”	Char (100)	Manufactured Housing Loans Only (where no appraised value is provided)	MH Manufacturer name in double quotation marks
MH-10	Model Name	The model name of the subject property. (To be applied only in cases where no appraised value/other type of property valuation is available.)	Manufactured Housing	Text	“DX5-916-X”	Char (100)	Manufactured Housing Loans Only (where no appraised value is provided)	MH Model name in double quotation marks
MH-11	Down Payment Source	An indicator of the source of the down payment used by the borrower to acquire the property and qualify for the mortgage.	Manufactured Housing	Numeric – Integer	2	99	Manufactured Housing Loans Only	See Codes	1 = Cash 2 = Proceeds from trade in 3 = Land in Lieu 4 = Other 99 = Unavailable
MH-12	Community/Related Party Lender (Y/N)	An indicator of whether the loan was made by the community owner, an affiliate of the community owner or the owner of the real estate upon which the collateral is located.	Manufactured Housing	Numeric – Integer	1	99	Manufactured Housing Loans Only	See Codes	0 = No 1 = Yes 99 = Unavailable
MH-13	Defined Underwriting Criteria (Y/N)	An indicator of whether the loan was made in accordance with a defined and/or standardized set of underwriting criteria.	Manufactured Housing	Numeric – Integer	1	99	Manufactured Housing Loans Only	See Codes	0 = No 1 = Yes 99 = Unavailable
MH-14	Chattel Indicator	An Indicator of whether the secured property is classified as chattel or Real Estate.	Manufactured Housing	Numeric – Integer	1	99	Manufactured Housing Loans Only	See Codes	0 = Real Estate 1 = Chattel 99 = Unavailable